As filed with the Securities and Exchange Commission on April 30, 2026

Investment Company Act File No. 811-23407

U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form N-2

☐ REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

☐ PRE-EFFECTIVE AMENDMENT NO.

☐ POST-EFFECTIVE AMENDMENT NO. 2

AND

☒ REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940

☒ AMENDMENT NO. 18

Yieldstreet Alternative Income Fund Inc.

(Exact Name of Registrant as Specified in the Charter)

245 Fifth Avenue, Suite 2100

New York, NY 10016

(Address of Principal Executive Offices)

(844) 943-537

(Registrant’s Telephone Number, Including Area Code)

William Majeski, Esq.

General Counsel

Yieldstreet Alternative Income Fund Inc.

245 Fifth Avenue, Suite 2100

New York, NY 10016

(Name and address of agent for service)

COPIES TO:

Nicole Simon

Stradley Ronon Stevens & Young, LLP

100 Park Avenue, Suite 2000

New York, NY 10017

Tel: (212) 812-4137

Fax: (646) 682-7180

This Registration Statement has been filed by Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended. Registrant is not presently conducting an offering of its shares. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any interest in Registrant.

☐	Check box if the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans.
☐	Check box if any securities being registered on this Form will be offered on a delayed or continuous basis in reliance on Rule 415 under the Securities Act of 1933 (“Securities Act”), other than securities offered in connection with a dividend reinvestment plan.
☐	Check box if this Form is a registration statement pursuant to General Instruction A.2 or a post-effective amendment thereto.
☐	Check box if this Form is a registration statement pursuant to General Instruction B or a post-effective amendment thereto that will become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act.
☐	Check box if this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction B to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act.

It is proposed that this filing will become effective (check appropriate box):

☐	when declared effective pursuant to Section 8(c) of the Securities Act

The following boxes should only be included and completed if the registrant is making this filing in accordance with Rule 486 under the Securities Act.

☐	immediately upon filing pursuant to paragraph (b)
☐	on (date) pursuant to paragraph (b)
☐	60 days after filing pursuant to paragraph (a)
☐	on (date) pursuant to paragraph (a)

If appropriate, check the following box:

☐	This amendment designates a new effective date for a previously filed registration statement.
☐	This Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, and the Securities Act registration statement number of the earlier effective registration statement for the same offering is: 333- .
☐	This Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, and the Securities Act registration statement number of the earlier effective registration statement for the same offering is:
☐	This Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, and the Securities Act registration statement number of the earlier effective registration statement for the same offering is:

Check each box that appropriately characterizes the Registrant:

☒	Registered Closed-End Fund (closed-end company that is registered under the Investment Company Act of 1940 (“Investment Company Act”)).
☐	Business Development Company (closed-end company that intends or has elected to be regulated as a business development company under the Investment Company Act).
☐	Interval Fund (Registered Closed-End Fund or a Business Development Company that makes periodic repurchase offers under Rule 23c-3 under the Investment Company Act).
☐	A.2 Qualified (qualified to register securities pursuant to General Instruction A.2 of this Form).
☐	Well-Known Seasoned Issuer (as defined by Rule 405 under the Securities Act).
☐	Emerging Growth Company (as defined by Rule 12b-2 under the Securities Exchange Act of 1934) (“Exchange Act”).
☐	If an Emerging Growth Company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.
☐	New Registrant (registered or regulated under the Investment Company Act for less than 12 calendar months preceding this filing).

YIELDSTREET ALTERNATIVE INCOME FUND INC.

This Prospectus has been filed pursuant to Section 8(b) of the Investment Company Act of 1940, as amended (the “1940 Act”). The Yieldstreet Alternative Income Fund (the “company” or “we”) is not presently conducting an offering of its shares. This Prospectus does not constitute an offer to sell, or the solicitation of an offer to buy, any interest in the Company.

The Company is externally managed, non-diversified, closed-end management investment company that has registered as an investment company under the 1940 Act. As such, we are required to comply with certain regulatory requirements. See “Regulation” in our statement of additional information, or “SAI.” Our investment objective is to generate current income and, as a secondary objective, capital appreciation.

We seek to achieve our investment objectives by primarily investing in debt securities and other credit instruments across multiple sectors, either directly or through separate investment structures or vehicles that provide us with exposure to such securities, which we refer to collectively as “Credit Investments.” Such Credit Investments may include instruments directly or indirectly secured by real or personal property. We may also acquire Credit Investments that include, but are not limited to, automotive loans, corporate loans, receivable financing, litigation financing, art financing, oil and gas financing, purchase order financing, consumer loans, retail point of sale financing, marine and shipping finance, aircraft leasing and financing, asset based financing, working capital loans, cash flow loans, short term loans, merchant cash advances, equipment financing, mortgage-backed securities, asset backed securities, commercial mortgage-backed securities, residential mortgage-backed securities, other mortgage-related securities, residential and commercial loans and mortgages, loan participations and assignments, loan securitized products and delayed funding loans and credit facilities, as well as instruments that are directly or indirectly secured by such assets, including in certain cases participation interests in the underlying loans, which we refer to as “Participation Interests.” The Credit Investments may be of any type, including those with fixed, floating or variable interest rates, those with interest rates that change based on multiples of changes in a specified reference interest rate or index of interest rates, and those with interest rates that change inversely to changes in interest rates, as well as those that do not bear interest, and may be of any maturity or duration. Our exposure to below investment grade instruments involves certain risks, including speculation with respect to the issuer’s capacity to pay interest and repay principal when due, and are commonly referred to as “junk bonds” or “high yield securities.” Our credit investments substantially, and at times primarily, consist of investments that would be considered below investment grade. In addition to Credit Investments, we may also selectively acquire equity or similar ownership interests in assets of the type underlying the Credit Investments we target, including, without limitation, real estate, litigation financing, securitizations or structured investments, and merchant cash advances secured by cash flow or future earnings, which we refer to as “Equity Investments.” We refer to our Credit Investments and Equity Investments together collectively as our “Investments.” We have the flexibility to allocate assets across various segments of the securities markets and may focus on particular countries, regions, asset classes, and sectors to the exclusion of others at any time and from time to time. While a substantial portion of our Investments will be in the United States, we will also acquire Investments that are located outside the United States or that are directly or indirectly secured by assets located outside the United States, including in emerging markets. Risks may be more pronounced for portfolio companies located or operating primarily in emerging markets, whose economies, markets, and legal systems may be less developed.

Our shares will not be listed on an exchange, and it is not anticipated that a secondary market will develop. Thus, an investment in our shares may not be suitable for investors that may need the money they invest in a specified time frame.

An investment in our shares is not suitable for investors that require short-term liquidity:

☐	Our shares have no history of public trading and are not publicly traded and you should not expect to be able to sell your shares regardless of how we perform.
☐	If you are able to sell your shares, you will likely receive less than your purchase price.
☐	Our shares are not currently listed on any securities exchange, and you should not rely on a secondary market in the shares developing in the foreseeable future, if ever.
☐	While we have effectuated, but are not obligated to continue, a Share Repurchase Program, only a limited number of shares have been made eligible for repurchase by us in the normal course in any calendar quarter.
☐	You will have no right to require us to repurchase your shares or any portion thereof. See “Share Repurchase Program.”
☐	Accordingly, you should consider that you may not have access to the money you invest for an indefinite period of time.

We currently operate as an evergreen fund with no termination date. In the normal course, only a limited number of shares will be eligible for repurchase by us at any one time. You may be unable to sell your shares and receive proceeds when you wish to do so, if at all.

We may invest any amount of assets in securities, including residential or commercial mortgages, of any credit quality, including securities that are issued by highly leveraged companies and that are rated at the time of investment below investment grade i.e., “Ba” or “BB” or below by Moody’s Investors Service, Inc., Standard & Poor’s Corporation Ratings Group, or Fitch Ratings, or securities, including those that will not be rated by any rating agency, that are judged to be of comparable quality by our Adviser and/or Sub-Adviser (each as defined below). Our exposure to below investment grade instruments involves certain risks, including speculation with respect to the issuer’s capacity to pay interest and repay principal when due, and are commonly referred to as “junk bonds” or “high yield securities.” Our Credit Investments substantially, and at times primarily, consist of investments that would be considered below investment grade. The Credit Investments in our portfolio may often have a significant portion of principal due at the maturity of the investment, which would result in a substantial loss to us if such borrowers are unable to refinance or repay their debt at maturity.

We may invest without limitation in securities that, at the time of investment, are illiquid (determined using the Securities and Exchange Commission’s standard applicable to registered investment companies, i.e., securities that cannot be disposed of by us within seven days in the ordinary course of business at approximately the amount at which we have valued the securities). We may also invest in securities subject to restrictions on resale. Investments in restricted securities could have the effect of increasing the amount of our assets invested in illiquid securities if qualified institutional buyers are unwilling to purchase these securities. The illiquidity of these Investments may make it difficult for us to sell such Investments if the need arises. In addition, if we are required to liquidate all or a portion of our portfolio quickly, we may realize significantly less than the value at which we have previously recorded these Investments. Illiquid and restricted securities may be difficult to dispose of at a fair price at the times when we believe it is desirable to do so. The market price of illiquid and restricted securities generally is more volatile than that of more liquid securities, which may adversely affect the price that we pay for or recover upon the sale of such securities. Illiquid and restricted securities are also more difficult to value, especially in challenging markets. Investment of our assets in illiquid and restricted securities may restrict our ability to take advantage of market opportunities.

Many of the Credit Investments we could potentially acquire in the secondary market may also have less restrictive covenant terms that provide us with fewer protections, called “covenant-lite” loans, that generally provide for fewer restrictions on the borrower’s operations and use of proceeds than do debt instruments that contain traditional financial and operating covenants.

We have acquired and may continue to acquire, on an opportunistic basis, debt or equity interests in vehicles that in turn hold interests in the type of Investments which we seek to also target. These may include pooled investment vehicles managed by unaffiliated third parties, such as loan securitization structures formed in reliance on Rule 3a-7 under the 1940 Act, including collateralized loan obligation, or “CLO,” structures and issuers of mortgage-backed securities, as well as real estate investment trusts or similar funds that invest primarily in real estate or real estate-related securities. We may also invest in a joint venture investment structure where we and one or more other investors have joint investment control over such vehicle. However, we would generally not expect to consolidate the assets held by such vehicles with the remainder of our portfolio. In addition, our investment in any such vehicles would be subject to our fundamental policy with respect to concentration, in that no more than 25% of our total assets may be invested in the securities of companies or entities engaged in any one industry or group of industries.

We may also target on an opportunistic basis certain more liquid investments in what we refer to as our “Select Traded Portfolio”. Assets within our Select Traded Portfolio will generally have a CUSIP number or otherwise be tradable either on an exchange or through the over-the-counter markets. The Adviser and/or Sub-Adviser may target such opportunistic investments that fall outside our principal investment strategy where it believes that such assets are undervalued due to market conditions or are otherwise an appropriate investment for us. The size of the assets allocated to our Select Traded Portfolio may increase if it is determined that we should maintain a higher level of liquidity within our overall portfolio. We do not generally expect that the size of our Select Traded Portfolio will exceed 60% of our total assets, on average, during any single calendar year. However, we may elect to temporarily increase the percentage of our total assets that are comprised of more liquid assets of the type within the Select Traded Portfolio to the extent we deem necessary or appropriate for tax or regulatory compliance purposes, or as may be required in connection with subsequent closings, pending our investment of the proceeds of such closings in accordance with our investment objectives and strategies described in this prospectus.

In accordance with the foregoing strategies, the Adviser and/or Sub-Adviser may invest our Select Traded Portfolio in a broad range of Credit Investments and Equity Investments, sectors, and strategies. Credit Investments may be of any type, including those with fixed, floating or variable interest rates, those with interest rates that change based on multiples of changes in a specified reference interest rate or index of interest rates and those with interest rates that change inversely to changes in interest rates, as well as those that do not bear interest, and may be of any maturity or duration. The Adviser and/or Sub-Adviser may make Equity Investments, which include common stocks, preferred stocks, convertible securities, warrants, depositary receipts, ETFs, equity interests in real estate investment trusts, and master limited partnerships. Common stock represents an equity ownership interest in a company. The Adviser and/or Sub-Adviser may hold or have exposure to common stocks of issuers of any size, including small- and medium-capitalization stocks. The Adviser and/or Sub-Adviser may allocate our Select Traded Portfolio’s assets across various segments of the securities markets and may focus on particular countries, regions, asset classes, and sectors to the exclusion of others at any time and from time to time.

Particularly with respect to the Investments in our Select Traded Portfolio, we may, but are not obligated to, enter into certain types of derivatives transactions. We may purchase and sell futures contracts, enter into various interest rate transactions such as swaps, caps, floors, or collars, currency transactions such as currency forward contracts, currency futures contracts, currency swaps or options on currency or currency futures and swap contracts (including, but not limited to, credit default swaps, total return swaps, index products and interest rate swaps) and may purchase and sell exchange listed and off exchange (“over the counter” or “OTC”) put and call options on securities and swap contracts, financial indices and future contracts and use other similar derivative instruments or management techniques (collectively, “Strategic Transactions”). We may, but are not obligated to, use Strategic Transactions for hedging purposes or to enhance total return. There is no guarantee that the Adviser and/or Sub-Adviser will utilize derivatives on behalf of the Company, even in circumstances where it would be advantageous to the Company do so.

When making investments in Credit Investments (other than those in our Select Traded Portfolio), we will generally seek to acquire such Credit Investments that (i) are believed to be sufficiently collateralized to preserve capital, and (ii) will generate income in accordance with our desired investment characteristics. We will generally seek to focus first on the collateral available for each such Credit Investment in an effort to protect principal, and then second on obtaining an appropriate return given the term, risk, and liquidity associated with each such specific Credit Investment. We will generally apply similar criteria for any Equity Investment we may acquire, with a focus on our expected risk adjusted return on such Equity Investments.

Additionally, on an opportunistic basis, the Adviser and/or Sub-Adviser may invest in non-U.S. issuers (“Non-U.S. Securities”). These securities may be U.S. Dollar-denominated or non-U.S. Dollar-denominated. Some Non-U.S. Securities may be less liquid and more volatile than securities of comparable U.S. issuers. Similarly, there is less volume and liquidity in most foreign securities markets than in the United States and, at times, greater price volatility than in the United States. Because evidence of ownership of such securities usually is held outside the United States, we will be subject to additional risks if the Adviser and/or Sub-Adviser invests in Non-U.S. Securities, which include adverse political and economic developments, seizure or nationalization of foreign deposits, and adoption of governmental restrictions that might adversely affect or restrict the payment of principal and interest on the foreign securities to investors located outside the country of the issuer, whether from currency blockage or otherwise.

Also, the Adviser and/or Sub-Adviser may invest in securities of issuers located in emerging market countries, including securities denominated in currencies of emerging market countries. Emerging market countries generally include every nation in the world (including countries that may be considered “frontier” markets) except the United States, Canada, Japan, Australia, New Zealand and most countries located in Western Europe. There is no minimum rating criteria for the Adviser’s and/or Sub-Adviser’s investments in such securities. These issuers may be subject to risks that do not apply to issuers in larger, more developed countries. These risks are more pronounced to the extent the Adviser and/or Sub-Adviser invests significantly in one country. Less information about non-U.S. issuers or markets may be available due to less rigorous disclosure and accounting standards or regulatory practices. Many non-U.S. markets are smaller, less liquid and more volatile than U.S. markets. In a changing market, the Adviser and/or Sub-Adviser may not be able to sell our Select Traded Portfolio’s securities in amounts and at prices it considers reasonable. The U.S. Dollar may appreciate against non-U.S. currencies or an emerging market government may impose restrictions on currency conversion or trading. The economies of non-U.S. countries may grow at a slower rate than expected or may experience a downturn or recession. Economic, political and social developments may adversely affect non-U.S. securities markets.

Consistent with our investment strategy, the Adviser and/or Sub-Adviser, when appropriate, may direct the Company to invest in all types of debt securities of governmental issuers in all countries, including emerging market countries. These sovereign debt securities may include debt securities issued or guaranteed by governments, governmental agencies or instrumentalities and political subdivisions located in emerging market countries; debt securities issued by government owned, controlled or sponsored entities located in emerging market countries; interests in entities organized and operated for the purpose of restructuring the investment characteristics of instruments issued by any of the above issuers; Brady Bonds, which are debt securities issued under the framework of the Brady Plan as a means for debtor nations to restructure their outstanding external indebtedness; participations in loans between emerging market governments and financial institutions; or debt securities issued by supranational entities such as the World Bank. A supranational entity is a bank, commission or company established or financially supported by the national governments of one or more countries to promote reconstruction or development. Sovereign government and supranational debt involve all the risks described herein regarding foreign and emerging markets investments as well as the risk of debt moratorium, repudiation or renegotiation.

Brady Bonds are not considered to be U.S. government securities. U.S. Dollar-denominated, collateralized Brady Bonds, which may be fixed rate par bonds or floating rate discount bonds, are generally collateralized in full as to principal by U.S. Treasury zero-coupon bonds having the same maturity as the Brady Bonds. Interest payments on these Brady Bonds generally are collateralized on a one-year or longer rolling-forward basis by cash or securities in an amount that, in the case of fixed rate bonds, is equal to at least one year of interest payments or, in the case of floating rate bonds, initially is equal to at least one year’s interest payments based on the applicable interest rate at that time and is adjusted at regular intervals thereafter. Certain Brady Bonds are entitled to “value recovery payments” in certain circumstances, which in effect constitute supplemental interest payments but generally are not collateralized. For example, some Mexican and Venezuelan Brady Bonds include attached value recovery options, which increase interest payments if oil revenues rise. Brady Bonds are often viewed as having three or four valuation components: (i) the collateralized repayment of principal at final maturity; (ii) the collateralized interest payments; (iii) the uncollateralized interest payments; and (iv) any uncollateralized repayment of principal at maturity (the uncollateralized amounts constitute the “residual risk”).

Brady Bonds involve various risk factors described elsewhere associated with investing in foreign securities, including the history of defaults with respect to commercial bank loans by public and private entities of countries issuing Brady Bonds. In light of the residual risk of Brady Bonds and, among other factors, the history of defaults, investments in Brady Bonds are considered speculative. There can be no assurance that Brady Bonds in which the Adviser and/or Sub-Adviser may invest will not be subject to restructuring arrangements or to requests for new credit, which may cause us to suffer a loss of interest or principal on any of our holdings. See “Risk Factors – Risks Related to Our Investments Generally.”

Furthermore, our shares are priced in U.S. Dollars and the distributions paid to stockholders are paid in U.S. Dollars. However, a portion of our assets within our Select Traded Portfolio, may be denominated in non-U.S. currencies and the income received by us from such securities will be paid in non-U.S. currencies. The Adviser and/or Sub-Adviser may, on an opportunistic basis, invest in or gain exposure to non-U.S. currencies for investment or hedging purposes. The Adviser’s and/or Sub-Adviser’s investments in securities that trade in, or receive revenues in, non-U.S. currencies will be subject to currency risk, which is the risk that fluctuations in the exchange rates between the U.S. Dollar and foreign currencies may negatively affect an investment. The Company may (but is not required to) hedge some or all of its exposure to non-U.S. currencies through the use of derivative strategies, including forward foreign currency exchange contracts, foreign currency futures contracts and options on foreign currencies and foreign currency futures. Suitable hedging transactions may not be available in all circumstances and there can be no assurance that the Adviser and/or Sub-Adviser will engage in such transactions at any given time or from time to time when they would be beneficial. Although the Adviser and/or Sub-Adviser has the flexibility to engage in such transactions, the Adviser and/or Sub-Adviser may determine not to do so or to do so only in unusual circumstances or market conditions. These transactions may not be successful and may eliminate any chance for us to benefit from favorable fluctuations in relevant foreign currencies. The Adviser and/or Sub-Adviser may also use derivatives contracts for purposes of increasing exposure to a foreign currency or to shift exposure to foreign currency fluctuations from one currency to another. We do not expect a material portion of our Select Traded Portfolio to include investments denominated in non-U.S. currencies.

We may issue debt securities or preferred stock and/or borrow money from banks or other financial institutions, which we refer to collectively as “senior securities,” up to the maximum amount permitted by the 1940 Act. Under the provisions of the 1940 Act, we are permitted, as a registered closed-end management investment company, to issue senior securities representing indebtedness so long as our asset coverage ratio with respect thereto, defined under the 1940 Act as the ratio of our gross assets (less all liabilities and indebtedness not represented by senior securities) to our outstanding senior securities representing indebtedness, is at least 300% after each issuance of such senior securities. We may also enter into repurchase agreements or other derivative instruments with leverage embedded in them to the maximum extent permitted by the Securities and Exchange Commission, or “SEC,” and/or SEC staff rules, guidance or positions. In addition, we will be permitted to issue additional shares of preferred stock so long as our asset coverage ratio with respect thereto, defined under the 1940 Act as the ratio of our gross assets (less all liabilities and indebtedness not represented by senior securities) to our outstanding senior securities representing indebtedness, plus the aggregate involuntary liquidation preference of our outstanding preferred stock, is at least 200% after each issuance of such preferred stock. If the value of our assets declines, we may be unable to satisfy these tests. If that happens, we may be required to sell a portion of our Investments and, depending on the nature of our leverage, repay a portion of our indebtedness or redeem outstanding shares of preferred stock, in each case at a time when doing so may be disadvantageous. Also, any amounts that we use to service our indebtedness or preferred dividends would not be available for distributions to our common stockholders. Furthermore, as a result of issuing senior securities, we would also be exposed to typical risks associated with leverage, including an increased risk of loss. If we issue preferred stock, the preferred stock would rank “senior” to common stock in our capital structure, preferred stockholders would have separate voting rights on certain matters and might have other rights, preferences, or privileges more favorable than those of our common stockholders, and the issuance of shares of preferred stock could have the effect of delaying, deferring, or preventing a transaction or a change of control that might involve a premium price for holders of our common stock or otherwise be in your best interest.

Particularly with respect to the Investments in our Select Traded Portfolio, we may enter into derivative transactions that have economic leverage embedded in them. Derivative transactions that we may enter into and the risks associated with them are described elsewhere in this registration statement and are also referred to as “Strategic Transactions.” We cannot assure you that investments in derivative transactions that have economic leverage embedded in them will result in a higher return on our shares. There is no guarantee that the Adviser and/or Sub-Adviser will utilize derivatives on behalf of the Company, even in circumstances where it would be advantageous to the Company do so.

We have elected to be treated for federal income tax purposes as a regulated investment company, or “RIC,” under Subchapter M of the Internal Revenue Code of 1986, as amended, which we refer to as the “Code.” In 2021, we were unable to satisfy the requirement that a RIC must derive at least 90% of its annual gross income from “qualifying income.” As a result, we were required to pay taxes on the income generated from the Company’s ownership percentage in the non-qualifying assets held in 2021 in order to qualify as a RIC for U.S. federal income tax purposes for our 2021 fiscal year. The Adviser reimbursed us for any such taxes due. Beginning with our 2022 fiscal year and for each fiscal year since, we have satisfied the 90% Income Test and qualified as a RIC for such fiscal year, and intend to continue to qualify as a RIC for successive periods thereafter.

In seeking to achieve our investment objectives, we have utilized, and may utilize in the future, certain wholly-owned subsidiaries (each, a “Subsidiary” and collectively, the “Subsidiaries”) to hold certain equity or equity-like investments in partnerships. We consolidate the Subsidiaries with the Company for accounting purposes, but not for U.S. federal income tax purposes. The Subsidiaries are subject to U.S. federal income tax on their taxable income at the rates applicable to corporations and subject to state and local taxes in jurisdictions in which a Subsidiary has an economic presence. You should be aware that the net return to us on investments held in a Subsidiary will be reduced to the extent that a Subsidiary is subject to taxes at the federal, state and/or local levels.

Willow Asset Management LLC (formerly Yieldstreet Management, LLC), a Delaware limited liability company, is the investment adviser for the Company (in such capacity, the “Adviser”) and is registered as an investment adviser with the SEC pursuant to the Investment Advisers Act of 1940, as amended, or the “Advisers Act.” Our Adviser, which is wholly-owned and controlled by Willow Wealth, Inc., a Delaware corporation, oversees the management of our activities and is responsible for making investment decisions for our portfolio. Both our Adviser and Willow Wealth, Inc. are considered our affiliates. Prytania Investment Advisors LLP (the “Sub-Adviser”), a United Kingdom limited liability partnership, serves as an investment sub-adviser for the Company and is registered as an investment adviser with the SEC pursuant to the Advisers Act. Willow Asset Management LLC also serves as our administrator, and in such capacity provides, or arranges for the provision of, the administration services necessary for us to operate. Willow Asset Management LLC, in its capacity as our administrator (the “Administrator”), expects to retain one or more sub-administrators from time to time to provide certain administrative services to the Company on its behalf. ALPS Fund Services, Inc., together with certain affiliated entities (collectively, “AFS”), has been retained to serve as our sub-administrator (in such capacity, the “Sub-Administrator”) and to provide us with certain administrative services on behalf of the Administrator. The Company pays an administrative services fee to Willow Asset Management LLC and a registered fund services fee to AFS for their services as Administrator and Sub-Administrator, respectively. AFS (including through its affiliate SS&C Global Investor & Distribution Solutions, Inc.) has also been retained to provide certain transfer agency and other services to the Company and its wholly-owned subsidiaries, for which it receives separate compensation from the Company and/or its subsidiaries.

An investment in our shares may be considered speculative and involves a high degree of risk, including the risk of a substantial loss of investment. See “Risk Factors” beginning on page [ ] to read about the risks you should consider in connection with your investment, including the risk of leverage.

This prospectus sets forth concisely important information about us that an investor should know. Please read this prospectus and keep it for future reference. We have filed with the SEC a statement of additional information dated as of the date of this prospectus, as may be amended (“SAI”), containing additional information about us. The SAI is incorporated by reference in its entirety into this prospectus. See “Available Information” for a listing of the contents of the SAI. We will also file annual, semi-annual and quarterly reports, proxy statements, and other information about us with the Securities and Exchange Commission, or the “SEC.” This information and the SAI is available free of charge by contacting us at 245 Fifth Avenue, Suite 2100, New York, NY 10016, or by telephone at (844) 943-5378, or by emailing us at support@willowwealth.com. You may also access this information and the SAI at www.Yieldstreetalternativeincomefund.com. The SEC also maintains a website at www.sec.gov that contains the SAI, and any amendments thereto, and other information regarding us.

You may elect to receive all future reports in paper free of charge. You can inform us that you wish to continue receiving paper copies of your stockholder reports by emailing us at support@willowwealth.com. Your election to receive reports in paper will apply to all funds held with us.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 30, 2026.

PROSPECTUS SUMMARY

This summary highlights some of the information in this prospectus. It is not complete and may not contain all of the information that you may want to consider. You should read the entire prospectus carefully, including the section entitled “Risk Factors,” before making a decision to invest in our shares.

Unless otherwise noted, the terms “we,” “us,” “our,” the “Registrant”, the “Fund” and the “Company” refer to Yieldstreet Alternative Income Fund Inc., a Maryland corporation; the terms “Willow Wealth” and the “Adviser” refer to Willow Asset Management LLC (formerly, Yieldstreet Management, LLC), a Delaware limited liability company; the terms “Prytania” and the “Sub-Adviser” refer to Prytania Investment Advisors LLP, a United Kingdom limited liability partnership; the term “Willow” refers to Willow Wealth, Inc., a Delaware corporation, which wholly owns and controls the Adviser; and the term “Administrator” refers to Willow Asset Management LLC when serving in its capacity as our administrator. In addition, in this prospectus, we use the term “day” to refer to a calendar day, and we use the term “business day” to refer to any day other than Saturday, Sunday, a legal holiday, or a day on which banks in New York City are authorized or required to close.

Yieldstreet Alternative Income Fund Inc.

We are an externally managed, non-diversified, closed-end management investment company that has registered as an investment company under the Investment Company Act of 1940, as amended, or the “1940 Act.” As such, we are required to comply with certain regulatory requirements. See “Regulation” in our statement of additional information, or “SAI.” Our investment objective is to generate current income and, as a secondary objective, capital appreciation.

We seek to achieve our investment objectives by primarily investing in debt securities and other credit instruments across multiple sectors, either directly or through separate investment structures or vehicles that provide us with exposure to such securities, which we refer to collectively as “Credit Investments.” Such Credit Investments may include instruments directly or indirectly secured by real or personal property.

We may also acquire Credit Investments that include, but are not limited to, automotive loans, corporate loans, receivable financing, litigation financing, art financing, oil and gas financing, purchase order financing, consumer loans, retail point of sale financing, marine and shipping finance, aircraft leasing and financing, asset based financing, working capital loans, cash flow loans, short term loans, merchant cash advances, equipment financing, mortgage-backed securities, asset backed securities, commercial mortgage-backed securities, residential mortgage-backed securities, other mortgage-related securities, residential and commercial loans and mortgages, loan participations and assignments, loan securitized products and delayed funding loans and credit facilities, as well as instruments that are directly or indirectly secured by such assets, including in certain cases participation interests in the underlying loans, which we refer to as “Participation Interests.” The Credit Investments may be of any type, including those with fixed, floating or variable interest rates, those with interest rates that change based on multiples of changes in a specified reference interest rate or index of interest rates and those with interest rates that change inversely to changes in interest rates, as well as those that do not bear interest, and may be of any maturity or duration. Our exposure to below investment grade instruments involves certain risks, including speculation with respect to the issuer’s capacity to pay interest and repay principal when due, and are commonly referred to as “junk bonds” or “high yield securities.” Our credit investments substantially, and at times primarily, consist of investments that would be considered below investment grade. In addition to Credit Investments, we may also selectively acquire equity or similar ownership interests in assets of the type underlying the Credit Investments we target, including, without limitation, real estate, litigation financing, securitizations or structured investments and merchant cash advances secured by cash flow or future earnings, which we refer to as “Equity Investments.” We refer to our Credit Investments and Equity Investments together collectively as our “Investments.” We have the flexibility to allocate assets across various segments of the securities markets and may focus on particular countries, regions, asset classes and sectors to the exclusion of others at any time and from time to time. While a substantial portion of our Investments will be in the United States, we will also acquire Investments that are located outside the United States or that are directly or indirectly secured by assets located outside the United States, including in emerging markets. Risks may be more pronounced for portfolio companies located or operating primarily in emerging markets, whose economies, markets and legal systems may be less developed.

We may invest any amount of assets in securities, including residential or commercial mortgages, of any credit quality, including securities that are issued by highly leveraged companies and that are rated at the time of investment below investment grade i.e., “Ba” or “BB” or below by Moody’s Investors Service, Inc., Standard & Poor’s Corporation Ratings Group, or Fitch Ratings, or securities, including those that will not be rated by any rating agency, that are judged to be of comparable quality by our Adviser and/or Sub-Adviser. Our exposure to below investment grade instruments involves certain risks, including speculation with respect to the issuer’s capacity to pay interest and repay principal when due, and are commonly referred to as “junk bonds” or “high yield securities.” Our Credit Investments substantially, and at times primarily, consist of investments that would be considered below investment grade. The Credit Investments in our portfolio may often have a significant portion of principal due at the maturity of the investment, which would result in a substantial loss to us if such borrowers are unable to refinance or repay their debt at maturity.

Many of the Credit Investments we could potentially acquire in the secondary market may also have less restrictive covenant terms that provide us with fewer protections, called “covenant-lite” loans, that generally provide for fewer restrictions on the borrower’s operations and use of proceeds than do debt instruments that contain traditional financial and operating covenants.

In addition to acquiring Credit Investments originated by others or in secondary market transactions, we may from time to time also originate our own loans and similar Credit Investments. We may make such loans and originate such Credit Investments to the extent permitted under the 1940 Act and the rules and regulations thereunder. Our selection process for Credit Investments we originate will mirror the process we apply to any other Credit Investments we may acquire, including the factors we consider such as maturity and duration of individual Credit Investments, borrower and loan types, and geographic location of borrowers. See “Investment Strategy” below. While we may opportunistically originate new Credit Investments in any industry in which we may invest, our origination activities will likely be weighted more towards certain investment areas where our Adviser and/or Sub-Adviser has particular expertise or where attractive secondary market trades remain less available. Any Credit Investments we originate will be sourced directly through relationships maintained by our Adviser and/or Sub-Adviser, and we do not intend to form any separate online loan platform or similar vehicle to publicly source potential new Credit Investments that we may originate.

In originating new Credit Investments, we will generally seek to apply underwriting criteria that we believe are consistent with those employed by other similarly situated originators within a particular industry space, including considering the relative creditworthiness of specific borrowers, the availability and value of collateral securing our investment, if any, and the risk-adjusted return associated with a proposed Credit Investment. We expect the relative weighting we apply to such criteria to vary, depending on the nature of the Credit Investment and the underlying borrower. Where we originate a new Credit Investment, we will often perform certain loan servicing obligations and may receive compensation from the underlying borrower to perform such functions. Loan servicing obligations are typically administrative in nature, and often include coordinating the payment of interest on a Credit Investment to the appropriate investors and notifying investors in the event of a breach of the terms of a Credit Investment. There are no limits on the number of Credit Investments we may originate to issuers in the same industry, other than pursuant to our fundamental policy not to invest more that 25% of our total assets in the securities of companies or entities engaged in any one industry or group of industries.

We have acquired and may continue to acquire, on an opportunistic basis, debt or equity interests in vehicles that in turn hold interests in the type of Investments which we seek to also target. These may include pooled investment vehicles managed by unaffiliated third parties, such as loan securitization structures formed in reliance on Rule 3a-7 under the 1940 Act, including collateralized loan obligation, or “CLO,” structures and issuers of mortgage-backed securities, as well as real estate investment trusts or similar funds that invest primarily in real estate or real estate-related securities. We may also invest in a joint venture investment structure where we and one or more other investors have joint investment control over such vehicle. However, we would generally not expect to consolidate the assets held by such vehicles with the remainder of our portfolio. In addition, our investment in any such vehicles would be subject to our fundamental policy with respect to concentration, in that no more than 25% of our total assets may be invested in the securities of companies or entities engaged in any one industry or group of industries.

We may also target on an opportunistic basis certain more liquid investments in what we refer to as our “Select Traded Portfolio”. Assets within our Select Traded Portfolio will generally have a CUSIP number or otherwise be tradable either on an exchange or through the over-the-counter markets. The Adviser and/or Sub-Adviser may target such opportunistic investments that fall outside our principal investment strategy where it believes that such assets are undervalued due to market conditions or are otherwise an appropriate investment for us. The size of the assets allocated to our Select Traded Portfolio may increase if it is determined that we should maintain a higher level of liquidity within our overall portfolio. We do not generally expect that the size of our Select Traded Portfolio will exceed 60% of our total assets, on average, during any single calendar year. However, we may elect to temporarily increase the percentage of our total assets that are comprised of more liquid assets of the type within the Select Traded Portfolio to the extent we deem necessary or appropriate for tax or regulatory compliance purposes, or as may be required in connection with subsequent closings, pending our investment of the proceeds of such closings in accordance with our investment objectives and strategies described in this prospectus.

In accordance with the foregoing strategies, the Adviser and/or Sub-Adviser may invest our Select Traded Portfolio in a broad range of Credit Investments and Equity Investments, sectors and strategies. Credit Investments may be of any type, including those with fixed, floating or variable interest rates, those with interest rates that change based on multiples of changes in a specified reference interest rate or index of interest rates and those with interest rates that change inversely to changes in interest rates, as well as those that do not bear interest, and may be of any maturity or duration. The Adviser and/or Sub-Adviser may make Equity Investments, which include common stocks, preferred stocks, convertible securities, warrants, depositary receipts, ETFs, equity interests in real estate investment trusts and master limited partnerships. Common stock represents an equity ownership interest in a company. The Adviser and/or Sub-Adviser may hold or have exposure to common stocks of issuers of any size, including small- and medium-capitalization stocks. The Adviser and/or Sub-Adviser may allocate our Select Traded Portfolio’s assets across various segments of the securities markets and may focus on particular countries, regions, asset classes and sectors to the exclusion of others at any time and from time to time.

Particularly with respect to Investments in our Select Traded Portfolio, we may, but are not obligated to, enter into certain types of derivatives transactions. We may purchase and sell futures contracts, enter into various interest rate transactions such as swaps, caps, floors or collars, currency transactions such as currency forward contracts, currency futures contracts, currency swaps or options on currency or currency futures and swap contracts (including, but not limited to, credit default swaps, total return swaps, index products and interest rate swaps) and may purchase and sell exchange listed and off exchange (“over the counter” or “OTC”) put and call options on securities and swap contracts, financial indices and future contracts and use other similar derivative instruments or management techniques (collectively, “Strategic Transactions”). We may, but are not obligated to, use Strategic Transactions for hedging purposes or to enhance total return. There is no guarantee that the Adviser and/or Sub-Adviser will utilize derivatives on behalf of the Company, even in circumstances where it would be advantageous to the Company do so.

When making investments in Credit Investments (other than those in our Select Traded Portfolio), we will generally seek to acquire such Credit Investments that (i) are believed to be sufficiently collateralized to preserve capital, and (ii) will generate income in accordance with our desired investment characteristics. We will generally seek to focus first on the collateral available for each such Credit Investment in an effort to protect principal, and then second on obtaining an appropriate return given the term, risk and liquidity associated with each such specific Credit Investment. We will generally apply similar criteria for any Equity Investment we may acquire, with a focus on our expected risk adjusted return on such Equity Investments.

We have elected to be treated for federal income tax purposes as a regulated investment company, or “RIC,” under Subchapter M of the Internal Revenue Code of 1986, as amended, which we refer to as the “Code.” In 2021, we were unable to satisfy the requirement that a RIC must derive at least 90% of its annual gross income from “qualifying income.” As a result, we were required to pay taxes on the income generated from the Company’s ownership percentage in the non-qualifying assets held in 2021 in order to qualify as a RIC for U.S. federal income tax purposes for our 2021 fiscal year. The Adviser reimbursed us for any such taxes due. Beginning with our 2022 fiscal year and for each fiscal year since, we have satisfied the 90% Income Test and qualified as a RIC for such fiscal year, and intend to continue to qualify as a RIC for successive periods thereafter.

In seeking to achieve our investment objectives, we have utilized, and may utilize in the future, certain wholly-owned subsidiaries to hold certain equity or equity-like investments in partnerships. We consolidate the Subsidiaries with the Company for accounting purposes, but not for U.S. federal income tax purposes. The Subsidiaries are subject to U.S. federal income tax on their taxable income at the rates applicable to corporations and subject to state and local taxes in jurisdictions in which a Subsidiary has an economic presence. You should be aware that the net return to us on investments held in a Subsidiary will be reduced to the extent that a Subsidiary is subject to taxes at the federal, state and/or local levels.

We are managed by Willow Wealth, which is registered as an investment adviser with the SEC pursuant to the Investment Advisers Act of 1940, as amended, or the “Advisers Act.” Willow Wealth, which is wholly-owned and controlled by Willow Wealth, Inc., oversees the management of our activities and is responsible for making investment decisions for our portfolio. Both our Adviser and Willow Wealth, Inc. are considered our affiliates. Prytania serves as an investment sub-adviser for the Company. Willow Wealth also serves as our administrator, and in such capacity provides, or arranges for the provision of, the administration services necessary for us to operate. Willow Wealth, in its capacity as our administrator, expects to retain one or more sub-administrators from time to time to provide certain administrative services to the Company on its behalf. ALPS Fund Services, Inc., together with certain affiliated entities (collectively, “AFS”), has been retained to serve as our sub-administrator and to provide us with certain administrative services on behalf of the administrator. The Company pays an administrative services fee to Willow Wealth and a registered fund services fee to AFS for their services as administrator and sub-administrator, respectively. AFS (including through its affiliate SS&C Global Investor & Distribution Solutions, Inc.) has also been retained to provide certain transfer agency and other services to the Company and its wholly-owned subsidiaries, for which it receives separate compensation from the Company and/or its subsidiaries.

About Our Adviser

We are managed by Willow Wealth pursuant to an Investment Advisory Agreement (the “Investment Advisory Agreement”). Our Adviser is registered as an investment adviser with the SEC under the Advisers Act and is led by a team of investment professionals including Ted Yarbrough, Willow Wealth’s President and Chief Investment Officer, Sirisha Prasad, Portfolio Manager, Rebecca Fine, Managing Director of Willow Wealth’s art finance vertical, Mitchell Rosen, Willow Wealth’s Managing Director of Real Estate and Fahd Basir, Managing Director and head of Willow Wealth’s private business credit and opportunistic investments group. We refer to those investment professionals collectively as our “Senior Investment Professionals.” Our Senior Investment Professionals are supported by a team of additional investment professionals that we refer to together with our Senior Investment Professionals as our “Investment Team.”

Our Senior Investment Professionals are responsible for our day-to-day operations on behalf of our Adviser and are responsible for developing, recommending and implementing our investment strategy. Our Adviser also manages a series of private investment vehicles, and may in the future manage additional private or public investment vehicles, including additional registered investment companies, which we refer to collectively as the “Willow Wealth Platform.” See “Risk Factors - Risks Related to Our Adviser and/or Sub-Adviser.” Many of the current and future investment vehicles on the Willow Wealth Platform have and will have investment objectives and investment strategies that overlap with ours.  As of March 31, 2026, Willow Wealth had approximately $1.64 billion in assets under management.

Our Senior Investment Professionals have significant experience and an extensive track record of investing in the Investments we target. In addition, our Adviser has access to certain finance, accounting, legal and administrative personnel of Willow Wealth and may retain additional personnel as our activities expand. We believe that this depth of experience and disciplined investment approach will help our Adviser to successfully execute our investment strategy. See “Management” and “Portfolio Management– Portfolio Managers of the Adviser” for biographical information regarding our Adviser’s Investment Team.

Our Board of Directors, including our independent directors, oversees and monitors our investment performance and relationship with our Adviser. See “Investment Advisory Agreement”.

About the Sub-Adviser

A portion of our assets are currently managed by Prytania pursuant to a Sub-Advisory Investment Management Agreement (the “Sub-Advisory Agreement”). Prytania is registered as an investment adviser with the SEC under the Advisers Act and is a quantitatively focused investment management firm specializing in structured finance, managing and advising on portfolios that consist primarily of assets originated in the United Kingdom, Europe and the United States.

Prytania currently manages a portion of our assets that our Adviser shall allocate from time to time, in accordance with the investment policies, restrictions and guidelines applicable to our Sub-Adviser’s management of the assets, as agreed to in writing from time to time by our Adviser and Sub-Adviser. Our Board of Directors, including our independent directors, oversees and monitors our investment performance and relationship with our Sub-Adviser. See “Sub-Advisory Agreement”.

Prytania is a London-based global structured credit specialist that employs a long only, fundamental research-intensive approach, which incorporates macro/micro economic and thematic research. As of December 31, 2025, Prytania had approximately $1.1 billion assets under management.

See “Management” and “Portfolio Management– Portfolio Managers of the Sub-Adviser” for biographical information regarding our Sub-Adviser’s Investment Team.

Contingent Funding Agreements

We may from time to time enter into certain contingent funding agreements with one or more loan originators or other asset managers, who we refer to collectively as “Originators,” to acquire Investments from them to the extent we raise sufficient additional capital in subsequent closings to fund them, which we refer to as “Contingent Funding Agreements.” We expect each of the Originators with which we may enter into such Contingent Funding Agreements to fall within our investment objectives and strategies described throughout this prospectus. Under such Contingent Funding Agreements, we would expect to have the right, but not the obligation, to fund the acquisition of the underlying Investment for a set period of time after we execute such agreement.

We expect that any such Contingent Funding Agreement would be structured to provide us with the right to either provide a loan to a specified borrower or acquire an existing Investment from an Originator for a period of up to 90 days, in either case upon terms determined at the time we enter into such Contingent Funding Agreement. We would generally expect to close on the Investments underlying any outstanding Contingent Funding Agreements in connection with each closing we conduct as part of the offering to which this prospectus relates.

Although the Contingent Funding Agreements will not bind us to make any particular Investment, the terms and nature of the underlying Investment will be determined at the time we enter into any Contingent Funding Agreement, and may be different than they would have been if we did not include the contingent right, or if we instead negotiated the terms of the Investment at the time we funded or purchased it, rather than in advance. In addition, while we do not expect to pay any fees or compensation to Originators in connection with such Contingent Funding Agreements, many will often receive fees for serving as administrative agent for Investments underlying such Contingent Funding Agreements, which typically includes receiving and distributing interest and other payments received on an Investment among its various holders, and performing certain other administrative functions related to the Investment. In certain cases, to the extent we subsequently elect not to fund the loan or acquire the Investment to which a Contingent Funding Agreement pertains, either because we lack available funds to do so or otherwise, our Adviser may allocate such investment opportunity to one or more of our affiliates once such Contingent Funding Agreement has either expired or been terminated.

Any Contingent Funding Agreements will generally not relate to investments in our Select Traded Portfolio.

We will also directly originate new Credit Investments sourced by our Adviser and/or Sub-Adviser from time to time, in addition to ones sourced by Originators with which we have relationships. In such cases, we may elect to service a loan we originate, or arrange for an unaffiliated third-party servicer to serve in such capacity for us. In no event will any affiliate of ours receive any fees from us in connection with the origination or servicing of any Credit Investments we may acquire. See “Risk Factors – Risks Related to Our Investments Generally.”

Summary of Certain Risk Factors

An investment in our shares involves a high degree of risk and may be considered speculative. You should carefully consider the information found in “Risk Factors” before deciding to invest in our shares. The following are some of the risks an investment in us involves:

☐	Our Sub-Adviser has limited prior entity experience managing a registered closed-end management investment company or a RIC and therefore may not be able to successfully operate our business or achieve our investment objectives.
☐	No public market will exist for our shares.
☐	The amount of any distributions we may make is uncertain, and any distributions will be authorized in the sole discretion of our Board of Directors. Our distribution proceeds may exceed our earnings, particularly during the period before we have substantially invested the net proceeds from our public offering. Therefore, portions of the distributions that we make may be a return of the money that you originally invested and represent a return of capital to you for tax purposes. The return of capital does not include income or capital gains.
☐	We will be subject to corporate-level income tax if we are unable to qualify as a RIC under Subchapter M of the Code or to satisfy RIC distribution requirements.
☐	We are uncertain of our sources for funding our future capital needs; if we cannot obtain equity or debt financing on acceptable terms, our ability to acquire investments and to expand our operations may be adversely affected.
☐	Any significant disruption in service on the Willow Wealth Investment Portal or in its computer systems could materially and adversely affect our ability to perform our obligations.
☐	Changes in interest rates may negatively affect our cost of capital and net investment income.
☐	A significant majority of our investment portfolio will be recorded at fair value as determined in good faith by the Adviser in its role as “valuation designee,” subject to the oversight of our Board of Directors and, as a result, there may be uncertainty as to the value of our investments.
☐	We may face specific risks associated with Investments we may acquire in real estate or real-estate related instruments, which may cause our expected returns to not materialize, or may materially impair the value of our Investments, which may materially and adversely affect our financial condition and results of operations.
☐	The presence of hazardous or toxic substances on our real estate investments, if any, could adversely affect our ability to sell such investments or to borrow using such investments as collateral.
☐	Securities issued by entities which invest in real estate, including “real estate investment trusts” (“REITs”), generally will be subject to the risks incident to the ownership and operation of commercial real estate and/or risks incident to the making of nonrecourse mortgage loans secured by real estate.
☐	Real estate valuation is an inherently inexact process and depends on numerous factors, all of which are subject to change.
☐	Poor management on the part of the real estate company managing a property in which we hold an investment could adversely affect the financial performance of the corresponding project investment or expose it to unanticipated operating risk, which could reduce the property’s cash flow and adversely affect the borrower’s ability to repay the associated Investment, which could have a material adverse effect on our Investment.
☐	Investments in securities denominated or quoted in currencies other than the U.S. Dollar may be impacted by changes in foreign currency exchange rates, which impact the value of securities within our Select Traded Portfolio and the unrealized appreciation or depreciation of investments
☐	Investment in mortgage-backed securities, asset-backed securities, commercial mortgage-backed securities, residential mortgage-backed securities, mortgage-related securities, loans and related Participation Interests are subject to unique risks.

☐	Loan origination or purchase of Participation Interests may expose us to risk of losses resulting from default and foreclosure.
☐	We may be subject to certain risks as a result of originating loans, including, without limitation, residential and/or commercial real estate or mortgage-related loans, consumer loans, or other types of loans, which may be in the form of secured and unsecured notes, senior and second lien loans, mezzanine loans, or similar investments.
☐	We may originate loans to foreign entities and individuals. Such loans may involve risks not ordinarily associated with exposure to loans to U.S. entities and individuals.
☐	If we own debt that is junior to other secured debt, we could lose the entire value of our investment in such debt.
☐	Increasing interest rates and prepayment features in the market generally may decrease the value of our existing Credit Investments.
☐	We may invest in assets with no or limited performance or operating history.
☐	Investments in debt securities and instruments that are below investment grade, e.g. “junk bonds,” are speculative and may present us with a higher degree of risk.
☐	Investments in Equity Investments may result in investment returns being subject to higher levels of volatility and market and issuer-specific risk than investments exclusively in debt securities.
☐	We are exposed to the risk of fraud through the Investments held in our portfolio.
☐	We have not identified all of the specific investments that we will make with the proceeds from the offering of our shares and, except to the extent we have entered into any Contingent Funding Agreements in relation thereto, investors do not have the opportunity to evaluate all such investments prior to purchasing our shares.
☐	We may be more susceptible than a diversified fund to being adversely affected by any single corporate, economic, political, or regulatory occurrence.
☐	We may face additional competition due to the fact that individuals associated with our Adviser and/or Sub-Adviser are not prohibited from raising money for or managing another entity that makes the same types of investments that we target.
☐	Our ability to enter into transactions with our affiliates will be restricted.
☐	We may be unable to invest a significant portion of the net proceeds of our offering on acceptable terms in an acceptable time frame.
☐	If we borrow money, the potential for loss on amounts invested in us will be magnified and may increase the risk of investing in us.
☐	Our Investment Team may rely on data about certain Investments provided by Originators or obtained from third party or publicly available sources, which it may be unable to separately verify, which could expose us to risks if such data is incorrect.
☐	We may face various risks because of our Investments in our Select Traded Portfolio, including in connection with leverage, Strategic Transactions and derivatives, portfolio turnover, yield and ratings, unrated securities, equity instruments, dividend paying equity instruments, fixed income securities, corporate bonds, below investment grade securities, mortgage servicing rights, U.S. securities risk, mortgage related securities, asset-backed securities, collateralized debt obligations, structured investments, zero coupon securities, senior loans, second lien loans, counterparties and total return swaps.

See “Risk Factors” beginning on page [ ] and the other information included in this prospectus for a discussion of factors you should carefully consider before deciding to invest in our shares.

Investment Strategy

Our investment objective is to generate current income and, as a secondary objective, capital appreciation. We seek to achieve our investment objectives by primarily investing in Credit Investments. Such Credit Investments may include instruments directly or indirectly secured by real or personal property. We may also acquire Credit Investments that include, but are not limited to, automotive loans, corporate loans, receivable financing, litigation financing, art financing, oil and gas financing, purchase order financing, consumer loans, retail point of sale financing, marine and shipping finance, aircraft leasing and financing, asset based financing, working capital loans, cash flow loans, short term loans, merchant cash advances, equipment financing, mortgage-backed securities, asset backed securities, commercial mortgage-backed securities, residential mortgage-backed securities, other mortgage-related securities, residential and commercial loans and mortgages, loan participations and assignments, loan securitized products and delayed funding loans and credit facilities, as well as instruments that are directly or indirectly secured by such assets, including in certain cases Participation Interests. The Credit Investments may be of any type, including those with fixed, floating or variable interest rates, those with interest rates that change based on multiples of changes in a specified reference interest rate or index of interest rates and those with interest rates that change inversely to changes in interest rates, as well as those that do not bear interest, and may be of any maturity or duration. Our exposure to below investment grade instruments involves certain risks, including speculation with respect to the issuer’s capacity to pay interest and repay principal when due, and are commonly referred to as “junk bonds” or “high yield securities.” Our Credit Investments substantially, and at times primarily, consist of investments that would be considered below investment grade. In addition to Credit Investments, we may also selectively acquire Equity Investments. We have the flexibility to allocate assets across various segments of the securities markets and may focus on particular countries, regions, asset classes and sectors to the exclusion of others at any time and from time to time. While a substantial portion of our Investments will be in the United States, we will also acquire Investments that are located outside the United States or that are directly or indirectly secured by assets located outside the United States, including in emerging markets. Risks may be more pronounced for portfolio companies located or operating primarily in emerging markets, whose economies, markets and legal systems may be less developed.

We may invest any amount of assets in securities, including residential or commercial mortgages, of any credit quality, including securities that are issued by highly leveraged companies and that are rated at the time of investment below investment grade i.e., “Ba” or “BB” or below by Moody’s Investors Service, Inc., Standard & Poor’s Corporation Ratings Group or Fitch Ratings, or securities, including those that will not be rated by any rating agency, that are judged to be of comparable quality by our Adviser and/or Sub-Adviser. Our exposure to below investment grade instruments involves certain risks, including speculation with respect to the issuer’s capacity to pay interest and repay principal when due, and are commonly referred to as “junk bonds” or “high yield securities.” Our Credit Investments substantially, and at times primarily, consist of investments that would be considered below investment grade. The Credit Investments in our portfolio may often have a significant portion of principal due at the maturity of the investment, which would result in a substantial loss to us if such borrowers are unable to refinance or repay their debt at maturity. Many of the Credit Investments we could potentially acquire in the secondary market may also have less restrictive covenant terms that provide us with fewer protections, called “covenant-lite” loans, that generally provide for fewer restrictions on the borrower’s operations and use of proceeds than do debt instruments that contain traditional financial and operating covenants.

We have acquired, and may continue to acquire, on an opportunistic basis, debt or equity interests in vehicles that in turn hold interests in the type of Investments which we seek to also target. These may include pooled investment vehicles managed by unaffiliated third-parties, such as loan securitization structures formed in reliance on Rule 3a-7 under the 1940 Act, including collateralized loan obligation, or “CLO,” structures and issuers of mortgage-backed securities, as well as real estate investment trusts or similar funds that invest primarily in real estate or real estate-related securities. We may also invest in a joint venture investment structure where we and one or more other investors have joint investment control over such vehicle. However, we would generally not expect to consolidate the assets held by such vehicles with the remainder of our portfolio. In addition, our investment in any such vehicles would be subject to our fundamental policy with respect to concentration, in that no more than 25% of our total assets may be invested in the securities of companies or entities engaged in any one industry or group of industries.

In our Select Traded Portfolio, we may also target on an opportunistic basis certain more liquid investments. While not a principal investment strategy, the Adviser and/or Sub-Adviser may target such opportunistic investments that fall outside our principal investment strategy where it believes that such assets are undervalued due to market conditions or are otherwise an appropriate investment for us. Assets within our Select Traded Portfolio will generally have a CUSIP number or otherwise be tradable either on an exchange or through the over-the-counter markets. The Adviser and/or Sub-Adviser may target such opportunistic investments that fall outside our principal investment strategy where it believes that such assets are undervalued due to market conditions or are otherwise an appropriate investment for us. The size of the assets allocated to our Select Traded Portfolio may increase if it is determined that we should maintain a higher level of liquidity within our overall portfolio. We do not generally expect that the size of our Select Traded Portfolio will exceed 60% of our total assets, on average, during any single calendar year. However, we may elect to temporarily increase the percentage of our total assets that are comprised of more liquid assets of the type within the Select Traded Portfolio to the extent we deem necessary or appropriate for tax or regulatory compliance purposes, or as may be required in connection with subsequent closings, pending our investment of the proceeds of such closings in accordance with our investment objectives and strategies described in this prospectus.

In accordance with the foregoing strategies, the Adviser and/or Sub-Adviser may invest our Select Traded Portfolio in a broad range of Credit Investments and Equity Investments, sectors and strategies. Credit Investments may be of any type, including those with fixed, floating or variable interest rates, those with interest rates that change based on multiples of changes in a specified reference interest rate or index of interest rates and those with interest rates that change inversely to changes in interest rates, as well as those that do not bear interest, and may be of any maturity or duration. The Adviser and/or Sub-Adviser may make Equity Investments, which include common stocks, preferred stocks, convertible securities, warrants, depositary receipts, ETFs, equity interests in real estate investment trusts and master limited partnerships. Common stock represents an equity ownership interest in a company. The Adviser and/or Sub-Adviser may hold or have exposure to common stocks of issuers of any size, including small- and medium-capitalization stocks. The Adviser and/or Sub-Adviser may allocate our Select Traded Portfolio’s assets across various segments of the securities markets and may focus on particular countries, regions, asset classes and sectors to the exclusion of others at any time and from time to time.

Particularly with respect to the Investments in our Select Traded Portfolio, we may, but are not obligated to, enter into certain types of derivatives transactions. We may, but are not obligated to, use Strategic Transactions for hedging purposes or to enhance total return. There is no guarantee that the Adviser and/or Sub-Adviser will utilize derivatives on behalf of the Company, even in circumstances where it would be advantageous to the Company do so.

When making investments in Credit Investments (other than those in our Select Traded Portfolio), we will generally seek to acquire such Credit Investments that (i) are believed to be sufficiently collateralized to preserve capital, and (ii) will generate income in accordance with our desired investment characteristics. We will generally seek to focus first on the collateral available for each such Credit Investment in an effort to protect principal, and then second on obtaining an appropriate return given the term, risk and liquidity associated with each such specific Credit Investment. We will generally apply similar criteria for any Equity Investment we may acquire, with a focus on our expected risk adjusted return on such Equity Investments.

Additionally, on an opportunistic basis, the Adviser and/or Sub-Adviser may invest in non-U.S. issuers (“Non-U.S. Securities”). These securities may be U.S. Dollar-denominated or non-U.S. Dollar-denominated. Some Non-U.S. Securities may be less liquid and more volatile than securities of comparable U.S. issuers. Similarly, there is less volume and liquidity in most foreign securities markets than in the United States and, at times, greater price volatility than in the United States. Because evidence of ownership of such securities usually is held outside the United States, we will be subject to additional risks if the Adviser and/or Sub-Adviser invests in Non-U.S. Securities, which include adverse political and economic developments, seizure or nationalization of foreign deposits and adoption of governmental restrictions that might adversely affect or restrict the payment of principal and interest on the foreign securities to investors located outside the country of the issuer, whether from currency blockage or otherwise.

Also, the Adviser and/or Sub-Adviser may invest in securities of issuers located in emerging market countries, including securities denominated in currencies of emerging market countries. Emerging market countries generally include every nation in the world (including countries that may be considered “frontier” markets) except the United States, Canada, Japan, Australia, New Zealand and most countries located in Western Europe. There is no minimum rating criteria for the Adviser’s and/or Sub-Adviser’s investments in such securities. These issuers may be subject to risks that do not apply to issuers in larger, more developed countries. These risks are more pronounced to the extent the Adviser and/or Sub-Adviser invests significantly in one country. Less information about non-U.S. issuers or markets may be available due to less rigorous disclosure and accounting standards or regulatory practices. Many non-U.S. markets are smaller, less liquid and more volatile than U.S. markets. In a changing market, the Adviser and/or Sub-Adviser may not be able to sell our Select Traded Portfolio’s securities in amounts and at prices it considers reasonable. The U.S. Dollar may appreciate against non-U.S. currencies or an emerging market government may impose restrictions on currency conversion or trading. The economies of non-U.S. countries may grow at a slower rate than expected or may experience a downturn or recession. Economic, political and social developments may adversely affect non-U.S. securities markets.

Consistent with our investment strategy, the Adviser and/or Sub-Adviser, when appropriate, may direct the Company to invest in all types of debt securities of governmental issuers in all countries, including emerging market countries. These sovereign debt securities may include debt securities issued or guaranteed by governments, governmental agencies or instrumentalities and political subdivisions located in emerging market countries; debt securities issued by government owned, controlled or sponsored entities located in emerging market countries; interests in entities organized and operated for the purpose of restructuring the investment characteristics of instruments issued by any of the above issuers; Brady Bonds, which are debt securities issued under the framework of the Brady Plan as a means for debtor nations to restructure their outstanding external indebtedness; participations in loans between emerging market governments and financial institutions; or debt securities issued by supranational entities such as the World Bank. A supranational entity is a bank, commission or company established or financially supported by the national governments of one or more countries to promote reconstruction or development. Sovereign government and supranational debt involve all the risks described herein regarding foreign and emerging markets investments as well as the risk of debt moratorium, repudiation or renegotiation.

Brady Bonds are not considered to be U.S. government securities. U.S. Dollar-denominated, collateralized Brady Bonds, which may be fixed rate par bonds or floating rate discount bonds, are generally collateralized in full as to principal by U.S. Treasury zero-coupon bonds having the same maturity as the Brady Bonds. Interest payments on these Brady Bonds generally are collateralized on a one-year or longer rolling-forward basis by cash or securities in an amount that, in the case of fixed rate bonds, is equal to at least one year of interest payments or, in the case of floating rate bonds, initially is equal to at least one year’s interest payments based on the applicable interest rate at that time and is adjusted at regular intervals thereafter. Certain Brady Bonds are entitled to “value recovery payments” in certain circumstances, which in effect constitute supplemental interest payments but generally are not collateralized. For example, some Mexican and Venezuelan Brady Bonds include attached value recovery options, which increase interest payments if oil revenues rise. Brady Bonds are often viewed as having three or four valuation components: (i) the collateralized repayment of principal at final maturity; (ii) the collateralized interest payments; (iii) the uncollateralized interest payments; and (iv) any uncollateralized repayment of principal at maturity (the uncollateralized amounts constitute the “residual risk”).

Brady Bonds involve various risk factors described elsewhere associated with investing in foreign securities, including the history of defaults with respect to commercial bank loans by public and private entities of countries issuing Brady Bonds. In light of the residual risk of Brady Bonds and, among other factors, the history of defaults, investments in Brady Bonds are considered speculative. There can be no assurance that Brady Bonds in which the Adviser and/or Sub-Adviser may invest will not be subject to restructuring arrangements or to requests for new credit, which may cause us to suffer a loss of interest or principal on any of our holdings. See “Risk Factors – Risks Related to Our Investments Generally.”

Furthermore, our shares are priced in U.S. Dollars and the distributions paid to stockholders are paid in U.S. Dollars. However, a portion of our assets within our Select Traded Portfolio, may be denominated in non-U.S. currencies and the income received by us from such securities will be paid in non-U.S. currencies. The Adviser and/or Sub-Adviser may, on an opportunistic basis, invest in or gain exposure to non-U.S. currencies for investment or hedging purposes. The Adviser’s and/or Sub-Adviser’s investments in securities that trade in, or receive revenues in, non-U.S. currencies will be subject to currency risk, which is the risk that fluctuations in the exchange rates between the U.S. Dollar and foreign currencies may negatively affect an investment. The Company may (but is not required to) hedge some or all of its exposure to non-U.S. currencies through the use of derivative strategies, including forward foreign currency exchange contracts, foreign currency futures contracts and options on foreign currencies and foreign currency futures. Suitable hedging transactions may not be available in all circumstances and there can be no assurance that the Adviser and/or Sub-Adviser will engage in such transactions at any given time or from time to time when they would be beneficial. Although the Adviser and/or Sub-Adviser has the flexibility to engage in such transactions, the Adviser and/or Sub-Adviser may determine not to do so or to do so only in unusual circumstances or market conditions. These transactions may not be successful and may eliminate any chance for us to benefit from favorable fluctuations in relevant foreign currencies. The Adviser and/or Sub-Adviser may also use derivatives contracts for purposes of increasing exposure to a foreign currency or to shift exposure to foreign currency fluctuations from one currency to another. We do not expect a material portion of our Select Traded Portfolio to include investments denominated in non-U.S. currencies.

Our Investment Team’s model is predicated on working with Originators who can provide access to potentially attractive investment opportunities and other deal flow. Our Investment Team works to identify and cultivate relationships with experienced Originators that they believe have significant experience in their specific asset class and have experience and a track record originating and servicing the types of loans we target for investment. These Originators typically work with and perform due diligence on potential borrowers in connection with structuring and negotiating loans with them. These Originators also generally retain responsibility for servicing any loans they originate through their respective life cycles. Our Investment Team vets and conducts due diligence on potential Originators, including reviewing their background, credit and underwriting policies, evaluating their existing loan portfolio and performance and reviewing their business policies, among other things. Once an Originator has been vetted by our Investment Team, our Investment Team will then evaluate potential investment opportunities from that Originator that may be suitable for us and make investment decisions on a deal-by-deal basis. In addition, in certain circumstances where our Investment Team has in-house expertise or has partnered with an expert in a particular asset class, we will negotiate loans directly with borrowers. In such circumstances, those loans are typically serviced by an experienced third-party servicer. Our Investment Team may rely on data about certain Investments provided by Originators or obtained from third party or publicly available sources, which it may be unable to separately verify, which could expose us to risks if such data is incorrect. We will also directly originate new Credit Investments sourced by our Adviser and/or Sub-Adviser from time to time, in addition to ones sourced by Originators with which we have relationships. In such cases, we may elect to service a loan we originate, or arrange for an unaffiliated third-party servicer to serve in such capacity for us. In no event will any affiliate of ours receive any fees from us in connection with the origination or servicing of any Credit Investments we may acquire.

We will be subject to certain regulatory restrictions in making our investments, including with respect to co-investments with entities affiliated with our Adviser. We obtained exemptive relief on November 10, 2020 from the SEC to engage in co-investment transactions with our Adviser and/or its affiliates, including other investment vehicles on the Willow Wealth Platform.

To seek to enhance our returns and manage our liquidity needs, we may borrow money from time to time at the discretion of our Adviser and/or Sub-Adviser within the levels permitted by the 1940 Act (which generally allows us to incur leverage for up to one-third of our assets) when the terms and conditions available are favorable to investing and well-aligned with our investment strategy and portfolio composition. In determining whether and when to borrow money, we will analyze the maturity, covenant package and rate structure of the proposed borrowings as well as the risks of such borrowings compared to our investment outlook, taking into account our current liquidity needs and the relative maturity dates of our portfolio.

While a registered closed-end management investment company may list its shares for trading in the public markets, we have currently elected not to do so. We believe that a non-traded structure initially is appropriate for the long-term nature of certain of the assets in which we invest. This structure allows us to operate with a long-term view, similar to that of other types of private investment funds—instead of managing to quarterly market expectations—and to pursue our investment objectives without subjecting our investors to the daily share price volatility associated with the public markets because our shares will not be listed on a national securities exchange. To provide our stockholders with limited liquidity, in the normal course we have conducted, but are not obligated to conduct, quarterly repurchase offers pursuant to our Share Repurchase Program. The Board of Directors may suspend or terminate the Share Repurchase Program at any time. You should not rely on any additional form of liquidity to develop or be provided, either through the development of a trading market for our shares or otherwise. See “Share Repurchase Program.” Therefore, stockholders may not be able to sell their shares promptly or at a desired price.

Our shares are not currently listed on an exchange, and you should not rely on a secondary market in the shares developing in the foreseeable future, if ever.

See “Investment Objectives and Strategy” for additional information regarding our investment strategy.

Credit Investment Servicing

We currently expect that all of the Credit Investments in our portfolio, as well as those underlying any Participation Interests we may hold, will be serviced by a third-party servicer, typically the Originator of the Credit Investment or an experienced third-party service provider, which we refer to as a “Servicer.” Such a Servicer will typically be compensated by the lenders and/or borrowers for such loan servicing activities. To the extent applicable, our Investment Team will monitor the performance of the Servicers to the Credit Investments we hold in our portfolio.

We generally expect the Servicer of a Credit Investment to provide updates on that Credit Investment and submit payments according to a payment schedule. In certain situations, such as in connection with a Credit Investment in litigation finance, while interest may continue to accrue, there may not be a periodic cash payment schedule and such Credit Investment’s payment amounts and timing may be dependent on certain events, such as settlement of a case. Our Investment Team relies on the Servicer of a Credit Investment to do the following tasks:

☐	Collect payments in accordance with the schedule and disburse payments to us;
☐	Notify us of any delays in payments and the reason for such delays;
☐	Notify us of any non-compliance with a Credit Investment’s terms or covenants;
☐	Conduct collateral review and verification, if necessary; and
☐	Conduct on-site inspections and meetings, if necessary.

Our Investment Team will review servicing reports to ensure that the disbursements to us are in accordance with the terms of the Credit Investment. Upon notification by the Servicer of an actual, pending, or potential default or impairment (or in a proactive fashion, if initiated by our Investment Team), our Investment Team will contact the Originator to obtain additional information on our investment. This may include direct conversations with the borrower. While the specific set of actions to be taken in any given scenario may change depending on the circumstances at the time of an actual, pending, or potential default or impairment of the Credit Investment, our Investment Team and the Originator will generally discuss and agree upon default and/or impairment scenario contingency plans in advance of our investment in a Credit Investment, with subsequent follow up regarding potential action plans upon the occurrence of such an event. Potential actions to be taken, in coordination with the Originator, may include the following:

☐	developing a plan to regain compliance and/or negotiating a forbearance agreement;
☐	potentially re-underwrite and restructure the loan to preserve capital and accelerate repayment; and
☐	foreclosure on and liquidation of the collateral to preserve capital for the noteholders, including us.

Where we rely solely on Originators to service the Credit Investments and to maintain relationships with borrowers, our Investment Team does not necessarily have the servicing resources or wherewithal to cure any potential default or impairment of a Credit Investment. If the Investment Team believes that the Originator is not acting in the best interest of the Credit Investment, the Investment Team may appoint a back-up Servicer in situations where it has discretion to do so. However, because we may buy Participation Interests and own only a portion of a Credit Investment, we may not be the majority owner or have the right to change the Originator.

We will also directly originate new Credit Investments sourced by our Adviser and/or Sub-Adviser from time to time, in addition to ones sourced by Originators with which we have relationships. In such cases, we may elect to service a loan we originate, or arrange for an unaffiliated third-party servicer to serve in such capacity for us. In no event will any affiliate of ours receive any fees from us in connection with the origination or servicing of any Credit Investments we may acquire. See “Risk Factors – Risks Related to Our Investments Generally.”

Sale of Investments

With respect to our Investments that are not included in our Select Traded Portfolio, we do not plan on acquiring Investments for the primary purpose of reselling such Investments in the ordinary course of business. However, we may sell such Investments, or fractional interests in such Investments, when our Investment Team determines that it may be advantageous for us to do so, based upon then-current interest rates, the length of time that the Investment has been held by us, and our investment objectives and strategies.

Potential Competitive Strengths

We believe that we offer our investors the following potential competitive strengths:

Established platform with seasoned investment professionals. We believe that we will benefit from the experience of our Investment Team in managing a variety of investment vehicles on the Willow Wealth Platform, which includes focusing on sourcing, structuring, executing, and monitoring a broad range of investments. We believe the members of our Investment Team possess market knowledge, experience, and industry relationships that enable them to identify potentially attractive investment opportunities.

Long-term investment horizon. Unlike private equity and venture capital funds, we will not be subject to standard periodic capital return requirements. Such requirements typically stipulate that capital invested in these funds, together with any capital gains on such investment, can be invested only once and must be returned to investors after a predetermined time period. We believe our ability to make investments with a longer-term view and without the capital return requirements of traditional private investment vehicles will provide us with greater flexibility to seek investments that can generate attractive returns on invested capital.

Efficient tax structure. As a regulated investment company, or “RIC,” we generally will not be required to pay U.S. federal income taxes on any ordinary income or capital gains that we receive from our investments and distribute to our stockholders as dividends. Because we are not required to pay U.S. federal income taxes on our income or capital gains that we distribute to our stockholders, we will seek to offer investment terms to potential issuers that are comparable to those offered by our corporate tax-paying competitors, and seek to achieve after-tax net returns that can be greater than their after-tax net returns. Furthermore, tax-exempt investors in our shares who do not finance their acquisition of our shares with indebtedness are not expected to be required to recognize unrelated business taxable income, or “UBTI.” Although, as a RIC, dividends received by us from taxable entities and distributed to our stockholders will not be subject to U.S. federal income taxes, any taxable entities we own will generally be subject to U.S. federal and state income taxes on their income. As a result, the net return to us on such investments that are held by such subsidiaries will be reduced to the extent that the subsidiaries are subject to income taxes.

Disciplined, income-oriented investment philosophy. Our Adviser employs an investment approach focused on current income, capital preservation, and long-term investment performance. This investment approach involves a multi-stage selection process for each investment opportunity, as well as ongoing monitoring of each investment made, with particular emphasis on early detection of deteriorating credit conditions that could result in adverse portfolio developments. This strategy is designed to maximize current income and minimize the risk of capital loss.

Unique, digital distribution channel. As a digital platform, the Willow Wealth Investment Portal provides us with a means of distributing our shares without the expense of traditional distribution channels. While we may also utilize traditional distribution channels, the majority of our distribution efforts will be conducted through the Willow Wealth Investment Portal.

Share Repurchase Program

Our shares are not currently listed on any securities exchange, and you should not rely on a secondary market in the shares developing in the foreseeable future, if ever. Therefore, stockholders should not expect to be able to sell their shares promptly or at a desired price.

In the normal course, we generally offer to repurchase shares on a quarterly basis on such terms as may be determined by our Board of Directors, in its sole discretion, unless, in the judgment of our Board of Directors, such repurchases would not be in our best interests or would violate applicable law. While it is expected that, in the normal course, the Adviser will recommend to the Board, subject to the Board’s discretion, that the Company conduct repurchases as of the end of each calendar quarter, the Adviser may not recommend a repurchase offer for any quarter in which the Adviser believes it would be detrimental to the Company for liquidity or other reasons. We will conduct any repurchase offers in accordance with the requirements of Regulation 14E and Rule 13e-4 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the 1940 Act. Any offer to repurchase shares will be conducted solely through tender offer materials delivered to each stockholder and is not being made through this prospectus.

We will limit the number of shares to be repurchased pursuant to our Share Repurchase Program in any calendar year to 20% of the number of shares outstanding, or approximately 5% in each quarter, though the actual number of shares that we offer to repurchase may differ in light of the limitations noted below. At the discretion of our Board of Directors, we may use cash on hand, cash available from borrowings, and cash from the sale of investments as of the end of the applicable period to repurchase shares. A certain amount of cash may be reserved for upcoming investments. We will offer to repurchase such shares at a price equal to the net asset value per share of our common stock as of the close of business on the date each share repurchase offer expires. To the extent our Board of Directors determines that it is appropriate to do so, we may reduce the repurchase price in any quarter by up to 2% in order to offset the expenses we expect to incur in connection with conducting such repurchase offer.

In connection with its consideration of whether to repurchase shares, our Board of Directors will consider any requests it has received from stockholders. If the amount of repurchase requests exceeds the number of shares we seek to repurchase, we will generally repurchase shares on a pro-rata basis. As a result, we may repurchase less than the full amount of shares that you request to have repurchased. Further, we will not be obligated to repurchase shares if doing so would violate restrictions on distributions under applicable federal or Maryland law, including Section 2-311 of the Maryland General Corporation Law, prohibiting distributions that would cause us to fail to meet statutory tests of solvency. If we do not repurchase the full amount of your shares that you have requested to be repurchased, or our Board of Directors determines not to make repurchases of our shares, you may not be able to dispose of your shares, even if we under-perform. Any periodic repurchase offers will be subject in part to our available cash and compliance with the RIC qualification and diversification rules promulgated under the Code and the 1940 Act.

Notwithstanding the foregoing, the Board of Directors, in their discretion, may direct the Company to undertake one or more tender offers outside of our Share Repurchase Program, which we refer to as “special tender offers.” The timing and terms and conditions of any such special tender offers will be determined by the Board of Directors, and there is no guarantee that the Company will engage in any special tender offers. We would generally expect to conduct only one tender offer in any given calendar quarter, and may refrain from conducting one under our Share Repurchase Program to the extent our Board of Directors elects to conduct a special tender offer in any particular calendar quarter.

Advisory Fees

Under the Investment Advisory Agreement, our Adviser is entitled to a management fee (the “Adviser Management Fee”). The Adviser Management Fee is calculated at an annual rate of 1.00% of the average of our net assets, excluding cash and cash-equivalents, at the end of the two most recently completed calendar quarters. The Adviser Management Fee is payable quarterly in arrears. Adviser Management Fees for any partial month or quarter will be appropriately prorated and adjusted for any share issuances or repurchases during the relevant month or quarter.

Our Adviser is not entitled to receive any other advisory fees (including any incentive fee) under our Investment Advisory Agreement, other than the Adviser Management Fee. See “Investment Advisory Agreement.”

Under the Sub-Advisory Agreement, our Adviser is solely responsible for payment of any fees to Prytania out of our Adviser’s assets (the “Sub-Adviser Management Fee”). The Sub-Adviser Management Fee is calculated at an annual rate set forth below with respect to the amount of our net assets comprising the Allocated Assets (as defined below), excluding cash and cash-equivalents (the “Net Allocated Assets”). The Sub-Adviser Management Fee is payable quarterly in arrears.

●	0.40% per annum for the first $50 million of the Net Allocated Assets; and

●	0.35% per annum of the Net Allocated Assets which are greater than $50 million.

“Allocated Assets” with respect to the calculation of the Sub-Adviser Management Fee means all or a portion of our assets that our Adviser shall allocate to Prytania from time to time, plus all investments, reinvestments and proceeds of the sale thereof, including, without limitation, all interest, dividends and appreciation on investments, less depreciation thereof and withdrawals by our Adviser. See “Sub-Advisory Agreement.”

Administration

We have entered into an Administration Agreement with Willow Wealth as our Administrator under which the Administrator, among other things, provides (or oversees, or arranges for, the provision of) the administrative services and facilities necessary for us to operate.

Under the Administration Agreement, among other services and items provided, the Administrator furnishes us with office facilities, equipment, and clerical, bookkeeping, and record keeping services at such facilities, as well as providing us with other administrative services.

The Administrator expects to retain one or more sub-administrators from time to time to provide certain administrative services to the Company on behalf of the Administrator. ALPS Fund Services, Inc., together with certain affiliated entities, has been retained to serve as our sub-administrator and to provide us with certain administrative services on behalf of the Administrator. The Company pays a registered fund services fee to AFS for their services as Sub-Administrator. AFS (including through its affiliate SS&C Global Investor & Distribution Solutions, Inc.) has also been retained to provide certain transfer agency and other services to the Company and its wholly-owned subsidiaries, for which it receives separate compensation from the Company and/or its subsidiaries.

The Company will bear all fees, costs, and expenses incurred in connection with our operation, administration, and transactions and that are not specifically assumed by the Administrator (or the Adviser, if not the Administrator), including the cost of any sub-administrator. We pay the Administrator an administrative fee equal to 0.0375% of our net assets attributable to common shares, determined as of the end of each calendar quarter (0.15% annualized); provided, that the aggregate amount of such fee plus the amount of the registered fund services fee paid by the Company to AFS as sub-administrator (which for the avoidance of doubt does not include any other fees, costs or expenses payable by the Company or any subsidiary thereof to AFS for other services) shall on an annual basis be no more than 0.35% of the Company’s average net assets attributable to common shares. In addition, we will reimburse the Administrator (or such affiliate) for any fees, costs or expenses that are paid by the Administrator (or an affiliate thereof) on our behalf.

The Administrator has agreed to waive the fees, costs and expenses payable to it by the Company pursuant to the Administration Agreement and to pay or absorb expenses of the Company so that our total annual expenses (excluding (i) interest payable on debt, (ii) federal, state, local and foreign taxes, (iii) acquired fund fees and expenses, (iv) extraordinary expenses), (v) management fees payable pursuant to the Advisory Agreement, (vi) the administrative fee payable pursuant to the Administration Agreement and (vii) the registered fund services fee payable to AFS) will not exceed 1.50% of the average net assets attributable to our common shares on an annual basis (the “Expense Limitation”). With respect to any amounts waived or absorbed by the Administrator pursuant to the Expense Limitation, the Administrator is entitled to recoup such amounts for a period of up to three years from the date that such fees were waived or such costs or expenses were absorbed, provided that the Administrator is able to effect such recoupment without causing our total annual expenses (after recoupment) to exceed the lesser of (a) the expense limitation in effect at the time of the waiver, and (b) any expense limitation in effect at the time of the recoupment.

See “Administration Agreement.”

Conflicts of Interest

Our Adviser and Sub-Adviser and certain of their affiliates may experience conflicts of interest in connection with the management of our business affairs, including, but not limited to, the following:

☐	The directors, officers, and other personnel of our Adviser and Sub-Adviser and their affiliates allocate their time between advising us and our Adviser or Sub-Adviser, respectively, in connection with identifying investment opportunities and making investment recommendations, and between managing other investment activities and business activities in which they may be involved, including (in the case of the Adviser) managing the other investment vehicles comprising the Willow Wealth Platform;
☐	The compensation payable to our Adviser and Sub-Adviser and other affiliates will be approved by our Board of Directors consistent with the exercise of the requisite standard of care applicable to directors under Maryland law, the 1940 Act, and our charter and bylaws. Such compensation is payable, in most cases, whether or not our stockholders receive distributions;
☐	We may compete with certain affiliates for investment opportunities, including other investment vehicles on the Willow Wealth Platform, subjecting our Adviser and/or Sub-Adviser and its affiliates to certain conflicts of interest in evaluating the suitability of investment opportunities and making or recommending acquisitions to us or on our behalf;
☐	Regardless of the quality of the assets acquired or the services provided to us, or whether we make distributions to our stockholders, our Adviser will receive the Adviser Management Fees from us, and the Adviser will receive reimbursement of routine non-compensation overhead expenses from us in connection with the management of our portfolio;
☐	From time to time, to the extent consistent with the 1940 Act and the rules and regulations promulgated thereunder, we and other clients (if any) for which our Adviser provides investment management services or carries on investment activities may make investments at different levels of an investment entity’s capital structure or otherwise in different classes of an issuer’s securities. These investments may inherently give rise to conflicts of interest or perceived conflicts of interest between or among the various classes of securities that may be held by us and such other clients;
☐	Our Adviser or Sub-Adviser and its respective affiliates may give advice and recommend securities to other clients which may differ from advice given to, or securities recommended or bought for, us, even though their investment objectives may be similar to ours;
☐	Willow Wealth and its affiliates may have existing business relationships or access to material, non-public information that would prevent our Adviser and/or Sub-Adviser from recommending certain investment opportunities that would otherwise fit within our investment objectives;
☐	Our Adviser and/or Sub-Adviser and its affiliates are not restricted from forming additional investment funds, from entering into other investment advisory relationships or from engaging in other business activities, even though such activities may be in competition with us and/or may involve substantial time and resources of our Adviser and/or Sub-Adviser or its affiliates, as applicable. Other than as required by our November 10, 2020 order from the SEC to engage in co-investments with entities affiliated with our Adviser (as such order may be updated and/or amended from time to time), Affiliates of our Adviser have no obligation to make their originated investment opportunities available to our Adviser or us, and such opportunities may be provided to the Willow Wealth Platform or another affiliate of our Adviser; and

☐	To the extent permitted by the 1940 Act and interpretations by the Staff of the SEC, our Adviser and/or Sub-Adviser may seek to have us and one or more other investment accounts managed by our Adviser and/or Sub-Adviser or any of its affiliates participate in an investment opportunity. On November 10, 2020, we received exemptive relief from the SEC to engage in co-investment transactions with our Adviser and/or its affiliates, including current and future investment vehicles on the Willow Wealth Platform, subject to certain conditions. These co-investment transactions may give rise to conflicts of interest or perceived conflicts of interest among us and the other participating accounts. To mitigate these conflicts, our Adviser and its affiliates will seek to allocate investment opportunities for all of the participating investment accounts, including us, on a fair and equitable basis, taking into account such factors as the relative amounts of capital available for new investments, the applicable investment programs and portfolio positions, the clients for which participation is appropriate and any other factors deemed appropriate.
☐	The Adviser acts as non-discretionary investment adviser to certain stockholders in the Company. In this capacity, the Adviser recommends investments to its clients, which may include recommendations for a client to make investments in our shares. As such, the Adviser is subject to a conflict of interest in that a recommendation for a client to invest in our shares may lead to an increase the Adviser Management Fee by increasing the cash available to the Company for investment. The Adviser may be further incentivized to recommend investments in our shares where the Adviser Management Fee is greater than the management fee and/or other compensation received by the Adviser with respect to other investment opportunities available on the Willow Wealth Platform at the time of such recommendation. Furthermore, the Adviser may have additional incentives to recommend our shares over other opportunities available on the Willow Wealth Platform, for instance, to create the appearance that our shares are more popular or attractive to investors. However, all investment recommendation decisions will be made without consideration of the potential compensation to the Adviser from the Company.

Available Information

We are required to file periodic reports, proxy statements, and other information with the SEC. This information is available at the SEC’s public reference room at 100 F Street, NE, Washington, D.C. 20549 and on the SEC’s website at www.sec.gov. The public may obtain information on the operation of the SEC’s public reference room by calling the SEC at (202) 551-8090. This information is available free of charge by contacting us 245 Fifth Avenue, Suite 2100, New York, NY 10016, or by telephone at (844) 943-5378, or by emailing us at support@willowwealth.com. You may also access these reports at www.yieldstreetalternativeincomefund.com. These reports should not be considered a part of or as incorporated by reference in this prospectus, or the registration statement of which this prospectus is a part. See “Available Information.”

Distributions

Subject to our Board of Directors’ discretion and applicable legal restrictions, our Board of Directors expects to authorize, and we intend to declare and pay, ordinary cash distributions on a quarterly basis. We will then calculate each stockholder’s specific distribution amount for the period using quarterly record dates with each stockholder eligible to receive distributions as of the end of the quarter during which we accepted the stockholder’s subscription for our shares. From time to time, we may also pay interim special distributions in cash or in our shares at the discretion of, and when authorized by, our Board of Directors. For example, our Board of Directors may periodically authorize share distributions in order to reduce our net asset value per share if necessary to ensure that we do not sell shares at a price below net asset value per share. Our distributions may exceed our earnings. Therefore, portions of the distributions that we make may be a return of the money that you originally invested and represent a return of capital to you for tax purposes. Such a return of capital is not immediately taxable, but reduces your tax basis in our shares, which may result in higher taxes for you even if your shares are sold at a price below your original investment. In addition, we would generally expect our Adviser and/or Sub-Adviser to waive any fees and expenses that would otherwise be payable to it on the portion of such distributions that represent a return of capital to you. As soon as practicable after the end of each calendar year, a statement on Form 1099-DIV identifying the source of the distribution will be delivered to our stockholders. There can be no assurance that we will be able to pay distributions at a specific rate or at all. See “Material U.S. Federal Income Tax Considerations.”

We intend to make our ordinary distributions in the form of cash, out of assets legally available. We have adopted an “opt out” distribution reinvestment plan pursuant to which the full amount of each new stockholder’s cash distributions will be reinvested in additional shares unless the shareholder opts out of the plan through the Willow Wealth Platform. Any distributions reinvested under the plan will nevertheless remain taxable to a U.S. stockholder. If stockholders hold shares in the name of a broker or financial intermediary, they should contact the broker or financial intermediary regarding their election to receive distributions in additional shares.

Distribution Reinvestment Plan

We have adopted an “opt out” distribution reinvestment plan pursuant to which the full amount of each new stockholder’s cash distributions will be reinvested in additional shares unless the shareholder opts out of the plan through the Willow Wealth Platform. Current stockholders will not participate in the plan unless you have previously enrolled in, or if previously opted out, enroll in, the distribution reinvestment plan. Participants in our distribution reinvestment plan are free to revoke their participation in the distribution reinvestment plan within a reasonable time as specified in the plan. If you elect to no longer participate in the plan you will receive any distributions we declare in cash. If our Board of Directors authorizes, and we declare, a cash distribution, and you have not opted out of the plan, you will have your cash distributions reinvested in additional shares, rather than receiving the cash distributions. We generally intend to coordinate distribution payment dates so that the same price that is used for the closing date immediately following such distribution payment date will be used to calculate the purchase price for purchasers under the distribution reinvestment plan. In such a case, your reinvested distributions will purchase shares at a price equal to 100% of the price that shares are sold in the offering at the closing immediately following the distribution payment date. See “Distribution Reinvestment Plan.” No commissions or fees will be assessed pursuant to our distribution reinvestment plan. You will be subject to income tax on the amount of any dividends you receive, even if you participate in our distribution reinvestment plan and do not receive such dividends in the form of cash.

Taxation

We have elected to be treated for U.S. federal income tax purposes, and intend to qualify annually thereafter, as a RIC under Subchapter M of the Code. As a RIC, we generally will not have to pay corporate-level federal income taxes on any ordinary income or capital gains that we distribute to our stockholders from our tax earnings and profits. To maintain our RIC tax treatment, we must meet specified source-of-income and asset diversification requirements and distribute annually at least 90% of our ordinary income and realized net short-term capital gains in excess of realized net long-term capital losses, if any and 90% of our net tax-exempt income, if any. In 2021, we were unable to satisfy the requirement that a RIC must derive at least 90% of its annual gross income from “qualifying income.” As a result, we were required to pay taxes on the income generated from the Company’s ownership percentage in the non-qualifying assets held in 2021 in order to qualify as a RIC for U.S. federal income tax purposes for our 2021 fiscal year. The Adviser reimbursed us for any such taxes due. Beginning with our 2022 fiscal year and for each fiscal year since, we have satisfied the 90% Income Test and qualified as a RIC for such fiscal year, and intend to continue to qualify as a RIC for successive periods thereafter.

In seeking to achieve our investment objectives, we have utilized, and may utilize in the future, certain wholly-owned subsidiaries to hold certain equity or equity-like investments in partnerships. We consolidate the Subsidiaries with the Company for accounting purposes, but not for U.S. federal income tax purposes. The Subsidiaries are subject to U.S. federal income tax on their taxable income at the rates applicable to corporations and subject to state and local taxes in jurisdictions in which a Subsidiary has an economic presence. You should be aware that the net return to us on investments held in a Subsidiary will be reduced to the extent that a Subsidiary is subject to taxes at the federal, state and/or local levels.

The Subsidiaries enable us to satisfy the income source and asset diversification requirements applicable to our status as a RIC. With respect to the asset diversification requirement, no more than 25% of the value of our assets can be invested in a Subsidiary or two or more Subsidiaries that are controlled, as determined under applicable Code rules, by us and that are engaged in the same or similar or related trades or businesses. If a Subsidiary is not respected as separate us, we could be limited in our ability to pursue our investment strategy and we might not qualify as a RIC for one or more years. In this event, the Board of Directors may authorize a change in investment strategy or our liquidation. In lieu of potential disqualification, we are permitted, in limited circumstances, to pay a tax for certain failures to satisfy the income source and asset diversification requirements.

See “Material U.S. Federal Income Tax Considerations.”

Corporate Information

Our principal executive offices are located at 245 Fifth Avenue, Suite 2100, New York, NY 10016. Willow Wealth maintains the Willow Wealth Investment Portal, as well as www.yieldstreetalternativeincomefund.com. Information contained on this website is not incorporated by reference into this prospectus, and you should not consider that information to be part of this prospectus.

COMPENSATION OF THE INVESTMENT ADVISER

We compensate our Adviser for the investment and management of our assets - the “Adviser Management Fee”.

The Adviser Management Fee is calculated at an annual rate of 1.00% of the average of our net assets, excluding cash and cash-equivalents, at the end of the two most recently completed calendar quarters. The Adviser Management Fee is payable quarterly in arrears. The Adviser Management Fee may or may not be taken in whole or in part at the discretion of our Adviser. All or any part of the Adviser Management Fee not taken as to any quarter will be deferred without interest and may be taken in any such other quarter as our Adviser shall determine. In the fiscal year ended December 31, 2025, the Company incurred an Adviser Management Fee in the amount of $1,206,262.

We also reimburse the Adviser for our investment-related expenses it has incurred. Our investment-related expenses include, but are not limited to, the cost of securities, commodities, and other investments purchased or sold for us (including brokerage commissions and other fees or charges associated with transactions), transfer fees, registration costs, taxes, interest or any other expenses incurred in connection with acquiring, holding, or disposing of our investments, including any legal or third-party service fees incurred in connection with securities held for us.

In addition to serving as our Adviser, Willow Wealth also serves as our administrator pursuant to a separate Administration Agreement and in such capacity, the Administrator receives an administrative services fee and is entitled to reimbursement for any fees, costs or expenses that are paid by the Administrator (or an affiliate) on our behalf. For more information, see “Administration Agreement.”

We reimburse our Adviser and Administrator for the organizational and offering costs it has incurred on our behalf only to the extent that the reimbursement would not cause organizational and offering expenses borne by us to exceed the lesser of (i) 8.00% of the gross offering proceeds as the amount of proceeds increases and (ii) the lesser of (a) any applicable expense limitation in effect at the time such costs were incurred on our behalf and (b) any applicable expense limitation in effect at the time of the reimbursement/recoupment. The organizational and offering-related expense reimbursement consists of costs incurred by our Adviser and its affiliates on our behalf for legal, accounting, printing, and other offering expenses, including costs associated with technology integration between our systems and those of our selected broker-dealers, marketing expenses, salaries, and direct expenses of its employees, employees of its affiliates, and others while engaged in registering and marketing the shares, which shall include development of marketing and marketing presentations and training and educational meetings and generally coordinating the marketing process for us. Any such reimbursements will not exceed actual expenses incurred by our Adviser or Administrator.

The advisory fees payable to our Adviser are not based on the performance of our investments. See “Investment Advisory Agreement” in this prospectus and “Certain Relationships and Related Party Transactions” in the SAI for a more detailed description of the fees and expenses payable to our Adviser and the conflicts of interest related to these arrangements. A discussion regarding the basis for our Board of Directors’ approval of our Investment Advisory Agreement is included in our semiannual report dated June 30, 2025.

QUESTIONS AND ANSWERS ABOUT THE COMPANY

Set forth below are some of the more frequently asked questions and answers relating to our structure, our management and our business. See “Prospectus Summary” and the remainder of this prospectus for more detailed information about our structure and our business.

Q:         What is a “RIC”?

A:         A “RIC” is a regulated investment company under Subchapter M of the Code. A RIC generally does not have to pay corporate level federal income taxes on any income or capital gains that it distributes to its stockholders from its taxable earnings and profits. To qualify as a RIC, a company must, among other things, meet certain source-of-income and asset diversification requirements. In addition, in order to obtain RIC tax treatment, a company must distribute to its stockholders, for each taxable year, at least 90% of its “investment company taxable income,” which is generally its net ordinary income plus the excess, if any, of realized net short-term capital gains over realized net long-term capital losses and 90% of its net tax-exempt income, if any. See “Material U.S. Federal Income Tax Considerations” for more information regarding RICs.

Q:         Who will choose which investments to make?

A:         All final investment decisions will be made by Mr. Yarbrough, Ms. Prasad, Mr. Hale, Mr. Charalambous, Mr. Burgess, and Mr. Husemann who we consider to be our portfolio managers. Our Board of Directors, including our independent directors, oversees and monitors our investment performance and relationship with our Adviser and/or Sub-Adviser, annually reviews the compensation we pay to our Adviser, and determines that the provisions of the Investment Advisory Agreement and Sub-Advisory Agreement are carried out. See “Investment Advisory Agreement” and “Portfolio Management – Additional Senior Investment Professionals.”

Q:         What is the experience of our Adviser and Sub-Adviser?

A:         Our investment activities are managed by our Adviser and/or Sub-Adviser, which, under the supervision of our Board of Directors (and the Adviser, in the case of the Sub-Adviser), oversee the management of our activities and the day-to-day management of our investment operations. Our Adviser’s professionals have significant experience across private lending and private equity investing, including experience advising and managing the other investment vehicles that comprise the Willow Wealth Platform. Our Sub-Adviser’s is a London-based global structured credit specialist that employs a long only, fundamental research-intensive approach, which incorporates macro/micro economic and thematic research. See “Management” and “Portfolio Management” for more information on the experience of our advisory professionals.

Q:         How will the payment of fees and expenses affect my investment in the Company?

A:         The payment of fees and expenses will reduce the funds available to us for investments and the income generated by the portfolio as well as funds available for distribution to stockholders. The payment of fees and expenses will also reduce the book value of your shares.

Q:         Will the distributions I receive be taxable?

A:         Cash distributions by us generally are taxable to U.S. stockholders as either dividend income or capital gains. Distributions of our “investment company taxable income” (which is, generally, our net ordinary income plus realized net short-term capital gains in excess of realized net long-term capital losses) generally will be taxable as dividend income to U.S. stockholders to the extent of our current or accumulated earnings and profits, whether paid in cash or reinvested in additional shares. To the extent such distributions paid by us to non-corporate stockholders (including individuals) are attributable to dividends from U.S. corporations and certain qualified foreign corporations, such distributions, or Qualifying Dividends, may be eligible for a current maximum tax rate of 20%. In this regard, it is anticipated that distributions paid by us generally will not be attributable to dividends and, therefore, generally will not qualify for the current 20% maximum rate applicable to Qualifying Dividends. Distributions of our net capital gains (which is generally our realized net long-term capital gains in excess of realized net short-term capital losses) properly reported by us as “capital gain dividends” will be taxable to a U.S. stockholder as long-term capital gains that are currently taxable at a maximum rate of 20% in the case of individuals, trusts or estates, regardless of the U.S. stockholder’s holding period for his, her or its shares and regardless of whether paid in cash or reinvested in additional shares. Distributions in excess of our earnings and profits first will reduce a U.S. stockholder’s adjusted tax basis in such stockholder’s shares and, after the adjusted basis is reduced to zero, will constitute capital gains to such U.S. stockholder. We do not expect that special share distributions that we pay ratably to all investors from time to time, if any, will be taxable.

Q:         When will I get my detailed tax information?

A:         We (or the applicable withholding agent) will provide to each of our U.S. stockholders, as promptly as possible after the end of each calendar year, a notice reporting the amounts to be included in such U.S. stockholder’s taxable income for such year as ordinary income and as long-term capital gain.

Q:         Will I be notified on how my investment is doing?

A:         We are required to file periodic reports, proxy statements and other information with the SEC. This information will be available at the SEC’s public reference room at 100 F Street, NE, Washington, D.C. 20549 and on the SEC’s website at www.sec.gov. The public may obtain information on the operation of the SEC’s public reference room by calling the SEC at (202) 551-8090. This information will also be available free of charge by contacting us at 245 Fifth Avenue, Suite 2100, New York, NY 10016, or by telephone at (844) 943-5378, or by emailing us at support@willowwealth.com. You may also access these reports at www.yieldstreetalternativeincomefund.com. These reports should not be considered a part of or as incorporated by reference in this prospectus, or the registration statement of which this prospectus is a part. See “Available Information.”

Q:         Will I be able to sell my shares in a secondary market?

A:         Our shares are not currently listed on an exchange, and you should not rely on a secondary market in the shares developing in the foreseeable future, if ever. Because of the lack of a trading market for our shares, holders of shares may not be able to sell their shares promptly or at a desired price. If you are able to sell your shares, you may have to sell them at a discount to the purchase price of your shares.

Q:         Are there any restrictions on the transfer of shares?

A:        Transfers are subject to compliance with the conditions to transfer set forth in the stockholder’s subscription agreement. Shares will have no preemptive, exchange, conversion, or redemption rights, will generally have no appraisal rights and will be freely transferable, except where their transfer is restricted by U.S. federal and state securities laws or by contract. However, our shares are not listed on an exchange, and you should not rely on a secondary market in the shares developing in the foreseeable future, if ever. In the normal course, the Company limits the number of shares that we offer to repurchase through the Share Repurchase Program. As a result, your ability to sell your shares will be limited and you may not receive a full return of invested capital upon selling your shares. We will not charge for transfers of our shares except for necessary and reasonable costs actually incurred by us. See “Risk Factors - Risks Related to an Investment in Our Shares.”

Q:         Who can help answer my questions?

A:         If you have more questions about the offering or if you would like additional copies of this prospectus, you should contact us at:

Yieldstreet Alternative Income Fund Inc.

245 Fifth Avenue, Suite 2100

New York, NY 10016

Attention: Investor Services

Phone: (844) 943-5378

Email: support@willowwealth.com

RISK FACTORS

Investing in our shares involves a number of significant risks. In addition to the other information contained elsewhere in this prospectus, you should consider carefully the following information before making an investment in our shares. If any of the following events occur, our business, financial condition, and results of operations could be materially and adversely affected. In such a case, the net asset value of our shares could decline, and you may lose all or part of your investment.

Risks Related to Our Business and Structure

Our Board of Directors may change, modify or waive our current operating policies and strategies without prior notice or stockholder approval, the effects of which may be adverse.

Our Board of Directors has the authority to modify or waive our current operating policies, investment criteria, and strategies, to the extent such strategies are not identified as fundamental investment policies, without prior notice and without stockholder approval. We cannot predict the effect any changes to our current operating policies, investment criteria, and strategies would have on our business, net asset value, operating results, or the value of our shares. However, the effects might be adverse, which could negatively impact our ability to pay you distributions and cause you to lose all or part of your investment. Moreover, we will have significant flexibility in investing the net proceeds of our offering of shares and may use the net proceeds from our public offering in ways with which investors may not agree or for purposes other than those contemplated at the time of our public offering. Finally, since our shares are not listed on a national securities exchange, you will be limited in your ability to sell your shares in response to any changes in our investment objectives, operating policies, investment criteria, or strategies.

Our ability to achieve our investment objectives depends on our Adviser and/or Sub-Adviser’s ability to manage and support our investment process. If our Adviser and/or Sub-Adviser were to lose access to their respective professionals, our ability to achieve our investment objectives could be significantly harmed.

Since we have no employees, we will depend on the investment expertise, skill and network of business contacts of our Adviser and Sub-Adviser. Our Adviser and Sub-Adviser will evaluate, negotiate, structure, execute, monitor and service our Investments managed by them. Our future success will depend to a significant extent on the continued service and coordination of the professionals of our Adviser and Sub-Adviser. The departure of any of our Adviser or Sub-Adviser’s professionals could have a material adverse effect on our ability to achieve our investment objectives.

Our ability to achieve our investment objectives depends on our Adviser and Sub-Adviser’s ability to identify, analyze, invest in, finance and monitor companies and investments that meet our investment criteria. Our Adviser’s and Sub-Adviser’s respective capabilities in structuring the investment process, providing competent, attentive and efficient services to us, and facilitating access to financing on acceptable terms depend on the employment of investment professionals in an adequate number and of adequate sophistication to match the corresponding flow of transactions. To achieve our investment objectives, our Adviser and/or Sub-Adviser may need to hire, train, supervise and manage new investment professionals to participate in our investment selection and monitoring process. Our Adviser and/or Sub-Adviser may not be able to find investment professionals in a timely manner or at all. Failure to support our investment process could have a material adverse effect on our business, financial condition, results of operations and the value of your investment.

The Investment Advisory Agreement and Sub-Advisory Agreement have termination provisions that allow the parties to terminate the agreements without penalty. For example, the Investment Advisory Agreement may be terminated at any time, without penalty, by our Adviser upon 60 days’ notice to us, and the Sub-Advisory Agreement similarly may be terminated at any time, without penalty, by the Adviser or the Sub-Adviser upon 60 days’ written notice. If any such agreement is terminated, it may adversely affect the quality of our investment opportunities. In addition, in the event such agreements are terminated, it may be difficult for us to replace our Adviser or Sub-Adviser.

We may face increasing competition for investment opportunities in Investments, which could delay deployment of our capital, reduce returns and result in losses.

We compete for investments with other investment companies and investment funds (including private equity funds, mezzanine funds and CLOs), as well as traditional financial services companies such as commercial banks and other sources of funding. Moreover, alternative investment vehicles, such as hedge funds, invest in Investments. As a result, competition for investment opportunities in Investments may intensify. Many of our competitors are substantially larger and have considerably greater financial, technical and marketing resources than we do. For example, some competitors may have a lower cost of capital and access to funding sources that are not available to us. In addition, some of our competitors may have higher risk tolerances or different risk assessments than we have. These characteristics could allow our competitors to consider a wider variety of investments, establish more relationships and offer better pricing and more flexible structuring than we are able to do. We may lose investment opportunities if we do not match our competitors’ pricing, terms and structure. If we are forced to match our competitors’ pricing, terms and structure, we may not be able to achieve acceptable returns on our investments or may bear substantial risk of capital loss. A significant part of our competitive advantage stems from the fact that the market for Credit Investments is underserved by financing sources generally. A significant increase in the number and/or the size of our competitors in this target market could force us to accept less attractive investment terms. Furthermore, many of our competitors have greater experience operating under, or are not subject to, the regulatory restrictions that the 1940 Act imposes on us as a registered closed-end management investment company.

To the extent original issue discount and payment-in-kind (“PIK”) interest constitute a portion of our income, we will be exposed to typical risks associated with such income being required to be included in taxable and accounting income prior to receipt of cash representing such income.

Our Investments may include original issue discount (“OID”) instruments and contractual PIK interest, which represents contractual interest added to a loan balance and due at the end of such loan’s term. To the extent OID or PIK interest constitute a portion of our income, we will be exposed to typical risks associated with such income being required to be included in taxable and accounting income prior to receipt of cash, including the following:

☐	OID instruments may have higher yields, which reflect the payment deferral and credit risk associated with these instruments;
☐	OID accruals may create uncertainty about the source of our distributions to stockholders;
☐	OID and PIK instruments may have unreliable valuations because their continuing accruals require continuing judgments about the collectability of the deferred payments and the value of the collateral; and
☐	OID and PIK instruments may represent a higher credit risk than coupon loans.

For accounting purposes, any cash distributions to stockholders representing OID and PIK income are not treated as coming from paid-in capital, even if the cash to pay them comes from offering proceeds. As a result, despite the fact that a distribution representing OID and PIK income could be paid out of amounts invested by our stockholders, the 1940 Act does not require that stockholders be given notice of this fact by reporting it as a return of capital. In addition, a portion of the fees payable to our Adviser may be attributable to OID or PIK income from time to time, although our Adviser is not obligated to reimburse us for such fees to the extent we fail to receive in cash the OID or PIK income we have previously accrued. As a result, our Adviser and/or Sub-Adviser may be incentivized to favor Investments with OID or PIK features from time to time, even if the relative risk associated with such investments would be higher than comparable Investments with cash interest payments.

A significant majority of our investment portfolio will be recorded at fair value as determined in good faith by the Adviser in its role as “valuation designee,” subject to the oversight of our Board of Directors and, as a result, there will be uncertainty as to the value of our investments.

Under the 1940 Act, we are required to carry our Investments at market value or, if there is no readily available market value, at fair value as determined by the Adviser in its role as “valuation designee,” subject to the oversight of our Board of Directors. Typically, there will not be a public market for the investments that we make. Our Investments are difficult to value by virtue of the fact that they are not publicly traded or actively traded on a secondary market but, instead, are traded on a privately negotiated over-the-counter secondary market for institutional investors. As a result, we will value these Investments quarterly at fair value as determined in good faith by the Adviser in its role as “valuation designee,” subject to the oversight of our Board of Directors. Certain factors that may be considered in determining the fair value of our Investments include dealer quotes for securities traded on the secondary market for institutional investors, the nature and realizable value of any collateral and estimates of the value of Investments in which we invest, which will be supplied, directly or indirectly, by banks, other market counterparties or pricing systems or estimates selected for such purpose by the valuation designee. Such estimates may be unaudited or may be subject to little verification or other due diligence and may not comply with generally accepted accounting practices or other valuation principles. In addition, these entities may not provide estimates of the value of the Investments in which we invest on a regular or timely basis or at all with the result that the values of such investments may be estimated by our Adviser on the basis of information available at the time. Because such valuations, and particularly valuations of private securities, are inherently uncertain, may fluctuate over short periods of time and may be based on estimates, the Adviser’s determinations of fair value may differ materially from the values that would have been used if a ready market for these non-traded securities existed or if we tried to sell our investments. Due to this uncertainty, the Adviser’s fair value determinations may cause our net asset value on a given date to materially understate or overstate the value that we may ultimately realize upon the sale of one or more of our investments.

There is a risk that investors in our shares may not receive distributions or that our distributions may not grow over time.

We intend to make distributions to our stockholders out of assets legally available for distribution. We cannot assure you that we will achieve investment results that will allow us to make a specified level of cash distributions or year-to-year increases in cash distributions. In addition, due to the asset coverage test applicable to us as a registered closed-end management investment company, we may be limited in our ability to make distributions. See “Regulation—Senior Securities” in the SAI.

The amount of any distributions we may make is uncertain, and any distributions will be authorized in the sole discretion of our Board of Directors. Our distribution proceeds may exceed our earnings, particularly during the period before we have substantially invested the net proceeds from our public offering. Therefore, portions of the distributions that we make may be a return of the money that you originally invested and represent a return of capital to you for tax purposes. The return of capital does not include income or capital gains.

We intend, subject to authorization by our Board of Directors, to declare distributions on a quarterly basis and pay distributions on a quarterly basis. We will pay these distributions to our stockholders out of assets legally available for distribution. While our Adviser may agree to limit our expenses to ensure that such expenses are reasonable in relation to our income, we cannot assure you that we will achieve investment results that will allow us to make a targeted level of cash distributions or year-to-year increases in cash distributions. Our ability to pay distributions might be adversely affected by, among other things, the impact of one or more of the risk factors described in this prospectus. In addition, the inability to satisfy the asset coverage test applicable to us as an investment company may limit our ability to pay distributions. All distributions will be paid at the discretion of our Board of Directors and will depend on our earnings, our financial condition, maintenance of our RIC status, compliance with applicable investment company regulations and such other factors as our Board of Directors may deem relevant from time to time. We cannot assure you that we will pay distributions to our stockholders in the future. In the event that we encounter delays in locating suitable investment opportunities, we may pay all or a substantial portion of our distributions from the proceeds of our public offering or from borrowings in anticipation of future cash flow, which may constitute a return of your capital. Such a return of capital is not immediately taxable, but reduces your tax basis in our shares, which may result in you recognizing more gain (or less loss) when your shares are sold. Distributions from the proceeds of our public offering or from borrowings also could reduce the amount of capital we ultimately invest in our investments.

Changes in laws or regulations governing our operations may adversely affect our business or cause us to alter our business strategy.

We, and the Investments in which we invest, will be subject to regulation at the local, state, and U.S. federal level. New legislation may be enacted or new interpretations, rulings or regulations could be adopted, including those governing the types of investments we are permitted to make, any of which could harm us and our stockholders, potentially with retroactive effect.

Additionally, any changes to the laws and regulations governing our operations relating to permitted investments may cause us to alter our investment strategy to avail ourselves of new or different opportunities. Such changes could result in material differences to our strategies and plans as set forth in this prospectus and may result in our investment focus shifting from the areas of expertise of our Adviser and/or Sub-Adviser to other types of investments in which our Adviser and/or Sub-Adviser may have less expertise or limited experience. Thus, any such changes, if they occur, could have a material adverse effect on our results of operations and the value of your investment.

Efforts to comply with the Sarbanes-Oxley Act will involve significant expenditures, and non-compliance with such regulations may adversely affect us.

We are subject to the Sarbanes-Oxley Act and the related rules and regulations promulgated by the SEC. We will be required to periodically review our internal control over financial reporting, and evaluate and disclose changes in our internal controls over financial reporting. Developing an effective system of internal controls may require significant expenditures, which may negatively impact our financial performance and our ability to make distributions. This process will also result in a diversion of management’s time and attention. We cannot be certain as to the timing of the completion of our evaluation, testing and remediation actions or the impact of the same on our operations and we may not be able to ensure that the process is effective or that our internal controls over financial reporting are or will be effective in a timely manner. In the event that we are unable to develop or maintain an effective system of internal controls and maintain or achieve compliance with the Sarbanes-Oxley Act and related rules, we may be adversely affected.

The impact of financial regulation on us remains uncertain.

In light of recent prior conditions in the U.S. and global financial markets and the U.S. and global economy, legislators and regulators remain focused on the regulation of the financial services industry. For example, the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the “Dodd-Frank Act,” institutes a wide range of reforms that have had an impact on all financial institutions. While we cannot predict what effect any changes in the laws or regulations or their interpretations would have on us as a result of current or future regulation on the financial services industry, these changes could be adverse to us and our stockholders.

We may experience fluctuations in our quarterly results.

We could experience fluctuations in our quarterly operating results due to a number of factors, including our ability or inability to make investments that meet our investment criteria, the yield earned or interest rate payable on the Investments we acquire, the level of our expenses, variations in and the timing of the recognition of realized and unrealized gains or losses, the degree to which we encounter competition in our markets and general economic conditions. As a result of these factors, results for any previous period should not be relied upon as being indicative of performance in future periods.

We may be more susceptible than a diversified fund to being adversely affected by any single corporate, economic, political or regulatory occurrence.

We are classified as “non-diversified” under the 1940 Act. As a result, we can invest a greater portion of our assets in obligations of a single issuer than a “diversified” fund. We may therefore be more susceptible than a diversified fund to being adversely affected by any single corporate, economic, political, or regulatory occurrence. We have elected to be treated for U.S. federal income tax purposes as a RIC under Subchapter M of the Code, and thus we intend to satisfy the diversification requirements of Subchapter M, including its less stringent diversification requirements that apply to the percentage of our total assets that are represented by cash and cash items (including receivables), U.S. government securities, the securities of other regulated investment companies, and certain other securities.

Regulations governing our operation as a registered closed-end management investment company affect our ability to raise additional capital and the way in which we do so. As a registered closed-end management investment company, the necessity of raising additional capital may expose us to risks, including the typical risks associated with leverage.

We may issue debt securities or preferred stock and/or borrow money from banks or other financial institutions, which we refer to collectively as “senior securities,” up to the maximum amount permitted by the 1940 Act. Under the provisions of the 1940 Act, we are permitted, as a registered closed-end management investment company, to issue senior securities representing indebtedness so long as our asset coverage ratio with respect thereto, defined under the 1940 Act as the ratio of our gross assets (less all liabilities and indebtedness not represented by senior securities) to our outstanding senior securities representing indebtedness, is at least 300% after each issuance of such senior securities. We may also enter into repurchase agreements or other derivative instruments with leverage embedded in them to the maximum extent permitted by the SEC and/or SEC staff rules, guidance or positions. In addition, we may issue additional shares of preferred stock so long as our asset coverage ratio with respect thereto, defined under the 1940 Act as the ratio of our gross assets (less all liabilities and indebtedness not represented by senior securities) to our outstanding senior securities representing indebtedness, plus the aggregate involuntary liquidation preference of our outstanding preferred stock, is at least 200% after each issuance of such preferred stock. If the value of our assets declines, we may be unable to satisfy these tests. If that happens, we may be required to sell a portion of our Investments and, depending on the nature of our leverage, repay a portion of our indebtedness or redeem outstanding shares of preferred stock, in each case at a time when doing so may be disadvantageous. Also, any amounts that we use to service our indebtedness or preferred dividends would not be available for distributions to our common stockholders. Furthermore, as a result of issuing senior securities, we would also be exposed to typical risks associated with leverage, including an increased risk of loss. If we issue preferred stock, the preferred stock would rank “senior” to common stock in our capital structure, preferred stockholders would have separate voting rights on certain matters and might have other rights, preferences, or privileges more favorable than those of our common stockholders, and the issuance of shares of preferred stock could have the effect of delaying, deferring or preventing a transaction or a change of control that might involve a premium price for holders of our common stock or otherwise be in your best interest.

Particularly with respect to the Investments in our Select Traded Portfolio, we may, but are not obligated to, enter into derivative transactions that have economic leverage embedded in them. Derivative transactions that we may enter into and the risks associated with them are described elsewhere in this prospectus and are also referred to as “Strategic Transactions.” We cannot assure you that investments in derivative transactions that have economic leverage embedded in them will result in a higher return on our shares. There is no guarantee that the Adviser and/or Sub-Adviser will utilize derivatives on behalf of the Company, even in circumstances where it would be advantageous to the Company do so.

We will not generally be able to issue and sell our shares at a price below net asset value per share. We may, however, sell our shares at a price below the then-current net asset value per share if our Board of Directors determines that such sale is in the best interests of us and our stockholders, and our stockholders approve such sale. In any such case, the price at which our securities are to be issued and sold may not be less than a price that, in the determination of our Board of Directors, closely approximates the market value of such securities (less any distributing commission or discount). If we raise additional funds by issuing more shares, then the percentage ownership of our stockholders at that time will decrease, and you may experience dilution.

Our ability to enter into transactions with our affiliates is restricted.

We are prohibited under the 1940 Act from participating in certain transactions with our affiliates without the prior approval of the SEC. Any person that owns, directly or indirectly, 5% or more of our outstanding voting securities will be our affiliate for purposes of the 1940 Act and we are generally prohibited from buying or selling any securities from or to such affiliate. The 1940 Act also prohibits certain “joint” transactions with certain of our affiliates, which could include investments in the same portfolio company or collateralized loan obligation (“CLO”) (whether at the same or different times), without prior approval of the SEC. If a person acquires more than 25% of our voting securities, we are prohibited from buying or selling any security from or to such person or certain of that person’s affiliates, or entering into prohibited joint transactions with such persons, absent the prior approval of the SEC. Similar restrictions limit our ability to transact business with our officers or directors or its affiliates. As a result of these restrictions, we may be prohibited from buying or selling any security from or to any portfolio company or CLO of an investment fund managed by our Adviser and/or Sub-Adviser or their affiliates without the prior approval of the SEC, which may limit the scope of investment opportunities that would otherwise be available to us.

We are uncertain of our sources for funding our future capital needs; if we cannot obtain equity or debt financing on acceptable terms, our ability to acquire investments and to expand our operations may be adversely affected.

The net proceeds from the sale of shares will be used for our investment opportunities, operating expenses and for payment of various fees and expenses such as the Adviser Management Fee. Any working capital reserves we maintain may not be sufficient for investment purposes, and we may require debt or equity financing to operate. Accordingly, in the event that we develop a need for additional capital in the future for investments or for any other reason, these sources of funding may not be available to us. Consequently, if we cannot obtain debt or equity financing on acceptable terms, our ability to acquire investments and to expand our operations will be adversely affected. As a result, we would be less able to broaden our portfolio and achieve our investment objectives, which may negatively impact our results of operations and reduce our ability to make distributions to our stockholders.

We rely on third-parties and FDIC-insured banks to process transactions through the Willow Wealth Investment Portal.

We rely on third-party and FDIC-insured depository institutions to process our transactions through the Willow Wealth Investment Portal, including payments on Investments and distributions to investors. Under the ACH rules, if we experience a high rate of reversed transactions (“chargebacks”), Willow Wealth may be subject to sanctions and potentially disqualified from using the system to process payments. In addition, if for any reason, Willow Wealth’s third-party vendor and/or FDIC-insured bank that processes transactions, were no longer able to do so, we would be required to transition such services. In such an event, we could experience significant delay in our ability to process payments timely and our ability to receive payments on our Investments will be delayed or impaired.

The Company and the Adviser are subject to general risks related to third-party banking-as-a-service (“BaaS”) platforms.

Utilizing BaaS platforms offers numerous benefits to the Company and the Adviser however, there a number of specific risks for the Company, the Adviser and such BaaS platform to consider. By outsourcing banking functions to BaaS providers, the Company and the Adviser exposed to risk as a result of relying on such third-party provider. While such a provider may offer robust security measures and compliance frameworks, the Company and the Adviser may be indirectly impacted should any provider fail to sufficiently adhere to regulatory standards, safeguard customer data effectively, and/or manage their business operations appropriately to ensure continuous service. Dependence on a single BaaS provider for banking functions may create continuity risks and overdependence on a single provider. The Company and the Adviser may face challenges in transitioning to alternative providers or internalizing banking operations if such a provider experiences service disruptions, operational failures, or regulatory sanctions. Such events have occurred in the past and may occur again in the future.

If the security of your confidential information stored on the Willow Wealth Investment Portal’s systems is breached or otherwise subjected to unauthorized access, your private information may be inadvertently disclosed or stolen.

The Gramm-Leach-Bliley Act (“GLBA”) and other laws limit the disclosure of certain non-public personal information about a consumer to non-affiliated third parties and require financial institutions to disclose certain privacy policies and practices with respect to information sharing with both affiliates and non-affiliated third parties. Many states and a number of non- U.S. jurisdictions have enacted privacy and data security laws requiring safeguards on the privacy and security of consumers’ personally identifiable information. Other laws deal with obligations to safeguard and dispose of private information in a manner designed to avoid its dissemination. Privacy rules adopted by the U.S. Federal Trade Commission and SEC implement GLBA and other requirements and govern the disclosure of consumer financial information by certain financial institutions, ranging from banks to private investment funds. U.S. platforms following certain models generally are required to have privacy policies that conform to these GLBA and other requirements. In addition, such platforms typically have policies and procedures intended to maintain platform participants’ personal information securely and dispose of it properly.

The Willow Wealth Investment Portal may store bank information and other personally-identifiable sensitive data of both investors and borrowers. The Willow Wealth Investment Portal is compliant with payment card industry security standards and uses daily security monitoring services and intrusion detection services monitoring malicious behavior. However, any willful security breach or other unauthorized access could cause your secure information to be stolen and used for criminal purposes, and you would be subject to increased risk of fraud or identity theft. Because techniques used to obtain unauthorized access or to sabotage systems change frequently and generally are not recognized until they are launched against a target, the Willow Wealth Investment Portal and our third-party hosting facilities may be unable to anticipate these techniques or to implement adequate preventative measures. In addition, many states have enacted laws requiring companies to notify individuals of data security breaches involving their personal data. These mandatory disclosures regarding a security breach are costly to implement and often lead to widespread negative publicity, which may cause you and Originators and/or borrowers to lose confidence in the effectiveness of our data security measures. Any security breach, whether actual or perceived, could harm our reputation, resulting in a potential loss of stockholders, and the value of your investment in the shares could be adversely affected. Additionally, a security breach or violations of GLBA and other laws could subject us to litigation and/ or fines, penalties or other regulatory action, which, individually or in the aggregate, could have an adverse effect on our brand and reputation. We may also face regulations related to privacy and data security in the other jurisdictions in which we invest.

Any significant disruption in service on the Willow Wealth Investment Portal or in its computer systems could materially and adversely affect our ability to perform our obligations.

If a catastrophic event resulted in a Willow Wealth Investment Portal outage and physical data loss, our ability to perform our obligations would be materially and adversely affected. The satisfactory performance, reliability, and availability of the Willow Wealth Investment Portal’s technology and its underlying hosting services infrastructure are critical to our operations, level of customer service, reputation and ability to attract new stockholders and retain existing stockholders. The Willow Wealth Investment Portal’s hosting services infrastructure is provided by a third-party hosting provider (the “Hosting Provider”). The Willow Wealth Investment Portal also maintains a backup system at a separate location that is owned and operated by a third party. The Hosting Provider does not guarantee that users’ access to the Willow Wealth Investment Portal website will be uninterrupted, error-free or secure. The Willow Wealth Investment Portal’s operations depend on the Hosting Provider’s ability to protect its and the Willow Wealth Investment Portal’s systems in its facilities against damage or interruption from natural disasters, power or telecommunications failures, air quality, temperature, humidity and other environmental concerns, computer viruses or other attempts to harm our systems, criminal acts and similar events. If the Willow Wealth Investment Portal’s arrangement with the Hosting Provider is terminated, or there is a lapse of service or damage to its facilities, an interruption in service as well as delays and additional expense in arranging new facilities could be experienced. Any interruptions or delays in the Willow Wealth Investment Portal’s service, whether as a result of an error by the Hosting Provider or other third-party error, Willow Wealth’s error, natural disasters or security breaches, whether accidental or willful, could harm our ability to perform any services with respect to Investments or maintain accurate accounts, and could harm our relationships with our stockholders and our reputation. Additionally, in the event of damage or interruption, our insurance policies may not adequately compensate us for any losses that we may incur. Our disaster recovery plan has not been tested under actual disaster conditions, and there would be some delay in recovering data and services in the event of an outage at a facility operated by the Hosting Provider. In addition, there is no guarantee that all data would be recoverable. These factors could prevent us from processing or posting payments on the Investments, divert employees’ attention and damage our brand and reputation.

Risks Related to an Investment in Our Shares

Shares will not be listed on an exchange or quoted through a quotation system for the foreseeable future, if ever. Therefore you will have limited liquidity and may not receive a full return of your invested capital if you sell your shares.

Shares of the Company are illiquid assets for which there is not expected to be any secondary market nor is it expected that any will develop in the foreseeable future, if ever. In addition, we operate as an evergreen fund with no termination date.

No public market will exist for our shares.

Our securities are not currently listed on any securities exchange, and you should not rely on a secondary market in the shares developing in the foreseeable future, if ever. Therefore, stockholders should not expect to be able to sell their shares promptly or at a desired price. No stockholder will have the right to require us to repurchase his or her shares or any portion thereof. Because no public market will exist for our shares, stockholders will not be able to liquidate their investment, other than through our Share Repurchase Program, or, in limited circumstances, as a result of special tender offers or transfers of shares to other eligible investors.

We may be unable to sell a sufficient number of shares for us to achieve our investment objectives.

There is no assurance that we will be able to sell a sufficient number of shares to allow us to have adequate funds to purchase a relatively broad portfolio of investments and generate income sufficient to cover our expenses. As a result, we may be unable to achieve our investment objectives, and you could lose some or all of the value of your investment.

In the normal course, we generally make offers to repurchase a limited number of outstanding shares on a quarterly basis. As a result, investors have limited opportunities to sell their shares and, to the extent investors are able to sell their shares under the Share Repurchase Program, they may not be able to recover the amount of their investment in our shares.

In the normal course, on a quarterly basis we generally deliver repurchase offers to allow investors to sell their shares to us at a price equal to the net asset value per share of our common stock as of the close of business on the date each share repurchase offer expires (the “Repurchase Offer Expiration Date”). The Share Repurchase Program includes numerous restrictions that limit an investor’s ability to sell their shares. In the normal course, we intend to limit the number of shares repurchased pursuant to our Share Repurchase Program as follows: (1) we will not repurchase shares in any calendar year in excess of 20% of the number of shares outstanding, or approximately 5% in each quarter; and (2) to the extent that the number of shares submitted to us for repurchase exceeds the number of shares that we are able to purchase, we will repurchase shares on a pro rata basis, not on a first-come, first-served basis. A certain amount of cash may be reserved for future investments. Further, we will have no obligation to repurchase shares if the repurchase would violate the restrictions on distributions under federal law or Maryland law, which prohibits distributions that would cause a corporation to fail to meet statutory tests of solvency. These limits may prevent us from accommodating all repurchase requests made in any quarterly period. Our Board of Directors may amend, suspend, or terminate the Share Repurchase Program upon 30 days’ notice. In addition, although we have adopted a Share Repurchase Program, we have discretion to not repurchase your shares, to suspend the plan, and to cease repurchases. Because the plan has many limitations it should not be relied upon as a method to sell shares promptly and at a desired price.

The timing of our repurchase offers pursuant to our Share Repurchase Program may be at a time that is disadvantageous to our stockholders.

When we make quarterly repurchase offers pursuant to the Share Repurchase Program, we may offer to repurchase shares at a price that is lower than the price that investors paid for shares in our offering. As a result, to the extent investors have the ability to sell their shares to us as part of our Share Repurchase Program, the price at which an investor may sell shares, which will be the net asset value per share of our common stock as of the close of business on each Repurchase Offer Expiration Date, may be lower than what an investor paid in connection with the purchase of shares in our offering.

In addition, in the event a stockholder chooses to participate in our Share Repurchase Program, the stockholder will be required to provide us with notice of intent to participate prior to knowing what the net asset value per share will be on the Repurchase Offer Expiration Date. Although a stockholder will have the ability to withdraw a repurchase request prior to the Repurchase Offer Expiration Date, to the extent a stockholder seeks to sell shares to us as part of our periodic Share Repurchase Program, the stockholder will be required to do so without knowledge of what the repurchase price of our shares will be on the Repurchase Offer Expiration Date.

Each shareholder may obtain the most recently calculated net asset value per share in such shareholder’s Willow Wealth portfolio available at https://www.yieldstreetalternativeincomefund.com/, but stockholders should understand that such value is likely to differ, and may differ materially, from the net asset value per share as of the Repurchase Offer Expiration Date.

We may be unable to invest a significant portion of the net proceeds of our offering on acceptable terms in an acceptable time frame.

Delays in investing the net proceeds of our offering may impair our performance. We cannot assure you that we will be able to identify any investments that meet our investment objectives or that any investment that we make will produce a positive return. We may be unable to invest the net proceeds of our offering on acceptable terms within the time period that we anticipate or at all, which could harm our financial condition and operating results.

Before making investments, we will invest the net proceeds of our public offering primarily in cash, cash-equivalents, U.S. government securities, money market funds, repurchase agreements and high-quality debt instruments maturing in one year or less from the time of investment, which may produce returns that are significantly lower than the returns which we expect to achieve when our portfolio is fully invested in Investments meeting our investment objectives. As a result, any distributions that we pay while our portfolio is not fully invested in Investments meeting our investment objectives may be lower than the distributions that we may be able to pay when our portfolio is fully invested in Investments meeting our investment objectives.

Your interest in us will be diluted if we issue additional shares.

Potential investors will not have preemptive rights to any shares we issue in the future. Our charter authorizes us to issue 500,000,000 shares. Pursuant to our charter, the Board of Directors may, with the approval of a majority of the entire Board of Directors and without stockholder approval, amend our charter to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that we have authority to issue. After an investor purchases shares, our Board of Directors may elect to amend the charter to increase the number of shares we can issue in the future. To the extent we issue additional equity interests after an investor purchases our shares, an investor’s percentage ownership interest in us will be diluted. In addition, depending upon the terms and pricing of any additional offerings and the value of our investments, you may also experience dilution in the book value and fair value of your shares.

Certain provisions of our charter and bylaws could deter takeover attempts and have an adverse impact on the value of our shares.

Our charter and bylaws, as well as certain statutory and regulatory requirements, contain certain provisions that may have the effect of discouraging a third party from attempting to acquire us. Under our charter, certain charter amendments and certain transactions such as certain mergers, the conversion of the Company to an open-end company, liquidation, or other transactions that may result in a change of control of us, must be approved by stockholders entitled to cast at least 80% of the votes entitled to be cast on such matter, unless the matter has been approved by at least two-thirds of our “continuing directors,” as defined in our charter. Additionally, our Board of Directors may, without stockholder action, authorize the issuance of shares in one or more classes or series, including preferred shares; and our Board of Directors may with the approval of a majority of the entire Board of Directors, without stockholder action, amend our charter to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that we have authority to issue. These and other takeover defense provisions may inhibit a change of control in circumstances that could give the holders of our shares the opportunity to realize a premium over the value of our shares.

We entered into a royalty-free license to use the name “Yieldstreet Alternative Income Fund Inc.” which may be terminated if our Adviser is no longer our investment adviser.

We entered into a royalty-free license agreement with Willow (formerly, Yieldstreet). Under this agreement, Willow has granted us a non-exclusive license to use the name “Yieldstreet Alternative Income Fund Inc.” Under the license agreement, we will have the right to use the “Yieldstreet Alternative Income Fund Inc.” name for so long as our Adviser remains our investment adviser.

The forum selection clause included in our bylaws will hinder the ability of stockholders to bring claims resulting from their investment in us in a jurisdiction of their choosing.

Our bylaws include a forum selection provision that generally requires that any claims brought by stockholders be made in the Circuit Court for Baltimore City, Maryland, or, if that Court does not have jurisdiction, the United States District Court for the District of Maryland, Baltimore Division. While the applicability of forum selection clauses to claims brought under federal securities law may be subject to challenge as a general matter, including pursuant to Section 44 under the 1940 Act which generally provides that federal courts shall have exclusive jurisdiction for any suits or actions brought to enforce any liability or duty created under the 1940 Act, the forum selection clause included in our bylaws will likely make it more difficult for a stockholder to successfully pursue litigation against us or those covered by our forum selection clause in another jurisdiction, including one that may be more favorable to such stockholder. For the avoidance of doubt, the forum selection clause included in our bylaws does not cover claims made by stockholders pursuant to the securities laws of the United States of America, or any rules or regulations promulgated thereunder. In addition, to the extent an active trading market for our shares develops in the future, the existence of a forum selection clause may discourage certain investors from acquiring our shares, which may hinder the price at which they trade.

Risks Related to Our Adviser and/or Sub-Adviser

Our Sub-Adviser has limited prior experience managing a registered closed-end management investment company or a RIC. Therefore, our Sub-Adviser may not be able to successfully operate our business or achieve our investment objectives.

While members of the Sub-Adviser’s management team have significant experience investing in the types of Investments they target on our behalf, our Sub-Adviser has limited experience managing a registered closed-end management investment company or a RIC. Therefore, our Sub-Adviser may not be able to successfully operate our business or achieve our investment objectives. As a result, an investment in our shares may entail more risk than the shares of a comparable company with a substantial operating history.

The 1940 Act and the Code impose numerous constraints on the operations of registered closed-end management investment companies and RICs that do not apply to the other types of investment vehicles. Moreover, qualification for RIC tax treatment under subchapter M of the Code requires satisfaction of source-of-income, diversification and other requirements. The failure to comply with these provisions in a timely manner could prevent us from qualifying as a RIC or could force us to pay unexpected taxes and penalties, which could be material. Our Sub-Adviser has limited experience managing a registered closed-end management investment company or RIC. Its lack of experience in managing a portfolio of assets under such constraints may hinder our Sub-Adviser’s ability to take advantage of attractive investment opportunities and, as a result, achieve our investment objectives.

Our Select Traded Portfolio will be particularly susceptible to adverse market conditions and may not perform as anticipated.

The performance of our Select Traded Portfolio will depend largely on our ability to source and manage the liquid assets comprising it; our Adviser has historically focused on sourcing and managing illiquid securities. In addition, liquid assets are more susceptible to adverse market conditions, including credit spreads, and fluctuations in interest rates. As a result, investments in our Select Traded Portfolio may not perform as anticipated, which could materially and adversely impact our overall financial performance and results of operations.

Our Adviser and its affiliates, including our officers and some of our directors, will face conflicts of interest caused by compensation arrangements with us and our affiliates, which could result in actions that are not in the best interests of our stockholders.

Our Adviser and its affiliates will receive substantial fees from us in return for their services, and these fees could influence the advice provided to us. Among other matters, the compensation arrangements could affect their judgment with respect to public offerings of equity by us, which allow our Adviser to earn increased Adviser Management Fees.

Our Adviser’s and Sub-Adviser’s professionals’ time and resources may be diverted due to obligations they have to other clients.

Our Adviser’s and Sub-Adviser’s professionals serve or may serve as portfolio managers, officers, directors, or principals of entities that operate in the same or a related line of business as we do, or of investment funds managed by the same personnel. In serving in these multiple capacities, they may have obligations to other clients or investors in those entities, the fulfillment of which may not be in our best interests or in the best interest of our stockholders. Our investment objectives may overlap with the investment objectives of such investment funds, accounts or other investment vehicles. For example, we rely on our Adviser and Sub-Adviser to manage our day-to-day activities and to implement our investment strategy. Our Adviser and Sub-Adviser and certain of their respective affiliates are currently, and plan in the future to continue to be, involved with activities which are unrelated to us. As a result of these activities, our Adviser, Sub-Adviser, and/or their respective personnel and certain of their respective affiliates will have conflicts of interest in allocating their time and resources between us and other activities in which they are or may become involved, including, in the case of the Adviser, the management of other investment vehicles on the Willow Wealth Platform. Our Adviser and/or Sub-Adviser and their respective personnel will devote only as much of their or their time and resources to our business as our Adviser and/or Sub-Adviser and its personnel, in their judgment, determine is reasonably required, which may be substantially less than their full time and resources.

Furthermore, our Adviser and/or Sub-Adviser and its affiliates may have existing business relationships or access to material, non-public information that may prevent it from recommending investment opportunities that would otherwise fit within our investment objectives. These activities could be viewed as creating a conflict of interest in that the time, effort and ability of the members of our Adviser and/or Sub-Adviser and its affiliates and their officers and employees will not be devoted exclusively to our business but will be allocated between us and the management of the monies of other advisees of our Adviser and/or Sub-Adviser and its affiliates.

We may face additional competition due to the fact that individuals associated with our Adviser and/or Sub-Adviser are not prohibited from raising money for or managing another entity that makes the same types of investments that we target.

Our Adviser and/or Sub-Adviser’s professionals are not prohibited from raising money for and managing another investment entity that makes the same types of investments as those we target. For example, certain professionals of our Adviser are simultaneously providing advisory services to other affiliated entities, including the management of other investment vehicles on the Willow Wealth Platform. As a result, we may compete with any such investment entity for the same investors and investment opportunities. To the extent we are able to make co-investments with our Adviser’s and/or Sub-Adviser’s affiliates, these co-investment transactions may give rise to conflicts of interest or perceived conflicts of interest among us and the other participating accounts.

Other than as required by our November 10, 2020 order from the SEC to engage in co-investments with entities affiliated with our Adviser (as such order may be updated and/or amended from time to time), affiliates of our Adviser have no obligation to make their originated investment opportunities available to our Adviser or us, and such opportunities may be provided to the Willow Wealth Platform or another affiliate of our Adviser.

To mitigate the foregoing conflicts, our Adviser and/or Sub-Adviser and their affiliates will seek to allocate investment opportunities on a fair and equitable basis, taking into account such factors as the relative amounts of capital available for new investments, the applicable investment programs and portfolio positions, the clients for which participation is appropriate and any other factors deemed appropriate.

The Adviser acts as non-discretionary investment adviser to certain stockholders in the Company, which may give rise to certain conflicts of interest.

The Adviser acts as non-discretionary investment adviser to certain stockholders in the Company. In this capacity, the Adviser recommends investments to its clients, which may include recommendations for a client to make investments in our shares. As such, the Adviser is subject to a conflict of interest in that a recommendation for a client to invest in our shares may lead to an increase the Adviser Management Fee by increasing the cash available to the Company for investment. The Adviser may be further incentivized to recommend investments in our shares where the Adviser Management Fee is greater than the management fee and/or other compensation received by the Adviser with respect to other investment opportunities available on the Willow Wealth Platform at the time of such recommendation. However, all investment recommendation decisions will be made without consideration of the potential compensation to the Adviser from the Company.

Risks Related to Our Investments Generally

Investors are subject to market risk.

The market value of Investments will go up or down, sometimes rapidly or unpredictably due to general market conditions that are not specifically related to a particular issuer, such as real or perceived adverse economic conditions, changes in interest rates or exchange rates, or adverse investor sentiment generally. Turbulence in the financial markets and reduced liquidity may negatively affect an Investment and or our ability to repurchase shares pursuant to the Share Repurchase Program. In addition, unexpected events and their aftermaths, such as the spread of infectious illness or other public health issues; natural, environmental or man-made disasters; financial, political or social disruptions; terrorism and war; and other tragedies or catastrophes, can cause investor fear and panic, which can adversely affect the economies of many companies, sectors, nations, regions and the market in general, in ways that cannot necessarily be foreseen. The United States and other countries are periodically involved in disputes over trade and other matters and the possibility of additional tariffs being imposed or the outbreak of a trade war may adversely impact U.S. and international markets. Additionally, political uncertainty regarding U.S. policy, including the U.S. government’s approach to trade, may also impact the markets and have an adverse effect on the Company’s business, financial condition and return on its Investments.

Money Market Fund Risk

The Company may invest in underlying money market funds that either seek to maintain a stable $1.00 net asset value (“stable share price money market funds”) or that have a share price that fluctuates (“variable share price money market funds”). Although an underlying stable share price money market fund seeks to maintain a stable $1.00 net asset value, it is possible to lose money by investing in such a money market fund. Because the share price of an underlying variable share price money market fund will fluctuate, when a fund sells the shares it owns they may be worth more or less than what the fund originally paid for them. In addition, neither type of money market fund is designed to offer capital appreciation. Certain underlying money market funds may impose a fee upon the sale of shares or may temporarily suspend the ability to sell shares if such fund’s liquidity falls below required minimums.

Concentration Risk

To the extent that the Company is concentrated in the securities of issuers in a particular market, industry, group of industries, sector or asset class, the Company may be adversely affected by the performance of those securities, may be subject to increased price volatility and may be more vulnerable to adverse economic, market, political or regulatory occurrences affecting that market, industry, group of industries, sector or asset class.

Investments in foreign Investments may involve significant risks in addition to the risks inherent in investments.

Our investment strategy may involve Investments issued by foreign entities, including foreign borrowings or assets controlled by foreign entities. Investing in foreign entities may expose us to additional risks not typically associated with investments in U.S. issuers, or in assets controlled by U.S. issuers or located in the U.S. These risks include changes in exchange control regulations, political and social instability, tariffs, expropriation, imposition of foreign taxes, less liquid markets and less available information than is generally the case in the United States, higher transaction costs, less government supervision of exchanges, brokers and issuers, less developed bankruptcy laws, difficulty in enforcing contractual obligations, lack of uniform accounting and auditing standards and greater price volatility. Further, we may have difficulty enforcing creditors’ rights in foreign jurisdictions.

Although most of our Investments will be U.S. Dollar-denominated, any investments denominated in a foreign currency will be subject to the risk that the value of a particular currency will change in relation to one or more other currencies. Among the factors that may affect currency values are trade balances, the level of short-term interest rates, differences in relative values of similar assets in different currencies, long-term opportunities for investment and capital appreciation, and political developments. We may employ hedging techniques to minimize these risks, but we can offer no assurance that we will, in fact, hedge currency risk, or that if we do, such strategies will be effective.

The Company may from time to time invest in Non-U.S. Securities, which may be more volatile than U.S. securities as a result of less developed, efficient or liquid securities markets in non-U.S. financial markets.

We may invest in Non-U.S. Securities. Such investments involve certain risks not involved in domestic investments. Securities markets in foreign countries often are not as developed, efficient or liquid as securities markets in the United States, and therefore, the prices of Non-U.S. Securities can be more volatile. Certain foreign countries may impose restrictions on the ability of issuers of Non-U.S. Securities to make payments of principal and interest to investors located outside the country. In addition, we will be subject to risks associated with adverse political and economic developments in foreign countries, which could cause us to lose money on our investments in Non-U.S. Securities. We will be subject to additional risks if the Adviser and/or Sub-Adviser invests in Non-U.S. Securities, which include seizure or nationalization of foreign deposits.

Investments in emerging market countries may be considered speculative because economic and political systems are less fully developed in emerging countries and can be expected to be less stable than those of more developed countries.

On an opportunistic basis, the Company may invest in Non-U.S. Securities of issuers in so-called “emerging markets” (or lesser developed countries, including countries that may be considered “frontier” markets). Such investments are particularly speculative and entail all of the risks of investing in Non-U.S. Securities but to a heightened degree. “Emerging market” countries generally include every nation (including countries that may be considered “frontier” markets) in the world except the United States, Canada, Japan, Australia, New Zealand and most countries located in Western Europe. Investments in the securities of issuers domiciled in countries with emerging capital markets involve certain additional risks that do not generally apply to investments in securities of issuers in more developed capital markets, such as (i) low or non-existent trading volume, resulting in a lack of liquidity and increased volatility in prices for such securities, as compared to securities of comparable issuers in more developed capital markets; (ii) uncertain national policies and social, political and economic instability, increasing the potential for expropriation of assets, confiscatory taxation, high rates of inflation or unfavorable diplomatic developments; (iii) possible fluctuations in exchange rates, differing legal systems and the existence or possible imposition of exchange controls, custodial restrictions or other foreign or U.S. governmental laws or restrictions applicable to such investments; (iv) national policies that may limit the Adviser and/or Sub-Adviser’s investment opportunities, such as restrictions on investment in issuers or industries deemed sensitive to national interests; and (v) the lack or relatively early development of legal structures governing private and foreign investments and private property.

Foreign investment in certain emerging market countries may be restricted or controlled to varying degrees. These restrictions or controls may at times limit or preclude foreign investment in certain emerging market issuers and increase our costs and expenses. Certain emerging market countries require governmental approval prior to investments by foreign persons in a particular issuer, limit the amount of investment by foreign persons in a particular issuer, limit the investment by foreign persons only to a specific class of securities of an issuer that may have less advantageous rights than the classes available for purchase by domiciliaries of the countries and/or impose additional taxes on foreign investors.

Emerging markets are more likely to experience hyperinflation and currency devaluations, which adversely affect returns to U.S. investors. In addition, many emerging markets have far lower trading volumes and less liquidity than developed markets. Since these markets are often small, they may be more likely to suffer sharp and frequent price changes or long-term price depression because of adverse publicity, investor perceptions or the actions of a few large investors. In addition, traditional measures of investment value used in the United States, such as price to earnings ratios, may not apply to certain small markets. Also, there may be less publicly available information about issuers in emerging markets than would be available about issuers in more developed capital markets, and such issuers may not be subject to accounting, auditing and financial reporting standards and requirements comparable to those to which U.S. companies are subject. In certain countries with emerging capital markets, reporting standards vary widely.

Many emerging markets have histories of political instability and abrupt changes in policies and these countries may lack the social, political and economic stability characteristic of more developed countries. As a result, their governments are more likely to take actions that are hostile or detrimental to private enterprise or foreign investment than those of more developed countries, including expropriation of assets, confiscatory taxation, high rates of inflation or unfavorable diplomatic developments. In the past, governments of such nations have expropriated substantial amounts of private property, and most claims of the property owners have never been fully settled. There are no assurances that such expropriations will not reoccur. In such an event, it is possible that we could lose the entire value of our investments in the affected market. Some countries have a pervasiveness of corruption and crime that may hinder investments. Certain emerging markets may also face other significant internal or external risks, including the risk of war, and ethnic, religious and racial conflicts. In addition, governments in many emerging market countries participate to a significant degree in their economies and securities markets, which may impair investment and economic growth. National policies that may limit the Company’s investment opportunities include restrictions on investment in issuers or industries deemed sensitive to national interests. In such a dynamic environment, there can be no assurance that any or all of these capital markets will continue to present viable investment opportunities for the Company.

Emerging markets may also have differing and less developed legal systems that limit the existence or possible imposition of exchange controls, custodial restrictions or other foreign or U.S. governmental laws or restrictions applicable to such investments. Sometimes they may lack or be in the relatively early development of legal structures governing private and foreign investments and private property. In addition to withholding taxes on investment income, some countries with emerging markets may impose differential capital gains taxes on foreign investors.

Practices in relation to settlement of securities transactions in emerging markets involve higher risks than those in developed markets, in part because the Company will need to use brokers and counterparties that are less well capitalized, and custody and registration of assets in some countries may be unreliable. The possibility of fraud, negligence, undue influence being exerted by the issuer or refusal to recognize ownership exists in some emerging markets, and, along with other factors, could result in ownership registration being completely lost.

We would absorb any loss resulting from such registration problems and may have no successful claim for compensation. In addition, communications between the United States and emerging market countries may be unreliable, increasing the risk of delayed settlements or losses of security certificates.

Investments in frontier countries may be considered speculative because frontier countries generally have smaller economies or less developed capital markets than traditional emerging markets and, as a result, the risks of investing in emerging market countries are magnified in frontier countries.

We may, on an opportunistic basis, invest in frontier countries. Frontier countries generally have smaller economies or less developed capital markets than traditional emerging markets, and new or unsettled securities law and, as a result, the risks of investing in emerging market countries are magnified in frontier countries. The economies of frontier countries are less correlated to global economic cycles than those of their more developed counterparts and their markets have low trading volumes and the potential for extreme price volatility and illiquidity. This volatility may be further heightened by the actions of a few major investors. For example, a substantial increase or decrease in cash flows of mutual funds investing in these markets could significantly affect local stock prices and, therefore, the net asset value of our shares. These factors make investing in frontier countries significantly riskier than in other countries and any one of them could cause the net asset value of our shares to decline.

Governments of many frontier countries in which the Company may invest may exercise substantial influence over many aspects of the private sector. In some cases, the governments of such frontier countries may own or control certain companies. Accordingly, government actions could have a significant effect on economic conditions in a frontier country and on market conditions, prices and yields of securities in our Select Traded Portfolio. Moreover, the economies of frontier countries may be heavily dependent upon international trade and, accordingly, have been and may continue to be, adversely affected by trade barriers, exchange controls, managed adjustments in relative currency values and other protectionist measures imposed or negotiated by the countries with which they trade. These economies also have been and may continue to be adversely affected by economic conditions in the countries with which they trade.

Certain foreign governments in countries in which the Company may invest levy withholding or other taxes on dividend and interest income. Although in some countries a portion of these taxes are recoverable, the non-recovered portion of foreign withholding taxes will reduce the income received from investments in such countries.

From time to time, certain companies in which the Company may invest may operate in, or have dealings with, countries subject to sanctions or embargoes imposed by the U.S. government and the United Nations and/or countries identified by the U.S. government as state sponsors of terrorism. A company may suffer damage to its reputation if it is identified as a company that operates in, or has dealings with, countries subject to sanctions or embargoes imposed by the U.S. government and the United Nations and/or countries identified by the U.S. government as state sponsors of terrorism. As an investor in such companies, we will be indirectly subject to those risks.

Investment in equity instruments of issuers operating in certain frontier countries is restricted or controlled to varying degrees. These restrictions or controls may at times limit or preclude foreign investment in equity instruments of issuers operating in certain frontier countries and increase the costs and expenses of the Company. Certain frontier countries require governmental approval prior to investments by foreign persons, limit the amount of investment by foreign persons in a particular issuer, limit the investment by foreign persons only to a specific class of securities of an issuer that may have less advantageous rights than the classes available for purchase by domiciliaries of the countries and/or impose additional taxes on foreign investors. Certain frontier countries may also restrict investment opportunities in issuers in industries deemed important to national interests.

Frontier countries may require governmental approval for the repatriation of investment income, capital or the proceeds of sales of securities by foreign investors, such as the Company. In addition, if deterioration occurs in a frontier country’s balance of payments, the country could impose temporary restrictions on foreign capital remittances. We could be adversely affected by delays in, or a refusal to grant, any required governmental approval for repatriation of capital, as well as by the application to the Company of any restrictions on investments. Investing in local markets in frontier countries may require the Company, or its Adviser and/or Sub-Adviser, to adopt special procedures, seek local government approvals or take other actions, each of which may involve additional costs to the Company.

We do not expect a material portion of our Select Traded Portfolio to include investments in frontier countries.

We may face specific risks associated with Investments that are located outside the United States or that are directly or indirectly secured by assets located outside the United States, which may cause our expected returns to not materialize, or may materially impair the value of our Investment, which may materially and adversely affect our financial condition and results of operations.

We have the flexibility to allocate assets across various segments of the securities markets and may focus on particular countries, regions, asset classes and sectors to the exclusion of others at any time and from time to time. While a substantial portion of our Investments will be in the United States, we will also acquire Investments that are located outside the United States or that are directly or indirectly secured by assets located outside the United States, including in emerging markets. Risks may be more pronounced for portfolio companies located or operating primarily in emerging markets, whose economies, markets and legal systems may be less developed. To the extent we do so, we will be subject to numerous factors related to conducting business in non-U.S. countries, any of which could have a significant impact on our operations. Investing in Investments that are located outside the United States or that are directly or indirectly secured by assets located outside the United States involves certain considerations not usually associated with investing in the United States, including political and economic considerations, such as greater risks of expropriation, nationalization, confiscatory taxation, imposition of withholding or other taxes on interest, dividends, capital gains, other income or gross sale or disposition proceeds, limitations on the removal of assets and general social, political and economic instability; the relatively small size of the investments markets in such countries and the low volume of trading, resulting in potential lack of liquidity and in price volatility; the evolving and unsophisticated laws and regulations applicable to the securities and financial services industries of certain countries; fluctuations in the rate of exchange between currencies and costs associated with currency conversion; and certain government policies that may restrict our investment opportunities. In addition, accounting and financial reporting standards that prevail outside of the United States generally are not as high as U.S. standards and, consequently, less information is typically available concerning companies located outside of the United States than for those located in the United States. As a result, we may be unable to structure our transactions to achieve the intended results or to mitigate all risks associated with such markets. It may also be difficult to enforce our rights in such markets. For example, Investments traded on non-U.S. exchanges and the non-U.S. persons that trade these Investments, and Investments made outside of the United States, are generally not subject to the jurisdiction of the SEC or the securities laws and regulations of the United States. Accordingly, the protections accorded to us under such laws and regulations are unavailable for Investments located outside of the United States and non-U.S. counterparties.

Investments in securities denominated or quoted in currencies other than the U.S. Dollar may be impacted by changes in foreign currency exchange rates, which impact the value of securities within our Select Traded Portfolio and the unrealized appreciation or depreciation of investments.

The Company may on an opportunistic basis invest in securities denominated or quoted in currencies other than the U.S. Dollar. Because the Company may invest in securities denominated or quoted in currencies other than the U.S. Dollar, changes in foreign currency exchange rates may affect the value of securities within our Select Traded Portfolio and the unrealized appreciation or depreciation of investments. Currencies of certain countries may be volatile and therefore may affect the value of securities denominated in such currencies, which means that our net asset value could decline as a result of changes in the exchange rates between foreign currencies and the U.S. Dollar. The Company may, but is not required to, elect for us to seek to protect ourselves from changes in currency exchange rates through hedging transactions depending on market conditions. In addition, certain countries, particularly emerging market and frontier countries, may impose foreign currency exchange controls or other restrictions on the transferability, repatriation or convertibility of currency.

Investments in sovereign debt involve special risks, including a foreign governmental issuer of debt or the governmental authorities that control the repayment of the debt being unable or unwilling to repay principal or pay interest when due.

The Company may on an opportunistic basis invest in sovereign debt. Investments in sovereign debt involve special risks. Foreign governmental issuers of debt or the governmental authorities that control the repayment of the debt may be unable or unwilling to repay principal or pay interest when due. In the event of default, there may be limited or no legal recourse in that, generally, remedies for defaults must be pursued in the courts of the defaulting party. Political conditions, especially a sovereign entity’s willingness to meet the terms of its debt obligations, are of considerable significance. The ability of a foreign sovereign issuer, especially an emerging market or frontier country, to make timely payments on its debt obligations will also be strongly influenced by the sovereign issuer’s balance of payments, including export performance, its access to international credit facilities and investments, fluctuations of interest rates and the extent of its foreign reserves. The cost of servicing external debt will also generally be adversely affected by rising international interest rates, as many external debt obligations bear interest at rates which are adjusted based upon international interest rates. Also, there can be no assurances that the holders of commercial bank loans to the same sovereign entity may not contest payments to the holders of sovereign debt in the event of default under commercial bank loan agreements. In addition, there is no bankruptcy proceeding with respect to sovereign debt on which a sovereign has defaulted and the Company may be unable to collect all or any part of its investment in a particular issue. Foreign investment in certain sovereign debt is restricted or controlled to varying degrees, including requiring governmental approval for the repatriation of income, capital or proceeds of sales by foreign investors.

The possibility of one or more Eurozone countries exiting the European Monetary Union (the “EMU”), or even the collapse of the Euro as a common currency, creates significant volatility at times in currency and financial markets, generally.

As the European debt crisis progressed, the possibility of one or more Eurozone countries exiting the EMU, or even the collapse of the Euro as a common currency, arose, creating significant volatility at times in currency and financial markets, generally. The effects of the collapse of the Euro, or of the exit of one or more countries from the EMU, on the U.S. and global economy and securities markets are impossible to predict and any such events could have a significant adverse impact on the value and risk profile of our Select Traded Portfolio. Any partial or complete dissolution of the EMU could have significant adverse effects on currency and financial markets, and on the values of our Select Traded Portfolio’s investments. If one or more EMU countries were to stop using the Euro as its primary currency, our investments in such countries may be redenominated into a different or newly adopted currency. As a result, the value of those investments could decline significantly and unpredictably. In addition, securities or other investments that are redenominated may be subject to foreign currency risk, liquidity risk and valuation risk to a greater extent than similar investments currently denominated in Euros. To the extent a currency used for redenomination purposes is not specified in respect of certain EMU-related investments, or should the Euro cease to be used entirely, the currency in which such investments are denominated may be unclear, making such investments particularly difficult to value or dispose of. The Adviser and/or Sub-Adviser may incur additional expenses to the extent it is required to seek judicial or other clarification of the denomination or value of such securities.

Covenant-lite loans may offer us fewer protections than traditional Credit Investments.

Many of the debt investments we may acquire in the secondary market may have less restrictive covenant terms that provide us with fewer protections, called “covenant-lite” loans, that generally provide for fewer restrictions on the borrower’s operations and use of proceeds than do debt instruments that contain traditional financial and operating covenants. In particular, borrowers under such covenant-lite loans often have greater flexibility in how they use proceeds of such borrowings, as well as how they operate their business and manage their financial condition. As a result, we may face challenges in recovering on such covenant-lite loans, to the extent they go into distress, and may lack options that would normally be available to us as a lender under more traditional debt structures.

Investments in debt securities and instruments that are below investment grade, e.g. “junk bonds,” are speculative and may present us with a higher degree of risk.

Debt securities and instruments that are below investment grade, including subprime loans and so-called “junk bonds,” are speculative, have a higher risk of default or are already in default, and tend to be less liquid and are more difficult to value than higher grade securities or instruments. Junk bonds and subprime loans tend to be volatile and more susceptible to adverse events and negative sentiments. These risks are more pronounced for securities that are already in default.

Usury laws may affect the Credit Investments.

Certain states where collateral related to our Credit Investments are located have usury laws in place that limit the maximum interest rate of an underlying loan. At times, these laws may effectively affect payments by preventing the recovery of certain payment amounts. Further, usury laws may be subject to change at the hands of state legislators. If a borrower were to succeed in bringing a claim against a lender of record for a state law usury violation, and the court were to find that the rate charged exceeded the maximum allowable rate applicable in such state, not only would the underlying Credit Investment not receive the anticipated full value of its loan investment, but we could be subject to fines and other penalties if we were the lender of record.

The Participation Interests are unsecured and participants have limited rights.

We will hold many of our assets in Participation Interests or other indirect economic interests in loans or other debt assets. In such circumstances, we will not directly own the debt assets underlying such Participation Interests or other economic interests and/or have custody thereof. While the originating lender’s interest is secured by the assets pledged to the underlying loan from which the Participation Interest stems, the Participation Interests held by us are not directly secured by the same assets. As such, if the originating lender becomes insolvent, then our Participation Interests could be superseded by the senior creditors of the originating lender and we and our stockholders may lose some or all of their investment or payment thereon could be substantially delayed.

In addition, as an owner of Participation Interests or other indirect economic interests (including as a member of a loan syndicate), we may not be able to assert any rights against borrowers of the underlying indebtedness, and may need to rely on the holder/custodian (or other financial institution) issuing the Participation Interests or such other entity charged with the responsibility for asserting such rights, if any. Such holders/custodians and financial institutions or other entities may have reasons not to assert their rights, whether due to a limited financial interest in the outcome, other relationships with the underlying defaulting borrowers, the threat of potential counterclaims or other reasons that may diverge from our interests. The failure of such holders/custodians and financial institutions or other entities to assert their rights (on our behalf) or the insolvency of such entities could materially adversely affect the value of our assets.

Investment in loans and related Participation Interests are subject to unique risks.

Our investments will include investments in loans and related Participation Interests. These obligations are subject to unique risks, including, (i) the possible invalidation of an investment transaction as a fraudulent conveyance among other avoidance actions under relevant bankruptcy, insolvency and/or creditors’ rights laws, (ii) so-called lender-liability claims by the issuer of the obligations, (iii) environmental liabilities that may arise with respect to collateral securing the obligations, (iv) limitations on the ability to directly enforce rights with respect to participations, and (v) possible claims for the return of some or all payments. In analyzing each loan or participation, our Adviser and/or Sub-Adviser will compare the relative significance of the risks against the expected benefits of the investment. Any loss incurred as a result of these risks may be significant and adversely affect our performance.

Some of the Credit Investments purchased by us will be or will become non-performing, which could significantly and adversely affect our performance.

It is anticipated that some of the Credit Investments that we will purchase will be or become non-performing and possibly in default. Furthermore, the obligor and/or relevant guarantor may also be in bankruptcy or liquidation. There can be no assurance as to the amount and timing of payments with respect to the Credit Investments. By their nature, these investments will involve a high degree of risk. Such non-performing loans (“NPLs”) may require substantial workout negotiations or restructuring that may entail, among other things, a substantial reduction in the interest rate, a substantial write-down of the principal of the loan and/or the deferral of payments. Commercial and industrial loans in workout and/or restructuring modes and the bankruptcy or insolvency laws of non-U.S. jurisdictions are subject to additional potential liabilities, which may exceed the value of our original investment. For example, borrowers often resist foreclosure on collateral by asserting numerous claims, counterclaims and defenses against the holder of loans, including lender liability claims and defenses, in an effort to delay or prevent foreclosure. Even assuming that the collateral securing each loan provides adequate security for the loans, substantial delays could be encountered in connection with the liquidation of NPLs. In the event of a default by a borrower, these restrictions as well as the ability of the borrower to file for bankruptcy protection, among other things, may impede the ability to foreclose on or sell the collateral or to obtain net liquidation proceeds sufficient to repay all amounts due on the related loan. Under certain circumstances, payments earned from these NPLs may be reclaimed if any such payment or distribution is later determined to have been a fraudulent conveyance or a preferential payment. Bankruptcy laws may delay our ability to realize on collateral for loan positions held by us or may adversely affect the priority of such loans through doctrines such as equitable subordination or may result in a restructure of the debt through principles such as the “cramdown” provisions of the Bankruptcy Code. Any loss incurred on these types of investments may be significant and adversely affect our performance.

We may be subject to certain risks as a result of originating loans, including, without limitation, residential and/or commercial real estate or mortgage-related loans, consumer loans or other types of loans, which may be in the form of secured and unsecured notes, senior and second lien loans, mezzanine loans or similar investments.

We may seek to originate loans, including, without limitation, residential and/or commercial real estate or mortgage-related loans, consumer loans or other types of loans, which may be in the form of secured and unsecured notes, senior and second lien loans, mezzanine loans or similar investments. We may subsequently offer such investments for sale to third parties; provided, that there is no assurance that we will complete the sale of such an investment. If we are unable to sell, assign or successfully close transactions for the loans that we originate, we will be forced to hold our interest in such loans for an indeterminate period of time. This could result in our investments being over-concentrated in certain borrowers. We will be responsible for the expenses associated with originating a loan (whether or not consummated). This may include significant legal and due diligence expenses, which will be indirectly borne by our stockholders.

Loan origination and servicing companies are routinely involved in legal proceedings concerning matters that arise in the ordinary course of their business. These legal proceedings range from actions involving a single plaintiff to class action lawsuits with potentially tens of thousands of class members. In addition, a number of participants in the loan origination and servicing industry (including control persons of industry participants) have been the subject of regulatory actions by state regulators, including state Attorneys General, and by the federal government. Governmental investigations, examinations or regulatory actions, or private lawsuits, including purported class action lawsuits, may adversely affect such companies’ financial results. To the extent we engage in origination and/or servicing directly, or have a financial interest in, or are otherwise affiliated with, an origination or servicing company, we will be subject to enhanced risks of litigation, regulatory actions and other proceedings. As a result, we may be required to pay legal fees, settlement costs, damages, penalties or other charges, any or all of which could materially adversely affect us and our investments.

We may originate loans to foreign entities and individuals. Such loans may involve risks not ordinarily associated with exposure to loans to U.S. entities and individuals.

The foreign lending industry may be subject to less governmental supervision and regulation than exists in the U.S.; conversely, foreign regulatory regimes applicable to the lending industry may be more complex and more restrictive than those in the U.S., resulting in higher costs associated with such investments, and such regulatory regimes may be subject to interpretation or change without prior notice to investors. Foreign lending may not be subject to accounting, auditing, and financial reporting standards and practices comparable to those in the U.S. Due to differences in legal systems, there may be difficulty in obtaining or enforcing a court judgment outside the U.S. For example, bankruptcy laws may differ across the jurisdictions in which we may invest and it may be difficult for a servicer to pursue non-U.S. borrowers. In addition, to the extent that investments are made in a limited number of countries, events in those countries will have a more significant impact on us. Our loans to foreign entities and individuals may be subject to risks of increased transaction costs, potential delays in settlement or unfavorable differences between the U.S. economy and foreign economies.

Our exposure to loans to foreign entities and individuals may be subject to withholding and other foreign taxes, which may adversely affect the net return on such investments. In addition, fluctuations in foreign currency exchange rates and exchange controls may adversely affect the market value of our exposure to loans to foreign entities and individuals. We are unlikely to be able to pass through to stockholders foreign income tax credits in respect of any foreign income taxes we pay.

Loan origination or purchase of Participation Interests may expose us to risk of losses resulting from default and foreclosure.

Although we invest in Credit Investments that are directly or indirectly secured by collateral, we may be exposed to losses resulting from default and foreclosure of any such Credit Investments in which we have invested. Therefore, the value of underlying collateral, the creditworthiness of borrowers and the priority of liens are each of great importance in determining the value of our investments. No guarantee can be made regarding the adequacy of the protection of our security in the Credit Investments in which we invest. Moreover, in the event of foreclosure or default, we may assume direct ownership of any assets collateralizing such defaulted Credit Investments where we are the lender of record. The liquidation proceeds upon the sale of such assets may not satisfy the entire outstanding balance of principal and interest on such Credit Investments, resulting in a loss. Any costs or delays involved in the effectuation of processing foreclosures or liquidation of the assets collateralizing such Credit Investments will further reduce proceeds associated therewith and, consequently, increase possible losses. In addition, no assurances can be made that borrowers or third parties will not assert claims in connection with foreclosure proceedings or otherwise, or that such claims will not interfere with the enforcement of our rights.

The terms of Investments acquired under Contingent Funding Agreements may be less advantageous to us than if we negotiated such terms at the time of funding.

Although the Contingent Funding Agreements will not bind us to make any particular Investment, the terms and nature of the underlying Investment will be determined at the time we enter into any Contingent Funding Agreement, and may be different than they would have been if we did not include the contingent right, or if we instead negotiated the terms of the Investment at the time we funded or purchased it, rather than in advance. In addition, while we do not expect to pay any fees or compensation to Originators in connection with such Contingent Funding Agreements, many will often receive fees for serving as administrative agent for Investments underlying such Contingent Funding Agreements, which typically includes receiving and distributing interest and other payments received on an Investment among its various holders, and performing certain other administrative functions related to the Investment. In certain cases, to the extent we subsequently elect not to fund the loan or acquire the Investment to which a Contingent Funding Agreement pertains, either because we lack available funds to do so or otherwise, our Adviser may allocate such investment opportunity to one or more of our affiliates once such Contingent Funding Agreement has either expired or been terminated.

Stockholders will indirectly bear loan servicing fees for loans sourced by Originators and those loans directly originated, through co-investments, by our Adviser and/or Sub-Adviser.

We currently expect that all of the Credit Investments in our portfolio, as well as those underlying any Participation Interests we may hold, will be serviced by a third-party servicer, typically the Originator of the Credit Investment or an experienced third-party service provider. Such a Servicer will typically be compensated by the lenders and/or borrowers for such loan servicing activities. We will also directly originate new Credit Investments sourced by our Adviser and/or Sub-Adviser from time to time, in addition to ones sourced by Originators with which we have relationships. In such cases, we may elect to service a loan we originate, or arrange for an unaffiliated third-party servicer to serve in such capacity for us. In no event will any affiliate of ours receive any fees from us in connection with the origination or servicing of any Credit Investments we may acquire. Our stockholders will indirectly bear loan servicing fees that are paid to the servicer of the applicable loan, whether sourced by Originators or directly originated by our Adviser and/or Sub-Adviser on behalf of the Company.

Our claims against a borrower may be subject to equitable subordination to other claims against the borrower.

Under the laws of certain jurisdictions, a court may use its equitable powers to subordinate the claim of a lender to some or all of the other claims against the borrower under certain circumstances. The concept of equitable subordination is that a claim may normally be subordinated only if its holder is guilty of some misconduct. The remedy is intended to be remedial, and not penal. In determining whether equitable subordination of a claim is appropriate in any given circumstance, courts may look to whether the following conditions have been satisfied: (i) whether the claimant has engaged in some type of inequitable conduct; (ii) whether the misconduct has resulted in injury to the creditors of the bankrupt company or conferred an unfair advantage on the claimant; and (iii) whether equitable subordination would be inconsistent with other applicable provisions of the Bankruptcy Code. While the stated test could be interpreted broadly, equitable subordination is usually confined to three general paradigms: (x) when a fiduciary of the debtor (who is also a creditor) misuses its position to the detriment of other creditors; (y) when a third party (which can include a lender) controls the debtor to the disadvantage of other creditors; and (z) when a third party actually defrauds other creditors. We may be subject to claims from creditors of an obligor that debt assets of such obligor which are held by us should be equitably subordinated. The concept of equitable subordination (or the equivalent thereof) may vary from jurisdiction to jurisdiction. To the extent the concept of equitable subordination were to apply to an originating lender of a loan in which we have acquired a Participation Interest, we could be adversely affected.

Recharacterization of a claim under the Bankruptcy Code could adversely affect us.

Under the Bankruptcy Code, a court may use its equitable powers to “recharacterize” the claim of a lender, i.e., notwithstanding the characterization by the lender and borrower of a loan advance as a “debt,” to find that the advance was in fact a contribution in exchange for equity. Typically, recharacterization occurs when an equity holder asserts a claim based on a loan made by the equity holder to the borrower at a time when the borrower was in such poor financial condition that other lenders would not make such a loan. In effect, a court that recharacterizes a claim makes a determination that the original circumstance of the contribution warrants treating the holder’s advance not as debt but rather as equity. In determining whether recharacterization is warranted in any given circumstance, courts may look at the following factors: (i) the names given to the instruments (if any) evidencing the indebtedness; (ii) the presence or absence of a fixed maturity or scheduled payment; (iii) the presence or absence of a fixed rate of interest and interest payments; (iv) the source of repayments; (v) the adequacy or inadequacy of capital; (vi) the identity of interest between the creditor and the equity holders; (vii) the security (if any) for the advances; (viii) the borrower’s ability to obtain financing from outside lending institutions; (ix) the extent to which the advances were subordinated to the claims of outside creditors; (x) the extent to which the assets were used to acquire capital assets; and (xi) the presence or absence of a sinking fund to provide for repayment. These factors are reviewed under the circumstances of each case, and no one factor is controlling. We may be subject to claims from creditors of an obligor that debt obligations of such obligor held by us should be recharacterized. We could be adversely affected whether we were the lender of record or we acquired a Participation Interest in a loan that was subject to recharacterization.

If we own debt that is junior to other secured debt, we could lose the entire value of our investment in such debt.

We may originate or invest in secured debt issued by companies that have or may incur additional debt that is senior to the secured debt owned by us. In many instances, loans made by us may be part of a unitranche structure in which a single lien on behalf of all the lenders in the structure will be filed against the assets of the borrower(s) if the lenders holding the different tranches of debt (including us) will contractually agree to their respective priorities in those assets. In the event of insolvency, liquidation, dissolution, reorganization or bankruptcy of any such company, the owners of senior secured debt (i.e., the owners of first priority liens), including in a unitranche structure through the contractual agreements between the lenders, generally will be entitled to receive proceeds from any realization of the secured collateral until they have been reimbursed. At such time, the owners of junior secured debt (including, in certain circumstances, us) will be entitled to receive proceeds from the realization of the collateral securing such debt. There can be no assurance that the proceeds, if any, from the sale of such collateral would be sufficient to satisfy the loan obligations secured by subordinate debt instruments. To the extent that we own secured debt that is junior to other secured debt, we may lose the value of our entire investment in such secured debt.

Changing interest rates and prepayment features may decrease the value of Credit Investments.

We may invest in fixed interest rate Credit Investments. The value of fixed interest rate Credit Investments generally has an inverse relationship with future interest rates. Accordingly, if interest rates rise, the value of such instruments may decline. In addition, to the extent that the assets underlying specific financial instruments may be prepaid without penalty or premium, the value of such financial instruments may be negatively affected by increasing prepayments. Such prepayments tend to occur more frequently as interest rates decline.

Impact of Inflation and Deflation on the Investments held in our portfolio.

Inflation risk is the risk that the value of certain assets or income from our investments will be worth less in the future as inflation decreases the value of money. As inflation increases, the real value of the Company and our distributions can decline.

In addition, during any periods of rising inflation, the dividend rates or borrowing costs associated with our use of leverage would likely increase, which would tend to further reduce returns to stockholders. Deflation risk is the risk that prices throughout the economy decline over time-the opposite of inflation. Deflation may have an adverse effect on the creditworthiness of issuers and may make issuer defaults more likely, which may result in a decline in the value of our portfolio.

Recent inflationary pressures have increased the costs of labor, energy and raw materials and have adversely affected consumer spending, economic growth and portfolio companies’ operations. Additionally, the U.S. Federal Reserve (the “Fed”) has in the past raised interest rates and has signaled an intention to maintain higher interest rates until current inflation levels re-align with the Fed’s long-term inflation target. As such, inflation may continue in the near to medium-term, particularly in the U.S., with the possibility that monetary policy may tighten in response.

We may invest in assets with no or limited performance or operating history.

We may invest in assets with no or limited investment history or performance record upon which our Adviser and/or Sub-Adviser will be able to evaluate their likely performance. Our investments in entities with no or limited operating history are subject to all of the risks and uncertainties associated with a new business, including the risk that such entities will not achieve the returns which the Adviser and/or Sub-Adviser is seeking to achieve given the term, risk and liquidity of such investment. Consequently, our profitability, net asset value and share price could be adversely affected.

We are exposed to the risk of fraud through the Investments held in our portfolio.

We may be subject to potential losses arising from material misrepresentation or omission on the part of borrowers or issuers whose Investments we hold, either directly or indirectly through Credit Investments, CLOs or other structured investment vehicles. The Investments may also be subject to fraudulent behavior by an Originator, a joint venture partner, manager or other service provider. Such inaccuracy or incompleteness of representations or fraudulent behavior may adversely affect the valuation of our Investments and, in the case of Credit Investments, may adversely affect the ability of the relevant investment to perfect or effectuate a lien on the collateral securing the loan. The quality of our Investments is subject to the accuracy of representations made by the underlying issuers. We will rely upon the accuracy and completeness of representations made by borrowers, issuers, Originators, other counterparties, joint venture partners, managers and other service providers and cannot guarantee that we will detect occurrences of fraud. Under certain circumstances, payments by borrowers or issuers to us may be reclaimed if any such payment is later determined to have been a fraudulent conveyance or a preferential distribution.

The payment of underlying portfolio manager fees and other charges could adversely impact our returns.

We may invest in underlying Investments where the underlying portfolios may be subject to management, administration and incentive or performance fees, in addition to the fees payable by us. Payment of such additional fees could adversely impact the returns we achieve.

Our Investment Team may rely on data about certain Investments provided by Originators or obtained from third party or publicly available sources, which it may be unable to separately verify, which could expose us to risks if such data is incorrect.

Originators and related borrowers and issuers supply a variety of information regarding asset, property and other collateral valuations, market data, their experience, personal identifying information, and other information. We will make an attempt to verify portions of this information, but as a practical matter, portions of the information may be incomplete, inaccurate or intentionally false. Originators and related borrowers may also misrepresent their intentions for the use of loan proceeds. We do not verify any statements by applicants as to how loan proceeds are to be used. If a borrower or issuer supplies false, misleading or inaccurate information, we may lose all or a portion of our investment in the related Investment. With respect to certain Investments, we may not have any contractual or other relationship with any borrower that would enable us to make any claim against such borrower for fraud or breach of any representation or warranty in relation to any false, incomplete or misleading information supplied by such borrower in relation to the relevant underlying Investment.

Investments we may acquire in the fine art industry may be subject to risks common in the fine art industry, which could materially impair the value of our investments, and therefore materially and adversely affect our financial condition and results of operations.

We may acquire loans (or participation interests in such loans) the collateral of which consists of assets in the fine art industry, which are subject to the following, non-exhaustive risks that could have an adverse effect on the value of our investments: (i) fine art is a non-recurring cash flowing asset, and therefore a lender’s receipt of timely interest payments on a loan is reliant upon cash flow generated from other income sources or assets held by a borrower or guarantor of a loan; (ii) art as collateral is a relatively illiquid asset, pricing is not transparent and prices often fluctuate; (iii) public auction data which drives the data analytics on which our investment decisions are made, is derived from third party data sources which may be inconsistent or inaccurate or stale or unavailable, and thus such data may result in errors that adversely impact the accuracy of models; (iv) the timing of a sale of the collateral is impossible to predict, and the ability to realize proceeds from the sale of collateral may be delayed or limited; (v) the demand for fine art is unpredictable, is influenced not only by overall economic conditions, but also by changing trends in the art market, all of which may negatively affect the ability to liquidate loan collateral in the event of a default; (vi) loans backed by artwork created by living artists entails additional risk because supply versus demand may become imbalanced, potentially causing a decline in art values; a living artist still has the ability to shape his or her reputation in the art world, so any negative publicity or actions may hurt the values associated with such artist’s existing body of work and in certain cases, an artist also has the legal right to disclaim authorship of a work of art or a work that has been repaired or destroyed (e.g., under the Visual Artists Rights Act), thereby eliminating its market value entirely; (vii) provenance research is not dispositive and any incomplete or inaccurate provenance raises the risk of a future ownership dispute against the artwork, which could result in loan impairment or credit losses; (viii) a borrower must own the artwork outright (e.g., it cannot be consigned to them by another party, there cannot be other undisclosed owners or partial owners of the artwork), it must not have any legally binding agreement to sell the artwork, and it must have authority and capacity to pass good title; the foregoing is necessary for the secured lender to have a first priority perfected security interest in the art collateral; in the event of a title defect, the lender will have recourse against the borrowers and/or guarantors, however, such a claim could nevertheless result in impairment of the loan or credit losses or the inability to sell the artwork collateral in the event of a default; (ix) if an artwork is not authentic (i.e., real) and the attribution (i.e., by the hand of a particular artist) is incorrect, the valuation will be significantly impacted and may be reduced to zero; (x) the artwork which serves as collateral for a loan must have been exported legally, permanently and not temporarily, for sale or exhibition; (xi) works of art are stored in art-storage facilities around the world, which could subject such works to damage or theft; (xii) where the lender permits a borrower to retain possession of a portion of the collateral in the U.S., although the lender may be perfected in an artwork through the filing of a UCC financing statement, a borrower’s primary art insurance generally does not cover a claim if the borrower absconds or intentionally damages the piece him or herself; (xiii) loan collateral is insured by fine art insurance policies, but coverage disputes or unpaid insurance losses could result in losses; (xiv) artwork collateral is consigned to galleries, auction houses and art dealers for sale and the lender has contractual agreements with such third-parties (e.g., bailment and consignment agreements) which require that such third-parties take direction from the lender at all times with regards to the collateral, and that all sales proceeds be paid to the lender before the lender releases its lien against the artwork collateral; in some situations, however, the lender takes counterparty risk for a limited period of time with certain auction houses, art dealers and galleries and the loan could be exposed to losses in the event any of these counterparties do not perform according to the terms of these contractual arrangements, or if these counterparties become insolvent; (xv) most borrowers will sell the artwork collateral or refinance the loan at maturity, and therefore if the net realizable sale proceeds from the collateral is insufficient to satisfy full repayment of the outstanding principal loan balance, there is a risk of loss; (xvi) cross-border lending increases risks that loan documents will not be enforceable and that the security interest in the collateral will not be perfected; (xvii) the ownership of art is prone to a variety of legal challenges, including but not limited to challenges to title, nationalization, purchase of work of art from unauthorized person, violation of legal regulations and restitution issues and (xviii) there is an increased scrutiny of art transactions by regulators with respect to taxes and anti-money laundering concerns.

We may face specific risks associated with Investments we may acquire in real estate or real-estate related instruments, which may cause our expected returns to not materialize, or may materially impair the value of our Investments, which may materially and adversely affect our financial condition and results of operations.

General. Real estate investments are not as liquid as other types of investments and this lack of liquidity may tend to limit our ability to react promptly to changes in economic or other conditions. In addition, expenditures associated with real estate investments, such as mortgage payments, real estate taxes and maintenance costs, are generally not reduced when circumstances cause a reduction in income from the investments. We may need to comply with certain legal, tax and other requirements prior to liquidating such investments.

Real Estate Insurance. The insurance coverage applicable to real estate investments contains policy specifications and insured limits customarily carried for similar properties, business activities and markets. There may be certain losses, including losses from floods and losses from earthquakes, acts of war, acts of terrorism or riots, that are not generally insured against or that are not generally fully insured against because it is not deemed to be economically feasible or prudent to do so. If an uninsured loss or a loss in excess of insured limits occurs with respect to a real estate investment, we could experience a significant loss and could potentially remain obligated under any recourse debt associated with the property.

Potential Environmental Liability. Under various U.S. federal, state, and local laws, ordinances and regulations, a current or previous owner, developer or operator of real estate may be liable for the costs of removal or remediation of certain hazardous or toxic substances at, on, under or in its property. The costs of removal or remediation of such substances could be substantial and could exceed the value of the property. Such laws often impose liability without regard to whether the owner or operator knew of, or was responsible for, the release or presence of such hazardous substances. We will attempt to assess such risks as part of our due diligence activities, but cannot give any assurance that such conditions do not exist or may not arise in the future. The presence of such substances on our real estate investments, if any, could adversely affect our ability to sell such investments or to borrow using such investments as collateral.

Real Estate-Related Securities. Securities issued by entities which invest in real estate, including “real estate investment trusts” (“REITs”), generally will be subject to the risks incident to the ownership and operation of commercial real estate and/or risks incident to the making of nonrecourse mortgage loans secured by real estate. Such risks include, without limitation, the risks associated with both the domestic and international general economic climates; local real estate conditions; risks due to dependence on cash flow; risks and operating problems of certain construction ; changes in supply of, or demand for, competing properties in an area (as a result, for instance, of over-building); the financial condition of tenants, buyers and sellers of properties; variations in rental income, neighborhood values or the appeal of property to tenants; decreasing occupancy rates of commercial real estate related to remote work environments; changes in availability of debt financing; energy and supply shortages; changes in the tax, real estate, environmental, and zoning laws and regulations; changes in interest rates; various uninsured or uninsurable risks; natural disasters; and our ability or third-party managers to manage the real properties. In addition, we may incur the burdens of ownership of real property, which include the paying of expenses and taxes, maintaining such property and any improvements thereon, and ultimately disposing of such property.

Valuation Risks. Real estate valuation is an inherently inexact process and depends on numerous factors, all of which are subject to change. Appraisals or opinions of value may prove to be insufficiently supported, and our review of the value of the underlying property in determining whether we should make or participate in an underlying Investment and the value of the underlying property may be based on information that is incorrect or opinions that are overly optimistic. The risk of default in such situations is increased, and the risk of loss to stockholders will be commensurately greater.

Lack of Control Over Real Estate Projects. With respect to a particular property, either the borrower (or a third party real estate management company affiliated with or engaged by borrower) is responsible for various management functions that are essential to the success of a real estate project, including property marketing and leasing rates, payment of bills, maintenance of insurance, and property management generally. Poor management on the part of the real estate company in which we hold an investment could adversely affect the financial performance of the corresponding project investment or expose it to unanticipated operating risk, which could reduce the property’s cash flow and adversely affect the borrower’s ability to repay the underlying Investment, which could have a material adverse effect on our Investment.

This risk also pertains to construction of, or renovations to, real estate. Real estate construction brings with it the risk of cost overrun and time delays. Construction projects are also contingent on correct zoning, various approvals, and regulation. These situations may require additional capital or delay the completion of the project and impair the borrower’s ability to repay the underlying Investment, which could have a material adverse effect on our Investment.

We may face specific risks associated with Investments we may acquire in connection with litigation financing, which may cause our expected returns to not materialize, or may materially impair the value of our Investments, which may materially and adversely affect our financial condition and results of operations.

In connection with our Investments related to litigation financing, there may be risks associated with the significant expenditures associated with an investment in litigation financing, including: downturns in international, national, regional and local economic conditions; dismissal of a case, default of settlement, costs and fees of cases; bankruptcies and financial difficulties; changes in interest rates, availability and terms of debt financing; changes in operating costs and expenses; changes in, or increased costs of compliance with, governmental laws, rules, regulations and fiscal policies, including changes in tax laws, and our potential liability thereunder; new information or unknown information; the inability or unwillingness of settlement; change of counsel, costs of litigation, and other costs of litigation; and appeals and all items associated with appeals.

Other risks we may face in connection with our Investments related to litigation financing include: (i) that we may suffer losses from terminated or rejected settlements, (ii) you will be dependent on our evaluation of such Investments as legal considerations and restrictions may impact the disclosure of cases and case performance, (iii) we may incur losses as a result of the inability or timing uncertainty relating to collection on judgments or awards, (iv) we lack the ability to control decisions of law firms acting pursuant to their professional duties, (v) we may rely on outside counsel and experts to assess Investments, (vi) risks associated with non-recourse litigation loans (e.g., if the finance party to the litigation does not recover anything in the lawsuit, we will suffer losses), (vii) risks associated with the litigation financing counterparty and general credit risk, (viii) changes in law, regulations or professional standards that may impact the value of our Investments (ix) case selection and lost cases that could have a material adverse effect on our Investments, (x) timing and delays on legal cases that could have a material adverse effect on our Investments, (xi) the insolvency of debtors or inability of a defendant to pay a judgment or settlement, (xii) general competition and industry-related risks, (xiii) third-party funding arrangements may result in undisclosed conflicts of interest (xiv) changes in counsel and (xv) issues associated with the treatment of our Investments for tax purposes.

Investments we acquire may be subject to risks common in the shipping industry, including risks associated with managing shipping vessels, which could materially impair the value of our Investments, and therefore materially and adversely affect our financial condition and results of operations.

We may acquire loans the collateral of which consists of assets in the shipping industry, which are subject to the following, non-exhaustive risks that could have an adverse effect on us: (i) extensive and changing safety, environmental protection and other international, national, state and local governmental laws and regulations, treaties, and conventions in force in international waters, the jurisdictional waters of the countries in which the vessels operate, and the requirements of shipping classification societies, compliance with which may require ship modifications and changes in operating procedure; (ii) international sanctions, embargoes, import and export restrictions and tariffs, nationalizations, requisitions, wars and terrorist attacks; (iii) acts of piracy, smuggling and stowaways on ocean-going vessels; (iv) severe weather and natural disasters, including, but not limited to, oil spills and other environmental mishaps, fire, mechanical failure collisions, human error, political action, civil unrest and insurrection in various countries and other circumstances or events which may cause serious damage to vessels, any cargo and other equipment and loss of life or physical injury or delays in the delivery of cargo, loss of revenue from termination of charter contracts or ship management agreements; (v) environmental liabilities, including, but not limited to, liabilities resulting from spills or other environmental damage caused by operating failures, design defects, or otherwise; (vi) arrests of vessels by maritime claimants (including, without limitation, associated vessel or “sister ship” arrest pursuant to which a maritime claimant may also arrest other vessels owned or controlled by the same owner but which are not otherwise subject to that claimant’s maritime claim) in order to enforce liens against the vessel for unsatisfied debts, claims or damages that could cause delays or require us or our underlying investment to pay large sums of money to have the arrest lifted which could have a negative impact on our returns; (vii) labor interruptions or unrest among crews working on the vessels directly or indirectly owned by us; (viii) delays in delivery of new-build vessels or delivery of new-build vessels with significant defects which could delay or lead to the termination of related charter agreements and also cause cost overruns or cancellation of the new-build contracts; (ix) increased operational and maintenance costs over the life of a shipping vessel; (x) fluctuations in the value of vessels due to various factors including (without limitation) general economic and market conditions affecting the shipping industry, supply and demand for products and commodities which are suitable for transport in shipping vessels, the availability of trade finance for shipping vessels, the supply and demand for vessels of particular sizes and types and the capacity thereof, the availability of other modes of transport and the costs thereof and global and regional economic and political conditions; (xi) fluctuations in the cost of fuel which can have a significant effect on charter rates and the costs of owning and/or chartering vessels; and (xii) drydocking costs for periodic maintenance and repairs that are difficult to predict with certainty and can be substantial.

Assets in the shipping industry and their operations are subject to extensive and changing safety, environmental protection and other international, national, state and local governmental laws, regulations, treaties and conventions in force in international waters, the jurisdictional waters of the countries in which assets in the shipping industry operate. For example, Section 27 of the Merchant Marine Act of 1920 (the “Jones Act”) requires that vessels transporting cargo between U.S. ports must, among other requirements, be owned and operated by U.S. organized companies that are controlled and 75% owned by U.S. citizens. Consequently, the Jones Act restrictions on foreign ownership interests may substantially limit the potential purchasers of a shipping vessel, resulting in a sale that may not reflect the value that could be obtained in an unregulated market. A failure to comply with applicable laws and regulations may result in administrative and civil penalties, criminal sanctions or the suspension or termination of operations of an asset in the shipping industry. Because such conventions, laws, and regulations are often revised, we cannot predict the ultimate cost of complying with them or the impact thereof on the resale prices or useful lives of our assets in the shipping industry and related Investments. The occurrence of one or more of these events could have a material adverse effect on our financial conditions and results of operations.

Additionally, investments in vessels or loans secured by vessels are subject to risks relating to the perfection of security interest in such collateral, as well as seizure risks related to various jurisdictions where they travel. Crew members, suppliers of goods and services to a vessel, shippers of cargo, charterers, lenders, and other parties may be entitled to a maritime lien against a vessel for unsatisfied debts, claims or damages. In many jurisdictions, a maritime lien holder may enforce its lien by arresting or attaching a vessel through foreclosure proceedings. Arrests of a vessel by maritime claimants in order to enforce liens against the vessel for unsatisfied debts, claims or damages that could cause delays in the shipment of cargo resulting in additional damage claims against the ship management company or the borrower. Any arrest of a vessel by a maritime claimant could result in the ship management company or the borrowers being required to pay large sums of money to have the arrest lifted. In addition, the liens of certain maritime claimants may have priority over the lender’s mortgage on a vessel, and hence the claims of those maritime claimants would be paid before the claim of the lender in any court-ordered sale of the vessel. The occurrence of any one or more of these events could have a material adverse effect on the business, results of operations, cash flows and financial condition of the ship management company, of the borrowers or the lender, which in turn would negatively affect our related Investment.

Investments in Equity Investments may result in investment returns being subject to higher levels of volatility and market and issuer-specific risk than investments exclusively in debt securities.

We may make Equity Investments, which include common stocks, preferred stocks, convertible securities, warrants, depositary receipts, ETFs, equity interests in real estate investment trusts and master limited partnerships. Common stock represents an equity ownership interest in a company. The Company may hold or have exposure to common stocks of issuers of any size, including small- and medium-capitalization stocks. Because our Select Traded Portfolio may have exposure to common stocks, historical trends would indicate that our portfolio and investment returns will be subject at times, and over time, to higher levels of volatility and market and issuer-specific risk than if it invested exclusively in debt securities.

We may be subject to the risk of the Failure of Financial Institutions.

The failure of certain financial institutions, namely banks, may increase the possibility of a sustained deterioration of financial market liquidity, or illiquidity at clearing, cash management and/or custodial financial institutions. The failure of a bank (or banks) with which the Company and/or the Company’s underlying investments have a commercial relationship could adversely affect, among other things, the Company and/or the Company’s underlying investments’ ability to pursue key strategic initiatives, including by affecting the Company’s ability to borrow from financial institutions on favorable terms.

We may be subject to the risk of loss arising from direct or indirect exposure to various catastrophic events, which may have a material effect on global financial markets.

We may be subject to the risk of loss arising from direct or indirect exposure to various catastrophic events, including the following: hurricanes, earthquakes and other natural disasters; terrorism; and public health crises, including the occurrence of a contagious disease. To the extent that any such event occurs and has a material effect on global financial markets or specific markets in which we participate (or has a material effect on locations in which the Adviser and/or Sub-Adviser operates) the risks of loss can be substantial and could have a material adverse effect on our investments.

Risks Related to Debt Financing

To the extent that we use leverage, the potential for loss on amounts invested in us will be magnified and may increase the risk of investing in us.

The Company has in the past and may in the future borrow funds opportunistically to make investments and may choose to increase or decrease its use of leverage from time to time based on the Company’s available liquidity and its assessment of market conditions and the investment environment. The use of borrowings, also known as leverage, increases the volatility of investments and magnifies the potential for loss on invested equity capital. The Company’s use of leverage may result in increased risks of investing in our shares. If the value of our assets decreases, leveraging would cause net asset value to decline more sharply than it otherwise would have had we not leveraged. Similarly, any decrease in our income would cause net income attributable to our stockholders to decline more sharply than it would have had we not borrowed. Such a decline could negatively affect our ability to make share distribution payments. Leverage is generally considered a speculative investment technique. There can be no assurance that the Company’s use of leverage or that its leveraging strategy will be successful during any period in which it is employed.

The use of leverage creates an opportunity for increased share net investment income distributions, but also creates risks for the holders of shares. We cannot assure you that the use of leverage will result in a higher yield on the shares. Any leveraging strategy we employ may not be successful.

Leverage involves risks and special considerations for stockholders, including:

☐	the likelihood of greater volatility of net asset value and distribution rate of the shares than a comparable portfolio without leverage;
☐	the risk that fluctuations in interest rates on borrowings and short-term debt or in the interest or dividend rates on any leverage we must pay will reduce the return to the stockholders; and
☐	the effect of leverage in a declining market, which is likely to cause a greater decline in the net asset value of the shares than if we were not leveraged.

Any decline in the net asset value of our Investments will be borne entirely by the holders of shares. Therefore, if the market value of our portfolio declines, leverage will result in a greater decrease in net asset value to the holders of shares than if we were not leveraged. While we may from time to time consider reducing leverage in response to actual or anticipated changes in interest rates in an effort to mitigate the increased volatility of current income and net asset value associated with leverage, there can be no assurance that we will actually reduce leverage in the future or that any reduction, if undertaken, will benefit the holders of shares. Changes in the future direction of interest rates are very difficult to predict accurately. If we were to reduce leverage based on a prediction about future changes to interest rates, and that prediction turned out to be incorrect, the reduction in leverage would likely operate to reduce the income and/or total returns to holders of shares relative to the circumstance where we had not reduced leverage. We may decide that this risk outweighs the likelihood of achieving the desired reduction to volatility in income and share price if the prediction were to turn out to be correct, and determine not to reduce leverage as described above.

Certain types of leverage used by us may result in us being subject to covenants relating to asset coverage and portfolio composition requirements. We may be subject to certain restrictions on investments imposed by guidelines of one or more rating agencies, which may issue ratings for any senior securities we may issue. These guidelines may impose asset coverage or portfolio composition requirements that are more stringent than those imposed by the 1940 Act. Our Adviser and Sub-Adviser do not believe that these covenants or guidelines will impede them from managing our portfolio in accordance with our investment objectives and policies.

In addition to the foregoing, the use of leverage treated as indebtedness of the Company for U.S. federal income tax purposes may reduce the amount of our dividends that are otherwise eligible for the dividends received deduction in the hands of corporate stockholders.

Subject to the requirements of the 1940 Act, we may invest in the securities of other investment companies. Such securities may also be leveraged, and will therefore be subject to the leverage risks described above. This additional leverage may in certain market conditions reduce the net asset value of our shares and the returns to our stockholders.

Changes in interest rates may affect our cost of capital and net investment income.

If we borrow funds to make investments our net investment income will depend, in part, upon the difference between the rate at which we borrow funds and the rate at which we invest those funds. As a result, we can offer no assurance that a significant change in market interest rates will not have a material adverse effect on our net investment income. Adverse developments resulting from changes in interest rates could have a material adverse effect on the Company’s financial condition and results of operations. In periods of rising interest rates when we have debt outstanding, our cost of funds will increase, which could reduce our net investment income. We expect that our fixed-rate investments will be financed primarily with equity and debt. We may use interest rate risk management techniques in an effort to limit our exposure to interest rate fluctuations. These techniques may include various interest rate hedging activities to the extent permitted by the 1940 Act. These activities may limit our ability to participate in the benefits of lower interest rates with respect to the hedged portfolio. Adverse developments resulting from changes in interest rates or hedging transactions could have a material adverse effect on our business, financial condition and results of operations. Also, we have limited experience in entering into hedging transactions, and we may have to purchase or develop such expertise.

Risks Related to Our Investments in Our Select Traded Portfolio

The risk factors set forth below apply particularly with respect to our Investments in our Select Traded Portfolio. They are qualified in their entirety by the other risk factors set forth in “Risk Factors,” particularly with respect to “—Risk Factors Related to Our Investments Generally” and “—Risk Factors Related to Debt Financing”.

Mortgage Related Securities Risks . We may invest in mortgage-backed securities (“MBS”) which entail various risks. MBS represent an interest in a pool of mortgages. The risks associated with MBS include: credit risk associated with the performance of the underlying mortgage properties and of the borrowers owning these properties; risks associated with their structure and execution (including the collateral, the process by which principal and interest payments are allocated and distributed to investors and how credit losses affect the issuing vehicle and the return to investors in such MBS); whether the collateral represents a fixed set of specific assets or accounts, whether the underlying collateral assets are revolving or closed-end, under what terms (including maturity of the MBS) any remaining balance in the accounts may revert to the issuing entity and the extent to which the entity that is the actual source of the collateral assets is obligated to provide support to the issuing vehicle or to the investors in such MBS; risks associated with the servicer of the underlying mortgages; adverse changes in economic conditions and circumstances, which are more likely to have an adverse impact on MBS secured by loans on certain types of commercial properties than on those secured by loans on residential properties; prepayment risk, which can lead to significant fluctuations in the value of the MBS; loss of all or part of the premium, if any, paid; and decline in the market value of the security, whether resulting from changes in interest rates, prepayments on the underlying mortgage collateral or perceptions of the credit risk associated with the underlying mortgage collateral. In addition, our level of investment in MBS of a particular type or in MBS issued or guaranteed by affiliated obligors, serviced by the same servicer or backed by underlying collateral located in a specific geographic region, may subject us to additional risk. To the extent we invest in junior tranches of MBS, we will be subject to additional risks, such as risking the proceeds that would otherwise be distributed to us to pay down more senior tranches. MBS generally are classified as either residential MBS (“RMBS”) or commercial MBS (“CMBS”), each of which are subject to certain specific risks as further described below.

RMBS Risks. RMBS are securities on which the payments depend primarily on the cash flow from residential mortgage loans made to borrowers that are secured by residential real estate. Non-agency residential mortgage loans are obligations of the borrowers thereunder only and are not typically insured or guaranteed by any other person or entity. The ability of a borrower to repay a loan secured by residential property is dependent upon the income or assets of the borrower. A number of factors, including a general economic downturn, acts of God, terrorism, social unrest and civil disturbances, may impair a borrower’s ability to repay its loans.

CMBS Risks. CMBS are, generally, securities backed by obligations (including certificates of participation in obligations) that are principally secured by mortgages on real property or interests therein having a multifamily or commercial use, such as regional malls, other retail space, office buildings, industrial or warehouse properties, hotels, nursing homes and senior living centers. The market for CMBS developed more recently and, in terms of total outstanding principal amount of issues, is relatively small compared to the market for single-family RMBS.

CMBS are subject to particular risks, including lack of standardized terms, shorter maturities than residential mortgage loans and payment of all or substantially all of the principal only at maturity rather than regular amortization of principal. Additional risks may be presented by the type and use of a particular commercial property. Commercial property values and net operating income are subject to volatility, which may result in net operating income becoming insufficient to cover debt service on the related mortgage loan. The repayment of loans secured by income-producing properties is typically dependent upon the successful operation of the related real estate project rather than upon the liquidation value of the underlying real estate. Adverse changes in economic conditions and circumstances are more likely to have an adverse impact on MBS secured by loans on commercial properties than on those secured by loans on residential properties. In addition, commercial lending generally is viewed as exposing the lender to a greater risk of loss than one- to four- family residential lending. Commercial lending, for example, typically involves larger loans to single borrowers or groups of related borrowers than residential one- to four- family mortgage loans. In addition, the repayment of loans secured by income producing properties typically is dependent upon the successful operation of the related

Asset-Backed Securities Risk . We may invest in Asset-Backed Securities (“ABS”) which involve certain risks in addition to those presented by MBS. There is the possibility that recoveries on the underlying collateral may not, in some cases, be available to support payments on these securities. Relative to MBS, ABS may provide us with a less effective security interest in the underlying collateral and are more dependent on the borrower’s ability to pay. If many borrowers on the underlying loans default, losses could exceed the credit enhancement level and result in losses to investors in an ABS transaction. Finally, ABS have structure risk due to a unique characteristic known as early amortization, or early payout, risk. Built into the structure of most ABS are triggers for early payout, designed to protect investors from losses. These triggers are unique to each transaction and can include a significant rise in defaults on the underlying loans, a sharp drop in the credit enhancement level or the bankruptcy of the originator. Once early amortization begins, all incoming loan payments (after expenses are paid) are used to pay investors as quickly as possible based upon a predetermined priority of payment. As a result, proceeds that would otherwise be distributed to holders of a junior tranche may be diverted to pay down more senior tranches.

Collateralized Debt Obligations Risk . We may invest in Collateralized Debt Obligations (“CDOs”). In addition to the general risks associated with fixed income securities, CDOs carry additional risks, including: (i) the possibility that distributions from collateral securities will not be adequate to make interest or other payments; (ii) the quality of the collateral may decline in value or default; (iii) the possibility that the CDO securities are subordinate to other classes; and (iv) the complex structure of the security may not be fully understood at the time of investment and may produce disputes with the issuer or unexpected investment results. The credit quality of CDOs depends primarily upon the quality of the underlying assets and the level of credit support and/or enhancement provided. The underlying assets (e.g., securities or loans) of CDOs may be subject to prepayments, which would shorten the weighted average maturity and may lower the return of the CDO. If a credit support or enhancement is exhausted, losses or delays in payment may result if the required payments of principal and interest are not made. The transaction documents relating to the issuance of CDOs may impose eligibility criteria on the assets of the issuing special purpose entity (“SPE”), restrict the ability of the investment manager to trade investments and impose certain portfolio-wide asset quality requirements. These criteria, restrictions and requirements may limit the ability of the SPE’s investment manager to maximize returns on the CDOs. In addition, other parties involved in structured products, such as third party credit enhancers and investors in the rated tranches, may impose requirements that have an adverse effect on the returns of the various tranches of CDOs. Furthermore, CDO transaction documents generally contain provisions that, in the event that certain tests are not met (generally interest coverage and over-collateralization tests at varying levels in the capital structure), require that proceeds that would otherwise be distributed to holders of a junior tranche must be diverted to pay down the senior tranches until such tests are satisfied. Failure (or increased likelihood of failure) of a CDO to make timely payments on a particular tranche will have an adverse effect on the liquidity and market value of such tranche.

Collateralized Loan Obligations Risk. In addition to CDOs, we may invest in collateralized loan obligations (“CLOs”). A CLO is an asset-backed security whose underlying collateral is a pool of loans, which may include, among others, domestic and foreign floating rate and fixed rate senior secured loans, senior unsecured loans, and subordinate corporate loans, including loans that may be rated below investment grade or equivalent unrated loans. In addition to the risks associated with loans, investments in CLOs carry additional risks including, but not limited to, the risk that: (1) distributions from the collateral may not be adequate to make interest or other payments; (2) the quality of the collateral may decline in value or default; (3) we may invest in tranches of CLOs that are subordinate to other tranches; (4) the complex structure of the CLO may not be fully understood at the time of investment and may produce disputes with the issuer or unexpected investment results; and (5) the CLO’s manager may perform poorly. Additionally, CLOs may charge management and other administrative fees, which are in addition to those of the Company.

Leverage Risk. With respect to Investments in our Select Traded Portfolio, we may utilize leverage through investment derivatives, commonly known as economic leverage. See “Strategic Transactions and Derivatives Risk.” Consequently, the use of leverage may limit our flexibility and may require that we sell other portfolio investments to pay our expenses, to maintain assets in an amount sufficient to cover our leveraged exposure or to meet other obligations at a time when it may be disadvantageous to sell such assets. See “Risks Related to Debt Financing “If we borrow money, the potential for loss on amounts invested in us will be magnified and may increase the risk of investing in us” for further detail regarding risks associated with incurring leverage.

Strategic Transactions and Derivatives Risk. We may engage in various Strategic Transactions for duration management and other risk management purposes, including to attempt to protect against possible changes in the market value of our Select Traded Portfolio resulting from trends in the securities markets and changes in interest rates or to protect our Select Traded Portfolio’s unrealized gains in the value of its portfolio securities, to facilitate the sale of portfolio securities for investment purposes, to establish a position in the securities markets as a temporary substitute for purchasing particular securities or to enhance income or gain. Subject to the limitations and restrictions of the 1940 Act, the Company may use derivative transactions for hedging purposes. Derivatives are financial contracts or instruments whose value depends on, or is derived from, the value of an underlying asset, reference rate or index (or relationship between two indices). We also may use derivatives to add leverage to our Select Traded Portfolio and/or to hedge against increases in our costs associated with any leverage strategy that we may employ. The use of Strategic Transactions to enhance current income may be particularly speculative. There is no guarantee that the Adviser and/or Sub-Adviser will engage in Strategic Transactions, including derivatives, on behalf of the Company, even in circumstances where it would be advantageous to the Company do so.

Strategic Transactions involve risks. The risks associated with Strategic Transactions include (i) the imperfect correlation between the value of such instruments and the underlying assets, (ii) the possible default of the counterparty to the transaction, (iii) illiquidity of the derivative instruments, and (iv) high volatility losses caused by unanticipated market movements, which are potentially unlimited. Although both OTC and exchange-traded derivatives markets may experience a lack of liquidity, OTC non-standardized derivative transactions are generally less liquid than exchange-traded instruments. The illiquidity of the derivatives markets may be due to various factors, including congestion, disorderly markets, limitations on deliverable supplies, the participation of speculators, government regulation and intervention, and technical and operational or system failures. In addition, daily limits on price fluctuations and speculative position limits on exchanges on which we may conduct our transactions in derivative instruments may prevent prompt liquidation of positions, subjecting us to the potential of greater losses. Furthermore, our ability to successfully use Strategic Transactions depends on the Adviser and/or Sub-Adviser’s ability to predict pertinent securities prices, interest rates, currency exchange rates and other economic factors, which cannot be assured. The use of Strategic Transactions may result in losses greater than if they had not been used, may require us to sell or purchase portfolio securities at inopportune times or for prices other than current market values, may limit the amount of appreciation we can realize on an Investment or may cause us to hold a security that we might otherwise sell.

Many OTC derivatives are valued on the basis of dealers’ pricing of these instruments. However, the price at which dealers value a particular derivative and the price that the same dealers would actually be willing to pay for such a derivative should we wish or be forced to sell such a position may be materially different. Such differences can result in an overstatement of our net asset value and may materially adversely affect us in situations in which we are required to sell derivative instruments. Exchange-traded derivatives and OTC derivative transactions submitted for clearing through a central counterparty have become subject to minimum initial and variation margin requirements set by the relevant clearinghouse, as well as possible SEC- or Commodity Futures Trading Commission (“CFTC”)- mandated margin requirements. The CFTC, SEC and federal banking regulators also have imposed margin requirements on non-cleared OTC derivatives. As applicable, margin requirements will increase the overall costs for us.

While hedging can reduce or eliminate losses, it can also reduce or eliminate gains. Hedges are sometimes subject to imperfect matching between the derivative and the underlying security, and there can be no assurance that our hedging transactions will be effective.

Derivatives may give rise to a form of leverage and may expose us to greater risk and increase our costs. Recent legislation calls for new regulation of the derivatives markets. The extent and impact of the regulation is not yet known and may not be known for some time. New regulation may make derivatives more costly, may limit the availability of derivatives, or may otherwise adversely affect the value or performance of derivatives.

Yield and Ratings Risk. The yields on debt obligations are dependent on a variety of factors, including general market conditions, conditions in the particular market for the obligation, the financial condition of the issuer, the size of the offering, the maturity of the obligation and the ratings of the issue. The ratings of Moody’s, S&P and Fitch represent their respective opinions as to the quality of the obligations they undertake to rate. Ratings, however, are relative and are not absolute standards of quality. Consequently, obligations with the same rating, maturity and interest rate may have different market prices. Subsequent to its purchase by us, a rated security may cease to be rated or may have its ratings lowered. The Adviser and/or Sub-Adviser will consider such an event in determining whether we should continue to hold the security.

Unrated Securities Risk. Because we may purchase securities that are not rated by any rating organization, the Adviser and/or Sub-Adviser may, after assessing their credit quality, internally assign ratings to those securities in categories similar to those of rating organizations. Some unrated securities may not have an active trading market or may be difficult to value, which means we might have difficulty selling them promptly at an acceptable price. To the extent that we invest in unrated securities, our ability to achieve our investment objectives will be more dependent on the Adviser and/or Sub-Adviser’s credit analysis than would be the case when we invest in rated securities.

Illiquid and Restricted Investment Risk. Because a portion of our investments may be illiquid, including our real estate investments. Illiquid investments are investments that are not readily marketable. These investments may include restricted investments, including Rule 144A securities, which cannot be resold to the public without an effective registration statement under the 1933 Act, or if they are unregistered may be sold only in a privately negotiated transaction or pursuant to an available exemption from registration. A variety of factors could make it difficult for us to dispose of any of our illiquid assets on acceptable terms even if a disposition is in the best interests of our stockholders. We cannot predict whether we will be able to sell any asset for the price or on the terms set by us or whether any price or other terms offered by a prospective purchaser would be acceptable to the Company. We also cannot predict the length of time needed to find a willing purchaser and to close the sale of an asset. We may be required to expend cash to correct defects or to make improvements before an asset can be sold, and there can be no assurance that it will have cash available to correct those defects or to make those improvements. As a result, our ability to sell investments in response to changes in economic and other conditions could be limited. Limitations on the Company’s ability to respond to adverse changes in the performance of its investments may have a material adverse effect on the Company’s business, financial condition and results of operations and the Company’s ability to make distributions.

Equity Securities Risk. Stock markets are volatile, and the prices of equity instruments fluctuate based on changes in a company’s financial condition and overall market and economic conditions. Although common stocks have historically generated higher average total returns than fixed income securities over the long-term, common stocks also have experienced significantly more volatility in those returns and, in certain periods, have significantly under-performed relative to fixed income securities. An adverse event, such as an unfavorable earnings report, may depress the value of a particular common stock held by us. A common stock may also decline due to factors that affect a particular industry or industries, such as labor shortages or increased production costs and competitive conditions within an industry. The value of a particular common stock held by us may decline for a number of other reasons that directly relate to the issuer, such as management performance, financial leverage, the issuer’s historical and prospective earnings, the value of its assets and reduced demand for its goods and services. Also, the prices of common stocks are sensitive to general movements in the stock market and a drop in the stock market may depress the price of common stocks to which we have exposure. Common stock prices fluctuate for several reasons, including changes in investors’ perceptions of the financial condition of an issuer or the general condition of the relevant stock market, or when political or economic events affecting the issuers occur. In addition, common stock prices may be particularly sensitive to rising interest rates, as the cost of capital rises and borrowing costs increase. Common equity securities in which we may invest are structurally subordinated to preferred stock, bonds and other debt instruments in a company’s capital structure in terms of priority to corporate income and are therefore inherently more risky than preferred stock or debt instruments of such issuers.

Dividend Paying Equity Securities Risk. Dividends on common equity securities that we may hold are not fixed but are declared at the discretion of an issuer’s board of directors. Companies that have historically paid dividends on their securities are not required to continue to pay dividends on such securities. There is no guarantee that the issuers of the common equity securities in which we invest will declare dividends in the future or that, if declared, they will remain at current levels or increase over time. Therefore, there is the possibility that such companies could reduce or eliminate the payment of dividends in the future. Dividend producing equity securities, in particular those whose market price is closely related to their yield, may exhibit greater sensitivity to interest rate changes. See “—Fixed Income Securities Risks—Interest Rate Risk.” Our investments in dividend producing equity securities may also limit its potential for appreciation during a broad market advance. The prices of dividend producing equity securities can be highly volatile. You should not assume that our investments in these securities will necessarily reduce the volatility of our net asset value or provide “protection,” compared to other types of equity securities, when markets perform poorly.

Debt Securities Risk.

When the Company invests in debt securities, the value of an investment in the Company will fluctuate with changes in interest rates. Typically, a rise in interest rates causes a decline in the value of debt securities. In general, the market price of debt securities with longer maturities will increase or decrease more in response to changes in interest rates than shorter-term securities. Other risk factors include credit risk (the debtor may default) and prepayment risk (the debtor may pay its obligation early, reducing the amount of interest payments). These risks could affect the value of a particular investment, possibly causing the Company’s share price and total return to be reduced and fluctuate more than other types of investments.

Fixed Income Securities Risks. Fixed income securities in which we may invest are generally subject to the following risks:

Interest Rate Risk. The market value of bonds and other fixed income securities changes in response to interest rate changes and other factors. Interest rate risk is the risk that prices of bonds and other fixed income securities will increase as interest rates fall and decrease as interest rates rise. Because longer-term inflationary pressure may result from the U.S. government’s fiscal policies, the Company may experience rising interest rates, rather than falling interest rates, over its investment horizon. Adverse developments resulting from changes in interest rates could have a material adverse effect on the Company’s or an Investment Fund’s financial condition and results of operations. There is a risk that interest rates will continue to rise, which will likely drive down bond prices. The magnitude of these fluctuations in the market price of bonds and other fixed income securities is generally greater for those securities with longer maturities. Fluctuations in the market price of our Investments will not affect interest income derived from instruments already owned by us, but will be reflected in our net asset value. We may lose money if short-term or long-term interest rates rise sharply in a manner not anticipated by our management. To the extent we invest in debt securities that may be prepaid at the option of the obligor (such as mortgage-related securities), the sensitivity of such securities to changes in interest rates may increase (to our detriment) when interest rates rise. Moreover, because rates on certain floating rate debt securities typically reset only periodically, changes in prevailing interest rates (and particularly sudden and significant changes) can be expected to cause some fluctuations in our net asset value to the extent that it invests in floating rate debt securities. These basic principles of bond prices also apply to U.S. government securities. A security backed by the “full faith and credit” of the U.S. government is guaranteed only as to its stated interest rate and face value at maturity, not its current market price. Just like other fixed income securities, government-guaranteed securities will fluctuate in value when interest rates change.

Our intended use of leverage will tend to increase our interest rate risk. We may utilize certain strategies, including taking positions in futures or interest rate swaps, for the purpose of reducing the interest rate sensitivity of fixed income securities held by us and decreasing our exposure to interest rate risk. We are not required to hedge our exposure to interest rate risk and may choose not to do so. In addition, there are no assurances that any attempts by us to reduce interest rate risk will be successful or that any hedges that we may establish will perfectly correlate with movements in interest rates.

We may invest in variable and floating rate debt instruments, which generally are less sensitive to interest rate changes than longer duration fixed rate instruments, but may decline in value in response to rising interest rates if, for example, the rates at which they pay interest do not rise as much, or as quickly, as market interest rates in general. Conversely, variable and floating rate instruments generally will not increase in value if interest rates decline. We also may invest in inverse floating rate debt securities, which may decrease in value if interest rates increase and may also exhibit greater price volatility than fixed rate debt obligations with similar credit quality. To the extent we hold variable or floating rate instruments, a decrease (or, in the case of inverse floating rate securities, an increase) in market interest rates will adversely affect the income received from such securities, which may adversely affect the net asset value of our shares.

Issuer Risk. The value of fixed income securities may decline for a number of reasons that directly relate to the issuer, such as management performance, financial leverage, reduced demand for the issuer’s goods and services, historical and prospective earnings of the issuer and the value of the assets of the issuer.

Credit Risk. Credit risk is the risk that one or more fixed income securities in our portfolio will decline in price or fail to pay interest or principal when due because the issuer of the security experiences a decline in its financial status. Credit risk is increased when a portfolio security is downgraded or the perceived creditworthiness of the issuer deteriorates. To the extent we invest in below investment grade securities, we will be exposed to a greater amount of credit risk than a fund that only invests in investment grade securities. See “Risk Factors—Risks Related to Our Investments in Our Select Traded Portfolio—Below Investment Grade Securities Risk.” In addition, to the extent we use credit derivatives, such use will expose us to additional risk in the event that the bonds underlying the derivatives default. The degree of credit risk depends on the issuer’s financial condition and on the terms of the securities.

Prepayment and Extension Risk. During periods of declining interest rates, borrowers may exercise their option to prepay principal earlier than scheduled. For fixed rate securities, such payments often occur during periods of declining interest rates, forcing us to reinvest in lower yielding securities, resulting in a possible decline in our income and distributions to our stockholders. This is known as prepayment or “call” risk. Extensions of obligations could cause the Company to exhibit additional volatility and hold securities paying lower-than-market rates of interest. Below investment grade securities frequently have call features that allow the issuer to redeem the security at dates prior to its stated maturity at a specified price (typically greater than par) only if certain prescribed conditions are met (i.e., “call protection”). For premium bonds (bonds acquired at prices that exceed their par or principal value) that we purchase, prepayment risk may be enhanced. Extensions of obligations could cause the Company to exhibit additional volatility and hold securities paying lower-than-market rates of interest. Either case could hurt the Company’s performance.

Reinvestment Risk. Reinvestment risk is the risk that income from our portfolio will decline if we invest the proceeds from matured, traded or called fixed income securities at market interest rates that are below our portfolio’s current earnings rate.

Duration and Maturity Risk. We have no set policy regarding portfolio maturity or duration of the fixed income securities we may hold. The Adviser and/or Sub-Adviser may seek to adjust the duration or maturity of our fixed income holdings based on their assessment of current and projected market conditions and all other factors that the Adviser and/or Sub-Adviser deems relevant. Any decisions as to the targeted duration or maturity of any particular category of investments will be made based on all pertinent market factors at any given time. We may incur costs in seeking to adjust the portfolio’s average duration or maturity. There can be no assurance that the Adviser and/or Sub-Adviser’s assessment of current and projected market conditions will be correct or that any strategy to adjust duration or maturity will be successful at any given time. In general, the longer the duration of any fixed income securities in our portfolio, the more exposure we will have to the interest rate risks described above.

Corporate Bonds Risk. The market value of a corporate bond generally may be expected to rise and fall inversely with interest rates. The market value of intermediate and longer term corporate bonds is generally more sensitive to changes in interest rates than is the market value of shorter term corporate bonds. The market value of a corporate bond also may be affected by factors directly related to the issuer, such as investors’ perceptions of the creditworthiness of the issuer, the issuer’s financial performance, perceptions of the issuer in the marketplace, performance of management of the issuer, the issuer’s capital structure and use of financial leverage and demand for the issuer’s goods and services. Certain risks associated with investments in corporate bonds are described elsewhere in this prospectus in further detail, including under “—Risk Factors Relating to Our Investments in Our Select Traded Portfolio—Fixed Income Securities Risks—Credit Risk,” “—Risk Factors Relating to Our Investments in Our Select Traded Portfolio—Fixed Income Securities Risks—Interest Rate Risk,” and “—Risk Factors Relating to Our Investments in Our Select Traded Portfolio—Fixed Income Securities Risks—Prepayment Risk”. There is a risk that the issuers of corporate bonds may not be able to meet their obligations on interest or principal payments at the time called for by an instrument. Corporate bonds of below investment grade quality are often high risk and have speculative characteristics and may be particularly susceptible to adverse issuer-specific developments. Corporate bonds of below investment grade quality are subject to additional risks described herein under “—Risk Factors Relating to Our Investments in Our Select Traded Portfolio—Below Investment Grade Securities Risk.”

Below Investment Grade Securities Risk. We may invest in securities that are rated, at the time of investment, below investment grade quality (rated Ba/BB or below, or judged to be of comparable quality by the Adviser and/or Sub-Adviser), which are commonly referred to as “high yield” or “junk” bonds and are regarded as predominantly speculative with respect to the issuer’s capacity to pay interest and repay principal when due. The value of high yield, lower quality bonds is affected by the creditworthiness of the issuers of the securities and by general economic and specific industry conditions. Issuers of high yield bonds are not perceived to be as strong financially as those with higher credit ratings. These issuers are more vulnerable to financial setbacks and recession than more creditworthy issuers, which may impair their ability to make interest and principal payments. Lower grade securities may be particularly susceptible to economic downturns. It is likely that an economic recession could severely disrupt the market for such securities and may have an adverse impact on the value of such securities. In addition, it is likely that any such economic downturn could adversely affect the ability of the issuers of such securities to repay principal and pay interest thereon and increase the incidence of default for such securities. The secondary market for lower grade securities may be less liquid than that for higher rated securities. Adverse conditions could make it difficult at times for us to sell certain securities or could result in lower prices than those used in calculating our net asset value. Because of the substantial risks associated with investments in lower grade securities, you could lose money on your investment in our shares, both in the short-term and the long-term. To the extent we invest in lower grade securities that have not been rated by a rating agency, our ability to achieve our investment objectives will be more dependent on the Adviser and/or Sub-Adviser’s credit analysis than would be the case when we invest in rated securities.

Mortgage Servicing Rights Risk. Mortgage servicing rights (“MSRs”) are the contractual right to cash flows payable to the actual mortgage servicer of a pool of mortgage loans for their ongoing administrative duties. Investing in MSRs will subject us to numerous additional risks. MSRs’ performance may be closely tied to economic and market conditions affecting mortgages and entities operating, directly or indirectly, in, or otherwise related to, the mortgage market, including sensitivity to regulatory changes, supply and demand in the mortgage market and sensitivity to overall market forecasts and swings. The mortgage market in the United States has experienced and may continue to experience a variety of difficulties and challenging economic conditions. Any deterioration of the U.S. mortgage market and declines in real estate prices could result in increased delinquencies or defaults on the mortgage loans underlying MSRs we hold or require us make advances in respect of such delinquencies or defaults that may not be recovered.

U.S. Securities Risk. U.S. government debt securities (“U.S. Securities”) generally involve lower levels of credit risk than other types of fixed income securities of similar maturities, although, as a result, the yields available from U.S. Securities are generally lower than the yields available from such other securities. Like other fixed income securities, the values of U.S. Securities change as interest rates fluctuate downgrades by rating agencies could increase volatility in both stock and bond markets, result in higher interest rates and higher Treasury yields and increase borrowing costs, generally. These events could have significant adverse effects on the economy, generally, and could result in significant adverse impacts on securities issuers and us. The Adviser and/or Sub-Adviser cannot predict the effects of these or similar events in the future on the U.S. economy and securities markets or on our portfolio.

Structured Investments Risks. We may invest in structured products, including structured notes, equity-linked notes (“ELNs”) and other types of structured products. Holders of structured products bear the risks of the underlying investments, index or reference obligation and are subject to counterparty risk. We may have the right to receive payments only from the structured product and generally do not have direct rights against the issuer or the entity that sold the assets to be securitized. While certain structured products enable the investor to acquire interests in a pool of securities without the brokerage and other expenses associated with directly holding the same securities, investors in structured products generally pay their share of the structured product’s administrative and other expenses. Although it is difficult to predict whether the prices of indices and securities underlying structured products will rise or fall, these prices (and, therefore, the prices of structured products) will be influenced by the same types of political and economic events that affect issuers of securities and capital markets generally. If the issuer of a structured product uses shorter term financing to purchase longer term securities, the issuer may be forced to sell its securities at below market prices if it experiences difficulty in obtaining such financing, which may adversely affect the value of the structured products owned by us.

Zero Coupon Securities Risk. We may invest in zero coupon securities, which are securities that are sold at a discount to par value and do not pay interest during the life of the security. The discount approximates the total amount of interest the security will accrue and compound over the period until maturity at a rate of interest reflecting the market rate of the security at the time of issuance. Upon maturity, the holder of a zero coupon security is entitled to receive the par value of the security. We will accrue income with respect to these securities for U.S. federal income tax and accounting purposes prior to the receipt of cash payments. Zero coupon securities may be subject to greater fluctuation in value and less liquidity in the event of adverse market conditions than comparably rated securities that pay cash interest at regular intervals. Further, to maintain our qualification for pass-through treatment under the U.S. federal tax laws, we are required to distribute income to our stockholders and, consequently, may have to dispose of other, more liquid portfolio securities under disadvantageous circumstances or may have to utilize leverage by borrowing in order to generate the cash to satisfy these distributions. The required distributions may result in an increase in our exposure to zero coupon securities. In addition to the above-described risks, there are certain other risks related to investing in zero coupon securities. During a period of severe market conditions, the market for such securities may become even less liquid. In addition, as these securities do not pay cash interest, our investment exposure to these securities and their risks, including credit risk, will increase during the time these securities are held in our portfolio.

Payment-In-Kind Securities Risk. PIK securities may be subject to greater fluctuation in value and less liquidity in the event of adverse market conditions than comparably rated securities paying cash interest at regular interest payment periods. Prices on non-cash-paying instruments may be more sensitive to changes in the issuer’s financial condition, fluctuation in interest rates and market demand/supply imbalances than cash-paying securities with similar credit ratings, and thus may be more speculative

Senior Loans Risk. We may invest in senior secured floating rate and fixed rate loans or debt (“Senior Loans”). Senior Loans hold the most senior position in the capital structure of a business entity (the “Borrower”), are typically secured with specific collateral and typically have a claim on the assets and/or stock of the Borrower that is senior to that held by subordinated debt holders and stockholders of the Borrower. Our investments in Senior Loans are typically below investment grade and are considered speculative because of the credit risk of their issuers. The risks associated with Senior Loans are similar to the risks of below investment grade fixed income securities, although Senior Loans are typically senior and secured in contrast to other below investment grade fixed income securities, which are often subordinated and unsecured. See “—Risk Factors Relating to Our Investments in Our Select Traded Portfolio—Below Investment Grade Securities Risk.” Senior Loans’ higher standing has historically resulted in generally higher recoveries in the event of a corporate reorganization. In addition, because their interest payments are typically adjusted for changes in short-term interest rates, investments in Senior Loans generally have less interest rate risk than other below investment grade fixed income securities, which may have fixed interest rates.

Second Lien Loans Risk. We may invest in second lien or other subordinated or unsecured floating rate and fixed rate loans or debt (“Second Lien Loans”). Second Lien Loans generally are subject to similar risks as those associated with investments in Senior Loans. Because Second Lien Loans are subordinated or unsecured and thus lower in priority of payment to Senior Loans, they are subject to the additional risk that the cash flow of the Borrower and property securing the loan or debt, if any, may be insufficient to meet scheduled payments after giving effect to the senior secured obligations of the Borrower. This risk is generally higher for subordinated unsecured loans or debt, which are not backed by a security interest in any specific collateral. Second Lien Loans generally have greater price volatility than Senior Loans and may be less liquid. Second Lien Loans share the same risks as other below investment grade securities.

Counterparty Risk. We will be subject to credit risk with respect to the counterparties to the derivative contracts purchased by us. Because derivative transactions in which we may engage may involve instruments that are not traded over-the-counter or on a national securities exchange or cleared through a central counterparty but are instead traded between counterparties based on contractual relationships, we will be subject to the risk that a counterparty will not perform its obligations under the related contracts. If a counterparty becomes bankrupt or otherwise fails to perform its obligations due to financial difficulties, we may experience significant delays in obtaining any recovery in bankruptcy or other reorganization proceedings. We may obtain only a limited recovery, or may obtain no recovery, in such circumstances. Although we intend to enter into transactions only with counterparties that the Adviser and/or Sub-Adviser believes to be creditworthy, there can be no assurance that a counterparty will not default and that we will not sustain a loss on a transaction. In the event of the counterparty’s bankruptcy or insolvency, our collateral may be subject to the conflicting claims of the counterparty’s creditors, and we may be exposed to the risk of a court treating us as a general unsecured creditor of the counterparty, rather than as the owner of the collateral.

Total Return Swaps Risk. Total return swap agreements are contracts in which one party agrees to make periodic payments to another party based on the change in market value of the assets underlying the contract, which may include a specified security, basket of securities or securities indices during the specified period, in return for periodic payments based on a fixed or variable interest rate or the total return from other underlying assets. Total return swap agreements may be used to obtain exposure to a security or market without owning or taking physical custody of such security or investing directly in such market. Total return swap agreements may effectively add leverage to our portfolio because we would be subject to investment exposure on the notional amount of the swap.

Total return swap agreements are subject to the risk that a counterparty will default on its payment obligations to us thereunder. Swap agreements also bear the risk that we will not be able to meet our obligation to the counterparty. Generally, we will enter into total return swaps on a net basis (i.e., the two payment streams are netted against one another with us receiving or paying, as the case may be, only the net amount of the two payments).

Structured notes are subject to general non-payment risk and credit risk of the relevant Note Issuer.

Any payment to be made on any promissory note owned by us (each, a “Structured Note”) issued by one or more financial institutions (each, a “Note Issuer”), that pays interest and principal linked to the performance of certain common stocks (the “Reference Stocks”) depends on the applicable Note Issuer’s ability to pay all amounts due and payable on the Structured Notes. We are dependent on the Note Issuer’s ability to pay all amounts due on the Structured Notes on the applicable payment dates, and therefore we are subject to the Note Issuer’s credit risk and to changes in the market’s view of their creditworthiness. If a Note Issuer were to default on its payment obligations, we may not receive any amounts owed to us under any Structured Notes issued by such Note Issuer, which in turn may have a material adverse effect on our financial condition and results of operations.

Our investment in Structured Notes may result in a loss which may materially affect our financial condition and results of operations.

The Structured Notes do not guarantee any payment of interest or return of principal. The amount of interest payable to us and the amount payable to us at maturity, if any, will be determined in accordance with the terms of the applicable Structured Note and may depend on the closing price of the Reference Stock on specified dates. Furthermore, the Structured Notes are non-recourse to the assets, funds, and accounts of the Note Issuers. As a result, in the event that a Note Issuer fails to pay any amount due and payable under the Structured Notes, we will not have recourse to the assets of such Note Issuer to remedy such default. Accordingly, we may lose the entire principal amount invested in a Structured Note, which could materially adversely affect our financial condition and results of operations.

Our potential return on the Structured Notes is limited.

Our potential return on each Structured Note is limited by the interest rate specified therein, regardless of the appreciation of the Reference Stock to which such Structured Note is linked. As a result, our return on an investment in the Structured Notes could be less than the return that would have been realized by a direct investment by us in the Reference Stock. We will not be entitled to receive any dividend payments on any Reference Stock, and our anticipated return on our investment in the Structured Notes will not reflect the return we would realize if we actually owned the Reference Stock and received the dividends paid on the Reference Stock. Further, if the Structured Notes are redeemed by the Note Issuer or repaid upon acceleration prior to the stated maturity date thereof, we will not receive any interest payments or any other payment in respect of any date after the date on which such Structured Notes are redeemed and the total return on any Structured Note could be minimal. If the Structured Notes are not redeemed, we will be subject to risks relating to a decline in value of the applicable Reference Stock and other risks relating to our investment in the Structured Notes. In the event that we try to sell the Structured Notes in the secondary market, there can be no assurance that we will be able to recoup the value of our investment in the Structured Notes, or that we will be able to sell the Structured Notes even at a loss relative to their principal amount.

Prior to maturity, the value of the Structured Notes will be influenced by many unpredictable factors.

Many economic and market factors will influence the value of the Structured Notes. It is expected that, generally, the closing price of one share of the Reference Stock on any day will affect the value of the Structured Notes more than any other single factor. However, you should not expect the value of the Structured Notes in the secondary market to vary in proportion to changes in the closing price of one share of the Reference Stock. The value of the Structured Notes will be affected by a number of other factors that may either offset or magnify each other, including: (i) the market price of the shares of the Reference Stock; (ii) the expected volatility of the Reference Stock; (iii) the time to maturity of the Structured Notes; (iv) the dividend rate on the Reference Stock; (v) interest and yield rates in the market generally; (vi) economic, financial, political, regulatory or judicial events that affect the Reference Stock or stock markets generally, and which may affect the closing price of shares of the Reference Stock; and (vii) the Note Issuer’s creditworthiness, including actual or anticipated downgrades in its credit ratings. Some or all of these factors will influence the price we will receive if we choose to sell the Structured Notes prior to maturity. The impact of any of the factors set forth above may enhance or offset some or all of any change resulting from another factor or factors. Therefore, in the event that we attempt to sell the Structured Notes prior to maturity, whether to mitigate losses in respect of the Structured Notes or for any other reason, depending on the above factors, we may suffer substantial losses.

Significant aspects of the income tax treatment of an investment in the Structured Notes may be uncertain.

The tax treatment of an investment by us in the Structured Notes is uncertain, which in turn could have an effect on the tax consequences for you. The Internal Revenue Service has released a notice indicating that the Internal Revenue Service and the U.S. Treasury Department are actively considering whether to require the holder of an instrument similar to the Structured Notes to accrue ordinary income on a current basis irrespective of the contingent nature of the interest on the Structured Notes or whether the interest is actually paid. If such interest must be accrued, you would be allocated a share of such interest and would be subject to U.S. federal and state income tax accordingly. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, as a holder of the Structured Notes we will ultimately be required to accrue income on the Structured Notes prospectively and could be required to accrue income on a retroactive basis as well.

Risks Related to the SCF Facility and Supply Chain Financing

The Company has invested in the past and may invest in the future in a special purpose entity that invests in a supply chain financing program (the “SCF Facility”) for multiple suppliers to a multi-billion dollar revenue conglomerate (the “SCF Conglomerate”), a U.S.-based manufacturer and distributor of durable consumer goods and parts. Investment in the SCF Facility could be adversely affected if among other things the SCF Conglomerate is unable to purchase manufactured components or equity from its suppliers or if the financial condition or reputation of the SCF Conglomerate deteriorates.

Under the structure of future participation interests in the SCF Facility, the Company will not have a direct contractual relationship with the SCF Conglomerate. The Company and the manager will be entirely dependent on the servicer, an affiliate of the purchaser SPV, who on behalf of the Company deals directly with the SCF Conglomerate on all matters related to the transaction. The Company will not have the right to audit or monitor the SCF Conglomerate’s affairs in the manner that a secured lender or direct lender would under the terms of other types of financings. The structure of the transaction similarly and substantially limits the Company’s ability to seek recourse if the SCF Conglomerate fails to satisfy its obligations to the Purchaser SPV. Among other recourse limitations, if the SCF Conglomerate does not make payments to Purchaser SPV on account of the designated trade accounts receivables or in the event of a bankruptcy of the SCF Conglomerate, the Company will not have any direct rights or remedies against the SCF Conglomerate and would have to rely on Purchaser SPV’s enforcement of its rights and remedies against the SCF Conglomerate.

Risks Related to the Investments in Aircraft and Related Industries

The Financial Condition of the Airline Industry May Deteriorate

The financial condition of the airline industry is of particular importance to the Company as it intends to lease many of the aircraft, engines and related assets it owns to airline customers on a global basis. The Company’s return on an investment in aircraft, engines and related assets will depend, to a significant extent, on the financial condition and growth of the airline industry. To the extent that the airlines are adversely affected by the risk factors described herein, including adverse changes to the financial condition of the airline industry, the Company may experience: (i) downward pressure on demand for aircraft and engines and reduced market lease rates and lease margins, as well as reduced aircraft value; (ii) a higher incidence of lessee defaults, lease restructurings, repossessions and airline bankruptcies and restructurings, resulting in lower lease margins and/or increased costs due to maintenance, insurance, storage and legal costs associated with repossession, as well as lost revenue for the time the aircraft are off-lease, increased aircraft transition costs to new lessees (including refurbishment and modification of aircraft to fit the specification of new lessees) and possibly lower lease rates from the new lessees; (iii) a slowdown in the payment of rent and/or other amounts due or payable by the lessees of aircraft or aircraft engines and/or the receipt of less than full payment of rent and/or other amounts due from such lessees; and (iv) an inability to lease aircraft or aircraft engines on commercially acceptable terms, resulting in lower lease margins due to aircraft and/or engines not earning revenue, and resulting in storage, insurance and maintenance costs. Any or all of the foregoing may have a material adverse effect on the Company’s business, financial condition and results of operations and return on its investments.

The Success of the Company Will Depend on Its Ability to Identify High-Quality Commercial Aircraft and Engines to Acquire at Reasonable Prices

The success of the Company, and the Company’s return on its investments, depends, in part, on its ability to identify high-quality commercial aircraft and engines to acquire at reasonable prices. An acquisition of one or more aircraft, engines or other aviation assets may not be profitable to the Company after the acquisition and may not generate sufficient cash flow to justify the completion of such acquisitions. In addition, the Company’s acquisition strategy exposes it to risks that may harm its business, financial condition, results of operations and cash flow, including risks that the Company may: (i) impair its liquidity by using a significant portion of available cash to finance the acquisition of the Company’s aircraft or other aviation assets, or (ii) incur or assume unanticipated liabilities, losses or costs associated with the aircraft or other aviation assets that it acquires. If the Company acquires a high concentration of a particular model of aircraft, the Company’s business and financial results could be adversely affected if the market demand for that model of aircraft declines, if it is redesigned or replaced by its manufacturer or if this type of aircraft experiences design or technical problems.

Unlike new aircraft and engines, used aircraft (generally, assets over 6 years old at the time of acquisition—essentially, mid-life and end-of-life aircraft) and used aircraft engines typically do not carry warranties as to their condition. As a result, the Company may not be able to submit any warranty-related claims on used aircraft or engines. Although the Company may inspect an existing aircraft or engine and its documented maintenance, usage, lease and other records prior to acquisition, the Company may not discover every defect during an inspection. Repairs and maintenance costs for existing aircraft and engines are difficult to predict and generally increase as aircraft or engines age, and the condition of an aircraft of an engine can be adversely affected by prior operations. These repair costs could decrease the Company’s cash flow and reduce its liquidity. In addition, aircraft are long-lived assets, requiring long lead times to develop and manufacture, with particular types and models becoming obsolete and less in demand over time when newer, more advanced aircraft are manufactured. By acquiring existing aircraft, the Company has greater exposure to more rapid obsolescence of its fleet, particularly if there are unanticipated events shortening the life cycle of such aircraft, such as government regulation or changes in the Company’s airline customers’ preferences. This may result in a shorter life cycle for the Company’s fleet of aircraft and engines, and, accordingly, declining lease rates, impairment charges and increased depreciation expense.

Further, variable expenses like fuel, crew size or aging aircraft corrosion control or modification programs and related airworthiness directives could make the operation of older aircraft more costly to the Company’s lessees and may result in increased lessee defaults. the Company may also incur some of these increased maintenance expenses and regulatory costs upon acquisition or re-leasing of its aircraft. Any of these expenses or costs will have a negative impact on the Company’s financial results and the Company’s return on an investment in the Company.

The Value of the Aircraft Acquired by the Company and the Market Rates for Leases Decline

Aircraft values and market rates for leases typically decline over time. In addition, aircraft values and market rates for leases have, from time to time, experienced sharp decreases due to a number of factors including, but not limited to, decreases in passenger and air cargo demand, increases in fuel costs, government regulation and increases in interest rates. Operating leases place the risk of realization of residual values on aircraft lessors because only a portion of the equipment’s value is covered by contractual cash flows at lease inception. In addition to factors linked to the aviation industry generally, many other factors may affect the value of the aircraft that the Company acquires and market rates for leases, including: (i) the particular maintenance, operating history and documentary records of the aircraft; (ii) the number of operators using that type of aircraft; (iii) aircraft age; (iv) the regulatory authority under which the aircraft is operated; (v) any renegotiation of an existing lease on less favorable terms; (vi) the negotiability of clear title free from mechanics’ liens and encumbrances; (vii) any regulatory and legal requirements that must be satisfied before the aircraft can be purchased, sold or re-leased; (viii) compatibility of aircraft configurations or specifications with other aircraft owned by operators of that type; (ix) comparative value based on newly manufactured competitive aircraft; and (x) the availability of spare parts. Any decrease in the value of aircraft acquired by the Company and market rates for leases, which may result from the above factors or other unanticipated factors, may have a material adverse effect on the Company’s results and prospects and the Company’s return on its investments.

Competition

The aircraft leasing industry is highly competitive and is comprised of over 100 aircraft lessors. Most of the Company’s primary competitors will be significantly larger, have a longer operating history and may have greater operating or financial resources or lower cost of capital; accordingly, they may be able to compete more effectively in one or more of the markets the Company attempts to enter. In addition, the Company may encounter competition from other entities in the acquisition of aircraft such as: (i) airlines; (ii) financial institutions; (iii) aircraft brokers; (iv) public and private partnerships, investors and other funds with more capital to invest in aircraft; and (v) aircraft leasing companies. Competition for a leasing transaction is based principally upon lease rates, delivery dates, lease terms, reputation, management expertise, aircraft condition, specifications and configuration and the availability of the types of aircraft necessary to meet the needs of the customer. Competition in the purchase and sale of used aircraft is based principally on the availability of used aircraft, price, the terms of the lease to which an aircraft is subject and the creditworthiness of the lessee, if any. The Company likely will not always be able to compete successfully with its competitors and other entities, which could materially adversely affect the Company’s results and prospects.

There Are a Limited Number of Airframe and Engine Manufacturers, and Actions by such Manufacturers may Result in Reduced Profitability of the Company

The supply of commercial aircraft is dominated by a few airframe manufacturers, including Boeing, Airbus, Embraer, ATR and Bombardier, and a limited number of engine manufacturers, such as GE Aircraft Engines, Rolls-Royce plc, Pratt & Whitney, a division of United Technologies Corporation, IAE International Aero-Engines AG and CFM International, Inc. As a result, the Company will be dependent on the success of these manufacturers in remaining financially stable, producing products and related components which meet the airlines’ demands and fulfilling any contractual obligations they may have to the Company. More specifically, deep discounting on aircraft prices by the manufacturers, and recent law suits against Boeing, may lead to reduced market lease rates and aircraft values in the secondary market, which could materially adversely affect the Company’s ability to remarket and/or sell some or all of the aircraft in its fleet at favorable prices. Also, an environment with too many available aircraft in the market could create significant downward pressure on demand for aircraft and thereby reduce market lease rates and sale prices.

The Company’s Business Model Depends, in Part, on the Continual Leasing and Re-Leasing of Its Aircraft, and the Company May Not Be Able to Do so on Favorable Terms, if at All

The Company’s business model depends, in part, on the leasing and releasing of aircraft and engines in order to generate sufficient revenues to finance operations and generate positive returns for the Company and its other investors. The Company’s ability to lease and re-lease aircraft and engines will depend on general market and competitive conditions at the time the initial leases are entered into and expire. For example, any oversupply of a specific type of aircraft, which may be triggered by the sale or merger of operating lessors or other causes, is likely to depress the lease rates for and the value of that type of aircraft. The Company’s lessees are affected by fuel prices and shortages, political or economic instability, terrorist activities, changes in national policy, competitive pressures, labor actions, pilot shortages, insurance costs, recessions, health concerns, and other political or economic events adversely affecting the world or regional trading markets. Aircraft and engines that are “on the ground” and not subject to a performing lease will result in significant costs to the Company, including, but not limited to, the following: maintenance costs, insurance costs and storage costs. In addition, the Company may need to incur additional costs and expenses to modify or upgrade such aircraft and engines to meet the needs of subsequent lessees. If the Company is not able to lease or re-lease an aircraft or engine or to do so on favorable terms, or if the Company’s lessee default on their lease obligations, the Company may be required to attempt to sell the aircraft or engine to provide funds for payment of the Company’s operating expenses, which will have a negative impact on the Company’s financial results and the Company’s return on an investment in the Company.

Lease Defaults Could Adversely Affect the Company’s Results and Prospects

If the Company is required to repossess an aircraft after a lessee default, the Company may be required to incur significant costs including in relation to the physical possession of the aircraft assets. Those costs likely would include legal and other expenses of court or other governmental proceedings, including the cost of posting surety bonds or letters of credit necessary to effect repossession of an aircraft, particularly if the lessee is contesting the proceedings or is in bankruptcy, along with the costs of physical repossession. In addition, during these proceedings the relevant aircraft would likely not be generating revenue. It may also be necessary for the Company to pay off liens, taxes and other governmental charges on the aircraft to obtain clear possession and to remarket the aircraft effectively, including, in some cases, liens that the lessor might have incurred in connection with the operation of its other aircraft.

The Company may also suffer other adverse consequences as a result of a lessee default, the related termination of the lease and the repossession of the related aircraft. It is likely that the Company’s rights upon a lessee default will vary significantly depending upon the jurisdiction and the applicable law, including the need to obtain a court order for repossession of the aircraft and/or consents for deregistration or re-export of the aircraft. The Company anticipates that when a defaulting lessee is in bankruptcy, protective administration, insolvency or similar proceedings, additional limitations may apply. Certain jurisdictions give rights to the trustee in bankruptcy or a similar officer to assume or reject the lease or to assign it to a third party, or entitle the lessee or another third party to retain possession of the aircraft without paying lease rentals or performing all or some of the obligations under the relevant lease. In addition, certain of the Company’s lessees may be owned in whole, or in part, by government-related entities, which could complicate the Company’s efforts to repossess aircraft in that lessee’s domicile. Accordingly, the Company may be delayed in, or prevented from, enforcing certain of its rights under a lease and in re-leasing the affected aircraft.

If the Company repossesses an aircraft, the Company may not necessarily be able to export or deregister and profitably redeploy the aircraft. For instance, where a lessee or other operator flies only domestic routes in the jurisdiction in which the aircraft is registered, repossession may be more difficult, especially if the jurisdiction permits the lessee or the other operator to resist deregistration. The Company may also incur significant costs in retrieving or recreating aircraft records required for registration of the aircraft, and in obtaining the certificate of airworthiness for an aircraft. The occurrence of a default under its loan documents could adversely affect the Company, including its right to control marketing, sale and other disposition of such asset, and the Company’s return on an investment in the Company.

The Company’s Aircraft Require Routine Maintenance, and if They Are Not Properly Maintained, Their Value May Decline, and the Company May Not Be Able to Lease or Re-Lease Such Aircraft at Favorable Rates, if at All

The Company may be exposed to increased maintenance costs for aircraft associated with a lessee’s failure to properly maintain such aircraft or pay supplemental maintenance rent. If an aircraft is not properly maintained, its market value may decline, which would result in lower revenues from its lease or sale. The Company typically enters into leases pursuant to which the lessees are primarily responsible for many obligations, which include maintaining the aircraft and complying with all governmental requirements applicable to the lessee and the aircraft, including operational, maintenance, government agency oversight, registration requirements and airworthiness directives. Failure of a lessee to perform required maintenance during the term of a lease could result in a decrease in value of an aircraft, an inability to re-lease an aircraft at favorable rates, if at all, or a potential grounding of an aircraft. Maintenance failures by a lessee would also likely require the Company to incur maintenance and modification costs upon the termination of the applicable lease, which could be substantial, to restore the aircraft to an acceptable condition prior to re-leasing or sale. Any failure by lessees to meet their obligations to perform required scheduled maintenance or the Company’s inability to maintain its aircraft may materially adversely affect the Company’s results, asset values and prospects and the Company’s return on its investments.

The Company’s Aircraft May Not at All Times Be Adequately Insured, Either as a Result of Lessees Failing to Maintain Sufficient Insurance During the Course of a Lease or as a Result of Insurers not Being Willing to Cover Certain Risks

The Company does not expect to directly control the operation of any aircraft. Nevertheless, because the Company holds title, directly or indirectly through an affiliate, to such aircraft, the Company could be sued or held strictly liable for losses resulting from the operation of such aircraft, or may be held liable for those losses on other legal theories, in certain jurisdictions around the world, or claims may be made against the Company as the owner of an aircraft requiring the Company to expend resources in its defense. The Company requires its lessees to obtain specified levels of insurance and to indemnify the Company for, and to insure against, liabilities arising out of their use and operation of the aircraft. Some lessees may fail to maintain adequate insurance coverage during a lease term, which, although in contravention of the lease terms, would necessitate the Company taking some corrective action such as terminating the lease or securing insurance for the aircraft, either of which could adversely affect the Company’s results. Further, the insurers that issue policies of insurance to the Company’s aircraft lessees may fail or otherwise be unable to satisfy their respective payment obligations to the Company. In addition, there are certain risks or liabilities that the Company’s lessees may face, for which insurers may be unwilling to provide coverage or the cost to obtain such coverage may be prohibitively expensive, including for claims resulting from acts of terrorism, war, dirty bombs, bio-hazardous materials, electromagnetic pulsing or similar events. Accordingly, the Company anticipates that the insurance or other coverage of its lessees’ may not be sufficient to cover all claims that could or will be asserted against the Company arising from the operation of aircraft by such lessees. Inadequate insurance coverage or default by lessees in fulfilling their indemnification or insurance obligations will reduce the proceeds that would be received by the Company in the event that it is sued and is required to make payments to claimants, which could have a material adverse effect on the Company and the Company’s return on its investments.

If Lessees Fail to Discharge Aircraft Liens, the Company May Be Obligated to Pay the Aircraft Liens

In the normal course of their business, the Company’s lessees are likely to incur aircraft liens that secure the payment of airport fees and taxes, customs duties, air navigation charges, including charges imposed by Eurocontrol, the European Organization for the Safety of Air Navigation, landing charges, salvage or other liens that may attach to the Company’s aircraft. These liens may secure substantial sums that may, in certain jurisdictions or for certain types of liens, particularly liens on entire fleets of aircraft, exceed the value of the particular aircraft to which the liens have attached. Aircraft may also be subject to mechanics’ liens as a result of routine maintenance performed by third parties on behalf of the Company’s lessees. Although it is anticipated that the financial obligations relating to these liens will be the responsibility of its lessees, if they fail to fulfill such obligations, the liens may attach to the Company’s aircraft and ultimately become the Company’s responsibility. Until they are discharged, these liens could impair the Company’s ability to repossess, release or sell aircraft. If these liens are not discharged by lessees as required, the Company may find it necessary to pay the claims secured by such aircraft liens in order to repossess the aircraft. Such payments could materially adversely affect the Company’s results and prospects and the Company’s return on an investment in the Company.

If Lessees Fail to Perform as Expected and the Company Restructures or Reschedules Its Leases, the Restructuring and Rescheduling Would Likely Result in Less Favorable Leases

A lessee’s ability to perform its obligations under its lease will depend primarily on the lessee’s financial condition and cash flow, which may be affected by factors outside the Company’s control, including: (i) competition; (ii) fare levels; (iii) passenger and air cargo rates; (iv) passenger and air cargo demand; (v) geopolitical and other events, including war, acts of terrorism, outbreaks of epidemic diseases and natural disasters; (vi) increases in operating costs, including rising interest rate costs, the price and availability of jet fuel, and labor costs; (vii) labor difficulties, including labor strikes and work stoppages (and the economic losses associated with such events); (viii) economic conditions and currency fluctuations in the countries and regions in which the lessee operates; and (ix) governmental regulation and associated fees affecting the air transportation business. The Company anticipates that some lessees may experience a weakened financial condition or suffer liquidity problems, which may lead to lease payment difficulties or breaches of their operating leases with the Company. It is expected that some of these lessees encountering financial difficulties may seek a reduction in their lease rates or other concessions, such as a decrease in their contribution toward maintenance obligations. Investors should expect that restructurings and/or repossessions with some of the Company’s lessees may occur in the future. The terms and conditions of possible lease restructurings or reschedulings may result in a significant reduction of lease revenue, which may adversely and materially affect the Company’s results and prospects.

The Advent of Superior Aircraft Technology or the Introduction of a New Line of Aircraft Could Cause the Aircraft That the Company Acquires to Become Outdated or Obsolete and Therefore Less Desirable

As manufacturers introduce technological innovations and new types of aircraft, some of the aircraft in the Company’s fleet could become less desirable to potential lessees. Such technological innovations may increase the rate of obsolescence of existing aircraft faster than currently anticipated by the Company or accounted for in its accounting policies. New aircraft manufacturers, or new design features or models, could someday produce aircraft that compete with current offerings from existing manufacturers, and it is unclear how these offerings could adversely impact the demand and liquidity for the current offerings. New aircraft types that are introduced into the market could be more attractive for the target lessees of the Company’s aircraft. In addition, the imposition of increased regulation regarding stringent noise or emissions restrictions may make some of the Company’s aircraft less desirable and less valuable in the marketplace. Any of these risks may adversely affect the Company’s ability to lease or sell its aircraft on favorable terms, if at all, which could have a material adverse effect on the Company’s results and prospects.

Increases in Fuel Costs Could Materially Adversely Affect the Company’s Lessees and, by Extension, the Demand for the Company’s Aircraft

Fuel costs represent a major expense to airlines, and fuel prices fluctuate widely depending primarily on international market conditions (including decisions by the Organization of Petroleum Exporting Countries regarding members’ oil output), geopolitical (including ongoing unrest in the Middle East and North Africa) and environmental events, regulatory changes (including those related to greenhouse gas emissions) and currency exchange rates. If airlines are unable to increase ticket prices to offset fuel price increases, their cash flows will suffer. High fuel costs, such as the increases that have occurred over time and fuel cost increases that could occur in the future, would likely have a material adverse impact on airline profitability. Due to the competitive nature of the airline industry, airlines may not be able to pass on increases in fuel prices to their passengers by increasing fares. If airlines are successful in increasing fares, demand for air travel may be adversely affected. In addition, airlines may not be able to manage fuel cost risk by appropriately hedging their exposure to fuel price fluctuations. If fuel price increases continue to occur, they are likely to cause the Company’s lessees to incur higher costs or experience reduced revenues, which may materially adversely affect demand for the Company’s aircraft and engines and the Company’s return on its investments.

The Company’s Aircraft and Engines Will Be Registered in Foreign Countries and Will Be Subject to the Changes and Uncertainties of Foreign Law; Risks Related to Repossession

It is anticipated that many of the aircraft, engines and related assets owned by the Company will be registered in countries outside of the United States, including emerging market countries. In such instances, such investments will be subject to unforeseeable and unpredictable changes in the laws, rules and regulations of such countries that relate to the use of aircraft and engines registered in any such country. These changes may include the following: restrictions on the use of certain aircraft or engines in the country of registration or additional taxes, export fees or other governmental charges on the use of such aircraft and/or engines. Based on industry experience, it is believed that older, used aircraft and engines are especially susceptible to this risk (as opposed to newer aircraft and engines). These changes, should they occur, would have an adverse effect on the Company, either directly or indirectly. There can be no assurance that the Company will be able to avoid, insure or otherwise protect itself and its assets from such risks, which may have a material adverse effect on the Company and its return on its investments.

In many jurisdictions outside the United States, an aircraft lessor is prohibited by law from using “self-help” to repossess an aircraft and the related records from a lessee in default of its lease obligations. Instead, an aircraft lessor must obtain an appropriate order from the local court where the aircraft and/or records are situated. An aircraft lessor may encounter long and significant delays in obtaining a repossession order from a court which, under local law, may have very broad discretion in its handling of such matters, and it is conceivable that a final judicial order may never be obtained by the owner/lessor. During this period of uncertainty, the affected aircraft will likely deteriorate in value at an accelerated pace, aircraft parts, components and records may disappear, parking and storage liens may be asserted by those in actual possession of the aircraft and/or records, and tax liens may arise. Such judicial risks in foreign countries are generally not covered by aviation insurance policies and could leave the Company exposed to a complete loss of its investment in an asset that becomes entangled in such legal proceedings.

Lack or Improper Registration of Aircraft Could Adversely Affect the Company

Pursuant to the respective leases, aircraft are required to be duly registered at all times with the appropriate governmental civil aviation authority. Generally, in jurisdictions outside the United States, failure to maintain the registration of any aircraft that is on-lease would be a default under the applicable lease, entitling the lessor to exercise its rights and remedies thereunder. Changes in applicable law or administrative practice may increase such requirements and governmental consent, once given, could be withdrawn. Furthermore, consents needed in connection with the future re-leasing or sale of an aircraft may not be forthcoming. If an aircraft were to be operated without a valid registration, the lessee operator or, in some cases, the owner or lessor might be subject to penalties, which could constitute or result in an aircraft lien being placed on such aircraft. Lack of registration could have other adverse effects, including the inability to operate the aircraft and loss of insurance, which in turn could have a material adverse effect on the Company’s investments, including the Company’s ability to re-sell or release aircraft.

Governmental Airworthiness Directives Could Adversely Affect the Company and Its Aircraft and Engines

In addition to the general aviation authority regulations and requirements regarding maintenance of aircraft, engines and related assets, such assets may be subject to further maintenance requirements imposed by airworthiness directives (“Airworthiness Directives”) issued by aviation authorities. Airworthiness Directives typically set forth particular special maintenance actions or modifications to certain aircraft types or models that the owners or operators of such aircraft assets must implement. Each lessee generally is responsible for paying, in whole or in part, the cost of complying with applicable Airworthiness Directives issued by a relevant aviation authority with respect to its aircraft during the lease term, and for maintaining the aircraft’s airworthiness. However, if a lessee fails to satisfy its obligations, if the Company has undertaken some financial obligations as to any such airworthiness under a lease (such as agreeing to pay part of the cost of accomplishing on or more Airworthiness Directives) or if the aircraft asset is not subject to a lease, the Company may be forced to bear (or, to the extent required under the relevant lease, to share) the cost of any Airworthiness Directives compliance. In some situations, the cost of accomplishing the Airworthiness Directive may exceed the estimated value of the asset. The incurrence of any of these costs associated with Airworthiness Directives may have a material adverse effect on the Company’s investments in the aircraft assets.

The Effects of Various Environmental Regulations May Negatively Affect the Airline Industry

Governmental regulations regarding aircraft and engine noise and emissions levels apply based on where the relevant aircraft is registered and operated. For example, jurisdictions throughout the world, including the United States, have adopted noise regulations which require all aircraft to comply with noise level standards. These regulations could limit the economic life of the Company’s assets, reduce their value, limit the Company’s ability to lease or sell the non-compliant assets or, if engine modifications are permitted, require the Company to make significant additional investments in the Company’s aircraft and engines to make them compliant.

In addition to more stringent noise restrictions, the United States and other jurisdictions are beginning to impose more stringent limits on nitrogen oxide, carbon monoxide and carbon dioxide emissions from engines, consistent with current ICAO standards. These limits generally apply only to engines manufactured after 1999. Because aircraft engines are replaced, from time to time, in the normal course, it is likely that the number of such engines would increase over time. Concerns over global warming could result in more stringent limitations on the operation of aircraft powered by older, noncompliant engines, as well as newer engines. These regulations could possibly distort the air transport market, leading to higher ticket prices and ultimately a reduction in the number of airline passengers. Similar measures may be implemented in other jurisdictions as a result of environmental concerns. Compliance with current or future regulations, taxes or duties imposed to deal with environmental concerns could cause lessees to incur higher costs and to generate lower net revenues, resulting in an adverse impact on their financial conditions. Consequently, such compliance may affect lessees’ ability to make rental and other lease payments and reduce the value the Company receives for the aircraft upon any disposition, which could have an adverse effect on the Company results and prospects and the Company’s return on its investment.

Borrowing by the Company; Use of Leverage

The Company will incur leverage by borrowing money from banks or other institutions to finance or refinance its investments in aircraft, engines and related assets. Overall, the use of leverage, while providing the opportunity for a higher return on investments, also increases the volatility of such investments and the risk of loss. An investment program utilizing leverage is inherently more speculative, with a greater potential for losses, than a program that does not utilize leverage. A default by a lessee under its lease agreement with the Company also may constitute a default under the Company’s loan documents with its lenders that relate to the leased asset, and such loan documents will also contain financial and non-financial covenants, such as requirements that it comply with one or more of loan-to-value, debt service coverage, minimum net-worth and interest coverage ratios, change of control provisions, and prohibitions against disposing the Company’s assets without a lender’s prior consent. Complying with such covenants may at times necessitate that the Company forego other opportunities, such as using available cash to acquire new investments, or inhibit the Company from promptly disposing of less profitable aircraft or other aviation assets. In addition, income generated from the lease of such assets generally may be applied first to amounts due to lenders, with certain exceptions. Further, in connection with its financing transactions, the Company will typically grant to the lender a lien and security interest in the applicable assets (and the related leases and subleases), which lien and security interest will be recorded or registered in public offices, usually in the country where the aircraft is registered and, if applicable, with the International Registry created under the Cape Town Convention of 2001. The lenders’ exercise of rights and remedies under the applicable loan documents may have a materially adverse effect on the Company. Following a default under a leverage facility, the Company may lose control of such aircraft and/or engine, including its ability to determine how and when to best market, sell or otherwise dispose of such assets so as to realize the maximize value of its equity investment in those assets. The Company’s failure or inability to obtain an appropriate lien release or discharge, including after repayment of the applicable debt, may result in a cloud on the Company’s title in and to the applicable aircraft or engine.

Additional Terrorist Attacks or the Fear of Such Attacks, Even if Not Made Directly on the Airline Industry, Could Negatively Affect Lessees and the Airline Industry

As a result of the September 11, 2001 terrorist attacks in the United States and subsequent terrorist attacks abroad, notably in the Middle East, Southeast Asia and Europe, increased security restrictions were implemented on air travel, costs for aircraft insurance and security measures increased, passenger and cargo demand for air travel decreased, and operators faced, and continue to face, increased difficulties in acquiring war risk and other insurance at reasonable costs. The September 11, 2001 terrorist attacks resulted in substantial flight disruption costs caused by the temporary grounding of the U.S. airline industry’s fleet and prohibition of all flights in and out of the U.S. by the U.S. Federal Aviation Administration, significantly increased security costs and associated passenger inconvenience, increased insurance costs, substantially higher ticket refunds and significantly decreased traffic. More recently, the unexplained loss of Malaysia Airlines Flight 370 over the Indian Ocean, and the shoot-down of Malaysian Airlines Flight 17 over eastern Ukraine, has adversely affected demand for air travel in Europe and Asia and the airlines operating in those parts of the world. Additional terrorist attacks, even if not made directly on the airline industry, or the fear of or any precautions taken in anticipation of such attacks (including elevated national threat warnings or selective cancellation or reduction of flights), could materially adversely affect lessees and the airline industry. International hostilities, including heightened terrorist activity, could also have a material adverse impact on the Company’s lessees’ financial condition, liquidity and results of operations. Lessees’ financial resources might not be sufficient to absorb the adverse effects of any further terrorist attacks or other international hostilities involving the United States or U.S. interests, which could result in significant decreases in aircraft leasing transactions and thereby materially adversely affect the Company’s results and returns to investors.

Aircraft Malfunctions and Incidents Could Negatively Affect Lessees and the Airline Industry

The negative effects of aircraft malfunctions and aircraft incidents including aerial catastrophes, aircraft disasters and other aviation accidents involving commercial airlines and aviation manufacturers, whether as a result of mechanical, electrical, airframe or human failure could materially adversely affect lessees and the airline industry. Lessees’ financial resources might not be sufficient to absorb the adverse effects of continued aircraft malfunctions and incidents (including the related press coverage and negative public perception) , which could result in significant decreases in aircraft leasing transactions and thereby materially adversely affect the Company’s results and returns to investors.

Federal Income Tax Risks

We will be subject to corporate-level income tax if we are unable to qualify as a RIC under Subchapter M of the Code or to satisfy RIC distribution requirements.

To maintain RIC tax treatment under the Code, we must meet the following annual distribution, income source and asset diversification requirements. See “Material U.S. Federal Income Tax Considerations.”

☐	The annual distribution requirement for a RIC will be satisfied if we distribute to our stockholders on an annual basis at least 90% of our net ordinary income and realized net short-term capital gains in excess of realized net long-term capital losses, if any and 90% of our net tax-exempt income, if any. We are subject to an asset coverage ratio requirement under the 1940 Act and may in the future become subject to certain financial covenants under loan and credit agreements that could, under certain circumstances, restrict us from making distributions necessary to satisfy the distribution requirement. If we are unable to obtain cash from other sources, we could fail to qualify for RIC tax treatment and thus become subject to corporate-level income tax.

☐	The income source requirement will be satisfied if we obtain at least 90% of our income for each year from dividends, interest, gains from the sale of shares or securities or similar sources.

☐	The asset diversification requirement will be satisfied if we meet certain asset diversification requirements at the end of each quarter of each taxable year. To satisfy this requirement, at least 50% of the value of our assets must consist of cash, cash-equivalents, U.S. government securities, securities of other RICs, and other acceptable securities; and no more than 25% of the value of our assets can be invested in the securities, other than U.S. government securities or securities of other RICs, of one issuer, of two or more issuers that are controlled, as determined under applicable Code rules, by us and that are engaged in the same or similar or related trades or businesses or of certain “qualified publicly traded partnerships.” Failure to meet these requirements may result in our having to dispose of certain investments quickly in order to prevent the loss of RIC status. Because most of our investments will be in private companies, and therefore will be relatively illiquid, any such dispositions could be made at disadvantageous prices and could result in substantial losses.

If we fail to qualify for or maintain RIC tax treatment for any reason and are subject to corporate income tax, the resulting corporate taxes could substantially reduce our net assets, the amount of income available for distribution and the amount of our distributions.

We may have difficulty paying our required distributions if we recognize income before or without receiving cash representing such income.

For federal income tax purposes, we may be required to recognize taxable income in circumstances in which we do not receive a corresponding payment in cash. For example, if we hold debt or equity investments that are treated under applicable tax rules as having OID (such as debt instruments with PIK interest or, in certain cases, debt instruments that were issued with warrants), we must include in income each year a portion of the OID that accrues over the life of the obligation, regardless of whether cash representing such income is received by us in the same taxable year. We may also have to include in income other amounts that we have not yet received in cash, such as deferred loan origination fees that are paid after origination of the loan or are paid in non-cash compensation such as warrants or stock. We anticipate that a portion of our income may constitute OID or other income required to be included in taxable income prior to receipt of cash. Further, we may elect to amortize market discounts and include such amounts in our taxable income in the current year, instead of upon disposition, as an election not to do so would limit our ability to deduct interest expenses for tax purposes.

We may be required to make a distribution to our stockholders in order to satisfy the annual distribution requirement, even though we will not have received any corresponding cash amount.

Because any OID or other amounts accrued will be included in our investment company taxable income for the year of the accrual, we may be required to make a distribution to our stockholders in order to satisfy the annual distribution requirement, even though we will not have received any corresponding cash amount. As a result, we may have difficulty meeting the annual distribution requirement necessary to qualify for and maintain RIC tax treatment under the Code. We may have to sell some of our investments at times and/or at prices we would not consider advantageous, raise additional debt or equity capital or forgo new investment opportunities for this purpose. If we are not able to obtain cash from other sources, we may fail to qualify for RIC tax treatment and thus become subject to corporate-level income tax. If we fail to qualify for or maintain RIC tax treatment for any reason and are subject to corporate income tax, the resulting corporate taxes could substantially reduce our net assets, the amount of income available for distribution and the amount of our distributions. For additional discussion regarding the tax implications of a RIC, see “Material U.S. Federal Income Tax Considerations—Taxation as a Regulated Investment Company.”

Miscellaneous itemized deductions are permanently nondeductible for taxable years beginning on or after January 1, 2026.

We may in the future choose to pay dividends in part in our own stock, in which case you may be required to pay tax in excess of the cash you receive.

We may distribute taxable dividends that are payable in cash or shares of our common stock at the election of each stockholder. Under certain applicable provisions of the Code and the Treasury Regulations, distributions payable in cash or in shares of stock at the election of stockholders are treated as taxable dividends. The Internal Revenue Service has issued private rulings indicating that this rule will apply even where the total amount of cash that may be distributed is limited to no more than 20% of the total distribution. Under these rulings, if too many stockholders elect to receive their distributions in cash, each such stockholder would receive a pro rata share of the total cash to be distributed and would receive the remainder of their distribution in shares of stock. If we decide to make any distributions consistent with these rulings that are payable in part in our stock, taxable stockholders receiving such dividends will be required to include the full amount of the dividend (whether received in cash, our stock, or a combination thereof) as ordinary income (or as long-term capital gain to the extent such distribution is properly reported as a capital gain dividend) to the extent of our current and accumulated earnings and profits for United States federal income tax purposes. As a result, a U.S. stockholder may be required to pay tax with respect to such dividends in excess of any cash received. If a U.S. stockholder sells the stock it receives as a dividend in order to pay this tax, the sales proceeds may be less than the amount included in income with respect to the dividend, depending on the market price of our stock at the time of the sale. Furthermore, with respect to non-U.S. stockholders, we may be required to withhold U.S. tax with respect to such dividends, including in respect of all or a portion of such dividend that is payable in stock. In addition, if a significant number of our stockholders determine to sell shares of our stock in order to pay taxes owed on dividends, it may put downward pressure on the trading price of our stock.

We cannot predict how tax reform legislation will affect us, our investments, or our stockholders, and any such legislation could adversely affect our business.

Legislative or other actions relating to taxes could have a negative effect on us. The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department. U.S. tax reform legislation enacted in 2017 made many changes to the Code, including significant changes to the taxation of business entities, the deductibility of interest expense, and the tax treatment of capital investment. We cannot predict with certainty how any changes in the tax laws might affect us, our stockholders, or our portfolio investments. New legislation and any Treasury Regulations, administrative interpretations or court decisions interpreting such legislation could significantly and negatively affect our ability to qualify for tax treatment as a RIC or the U.S. federal income tax consequences to us and our stockholders of such qualification, or could have other adverse consequences. Potential investors are urged to consult with their tax advisor regarding tax legislative, regulatory, or administrative developments and proposals and their potential effect on an investment in the Investments.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements in this prospectus constitute forward-looking statements because they relate to future events or our future performance or financial condition. The forward-looking statements contained in this prospectus may include statements as to:

☐	the impact of an economic downturn on the ability of the issuer of, or obligor on, Investments to continue to operate, which could lead to the loss of some or all of our investment in such Investment;

☐	the impact of interest rate volatility on our results, particularly if we elect to use leverage as part of our investment strategy;

☐	our future operating results;

☐	our business prospects and the prospects of the companies in which we may invest;

☐	our expected financings and investments;

☐	the adequacy of our cash resources and working capital;

☐	the timing of cash flows, if any, from the Investments in which we invest;

☐	our contractual arrangements and relationships with third parties;

☐	the dependence of our future success on the general economy and its impact on the industries in which we invest;

☐	our ability to source favorable investments;

☐	our use of financial leverage;

☐	our tax status;

☐	the timing and amount of interest distributions and dividends from the investments we make; and

☐	the risks, uncertainties and other factors we identify in “Risk Factors” and elsewhere in this prospectus and in our filings with the SEC.

In addition, words such as “anticipate,” “believe,” “expect” and “intend” or similar indicate a forward-looking statement, although not all forward-looking statements include these words. The forward-looking statements contained in this prospectus involve risks and uncertainties. Our actual results could differ materially from those implied or expressed in the forward-looking statements for any reason, including the factors set forth in “Risk Factors” and elsewhere in this prospectus. Other factors that could cause actual results to differ materially include:

☐	changes in the economy;

☐	risks associated with possible disruption in our operations or the economy generally due to terrorism or natural disasters; and

☐	future changes in laws or regulations and conditions that impact our operations or investments.

We have based the forward-looking statements included in this prospectus on information available to us on the date of this prospectus, and we assume no obligation to update any such forward-looking statements. Except as required by U.S. federal securities laws, we undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events, or otherwise. You are advised to consult any additional disclosures that we may make directly to you or through reports that we in the future may file with the SEC. The forward-looking statements and projections contained in this prospectus are excluded from the safe harbor protection provided by Section 27A of the Securities Act of 1933, as amended (the “Securities Act”).

DISTRIBUTIONS

Subject to our Board of Directors’ discretion and applicable legal restrictions, our Board of Directors expects to authorize, and we intend to declare and pay ordinary cash distributions on a quarterly basis. We will calculate each stockholder’s specific distribution amount for the period using quarterly record dates with each stockholder eligible to receive distributions as of the end of the quarter during which we accept the stockholder’s subscription for our shares. From time to time, we may also pay interim special distributions in the form of cash or shares at the discretion of, and when authorized by, our Board of Directors. For example, our Board of Directors may periodically authorize share distributions in order to reduce our net asset value per share if necessary to ensure that we do not sell shares at a price below net asset value per share or to comply with RIC tax regulations. In addition, we would generally expect our Adviser to waive any fees and expenses that would otherwise be payable to it on the portion of such distributions that represent a return of capital to you. As soon as practicable after the end of each calendar year, a statement on Form 1099-DIV, identifying the source of the distribution (i.e., paid from ordinary income, paid from net capital gains on the sale of securities, and/or a return of paid-in capital surplus, which is a nontaxable distribution) will be delivered to our stockholders. Our distributions may exceed our earnings, especially during the period before we have substantially invested the proceeds from our offering. As a result, a portion of the distributions we make may represent a return of capital for tax purposes.

We will distribute pro rata to our stockholders funds received by us which our Board of Directors authorizes and our Adviser deems unnecessary for us to retain.

To qualify for and maintain RIC tax treatment, we must, among other things, distribute at least 90% of our net ordinary income and realized net short-term capital gains in excess of realized net long-term capital losses, if any and 90% of our net tax-exempt income, if any. In order to avoid certain excise taxes imposed on RICs, we currently intend to distribute during each calendar year an amount at least equal to the sum of (1) 98% of our net ordinary income for the calendar year, (2) 98.2% of our capital gains in excess of capital losses for the one-year period ending on October 31 of the calendar year and (3) any net ordinary income and net capital gains for preceding years that were not distributed during such years and on which we paid no federal income tax. We may make interim special distributions to meet our RIC distribution requirements. We can offer no assurance that we will achieve results that will permit the payment of any cash distributions and, if we issue senior securities, we will be prohibited from making distributions if doing so causes us to fail to maintain the asset coverage ratios stipulated by the 1940 Act or if distributions are limited by the terms of any of our borrowings. See “Regulation” in the SAI and “Material U.S. Federal Income Tax Considerations.”

We have adopted an “opt out” distribution reinvestment plan for our stockholders, pursuant to which distributions will be reinvested in additional shares unless a stockholder opts out of the plan. Stockholders who “opt-out” will receive their distributions in cash. Investors who do not “opt-out” of the distribution reinvestment plan will have their cash distributions reinvested in additional shares. See “Distribution Reinvestment Plan.” Any distributions reinvested under the plan will nevertheless remain taxable to a U.S. stockholder. If stockholders hold shares in the name of a broker or financial intermediary, they should contact the broker or financial intermediary regarding their election to receive distributions in additional shares.

We may fund our cash distributions to stockholders from any sources of funds available to us, including offering proceeds, borrowings, net investment income from operations, capital gains proceeds from the sale of assets, non-capital gains proceeds from the sale of assets and expense reimbursements from our Adviser. For the avoidance of doubt, management fees and administrative expenses are paid by us and are not deducted from distributions.

INVESTMENT OBJECTIVES AND STRATEGY

We are a Maryland corporation incorporated on December 17, 2018. Our investment objective is to generate current income and, as a secondary objective, capital appreciation. We are an externally managed, non-diversified, closed-end management investment company that has elected to be treated for federal income tax purposes, and intends to qualify annually thereafter, as a RIC under the Code.

We are managed by Willow Asset Management LLC (formerly, Yieldstreet Management, LLC), a registered investment adviser under the Advisers Act, which, under the supervision of our Board of Directors, oversees the management of our activities and is responsible for making investment decisions for our portfolio.

Prytania Investment Advisors LLP, a registered investment adviser under the Advisers Act, serves as our Sub-Adviser.

About our Adviser

We are managed by Willow Wealth pursuant to the Investment Advisory Agreement. Our Adviser is wholly owned and controlled by Willow Wealth, Inc.. Both Willow Wealth and Willow Wealth, Inc. are considered our affiliates. Our Adviser is registered as an investment adviser with the SEC under the Advisers Act and is led by a team of investment professionals including Ted Yarbrough, Willow Wealth’s President and Chief Investment Officer, Sirisha Prasad, Portfolio Manager, Rebecca Fine, Managing Director of Willow Wealth’s art finance vertical, Mitchell Rosen, Willow Wealth’s Managing Director of Real Estate and Fahd Basir, Managing Director and head of Willow Wealth’s private business credit and opportunistic investments group,. We refer to those investment professionals collectively as our “Senior Investment Professionals.” Our Senior Investment Professionals are supported by a team of additional investment professionals that we refer to together with our Senior Investment Professionals as our “Investment Team.” Our Senior Investment Professionals are responsible for our day-to-day operations on behalf of our Adviser and are responsible for developing, recommending, and implementing our investment strategy. Our Adviser also manages a series of private investment vehicles, and may in the future manage additional private or public investment vehicles, including additional registered investment companies, which we refer to collectively as the “Willow Wealth Platform.” See “Risk Factors -Risks Related to Our Adviser and/or Sub-Adviser.” Many of the current and future investment vehicles on the Willow Wealth Platform have and will have investment objectives and investment strategies that overlap with ours. As of March 31, 2026, Willow Wealth had approximately $1.64 billion in assets under management.

Our Senior Investment Professionals have significant experience and an extensive track record of investing in the Investments we target. In addition, our Adviser has access to certain finance, accounting, legal and administrative personnel of Willow Wealth and may retain additional personnel as our activities expand. We believe that this depth of experience and disciplined investment approach will help our Adviser to successfully execute our investment strategy. See “Management” and “Portfolio Management” for biographical information regarding our Adviser’s professionals.

Our Board of Directors, including our independent directors, oversees and monitors our investment performance and relationship with our Adviser, and annually reviews the compensation we pay to our Adviser to determine that the provisions of the Investment Advisory Agreement are carried out. See “Investment Advisory Agreement”.

About the Sub-Adviser

Prytania serves as our investment sub-adviser pursuant to the Sub-Advisory Agreement. Prytania is registered as an investment adviser with the SEC under the Advisers Act and is a quantitatively focused investment management firm specializing in structured finance, managing and advising on portfolios that consist primarily of assets originated in the United Kingdom, Europe and the United States.

Prytania is currently responsible for the management of a portion of the Company’s assets that our Adviser shall allocate from time to time, in accordance with the investment policies, restrictions and guidelines applicable to the Sub-Adviser’s management of the assets, as agreed to in writing from time to time by our Adviser and the Sub-Adviser.

Prytania is a London-based global structured credit specialist that employs a long only, fundamental research-intensive approach, which incorporates macro/micro economic and thematic research. As of December 31, 2025, Prytania had approximately $1.1 billion assets under management.

Impact of Recent Market Events

In view of the recent market events, including but not limited to, the on-going trade war between the United States and foreign countries, the resulting impact of epidemics/pandemics (e.g., COVID-19), the on-going global military conflicts and current market uncertainty in both the debt and equity markets on both the debt and equity markets, as well as liquid assets generally, we intend to focus our investment and origination efforts primarily on illiquid investments that we believe may be subject to less volatility than more liquid assets given the current market uncertainty. In addition, we may seek to invest in certain liquid assets within our Select Traded Portfolio on an opportunistic basis where our Adviser and/or Sub-Adviser believes such assets may be potentially undervalued given the current market environment or may be an appropriate investment for us. Assets within our Select Traded Portfolio will generally have a CUSIP number or otherwise be tradable either on an exchange or through the over-the-counter markets. The Adviser and/or Sub-Adviser may target such opportunistic investments that fall outside our principal investment strategy where it believes that such assets are undervalued due to market conditions or are otherwise an appropriate investment for us. The size of the assets allocated to our Select Traded Portfolio may increase if it is determined that we should maintain a higher level of liquidity within our overall portfolio. We do not generally expect that the size of our Select Traded Portfolio will exceed 60% of our total assets, on average, during any single calendar year. However, we may elect to temporarily increase the percentage of our total assets that are comprised of more liquid assets of the type within the Select Traded Portfolio to the extent we deem necessary or appropriate for tax or regulatory compliance purposes, or as may be required in connection with subsequent closings, pending our investment of the proceeds of such closings in accordance with our investment objectives and strategies described in this prospectus. We and our Adviser and/or Sub-Adviser will continue to assess the nature and mix of our investment portfolio and our overall investment strategy as market and economic conditions continue to evolve. Notwithstanding the foregoing, such uncertainty and market events may nevertheless have a material, adverse impact on the Company’s investments and operations.

Contingent Funding Agreements

We may from time to time enter into certain contingent funding agreements with one or more loan originators or other asset managers, who we refer to collectively as “Originators,” to acquire Investments from them to the extent we raise sufficient additional capital in subsequent closings to fund them, which we refer to as “Contingent Funding Agreements.” While we have not identified any of the Originators with which we may enter into such Contingent Funding Agreements, we would expect each of them to fall within our investment objectives and strategies described throughout this prospectus. Under such Contingent Funding Agreements, we would expect to have the right, but not the obligation, to fund the acquisition of the underlying Investment for a set period of time after we execute such agreement.

We expect that any such Contingent Funding Agreement would be structured to provide us with the right to either provide a loan to a specified borrower or acquire an existing Investment from an Originator for a period of up to 90 days, in either case upon terms determined at the time we enter into such Contingent Funding Agreement. We would generally expect to close on the Investments underlying any outstanding Contingent Funding Agreements in connection with each closing we conduct as part of the offering to which this prospectus relates.

Although the Contingent Funding Agreements will not bind us to make any particular Investment, the terms and nature of the underlying Investment will be determined at the time we enter into any Contingent Funding Agreement, and may be different than they would have been if we did not include the contingent right, or if we instead negotiated the terms of the Investment at the time we funded or purchased it, rather than in advance. In addition, while we do not expect to pay any fees or compensation to Originators in connection with such Contingent Funding Agreements, many will often receive fees for serving as administrative agent for Investments underlying such Contingent Funding Agreements, which typically includes receiving and distributing interest and other payments received on an Investment among its various holders, and performing certain other administrative functions related to the Investment. In certain cases, to the extent we subsequently elect not to fund the loan or acquire the Investment to which a Contingent Funding Agreement pertains, either because we lack available funds to do so or otherwise, our Adviser may allocate such investment opportunity to one or more of our affiliates once such Contingent Funding Agreement has either expired or been terminated.

We expect that any Contingent Funding Agreements will generally not relate to investments in our Select Traded Portfolio.

Investment Strategy

Our investment objective is to generate current income and, as a secondary objective, capital appreciation. We seek to achieve our investment objectives by primarily investing in Credit Investments. Such Credit Investments may include instruments directly or indirectly secured by real or personal property. We may also acquire Credit Investments that include automotive loans, corporate loans, receivable financing, litigation financing, art financing, oil and gas financing, purchase order financing, consumer loans, retail point of sale financing, marine and shipping finance, aircraft leasing and financing, asset based financing, working capital loans, cash flow loans, short term loans, merchant cash advances, equipment financing, mortgage-backed securities, asset backed securities, commercial mortgage-backed securities, residential mortgage-backed securities, other mortgage-related securities, residential and commercial loans and mortgages, loan participations and assignments, loan securitized products and delayed funding loans and credit facilities, as well as instruments that are directly or indirectly secured by such assets, including in certain cases Participation Interests. The Credit Investments may be of any type, including those with fixed, floating or variable interest rates, those with interest rates that change based on multiples of changes in a specified reference interest rate or index of interest rates and those with interest rates that change inversely to changes in interest rates, as well as those that do not bear interest, and may be of any maturity or duration. In addition to Credit Investments, we may also selectively acquire Equity Investments. We have the flexibility to allocate assets across various segments of the securities markets and may focus on particular countries, regions, asset classes and sectors to the exclusion of others at any time and from time to time. While a substantial portion of our Investments will be in the United States, we will also acquire Investments that are located outside the United States or that are directly or indirectly secured by assets located outside the United States, including in emerging markets. Risks may be more pronounced for portfolio companies located or operating primarily in emerging markets, whose economies, markets and legal systems may be less developed.

We may invest any amount of assets in securities, including residential or commercial mortgages, of any credit quality, including securities that are issued by highly leveraged companies and that are rated at the time of investment below investment grade i.e., “Ba” or “BB” or below by Moody’s Investors Service, Inc., Standard & Poor’s Corporation Ratings Group or Fitch Ratings, or securities, including those that will not be rated by any rating agency, that are judged to be of comparable quality by our Adviser and/or Sub-Adviser. Our exposure to below investment grade instruments involves certain risks, including speculation with respect to the issuer’s capacity to pay interest and repay principal when due, and are commonly referred to as “junk bonds” or “high yield securities.” Our Credit Investments substantially, and at times primarily, consist of investments that would be considered below investment grade. The Credit Investments in our portfolio may often have a significant portion of principal due at the maturity of the investment, which would result in a substantial loss to us if such borrowers are unable to refinance or repay their debt at maturity. Many of the Credit Investments we could potentially acquire in the secondary market may also have less restrictive covenant terms that provide us with fewer protections, called “covenant-lite” loans, that generally provide for fewer restrictions on the borrower’s operations and use of proceeds than do debt instruments that contain traditional financial and operating covenants.

In addition to acquiring Credit Investments originated by others or in secondary market transactions, we may from time to time also originate our own loans and similar Credit Investments. We may make such loans and originate such Credit Investments to the extent permitted under the 1940 Act and the rules and regulations thereunder. Our selection process for Credit Investments we originate will mirror the process we apply to any other Credit Investments we may acquire, including the factors we consider such as maturity and duration of individual Credit Investments, borrower and loan types, and geographic location of borrowers. See “Investment Strategy.” While we may opportunistically originate new Credit Investments in any industry in which we may invest, our origination activities will likely be weighted more towards certain investment areas where our Adviser and/or Sub-Adviser has particular expertise or where attractive secondary market trades remain less available. Any Credit Investments we originate will be sourced directly through relationships maintained by our Adviser and/or Sub-Adviser, and we do not intend to form any separate online loan platform or similar vehicle to publicly source potential new Credit Investments that we may originate.

In originating new Credit Investments, we will generally seek to apply underwriting criteria that we believe are consistent with those employed by other similarly situated originators within a particular industry space, including considering the relative creditworthiness of specific borrowers, the availability and value of collateral securing our investment, if any, and the risk-adjusted return associated with a proposed Credit Investment. We expect the relative weighting we apply to such criteria to vary, depending on the nature of the Credit Investment and the underlying borrower. Where we originate a new Credit Investment, we will often perform certain loan servicing obligations and may receive compensation from the underlying borrower to perform such functions. Loan servicing obligations are typically administrative in nature, and often include coordinating the payment of interest on a Credit Investment to the appropriate investors and notifying investors in the event of a breach of the terms of a Credit Investment. There are no limits on the number of Credit Investments we may originate to issuers in the same industry, other than pursuant to our fundamental policy not to invest more that 25% of our total assets in the securities of companies or entities engaged in any one industry or group of industries.

We have acquired and may continue to acquire, on an opportunistic basis debt or equity interests in vehicles that in turn hold interests in the type of Investments which we seek to also target. These may include pooled investment vehicles managed by unaffiliated third-parties, such as loan securitization structures formed in reliance on Rule 3a-7 under the 1940 Act, including collateralized loan obligation, or “CLO,” structures and issuers of mortgage-backed securities, as well as real estate investment trusts or similar funds that invest primarily in real estate or real estate-related securities. We may also invest in a joint venture investment structure where we and one or more other investors have joint investment control over such vehicle. However, we would generally not expect to consolidate the assets held by such vehicles with the remainder of our portfolio. In addition, our investment in any such vehicles would be subject to our fundamental policy with respect to concentration, in that no more than 25% of our total assets may be invested in the securities of companies or entities engaged in any one industry or group of industries.

In our Select Traded Portfolio, we may also target on an opportunistic basis certain more liquid investments. While not a principal investment strategy, the Adviser and/or Sub-Adviser may target such opportunistic investments that fall outside our principal investment strategy where it believes that such assets are undervalued due to market conditions or are otherwise an appropriate investment for us. Assets within our Select Traded Portfolio will generally have a CUSIP number or otherwise be tradable either on an exchange or through the over-the-counter markets. The Adviser and/or Sub-Adviser may target such opportunistic investments that fall outside our principal investment strategy where it believes that such assets are undervalued due to market conditions or are otherwise an appropriate investment for us. The size of the assets allocated to our Select Traded Portfolio may increase if it is determined that we should maintain a higher level of liquidity within our overall portfolio. We do not generally expect that the size of our Select Traded Portfolio will exceed 60% of our total assets, on average, during any single calendar year. However, we may elect to temporarily increase the percentage of our total assets that are comprised of more liquid assets of the type within the Select Traded Portfolio to the extent we deem necessary or appropriate for tax or regulatory compliance purposes, or as may be required in connection with subsequent closings, pending our investment of the proceeds of such closings in accordance with our investment objectives and strategies described in this prospectus.

In accordance with the foregoing strategies, the Adviser and/or Sub-Adviser may invest our Select Traded Portfolio in a broad range of Credit Investments and Equity Investments, sectors and strategies. Credit Investments may be of any type, including those with fixed, floating or variable interest rates, those with interest rates that change based on multiples of changes in a specified reference interest rate or index of interest rates and those with interest rates that change inversely to changes in interest rates, as well as those that do not bear interest, and may be of any maturity or duration. The Adviser and/or Sub-Adviser may make Equity Investments, which include common stocks, preferred stocks, convertible securities, warrants, depositary receipts, ETFs, equity interests in real estate investment trusts and master limited partnerships. Common stock represents an equity ownership interest in a company. The Adviser and/or Sub-Adviser may hold or have exposure to common stocks of issuers of any size, including small- and medium-capitalization stocks. The Adviser and/or Sub-Adviser may allocate our Select Traded Portfolio’s assets across various segments of the securities markets and may focus on particular countries, regions, asset classes and sectors to the exclusion of others at any time and from time to time.

Particularly with respect to the Investments in our Select Traded Portfolio, we may, but are not obligated to, enter into certain types of derivatives transactions. We may, but are not obligated to, use Strategic Transactions for hedging purposes or to enhance total return. There is no guarantee that the Adviser and/or Sub-Adviser will utilize derivatives on behalf of the Company, even in circumstances where it would be advantageous to the Company do so.

When making investments in Credit Investments (other than those in our Select Traded Portfolio), we will generally seek to acquire such Credit Investments that (i) are believed to be sufficiently collateralized to preserve capital, and (ii) will generate income in accordance with our desired investment characteristics. We will generally seek to focus first on the collateral available for each such Credit Investment in an effort to protect principal, and then second on obtaining an appropriate return given the term, risk and liquidity associated with each such specific Credit Investment. We will generally apply similar criteria for any Equity Investment we may acquire, with a focus on our expected risk adjusted return on such Equity Investments.

Additionally, on an opportunistic basis, the Adviser and/or Sub-Adviser may invest in Non-U.S. Securities. These securities may be U.S. Dollar-denominated or non-U.S. Dollar-denominated. Some Non-U.S. Securities may be less liquid and more volatile than securities of comparable U.S. issuers. Similarly, there is less volume and liquidity in most foreign securities markets than in the United States and, at times, greater price volatility than in the United States. Because evidence of ownership of such securities usually is held outside the United States, we will be subject to additional risks if the Adviser and/or Sub-Adviser invests in Non-U.S. Securities, which include adverse political and economic developments, seizure or nationalization of foreign deposits and adoption of governmental restrictions that might adversely affect or restrict the payment of principal and interest on the foreign securities to investors located outside the country of the issuer, whether from currency blockage or otherwise.

Also, the Adviser and/or Sub-Adviser may invest in securities of issuers located in emerging market countries, including securities denominated in currencies of emerging market countries. Emerging market countries generally include every nation in the world (including countries that may be considered “frontier” markets) except the United States, Canada, Japan, Australia, New Zealand and most countries located in Western Europe. There is no minimum rating criteria for the Adviser’s and/or Sub-Adviser’s investments in such securities. These issuers may be subject to risks that do not apply to issuers in larger, more developed countries. These risks are more pronounced to the extent the Adviser and/or Sub-Adviser invests significantly in one country. Less information about non-U.S. issuers or markets may be available due to less rigorous disclosure and accounting standards or regulatory practices. Many non-U.S. markets are smaller, less liquid and more volatile than U.S. markets. In a changing market, the Adviser and/or Sub-Adviser may not be able to sell our Select Traded Portfolio’s securities in amounts and at prices it considers reasonable. The U.S. Dollar may appreciate against non-U.S. currencies or an emerging market government may impose restrictions on currency conversion or trading. The economies of non-U.S. countries may grow at a slower rate than expected or may experience a downturn or recession. Economic, political and social developments may adversely affect non-U.S. securities markets.

Consistent with our investment strategy, the Adviser and/or Sub-Adviser, when appropriate, may direct the Company to invest in all types of debt securities of governmental issuers in all countries, including emerging market countries. These sovereign debt securities may include debt securities issued or guaranteed by governments, governmental agencies or instrumentalities and political subdivisions located in emerging market countries; debt securities issued by government owned, controlled or sponsored entities located in emerging market countries; interests in entities organized and operated for the purpose of restructuring the investment characteristics of instruments issued by any of the above issuers; Brady Bonds, which are debt securities issued under the framework of the Brady Plan as a means for debtor nations to restructure their outstanding external indebtedness; participations in loans between emerging market governments and financial institutions; or debt securities issued by supranational entities such as the World Bank. A supranational entity is a bank, commission or company established or financially supported by the national governments of one or more countries to promote reconstruction or development. Sovereign government and supranational debt involve all the risks described herein regarding foreign and emerging markets investments as well as the risk of debt moratorium, repudiation or renegotiation.

Brady Bonds are not considered to be U.S. government securities. U.S. Dollar-denominated, collateralized Brady Bonds, which may be fixed rate par bonds or floating rate discount bonds, are generally collateralized in full as to principal by U.S. Treasury zero-coupon bonds having the same maturity as the Brady Bonds. Interest payments on these Brady Bonds generally are collateralized on a one-year or longer rolling-forward basis by cash or securities in an amount that, in the case of fixed rate bonds, is equal to at least one year of interest payments or, in the case of floating rate bonds, initially is equal to at least one year’s interest payments based on the applicable interest rate at that time and is adjusted at regular intervals thereafter. Certain Brady Bonds are entitled to “value recovery payments” in certain circumstances, which in effect constitute supplemental interest payments but generally are not collateralized. For example, some Mexican and Venezuelan Brady Bonds include attached value recovery options, which increase interest payments if oil revenues rise. Brady Bonds are often viewed as having three or four valuation components: (i) the collateralized repayment of principal at final maturity; (ii) the collateralized interest payments; (iii) the uncollateralized interest payments; and (iv) any uncollateralized repayment of principal at maturity (the uncollateralized amounts constitute the “residual risk”).

Brady Bonds involve various risk factors described elsewhere associated with investing in foreign securities, including the history of defaults with respect to commercial bank loans by public and private entities of countries issuing Brady Bonds. In light of the residual risk of Brady Bonds and, among other factors, the history of defaults, investments in Brady Bonds are considered speculative. There can be no assurance that Brady Bonds in which the Adviser and/or Sub-Adviser may invest will not be subject to restructuring arrangements or to requests for new credit, which may cause us to suffer a loss of interest or principal on any of our holdings. See “Risk Factors – Risks Related to Our Investments Generally.”

Furthermore, our shares are priced in U.S. Dollars and the distributions paid to stockholders are paid in U.S. Dollars. However, a portion of our assets within our Select Traded Portfolio, may be denominated in non-U.S. currencies and the income received by us from such securities will be paid in non-U.S. currencies. The Adviser and/or Sub-Adviser may, on an opportunistic basis, invest in or gain exposure to non-U.S. currencies for investment or hedging purposes. The Adviser and/or Sub-Adviser’s investments in securities that trade in, or receive revenues in, non-U.S. currencies will be subject to currency risk, which is the risk that fluctuations in the exchange rates between the U.S. Dollar and foreign currencies may negatively affect an investment. The Company may (but is not required to) hedge some or all of its exposure to non-U.S. currencies through the use of derivative strategies, including forward foreign currency exchange contracts, foreign currency futures contracts and options on foreign currencies and foreign currency futures. Suitable hedging transactions may not be available in all circumstances and there can be no assurance that the Adviser and/or Sub-Adviser will engage in such transactions at any given time or from time to time when they would be beneficial. Although the Adviser and/or Sub-Adviser has the flexibility to engage in such transactions, the Adviser and/or Sub-Adviser may determine not to do so or to do so only in unusual circumstances or market conditions. These transactions may not be successful and may eliminate any chance for us to benefit from favorable fluctuations in relevant foreign currencies. The Adviser and/or Sub-Adviser may also use derivatives contracts for purposes of increasing exposure to a foreign currency or to shift exposure to foreign currency fluctuations from one currency to another. We do not expect a material portion of our Select Traded Portfolio to include investments denominated in non-U.S. currencies.

Our Investment Team’s model is predicated on working with loan originators or other asset managers, who we refer to collectively as “Originators,” who can provide access to potentially attractive investment opportunities and other deal flow. Our Investment Team works to identify and cultivate relationships with experienced Originators that they believe have significant experience in their specific asset class and have experience and a track record originating and servicing the types of loans we target for investment. These Originators typically work with and perform due diligence on potential borrowers in connection with structuring and negotiating loans with them. These Originators also generally retain responsibility for servicing any loans they originate through their respective life cycles. Our Investment Team vets and conducts due diligence on potential Originators, including reviewing their background, credit and underwriting policies, evaluating their existing loan portfolio and performance and reviewing their business policies, among other things. Once an Originator has been vetted by our Investment Team, our Investment Team will then evaluate potential investment opportunities from that Originator that may be suitable for us and make investment decisions on a deal-by-deal basis. In addition, in certain circumstances where our Investment Team has in-house expertise or has partnered with an expert in a particular asset class, we will negotiate loans directly with borrowers. In such circumstances, those loans are typically serviced by an experienced third-party servicer. Our Investment Team may rely on data about certain Investments provided by Originators or obtained from third party or publicly available sources, which it may be unable to separately verify, which could expose us to risks if such data is incorrect. We will also directly originate new Credit Investments sourced by our Adviser and/or Sub-Adviser from time to time, in addition to ones sourced by Originators with which we have relationships. In such cases, we may elect to service a loan we originate, or arrange for an unaffiliated third-party servicer to serve in such capacity for us. In no event will any affiliate of ours receive any fees from us in connection with the origination or servicing of any Credit Investments we may acquire. See “Risk Factors – Risks Related to Our Investments Generally.”

Credit Investment Servicing

We currently expect that all of the Credit Investments in our portfolio, as well as those underlying any Participation Interests we may hold, will be serviced by a third-party servicer, typically the Originator of the Credit Investment or an experienced third-party service provider, which we refer to as a “Servicer.” Such a Servicer will typically be compensated by the lenders and/or borrowers for such loan servicing activities. To the extent applicable, our Investment Team will monitor the performance of the Servicers to the Credit Investments we hold in our portfolio.

We generally expect the Servicer of a Credit Investment to provide updates on that Credit Investment and submit payments according to a payment schedule. In certain situations, such as in connection with a Credit Investment in litigation finance, while interest may continue to accrue, there may not be a periodic cash payment schedule and such Credit Investment’s payment amounts and timing may be dependent on certain events, such as settlement of a case. Our Investment Team relies on the Servicer of a Credit Investment to do the following tasks:

☐	Collect payments in accordance with the schedule and disburse payments to us;

☐	Notify us of any delays in payments and the reason for such delays;

☐	Notify us of any non-compliance with a Credit Investment’s terms or covenants;

☐	Conduct collateral review and verification, if necessary; and

☐	Conduct on-site inspections and meetings, if necessary.

Our Investment Team will review servicing reports to ensure the disbursements to us are in accordance with the terms of the Credit Investment. Upon notification by the Servicer of an actual, pending or potential default or impairment (or in a proactive fashion, if initiated by our Investment Team), our Investment Team will contact the Originator to obtain additional information on our investment. This may include direct conversations with the borrower. While the specific set of actions to be taken in any given scenario may change depending on the circumstances at the time of an actual, pending or potential default or impairment of the Credit Investment, our Investment Team and the Originator will generally discuss and agree upon default and/or impairment scenario contingency plans in advance of our investment in a Credit Investment, with subsequent follow up regarding potential action plans upon the occurrence of such an event. Potential actions to be taken, in coordination with the Originator, may include the following:

☐	developing a plan to regain compliance and/or negotiating a forbearance agreement;

☐	potentially re-underwrite and restructure the loan to preserve capital and accelerate repayment; and

☐	foreclosure on and liquidation of the collateral to preserve capital for the noteholders, including us.

Where we rely solely on Originators to service the Credit Investments and to maintain relationships with borrowers, our Investment Team does not necessarily have the servicing resources or wherewithal to cure any potential default or impairment of a Credit Investment. If the Investment Team believes that the Originator is not acting in the best interest of the Credit Investment, the Investment Team may appoint a back-up servicer in situations where it has discretion to do so. However, because we may buy Participation Interests and own only a portion of a Credit Investment, we may not be the majority owner or have the right to change the Originator.

We will also directly originate new Credit Investments sourced by our Adviser and/or Sub-Adviser from time to time, in addition to ones sourced by Originators with which we have relationships. In such cases, we may elect to service a loan we originate, or arrange for an unaffiliated third-party servicer to serve in such capacity for us. In no event will any affiliate of ours receive any fees from us in connection with the origination or servicing of any Credit Investments we may acquire. See “Risk Factors – Risks Related to Our Investments Generally.”

Sale of Investments

With respect to our Investments that are not included in our Select Traded Portfolio, we do not plan on acquiring Investments for the primary purpose of reselling such Investments in the ordinary course of business. However, we may sell such Investments, or fractional interests in such Investments, when our Investment Team determines that it may be advantageous for us to do so, based upon then-current interest rates, the length of time that the Investment has been held by us and our investment objectives and strategies.

Potential Competitive Strengths

We believe that we offer our investors the following potential competitive strengths:

Established platform with seasoned investment professionals. We believe that we will benefit from the experience of our Investment Team in managing a variety of investment vehicles on the Willow Wealth Platform, which includes focusing on sourcing, structuring, executing and monitoring a broad range of investments. We believe the members of our Investment Team possess market knowledge, experience and industry relationships that enable them to identify potentially attractive investment opportunities.

Long-term investment horizon. Unlike private equity and venture capital funds, we will not be subject to standard periodic capital return requirements. Such requirements typically stipulate that capital invested in these funds, together with any capital gains on such investment, can be invested only once and must be returned to investors after a predetermined time period. We believe our ability to make investments with a longer-term view and without the capital return requirements of traditional private investment vehicles will provide us with greater flexibility to seek investments that can generate attractive returns on invested capital.

Efficient Tax Structure. As a regulated investment company, or “RIC,” we generally will not be required to pay federal income taxes on any ordinary income or capital gains that we receive from our investments and distribute to our stockholders as dividends. Because we are not required to pay federal income taxes on our income or capital gains that we distribute to our stockholders, we expect to be able to offer investment terms to potential issuers that are comparable to those offered by our corporate tax-paying competitors, and achieve after-tax net returns that are often greater than their after-tax net returns. Furthermore, tax-exempt investors in our shares who do not finance their acquisition of our shares with indebtedness are not expected to be required to recognize unrelated business taxable income, or “UBTI.” Although, as a RIC, dividends received by us from taxable entities and distributed to our stockholders will not be subject to federal income taxes, any taxable entities we own will generally be subject to federal and state income taxes on their income. As a result, the net return to us on such investments that are held by such subsidiaries will be reduced to the extent that the subsidiaries are subject to income taxes.

Disciplined, income-oriented investment philosophy. Each of our Adviser and Sub-Adviser employs an investment approach focused on current income, capital preservation and long-term investment performance. This investment approach involves a multi-stage selection process for each investment opportunity, as well as ongoing monitoring of each investment made, with particular emphasis on early detection of deteriorating credit conditions that could result in adverse portfolio developments. This strategy is designed to maximize current income and minimize the risk of capital loss.

Unique, digital distribution channel. As a digital platform, the Willow Wealth Investment Portal provides us with a means of distributing our shares without the expense of traditional distribution channels. While we may also utilize traditional distribution channels, we expect that the majority of our distribution efforts will be conducted through the Willow Wealth Investment Portal.

Operating and Regulatory Structure

Our investment activities will be managed by our Adviser and/or Sub-Adviser and supervised by our Board of Directors (and the Adviser, in the case of the Sub-Adviser), a majority of whom are independent. Under our Investment Advisory Agreement, we have agreed to pay our Adviser an Adviser Management Fee based on certain of our assets. Under the Sub-Advisory Agreement, the Adviser has agreed to pay the Sub-Adviser a sub-advisory fee as described in “Sub-Advisory Agreement-Advisory Fees” below. In addition, we will directly or indirectly reimburse our Adviser for routine non-compensation overhead expenses. See “Investment Advisory Agreement” for a description of the payments we will make to our Adviser.

The Administrator will provide us with general ledger accounting, fund accounting, and other administrative services. The Administrator expects to retain one or more sub-administrators from time to time to provide certain administrative services to the Company on behalf of the Administrator. ALPS Fund Services, Inc., together with certain affiliated entities, has been retained to serve as our sub-administrator and to provide us with certain administrative services on behalf of the Administrator. The Company pays an administrative fee to the Administrator and a registered fund services fee to AFS for their services as Administrator and sub-administrator, respectively. AFS (including through its affiliate SS&C Global Investor & Distribution Solutions, Inc.) has also been retained to provide certain transfer agency and other services to the Company and its wholly-owned subsidiaries, for which it receives separate compensation from the Company and/or its subsidiaries.

While a registered closed-end management investment company may list its shares for trading in the public markets, we have currently elected not to do so. We believe that a non-traded structure initially is appropriate for the long-term nature of certain of the assets in which we invest. This structure allows us to operate with a long-term view, similar to that of other types of private investment funds-instead of managing to quarterly market expectations-and to pursue our investment objectives without subjecting our investors to the daily share price volatility associated with the public markets because our shares will not be listed on a national securities exchange. To provide our stockholders with limited liquidity, we intend to, but are not obligated to, conduct quarterly repurchase offers pursuant to our Share Repurchase Program. This will initially be the only method of liquidity that we expect to offer, and you should not rely on any additional form of liquidity to develop or be provided, either through the development of a trading market for our shares or otherwise. See “Share Repurchase Program.” Therefore, stockholders may not be able to sell their shares promptly or at a desired price.

An investment in our shares is not suitable for investors that require short-term liquidity:

☐	Our shares have no history of public trading and will not be publicly traded and you should not expect to be able to sell your shares regardless of how we perform.

☐	If you are able to sell your shares, you will likely receive less than your purchase price

☐	Our shares are not currently listed on any securities exchange, and you should not rely on a secondary market in the shares developing in the foreseeable future, if ever.

☐	While we have effectuated, but are not obligated to continue, a Share Repurchase Program, only a limited number of shares have been made eligible for repurchase by us in the normal course in any calendar quarter.

☐	You will have no right to require us to repurchase your shares or any portion thereof. See “Share Repurchase Program.”

☐	Accordingly, you should consider that you may not have access to the money you invest for an indefinite period of time.

☐	We operate as an evergreen fund with no termination date.

Accordingly, as a result of us operating as an evergreen fund with no termination date and because only a limited number of shares will be eligible for repurchase by us at any one time, you may be unable to sell your shares and receive proceeds when you wish to do so, if at all.

We have elected to be treated for federal income tax purposes, and intend to qualify annually thereafter, as a RIC under Subchapter M of the Code. As a RIC, we generally will not have to pay corporate-level federal income taxes on any ordinary income or capital gains that we distribute to our stockholders as dividends. To continue to qualify as a RIC, we must, among other things, meet certain source-of-income and asset diversification requirements (as described below). In addition, to qualify for RIC tax treatment we must distribute to our stockholders, for each taxable year, at least 90% of our “investment company taxable income,” which is generally our ordinary income plus the excess of our realized net short-term capital gains over our realized net long-term capital losses and 90% of our net tax-exempt income, if any. In 2021, we were unable to satisfy the requirement that a RIC must derive at least 90% of its annual gross income from “qualifying income.” As a result, we were required to pay taxes on the income generated from the Company’s ownership percentage in the non-qualifying assets held in 2021 in order to qualify as a RIC for U.S. federal income tax purposes for our 2021 fiscal year. The Adviser reimbursed us for any such taxes due. Beginning with our 2022 fiscal year and for each fiscal year since, we have satisfied the 90% Income Test and qualified as a RIC for such fiscal year, and intend to continue to qualify as a RIC for successive periods thereafter.

In seeking to achieve our investment objectives, we have utilized, and may utilize in the future, certain wholly-owned subsidiaries to hold certain equity or equity-like investments in partnerships. We consolidate the Subsidiaries with the Company for accounting purposes, but not for U.S. federal income tax purposes. The Subsidiaries are subject to U.S. federal income tax on their taxable income at the rates applicable to corporations and subject to state and local taxes in jurisdictions in which a Subsidiary has an economic presence. You should be aware that the net return to us on investments held in a Subsidiary will be reduced to the extent that a Subsidiary is subject to taxes at the federal, state and/or local levels.

We will be subject to certain regulatory restrictions in making our investments, including with respect to co-investments with entities affiliated with our Adviser. We obtained exemptive relief on November 10, 2020, from the SEC to engage in co-investment transactions with our Adviser and/or its affiliates, including other investment vehicles on the Willow Wealth Platform.

Leverage Facility

To seek to enhance our returns and manage our liquidity needs, we have in the past and may in the future borrow money from time to time at the discretion of our Adviser within the levels permitted by the 1940 Act (which generally allows us to incur leverage for up to one-third of our assets) when the terms and conditions available are favorable to investing and well-aligned with our investment strategy and portfolio composition. In determining whether and when to borrow money, we will analyze the maturity, covenant package and rate structure of the proposed borrowings as well as the risks of such borrowings compared to our investment outlook, taking into account our current liquidity needs and the relative maturity dates of our portfolio. The use of borrowed funds or the proceeds of preferred stock to make investments has its own specific set of benefits and risks, and all of the costs of borrowing funds or issuing preferred stock would be borne by holders of our shares. See “Risk Factors – Risks Related to Debt Financing” for a discussion of the risks inherent to employing leverage.

Valuation Procedures

The most significant estimate inherent in the preparation of our financial statements likely will be the valuation of investments and the related amounts of unrealized appreciation and depreciation of investments recorded. There generally is no single method for determining fair value in good faith. As a result, determining fair value usually requires that judgment be applied to the specific facts and circumstances of each investment while employing a consistently applied valuation process for the types of investments we make. The value of Investments for which market prices are readily available will generally be updated daily; the value of Investments for which reliable market prices are not readily available will generally be valued on at least a quarterly basis.

The Board of Directors has approved valuation policies and procedures that provide a framework for determining the fair value of Investments in compliance with U.S. GAAP, the 1940 Act and the rules thereunder. The Board of Directors has designated the Adviser as its “valuation designee” pursuant to Rule 2a-5 under the 1940 Act, and in that role the Adviser is responsible for performing fair value determinations relating to Investments, including periodically assessing and managing any material valuation risks and establishing and applying fair value methodologies, in accordance with valuation policies and procedures approved by the Board of Directors. The Adviser provides the Board of Directors with periodic reports on a quarterly basis or, more frequently if necessary, describing the valuation process applicable to that period. The Board of Directors ultimately is responsible for fair value determinations under the 1940 Act and satisfies its responsibility through its oversight of the valuation designee in accordance with Rule 2a-5.

A substantial majority of the Investments in our portfolio will be Investments for which reliable market quotations are not readily available or for which the pricing source does not provide a valuation or methodology or provides a valuation or methodology that, in the judgment of our Adviser as valuation designee, does not represent fair value.

We may elect to engage independent valuation firms to provide assistance to the valuation designee in valuing certain of our Investments. Our valuation designee expects to evaluate the impact of such additional information, and factor it into its consideration of fair value. See “Determination of Net Asset Value” for a discussion of how net asset value is determined.

Competition

We compete for investments with other investment funds (including other equity and debt funds, mezzanine funds, and business development companies), as well as traditional financial services companies such as commercial banks, investment banks, finance companies, insurance companies, and other sources of funding. Additionally, because we believe competition for investment opportunities generally has increased among alternative investment vehicles, such as hedge funds, those entities have begun to invest in areas they have not traditionally invested in, including Investments. As a result of these new entrants, competition for investment opportunities in Investments may intensify. Many of these entities may have greater financial and managerial resources than we do. We believe we will be able to compete with these entities primarily on the basis of the experience and contacts of our Adviser and/or Sub-Adviser and our responsive and efficient investment analysis and decision-making processes.

Employees

We do not currently have any employees and do not expect to have any employees. Our day-to-day investment operations are managed by our Adviser. Services necessary for our business are provided by individuals who are employees of the Adviser or its affiliates, pursuant to the terms of the Investment Advisory Agreement and the Administration Agreement. Each of our executive officers is an employee of our Adviser or the Administrator or an affiliate thereof, or an outside contractor. Among other things, we bear the cost of compensation paid for the services of our Chief Compliance Officer.

Facilities

We do not own any real estate or other physical properties materially important to our operation. Our corporate headquarters are located at 245 Fifth Avenue, Suite 2100, New York, NY 10016, where we occupy office space pursuant to an Administration Agreement with the Administrator.

Legal Proceedings

From time to time, our Adviser and/or Sub-Adviser and its affiliates or their professionals may be party to certain other legal proceedings in the ordinary course of business, including proceedings relating to the enforcement of our rights with respect to our investments. While the outcome of such legal proceedings cannot be predicted with certainty, we do not expect that any such proceedings will have a material effect upon our financial condition or results of operations.

DETERMINATION OF NET ASSET VALUE

We determine the net asset value per share of our common stock by dividing the value of our investments, cash and other assets (including interest accrued but not collected) less all our liabilities (including accrued expenses, borrowings and interest payables) by the total number of shares of our common stock outstanding on a daily basis.

The most significant estimate inherent in the preparation of our financial statements likely will be the valuation of Investments and the related amounts of unrealized appreciation and depreciation of Investments recorded. There generally is no single method for determining fair value in good faith. As a result, determining fair value usually requires that judgment be applied to the specific facts and circumstances of each Investment while employing a consistently applied valuation process for the types of investments we make. The value of Investments for which market prices are readily available will generally be updated daily; the value of Investments for which reliable market prices are not readily available will generally be valued on at least a quarterly basis.

The Board of Directors has approved valuation policies and procedures that provide a framework for determining the fair value of Investments in compliance with U.S. GAAP, the 1940 Act and the rules thereunder. The Board of Directors has designated the Adviser as its “valuation designee” pursuant to Rule 2a-5 under the 1940 Act, and in that role the Adviser is responsible for performing fair value determinations relating to Investments, including periodically assessing and managing any material valuation risks and establishing and applying fair value methodologies, in accordance with valuation policies and procedures approved by the Board of Directors. The Adviser provides the Board of Directors with periodic reports on a quarterly basis or, more frequently if necessary, describing the valuation process applicable to that period. The Board of Directors ultimately is responsible for fair value determinations under the 1940 Act and satisfies its responsibility through its oversight of the valuation designee in accordance with Rule 2a-5.

To determine the value of Investments for which reliable market prices are not readily available, the Adviser, as valuation designee, will compile and review relevant information, including the operating metrics of Credit Investments, including Participation Interests, compliance with collateralization tests, defaulted and restructured Credit Investments that comprise a portfolio, payment defaults, if any, recent trading activity in the security, if known, and the most recent trustee reports and note valuation reports. The values of Credit Investments (including Participation Interests) are primarily determined using a third-party cash flow modeling tool. The model will contain certain assumption inputs that are reviewed by a third party and our Audit Committee and adjusted as appropriate to incorporate how historic, current and potential market developments might potentially impact the performance of such investments.

We seek to derive a value at which market participants could transact in an orderly market and also seek to benchmark the model inputs and resulting outputs to observable market data, when available and appropriate. We may elect to engage independent valuation firms to provide assistance to the Adviser in its role as valuation designee in valuing certain of our investments. The Adviser expects to evaluate the impact of such additional information, and factor it into its consideration of fair value.

We conduct the valuation of our assets, pursuant to which our net asset value shall be determined, at all times consistent with U.S. GAAP and the 1940 Act. In accordance therewith, the value of Investments for which market prices are readily available will generally be updated daily and the value of Investments for which reliable market prices are not readily available will generally be valued by the valuation designee on at least a quarterly basis using updated borrower level and similar data with respect to each such portfolio investments, including the fair value of any loans we originate at an individual loan level. Our valuation procedures are set forth in more detail below:

Investments for which market quotations are readily available on an exchange shall be valued at such price as of the closing price on the day of valuation. These will generally be “Level 1” assets in the Company’s fair value hierarchy. We may also obtain quotes with respect to certain of our investments from pricing services or brokers or dealers in order to value assets. When doing so, we determine whether the quote obtained is sufficient according to U.S. GAAP to determine the fair value of the security. If determined adequate, we use the quote obtained.

Investments for which reliable market quotations are not readily available or for which the pricing source does not provide a valuation or methodology or provides a valuation or methodology that, in the judgment of the Adviser as valuation designee, does not represent fair value, which represents a substantial majority of the Investments in our portfolio, shall be valued in good faith by the valuation designee, subject to the supervision of the Board of Directors. Investments that have similar characteristics (credit quality, issuer, and material terms) to traded securities may be valued using inputs that are observable for the asset or liability, either directly or indirectly (“Level 2” inputs).  This group could include, for example, syndicated debt positions that may trade with some degree of frequency. These instruments are often quoted by brokers or priced by pricing services, and as such may be considered in determining the fair value of an investment. In considering broker quotes or private transactions, consideration should be given to the reliability of the indication in light of the timeliness of the information, the availability or volume covered, the size of the bid/ask spread, and if the quote is actionable, among other items. Ultimately, the facts and circumstances should be considered to determine if the quote or indication is reliable.

The fair value of a specific security or investment without the Level 1 or Level 2 inputs described above will be based initially on the value of the underlying portfolio company as a whole and the financial claim (seniority and other option rights) that a security has over the value of the company or its assets. The enterprise value will be allocated to debt and/or other senior securities by priority with the residual value ascribed to the equity. In addition, the valuation designee will consider investment-specific changes, including any relative impairment or improvement in credit quality of a specific investment since acquisition, as well as relative changes in market factors since an investment’s acquisition, including with respect to relative interest rates, credit spreads and similar metrics that may impact the value of a current investment relative to a similar newly-originated one.

The valuation designee’s determination of fair value for which market quotations are not readily available or for which a pricing source is not sufficient will generally be based on the following factors, as relevant:

the nature and realizable value of any collateral;

the issuer’s or obligor’s ability to make payments;

the issuer’s or obligor’s earnings and discounted cash flow;

the markets in which the issuer or obligor does business; and

comparisons to publicly traded securities.

Investments for which market quotations are not readily available or for which a pricing source is not sufficient may include, but are not limited to, the following:

●	private placements and restricted securities that do not have an active trading market;

●	illiquid alternative debt or equity instruments for which there is no active secondary market;

●	securities whose trading has been suspended or for which market quotes are no longer available;

●	debt securities that have recently gone into default and for which there is no current market;

●	securities whose prices are stale;

●	securities affected by significant events; and

●	securities that the Adviser believes were priced incorrectly.

Determination of fair value involves subjective judgments and estimates not susceptible to substantiation by auditing procedures. Accordingly, under current auditing standards, the notes to our financial statements will refer to the uncertainty with respect to the possible effect of such valuations, and any change in such valuations, on our financial statements.

In making the good faith determination of the value of these Investments, the valuation designee starts with the cost basis of the Investment, which includes the amortized OID and PIK interest or dividends, if any. For debt securities that are not publicly traded or for which there is no market, the valuation designee begins with our investment rating of the security as described above. Using this investment rating, the valuation designee seeks to determine the value of the security as if we intended to sell the security in a current sale. The factors that may be taken into account in arriving at fair value include the following, as applicable: the company’s ability to service its interest and principal payment obligations, its estimated earnings and projected discounted cash flows, the nature and realizable value of any collateral, the financial environment in which the company operates, comparisons to securities of similar publicly traded companies, statistical ratios compared to lending standards and to other similarly situated securities and other relevant factors.

Due to the inherent uncertainty of determining the fair value of investments that do not have a readily available market value, the fair value of our investments may differ significantly from the values that would have been used had a ready market existed for such investments, and the differences could be material. Additionally, changes in the market environment and other events that may occur over the life of the investments may cause the gains or losses ultimately realized on these investments to differ from the valuations assigned at any time. For a discussion of the risks inherent in determining the fair value of securities for which readily available market values do not exist, see “Risk Factors – A significant majority of our investment portfolio will be recorded at fair value as determined in good faith by the Adviser in its role as “valuation designee,” subject to the oversight of our Board of Directors and, as a result, there will be uncertainty as to the value of our investments.”

MANAGEMENT

Pursuant to our charter and bylaws, our business and affairs are managed under the direction of our Board of Directors. The responsibilities of our Board of Directors include, among others, the oversight of our investment activities and the Adviser in its role as “valuation designee” pursuant to Rule 2a-5 under the 1940 Act, oversight of our financing arrangements and corporate governance activities. As is the case with virtually all investment companies, the Company’s service providers, primarily the Adviser and its affiliates, have responsibility for the Company’s day-to-day management, subject to the investment objectives, restrictions and policies of the Company and to the general oversight of the Board of Directors.

Our Board of Directors currently has an Audit Committee and a Nominating and Corporate Governance Committee and may establish additional committees from time to time as necessary. Each director will serve until the expiration of such director’s term and until his or her successor is duly elected. Although the number of directors may be increased or decreased, a decrease will not have the effect of shortening the term of any incumbent director. Any director may resign at any time and may be removed only for cause by the stockholders upon the affirmative vote of at least two-thirds of all the votes entitled to be cast generally in the election of directors.

Any vacancy on our Board of Directors for any cause other than an increase in the number of directors may be filled by a majority of the remaining directors, even if such majority is less than a quorum. Any vacancy on our Board of Directors created by an increase in the number of directors may be filled by a majority vote of the entire Board of Directors.

Board of Directors and Executive Officers

Our Board of Directors consists of four members, three of whom are not “interested persons” of us or our Adviser or Sub-Adviser as defined in Section 2(a)(19) of the 1940 Act. We refer to these individuals as our independent directors. As we are not required to hold regular annual meetings of stockholders, our directors are elected for indefinite terms. We are prohibited from making loans or extending credit, directly or indirectly, to our directors or executive officers under section 402 of the Sarbanes-Oxley Act.

Directors

Information regarding our Board of Directors is set forth below. We have divided the directors into two groups—our interested director and independent directors. The address for each director is c/o Yieldstreet Alternative Income Fund Inc., 245 Fifth Avenue, Suite 2100, New York, NY 10016.

Interested Director

The following director is an “interested person” as defined in the 1940 Act. We are not part of a “fund complex” as that term is defined in the Form N-2.

Name, Address and Age	Position(s) Held with Company	Term at Office and Length of Time Served	Principal Occupation(s) During Past 5 Years	Directorships Held by Director During Past 5 Years
Ted Yarbrough, 245 Fifth Avenue, Suite 2100, New York, NY 10016 Birth Year: 1968	Director, President, Chief Executive Officer and Chief Investment Officer	Director since October 2023	Mr. Yarbrough serves as President and Chief Investment Officer of Willow Wealth.	N/A

Independent Directors

The following directors are not “interested persons” as defined in the 1940 Act.

Name, Address and Age	Position(s) Held with Company	Term at Office and Length of Time Served	Principal Occupation(s) During Past 5 Years	Other Directorships Held by Director During Past 5 Years
John C. Siciliano, 245 Fifth Avenue, Suite 2100, New York, NY 10016 Birth Year: 1954	Director, Chairman of the Board	Director since October 2019	Senior Advisor to Accenture plc since July 2021; Chairman at Avondale Strategies, LLC since May 2019; Special Litigation Trustee of the Infinity Q Alpha Fund since March 2022; CEO of Creighton AI from February 2022 to February 2023; Senior Managing Director and Global Strategy Leader, Asset and Wealth Management at PricewaterhouseCoopers, LLP from September 2012 until May 2019.	Board Member at Sabre Corp. from April 2019 to April 2021; Trustee and Audit Committee Chair at Pacific Global ETFs, a Pacific Life Company from October 2018 to April 2022.
William M. Riegel, 245 Fifth Avenue, Suite 2100, New York, NY 10016 Birth Year: 1955	Director	Director since October 2019	Member of the Investment Committee, Rockefeller Family Fund, since 2011; and Investment Advisor, Betterment, from 2018 to 2020.	Independent Board Member of the Strategic Investment Group since June 2022.
George D. Riedel, 245 Fifth Avenue, Suite 2100, New York, NY 10016 Birth Year: 1963	Director	Director since October 2022	Head of U.S. Intermediaries at T. Rowe Price Group from 1998 to 2022.	Board of Directors, CFG Bank from 2010 to 2022.

Director Qualifications

Our Board of Directors believes that, collectively, the directors have balanced and diverse experience, qualifications, attributes and skills, which allow our Board of Directors to operate effectively in governing us and protecting the interests of its stockholders. Below is a description of the various experiences, qualifications, attributes and/or skills with respect to each director considered by our Board of Directors.

Ted Yarbrough. Mr. Yarbrough has been the President and Chief Executive Officer of the Company since May 2025. Mr. Yarbrough joined Willow Wealth in 2023 as the firm’s Chief Investment Officer and was appointed President of Willow Wealth in 2024. Mr. Yarbrough is responsible for all investment origination, underwriting, and risk management of the $1.5+ billion Willow Wealth portfolio across a variety of alternative assets classes, including real estate, specialty finance, private credit, art, third party funds, and structured notes. Mr. Yarbrough joined Willow Wealth after a 28-year career at Citigroup and its predecessor companies. While at Citi, Mr. Yarbrough held leadership positions across various banking and markets platforms, including Global Head of Securitized Products, Global Head of Structured Finance, Chief Investment Officer of the Global Spread Products division, and Global Co-Head of Institutional Credit Management. In these roles, Mr. Yarbrough was responsible for capital markets, financing and risk management across a broad array of alternative asset classes, including real estate, consumer and commercial receivables, equipment, transportation, project finance, infrastructure, and renewable energy, and oversaw asset portfolios in excess of $100 billion. Mr. Yarbrough served on the Board of Directors of Citigroup Global Markets Inc., and was a member of the firm’s Banking and Markets management committees, as well as the Risk Committee for Citi’s Institutional Client Group. Mr. Yarbrough is a graduate of Princeton University.

John C. Siciliano. Mr. Siciliano joined the Company as a Director in October 2019. At present, he is Senior Advisor to Accenture plc, Chairman of Avondale Strategies, LLC, advising companies in the financial services sector, and Special Litigation Trustee of the Infinity Q Alpha Fund. From February 2022 to February 2023, Mr. Siciliano served as CEO of Creighton AI, a quantitative investment management firm. From 2012 until 2019, Mr. Siciliano was Senior Managing Director and Global Strategy Leader, Asset and Wealth Management at PricewaterhouseCoopers, LLP. From 2011 to 2012, Mr. Siciliano served as Chairman of Avondale Strategies, LLC. From 2008 to 2010, Mr. Siciliano served as the Chief Executive Officer of the independent asset management firms owned by New York Life Investments. Prior thereto, he was the Chairman and Chief Executive Officer of BKF Capital Group, before which he served in various senior roles in the financial services industry.

William M. Riegel. Mr. Riegel joined the Company as a Director in October 2019. Mr. Riegel has been a Director of Strategic Investment Group, an outsourced chief investment officer, since July 2022. Mr. Riegel was Chief Investment Officer and Senior Managing Director of TIAA Asset Management, from June 2013 until April 2017, taking early retirement in June 2017. In this capacity, he oversaw all the key investment functions of the $600 billion group including global equities, global fixed income, multi-asset lifecycle funds, alternatives, real estate and responsible investing. TIAA’s public investment group won the Lipper Best Large Fund Family each year from 2013 to 2017. The award goes to the mutual fund family that generates the best risk adjusted investment results over the preceding three years. Mr. Riegel is now the Chair of the Rockefeller Family Fund (“RFF”) Investment Committee which he initially joined in 2021. The endowment was formed in 1967 by the Rockefeller family to support meaningful environmental and social causes. Mr. Riegel has worked closely with the committee, family and outside managers to begin a migration of the endowment to “fossil fuel free” investing. He has also served on the investment advisory committee of Betterment LLC, the first and one of the largest “robo-advisors”. Prior to his role as Chief Investment Officer, Mr. Riegel was head of TIAA’s $200 billion 100-person global public equity team. In this capacity, he helped to restructure both the management of the mutual funds and design of the CREF annuity equity accounts. He managed a global platform that included the active equity portfolio group, the quantitative equity management team, the lifecycle funds, equity research and trading.

George D. Riedel. Mr. Riedel joined the Company as a Director in October 2022. Mr. Riedel has been a director of CFG Bank since 2010. Mr. Riedel retired from the T. Rowe Price Group in April 2022, following service in various roles over a 24-year career at the firm. Most recently, he served as Head of US Intermediaries, managing the largest distribution business at the T. Rowe Price Group and serving on the firm’s management committee, charged with management of the firm’s day to day operations. Mr. Riedel holds a Bachelor of Science degree in finance and economics from Alfred University and a Master of Business Administration degree in marketing and strategic finance from the University of Pittsburgh, Katz School of Business.

Information about Executive Officers Who are Not Directors

The address for our executive officers is c/o Yieldstreet Alternative Income Fund Inc., 245 Fifth Avenue, Suite 2100, New York, NY 10016. We are not part of a “fund complex” as that term is defined in the Form N-2.

Name, Address and Age	Position(s) Held with Company	Term at Office and Length of Time Served	Principal Occupation(s) During Past 5 Years
Stephen Ferrara, 245 Fifth Avenue, Suite 2100, New York, NY 10016 Birth Year: 1976	Chief Financial Officer, Treasurer and Controller	Chief Financial Officer and Treasurer since August 2024	Funds Controller, Willow Wealth, since March 2024; Controller and Chief Compliance Officer, Ocean Park Investments, 2020-2024;
William Majeski, 245 Fifth Avenue, Suite 2100, New York, NY 10016 Birth Year: 1989	General Counsel and Secretary	General Counsel and Secretary since September 2025	General Counsel at Willow Wealth since August 2025; Deputy General Counsel at Willow Wealth, 2024-2025; Corporate Counsel at Willow Wealth, 2022-2024; Associate, Proskauer Rose LLP, 2015-2022.
Patrick J. Keniston Birth Year: 1964	Chief Compliance Officer	Chief Compliance Officer since November 2024	Director and Fund Chief Compliance Officer, ACA Group since 2008.
Peter Kerr, 245 Fifth Avenue, Suite 2100, New York, NY 10016 Birth Year: 1987	Vice President	Vice President since November 2023	Managing Director, Willow Wealth, since November 2020; Director, Fixed Income Product Management, PGIM (formerly Prudential Investment Management), 2018-2020.

Stephen Ferrara. Mr. Ferrara has served as Chief Financial Officer and Treasurer of the Company since August 2024. Mr. Ferrara has also served as the Company’s controller at Willow Wealth since March 2024. Prior to joining Willow Wealth he was an Associate Director at Point72 Asset Management, managing teams in both Fund Administration and Treasury. Most recently, he was the Controller and Chief Compliance Officer at Ocean Park Investments. Mr. Ferrara started his career in public accounting at Deloitte, where he spent 6 years, leaving as a manager. He is registered as a CPA in the State of Connecticut and has a Bachelor of Science degree in accounting and finance from Bryant University.

William Majeski. Mr. Majeski has served as General Counsel and Secretary of the Company since September 2025. Mr. Majeski has also served as General Counsel of Willow Wealth since August 2025, having previously served as Deputy General Counsel (2024-2025) and Corporate Counsel (2022-2025).  Prior to joining Willow Wealth, he was an Associate at Proskauer Rose LLP from 2015 to 2022. Mr. Majeski has a Juris Doctor degree from Georgetown Law and a Bachelor of Arts degree in economics and history from William & Mary College.

Patrick J. Keniston. Mr. Keniston has served as our Chief Compliance Officer since November 2024. He works as a Managing Director at ACA Group. Before joining ACA (f/k/a Foreside Fund Officer Services), he was Vice President with Citi Fund Services, and Counsel with Citigroup Global Transaction Services. Prior to working in the financial services industry, Mr. Keniston spent five years as a tax consultant with Ernst & Young and PricewaterhouseCoopers. Mr. Keniston earned a B.A. from Tufts University, a JD from the University of Denver College of Law, and an LLM from Georgetown University Law Center.

Peter Kerr. Mr. Kerr has served as Managing Director in the Marketing team at Willow Wealth since November 2020. From September 2018 to October 2020, Mr. Kerr was at PGIM (formerly Prudential Investment Management) as Director, Fixed Income Product Management where he led product positioning and messaging across a range of fixed income sectors and partnered with various teams including sales, legal and finance.

Director Independence

Our Board of Directors annually determines each director’s independence. We do not consider a director independent unless our Board of Directors has determined that he or she has no material relationship with us. We monitor the relationships of our directors and officers through a questionnaire each director completes no less frequently than annually and updates periodically as information provided in the most recent questionnaire changes.

In order to evaluate the materiality of any such relationship, our Board of Directors uses the definition of director independence set forth in the rules promulgated by the NASDAQ Stock Market. Rule 5605(a)(2) provides that a director shall be considered to be independent if he or she is not an “interested person” of us, as defined in Section 2(a)(19) of the 1940 Act.

Our Board of Directors has determined that each of the directors is independent and has no relationship with us, except as a director and stockholder, with the exception of Mr. Yarbrough, as a result of his position as our President, Chief Executive Officer and Chief Investment Officer and as Chief Investment Officer of our Adviser.

Board Leadership Structure

Our Board of Directors monitors and performs an oversight role with respect to our business and affairs, including with respect to investment practices and performance, compliance with regulatory requirements and our services and expenses and performance of our service providers. Among other things, our Board of Directors approves the appointment of our investment adviser and executive officers, reviews and monitors the services and activities performed by our investment adviser and executive officers and approves the engagement, and reviews the performance of, our independent registered public accounting firm. During the fiscal year ended December 31, 2025, the Board of Directors met 9 times.

Under our bylaws, our Board of Directors may designate a Chairman to preside over the meetings of our Board of Directors and meetings of the stockholders and to perform such other duties as may be assigned to him by our Board of Directors. We do not have a fixed policy as to whether the Chairman of our Board of Directors should be an independent director and believe that we should maintain the flexibility to select the Chairman and reorganize the leadership structure, from time to time, based on the criteria that is in the best interests of us and our stockholders at such times.

Presently, Mr. Siciliano serves as the Chairman of our Board of Directors. Mr. Siciliano is an independent director of us as described above. We believe that Mr. Siciliano’s familiarity with our investment platform, and extensive knowledge of the financial services industry, and the investment valuation process, in particular, qualify him to serve as the Chairman of our Board of Directors. We believe that we are best served through this existing leadership structure, and that Mr. Siciliano will encourage an open dialogue between management and our Board of Directors, helping these groups act with a common purpose.

Our corporate governance policies include regular meetings of the independent directors in executive session without the presence of interested directors and management, the establishment of audit and nominating and corporate governance committees comprised solely of independent directors and the appointment of a Chief Compliance Officer, with whom the independent directors meet regularly without the presence of interested directors and other members of management, for administering our compliance policies and procedures.

We recognize that different board leadership structures are appropriate for companies in different situations and at different times. We re-examine our corporate governance policies on an ongoing basis to ensure that they continue to meet our needs.

Board’s Role in Risk Oversight

Our Board of Directors performs its risk oversight function primarily through (i) its two standing committees, which report to the entire Board of Directors and are comprised solely of independent directors, and (ii) active monitoring of our Chief Compliance Officer and our compliance policies and procedures.

As described below in more detail under “Committees of the Board of Directors,” our Audit Committee and our Nominating and Corporate Governance Committee assist our Board of Directors in fulfilling its risk oversight responsibilities. Our Audit Committee’s risk oversight responsibilities include overseeing our accounting and financial reporting processes, our systems of internal controls regarding finance and accounting, and audits of our financial statements. Our Nominating and Corporate Governance Committee’s risk oversight responsibilities include selecting, researching and nominating directors for election by our stockholders, developing and recommending to our Board of Directors a set of corporate governance principles and overseeing the evaluation of our Board of Directors and our management.

Our Board of Directors also performs its risk oversight responsibilities with the assistance of our Chief Compliance Officer. Our Board of Directors annually reviews a written report from our Chief Compliance Officer discussing the adequacy and effectiveness of our compliance policies and procedures and our service providers. Our Chief Compliance Officer’s annual report addresses at a minimum (i) the operation of our compliance policies and procedures and our service providers since the last report; (ii) any material changes to such policies and procedures since the last report; (iii) any recommendations for material changes to such policies and procedures as a result of our Chief Compliance Officer’s annual review; and (iv) any compliance matter that has occurred since the date of the last report about which our Board of Directors would reasonably need to know to oversee our compliance activities and risks. In addition, our Chief Compliance Officer meets separately in executive session with the independent directors at least quarterly.

We believe that our Board of Directors’ role in risk oversight is effective and appropriate given the extensive regulation to which we are already subject as a registered closed-end management investment company. As a registered closed-end management investment company, we are required to comply with certain regulatory requirements that control the levels of risk in our business and operations. For example, our ability to incur indebtedness is limited such that our asset coverage must equal at least 300% immediately after each time we incur indebtedness and we are limited in our ability to invest in any company in which one of our affiliates currently has an investment.

We recognize that different board roles in risk oversight are appropriate for companies in different situations. We will re-examine the manner in which our Board of Directors administers its oversight function on an ongoing basis to ensure that they continue to meet our needs.

Committees of our Board of Directors

Our Board of Directors has the following committees:

Audit Committee

Our Audit Committee is responsible for selecting, engaging and discharging our independent accountants, reviewing the plans, scope and results of the audit engagement with our independent accountants; approving professional services provided by our independent accountants (including compensation therefor); reviewing the independence of our independent accountants and reviewing the adequacy of our internal controls over financial reporting. The members of our Audit Committee are John Siciliano, William Riegel and George Riedel, all of whom are independent. Mr. Siciliano serves as the Chairman of our Audit Committee and our Board of Directors has determined that Mr. Siciliano is an “audit committee financial expert” as defined under SEC rules. During the fiscal year ended December 31, 2025, the Audit Committee met 4 times.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee selects and nominates directors for election by our stockholders, selects nominees to fill vacancies on our Board of Directors or a committee thereof, develops and recommends to our Board of Directors a set of corporate governance principles and oversees the evaluation of our Board of Directors and our management. The committee is composed of John Siciliano, William Riegel and George Riedel. Mr. Riegel serves as Chairman of our Nominating and Corporate Governance Committee.

Our Nominating and Corporate Governance Committee will consider qualified director nominees recommended by stockholders when such recommendations are submitted in accordance with our bylaws and any applicable law, rule or regulation regarding director nominations. When submitting a nomination for consideration, a stockholder must provide certain information that would be required under applicable SEC rules, including the following minimum information for each director nominee: full name, age and address; principal occupation during the past five years; current directorships on publicly held companies and investment companies; number of our shares owned, if any; and, a written consent of the individual to stand for election if nominated by our Board of Directors and to serve if elected by our stockholders.

 In evaluating director nominees, the members of our Nominating and Corporate Governance Committee consider the following factors:

☐	the appropriate size and composition of our Board of Directors;

☐	whether or not the person is an “interested person” with respect to us as defined in Section 2(a)(19) of the 1940 Act;

☐	our needs with respect to the particular talents and experience of its directors;

☐	the knowledge, skills and experience of nominees in light of prevailing business conditions and the knowledge, skills and experience already possessed by other members of our Board of Directors;

☐	familiarity with national and international business matters;

☐	experience with accounting rules and practices;

☐	appreciation of the relationship of our business to the changing needs of society;

☐	the desire to balance the considerable benefit of continuity with the periodic injection of the fresh perspective provided by new members; and

☐	all applicable laws, rules, regulations, and listing standards.

Our Nominating and Corporate Governance Committee’s goal is to assemble a Board of Directors that brings to us a variety of perspectives and skills derived from high quality business and professional experience.

Other than the foregoing there are no stated minimum criteria for director nominees, although the members of our Nominating and Corporate Governance Committee may consider such other factors as they may deem are in the best interests of us and our stockholders. Our Nominating and Corporate Governance Committee also believes it appropriate for certain key members of our management to participate as members of our Board of Directors.

The members of our Nominating and Corporate Governance Committee identify nominees by first evaluating the current members of our Board of Directors willing to continue in service. Current members of our Board of Directors with skills and experience that are relevant to our business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of our Board of Directors with that of obtaining a new perspective. If any member of our Board of Directors does not wish to continue in service or if our Board of Directors decides not to re-nominate a member for re-election, the independent members of our Board of Directors identify the desired skills and experience of a new nominee in light of the criteria above. The entire Board of Directors is polled for suggestions as to individuals meeting the aforementioned criteria. Research may also be performed to identify qualified individuals. Our Board of Directors and our Nominating and Corporate Governance Committee has not engaged any third parties to identify or evaluate or assist in identifying potential nominees, although each reserves the right in the future to retain a third party search firm, if necessary.

Our Nominating and Corporate Governance Committee has not adopted a formal policy with regard to the consideration of diversity in identifying director nominees. In determining whether to recommend a director nominee, our Nominating and Corporate Governance Committee considers and discusses diversity, among other factors, with a view toward the needs of our Board of Directors as a whole. Our Nominating and Corporate Governance Committee generally conceptualizes diversity expansively to include, without limitation, concepts such as race, gender, national origin, differences of viewpoint, professional experience, education, skill and other qualities that contribute to our Board of Directors, when identifying and recommending director nominees. Our Nominating and Corporate Governance Committee believes that the inclusion of diversity as one of many factors considered in selecting director nominees is consistent with our Nominating and Corporate Governance Committee’s goal of creating a Board of Directors that best serves our needs and the interests of our stockholders. During the fiscal year ended December 31, 2025, the Nominating and Governance Committee met 1 time.

Compensation of Directors

Our directors who do not also serve in an executive officer capacity for us or our Adviser and/or Sub-Adviser are entitled to receive annual cash retainer fees. The directors are John Siciliano, William Riegel and George Riedel. Amounts payable are determined and paid quarterly in arrears as follows: George Riedel receives $55,000 annually, William Riegel, as Nominating and Corporate Governance Committee Chair receives $55,000 annually and John Siciliano, as Audit Committee Chair, receives $60,000 annually.

We also reimburse each of the above directors for all reasonable and authorized business expenses in accordance with our policies as in effect from time to time, including reimbursement of reasonable out-of-pocket expenses incurred in connection with attending each board meeting and each committee meeting not held concurrently with a board meeting. The above directors do not receive any pension or retirement benefits from us.

We do not pay compensation to our directors who also serve in an executive officer capacity for us or our Adviser.

Compensation of Executive Officers

Our executive officers will not receive any direct compensation from us. We do not currently have any employees and do not expect to have any employees. Services necessary for our business are provided by individuals who are employees of the Adviser or the Administrator or their affiliates or by individuals who were contracted by such entities to work on behalf of us, pursuant to the terms of the Investment Advisory Agreement and Administration Agreement. Each of our executive officers is an employee of our Adviser or the Administrator or an affiliate thereof, or an outside contractor, and the day-to-day investment operations of our portfolio are managed by our Adviser and/or Sub-Adviser. Among other things, we bear the cost of compensation paid for the services of our Chief Compliance Officer.

The Investment Advisory Agreement provides that our Adviser and its officers, directors, controlling persons and any other person or entity affiliated with it acting as our agent shall be entitled to indemnification (including reasonable attorneys’ fees and amounts reasonably paid in settlement) for any liability or loss suffered by our Adviser or such other person, and our Adviser and such other person shall be held harmless for any loss or liability suffered by us, if (i) our Adviser has determined, in good faith, that the course of conduct which caused the loss or liability was in our best interests, (ii) our Adviser or such other person was acting on behalf of or performing services for us, (iii) the liability or loss suffered was not the result of gross negligence, knowing and willful misconduct, fraud or reckless disregard in the performance of its duties by our Adviser or an affiliate thereof acting as our agent, and (iv) the indemnification or agreement to hold our Adviser or such other person harmless is only recoverable out of our net assets and not from our stockholders.

Control Persons

To the Company’s knowledge, no persons own of record 5% or more of any class of the Company’s shares, and no person is reflected on the books and records of the Company as owning beneficially 5% or more of the outstanding shares of the Company as of March 31, 2026.

PORTFOLIO MANAGEMENT

The management of our investment portfolio will be the responsibility of our Adviser and its professionals, which currently includes Ted Yarbrough, Willow Wealth’s President and Chief Investment Officer, Sirisha Prasad, Portfolio Manager, Rebecca Fine, Managing Director of Willow Wealth’s art finance vertical, Mitchell Rosen, Willow Wealth’s Managing Director of Real Estate and Fahd Basir, Managing Director and head of Willow Wealth’s private business credit and opportunistic investments group. Our Adviser refers to these investment professionals collectively as our “Senior Investment Professionals.” Our Senior Investment Professionals are supported by a team of additional investment professionals that we refer to together with our Senior Investment Professionals as our “Investment Team.” Our Senior Investment Professionals are responsible for our day-to-day operations on behalf of our Adviser and are responsible for developing, recommending and implementing our investment strategy. The Adviser has allocated a portion of our portfolio to the Sub-Adviser. The management of the portion our portfolio allocated to the Sub-Advisor will be the responsibility of Mark Hale, Savvas Charalambous, Andrew Burgess, and Michael Husemann subject to the overall direction and supervision of Ms. Prasad and Mr. Yarbrough For more information regarding the business experience of Ted Yarbrough, Sirisha Prasad, Mark Hale, Savvas Charalambous, Andrew Burgess, and Michael Husemann see “Portfolio Management-Portfolio Managers” below. For more information regarding the business experience of Rebecca Fine, Mitchell Rosen, and Fahd Basir, see “Additional Senior Investment Professionals” below. All final investment decisions will be made by Mr. Yarbrough, Ms. Prasad, Mr. Hale, Mr. Charalambous, Mr. Burgess, and/or Mr. Husemann who we consider to be our portfolio managers. For information regarding our shares owned by our portfolio managers, see “Control Persons and Principal Stockholders” in the SAI. Our Adviser’s and Sub-Adviser’s professionals will not be employed by us, and will receive no compensation from us in connection with their portfolio management activities. See “Portfolio Management – Compensation Overview of Investment Professionals Employed by the Adviser and Sub-Adviser.”

Our executive officers, certain of our directors and certain finance professionals of our Adviser are also officers, directors, managers, and/or key professionals of other entities, including Willow Wealth entities. These persons have legal obligations with respect to those entities that are similar to their obligations to us. In the future, these persons and other affiliates of our Adviser may organize other investment programs and acquire for their own account investments that may be suitable for us. In addition, our Adviser may grant equity interests in the Adviser to certain management personnel performing services for us.

Portfolio Managers

Mr. Yarbrough and Ms. Prasad (on behalf of the Adviser) and, Mr. Hale Mr. Charalambous, Mr. Burgess, and Mr. Husemann (on behalf of the Sub-Adviser) are our Portfolio Managers. Information regarding Mr. Yarbrough, Ms. Prasad, Mr. Hale, Mr. Charalambous. Mr. Burgess and Mr. Husemann are set forth below:

Portfolio Managers of the Adviser

Ted Yarbrough. Mr. Yarbrough has been the President and Chief Executive Officer of the Company since May 2025. Mr. Yarbrough joined Willow Wealth in 2023 as the firm’s Chief Investment Officer and was appointed President of Willow Wealth in 2024. Mr. Yarbrough is responsible for all investment origination, underwriting, and risk management of the $1.5+ billion Willow Wealth portfolio across a variety of alternative assets classes, including real estate, specialty finance, private credit, art, third party funds, and structured notes. Mr. Yarbrough joined Willow Wealth after a 28-year career at Citigroup and its predecessor companies. While at Citi, Mr. Yarbrough held leadership positions across various banking and markets platforms, including Global Head of Securitized Products, Global Head of Structured Finance, Chief Investment Officer of the Global Spread Products division, and Global Co-Head of Institutional Credit Management. In these roles, Mr. Yarbrough was responsible for capital markets, financing and risk management across a broad array of alternative asset classes, including real estate, consumer and commercial receivables, equipment, transportation, project finance, infrastructure, and renewable energy, and oversaw asset portfolios in excess of $100 billion. Mr. Yarbrough served on the Board of Directors of Citigroup Global Markets Inc., and was a member of the firm’s Banking and Markets management committees, as well as the Risk Committee for Citi’s Institutional Client Group. Mr. Yarbrough is a graduate of Princeton University.

Sirisha Prasad. Ms. Prasad joined Willow Wealth in 2022, where she has been managing the day-to-day management of the registered funds at the firm. Most recently she worked at ICONIQ Capital, in their Investment Management group in San Francisco, CA. Prior to joining ICONIQ, Sirisha worked at Morgan Stanley since 2014, where she spent most of her career working in the Outsourced Chief Investment Office managing assets for Endowments and Foundations.

Portfolio Managers of the Sub-Adviser

Mark Hale. Mr. Hale has been Chief Investment Officer of Prytania from the founding of the firm in 2003 and is responsible for oversight of all portfolios, which include CLOs, ABS, public and private credit. Mr. Hale has spent over thirty-eight years in the financial industry, the last twenty-seven years investing on the buy-side. Before joining Prytania, Mr. Hale constructed and managed portfolios of ABS and CDOs, at Ansbacher & Co., alongside managing money market funds, investment grade, high-yield and emerging market funds for the bank and its clients. Mr. Hale began his career as a financial analyst and economist at the Bank of England and was later responsible for economic and investment strategy at several securities houses covering cash and derivative products in debt, equity, foreign exchange, and commodity markets. Mr. Hale holds an MA in Economics with First Class honours from the University of Cambridge.

Savvas Charalambous, CFA. Mr. Charalambous joined Prytania as a senior investment analyst in June 2022. Previously, Mr. Charalambous was an investment analyst at Altum Capital Management for six years, covering the structured credit market. Mr. Charalambous holds a BSc in Mathematics from King’s College London and an MSc in Quantitative Finance from Bocconi University. He holds the Chartered Financial Analyst (CFA) designation.

Andrew Burgess. Mr. Burgess has been a Senior Portfolio Manager at Prytania since 2009. Prior to this, Mr. Burgess was Head of Structured Products at Gulf International Bank in London (“GIBUK”), where he was responsible for the development of GIBUK’s ABS CDO franchise. Mr. Burgess began his career in commercial banking, underwriting corporate and retail loans before moving on to commercial property lending. Mr. Burgess holds a BSc in Economics & Accounting from the University of Hull.

Michael Husemann, CFA. Mr. Husemann joined Prytania in March 2006 and is currently a Portfolio Manager. Mr. Husemann covered all the structured finance asset classes throughout his career at Prytania. His current focus is the analysis of RMBS, CMBS and ABS transactions for Prytania’s low and high yielding fund strategies. For the longer term lock up vehicles he sources and manages select private credit opportunities. He holds a Masters of Chemical Engineering from Imperial College and Diploma in Computer Science from the University of Cambridge.

Portfolio Management

Other Accounts Managed by Our Portfolio Managers

The portfolio managers are primarily responsible for the day-to-day management of the Company and also manage other pooled investment vehicles and other accounts, as indicated below. The following table identifies, as of December 31, 2025 (except as otherwise noted): (i) the number of registered investment companies, other pooled investment vehicles and other accounts managed by the applicable portfolio manager and (ii) the total assets of such companies, vehicles and accounts; and (iii) the number and total assets of such vehicles and accounts that are subject to an advisory fee based on performance.

	Number of Accounts	Assets of Accounts (in millions)	Number of Accounts Subject to a Performance Fee	Assets Subject to a Performance Fee (in millions)
Ted Yarbrough
Other Pooled Investment Vehicles	214	$1,464	28	$274
Other Accounts	-	-	-	-
Registered Investment Companies	-	-	-	-
Sirisha Prasad
Other Pooled Investment Vehicles	1	$19	-	-
Other Accounts	-	-	-	-
Registered Investment Companies	-	-	-	-
Mark Hale
Other Pooled Investment Vehicles	2	$59	1	$20
Other Accounts	7	$47	3	$33
Registered Investment Companies	1	$54	-	-
Savvas Charalambous
Other Pooled Investment Vehicles	2	$59	1	$20
Other Accounts	3	$14	-	-
Registered Investment Companies	1	$54	-	-
Andrew Burgess
Other Pooled Investment Vehicles	1	$39	-	-
Other Accounts	1	$821	1	-
Registered Investment Companies	1	$54	-	-
Michael Husemann
Other Pooled Investment Vehicles	2	$59	1	$20
Other Accounts	5	$854	3	$33
Registered Investment Companies	1	$54	-	-

Portfolio Managers’ Material Conflicts of Interest

Each of our Portfolio Managers’ may serve as an officer, director, or principal of entities that operate in the same or related lines of business as we do or of investment funds managed by our Adviser, Sub-Adviser and/or their affiliates. Accordingly, each may have obligations to investors in those entities that may require him or her to devote time to services for other entities, which could interfere with the time available to provide services to us. In addition, although other investment funds managed by our Adviser and/or Sub-Adviser or their affiliates may have different primary investment objectives than we do, they may from time to time invest in asset classes similar to those targeted by us. Neither the Adviser, Sub-Adviser, nor any of their affiliates are restricted from raising an investment fund with investment objectives similar to ours. Furthermore, we may not be given the opportunity to participate in certain investments made by such entities.

As a result of the arrangements described above, there may be times when one or more of our portfolio managers may have interests that differ from those of our stockholders, giving rise to a conflict of interest.

Compensation Overview of Investment Professionals Employed by the Adviser and Sub-Adviser

The discussion below describes the compensation of our portfolio managers’ and certain investment professionals employed by the Adviser and/or Sub-Adviser who provide services to us.

None of our investment personnel, including our portfolio managers’, receives any direct compensation from us in connection with the management of our portfolio.

The specific form of compensation of our Adviser’s and Sub-Adviser’s investment professionals may include a variety of components and may vary from year to year based on a number of factors. Specifically, a particular investment professional employed by our Adviser and/or Sub-Adviser may also receive all or some combination of a salary and a bonus.

Base Compensation

Generally, when a particular investment professional receives base compensation it is based on their individual seniority and their position within the applicable firm.

Discretionary Compensation of the Adviser

In addition to base compensation, a particular portfolio manager may receive discretionary compensation from their applicable firm. Discretionary compensation may be based on individual seniority and contribution.

Securities Ownership of Our Portfolio Managers’

The following table sets forth, as of December 31, 2025 (except as otherwise noted), the dollar range of our equity securities beneficially owned by our portfolio managers.

Name	Dollar Range of Equity Securities Beneficially Owned(1)(2)
Ted Yarbrough	$10,001-$50,000
Sirisha Prasad	None
Mark Hale	None
Savvas Charalambous	None
Andrew Burgess	None
Michael Husemann	None

(1)	Beneficial ownership has been determined in accordance with Rule 16a-1(a)(2) of the Exchange Act.

(2)	Dollar ranges are as follows: None, $1-$10,000, $10,001-$50,000, $50,001-$100,000, $100,001-$500,000, $500,001-$1,000,000 or Over $1,000,000.

Additional Senior Investment Professionals

Information regarding Rebecca Fine, Mitchell Rosen, and Fahd Basir are set forth below.

Rebecca Fine. Ms. Fine is a Managing Director of Willow Wealth responsible for its art finance vertical, including debt and equity platforms. Prior to joining Willow Wealth , Ms. Fine was a founder of Athena Art Finance, a specialty finance company focused on art-backed credit, and served as its General Counsel since 2015. Prior to joining Athena, Ms. Fine’s 20-year legal practice involved both multijurisdictional transactional and cross-border litigation matters. She was previously an associate in the litigation departments of Simpson Thacher & Bartlett LLP and Wilmer Hale (formerly Hale and Dorr) and was then a partner at Schindler Cohen & Hochman LLP, focusing on legal issues involving fine art. Ms. Fine graduated from Columbia University with a degree in art history and earned her J.D. from Columbia Law School.

Mitchell Rosen. Mr. Rosen is responsible for the real estate investment vertical at Willow Wealth . Prior to joining Willow Wealth , Mr. Rosen worked at Brigade Capital Management, a credit focused alternative asset management firm, where he spent more than 5 years focusing on CMBS/CRE debt investing. Prior to Brigade, Mr. Rosen spent almost 9 years at Marathon Asset Management working on both the direct lending program on transitional properties as well as the head credit analyst for their CMBS business. Mr. Rosen entered the real estate lending arena as an analyst at Capital Trust, Inc., a publicly traded commercial mortgage REIT focusing on the mezzanine debt lending space. Mr. Rosen has a Bachelor of Business Administration from Emory University.

Fahd Basir. Mr. Basir is Head of Credit and Opportunistic Investments at Willow Wealth and serves as a voting member on the Investment Committee. Prior to this role, he was also responsible for running the company’s capital markets and portfolio management groups. Before joining Willow Wealth , Fahd held leadership positions at Prytania Asset Management, 25 Capital Partners and SRA Asset Management, where he grew the institutional businesses and deployed in excess of $5bn in capital. His two decades of alternative investment experience covers public and private credit, special situations and real estate transactions. Fahd began his career as an investment banker spending time at UBS Securities and Banc of America Securities. Fahd graduated with a B.A. from Northwestern University.

INVESTMENT ADVISORY AGREEMENT

Management Services

Willow Wealth has registered as an investment adviser under the Advisers Act and serves as our investment adviser pursuant to the Investment Advisory Agreement in accordance with the 1940 Act. Subject to the overall supervision of our Board of Directors, our Adviser oversees our day-to-day operations and provides us with investment advisory services.

Under the terms of our Investment Advisory Agreement, our Adviser:

☐	determines the composition of our portfolio, the nature and timing of the changes to our portfolio and the manner of implementing such changes;

☐	identifies/sources, researches, evaluates and negotiates the structure of the investments we make;

☐	closes and monitors the investments we make;

☐	determines the securities and other assets that we will purchase, retain, or sell;

☐	uses reasonable endeavors to ensure that our Investments consist mainly of shares, securities or currencies (or derivative contracts relating thereto), which for the avoidance of doubt may include loans, notes and other evidences of indebtedness;

☐	performs due diligence on prospective investments; and

☐	provides us with such other investment advisory, research and related services as we may, from time to time, reasonably require for the investment of our funds.

Our Adviser’s services under the Investment Advisory Agreement are not exclusive, and it is free to furnish similar services to other entities so long as its services to us are not impaired.

Advisory Fees

Pursuant to the Investment Advisory Agreement, we have agreed to pay the Adviser a base management fee for investment advisory and management services (the “Adviser Management Fee”). For services rendered under the Investment Advisory Agreement, the Adviser Management Fee is payable quarterly in arrears. Adviser Management Fees for any partial month or quarter will be appropriately prorated and adjusted for any share issuances or repurchases during the relevant month or quarter. The Adviser Management Fee will be calculated at an annual rate of 1.00% of the average of our net assets, excluding cash and cash-equivalents, at the end of the two most recently completed calendar quarters. Our Adviser will not be entitled to receive any other advisory fees (including any incentive fee) under our Investment Advisory Agreement, other than the Adviser Management Fee.

The following table sets forth the Adviser Management Fee paid by the Company for the last three fiscal years:

Adviser Management Fee Paid for the Fiscal Period Ended
Fiscal year ended December 31, 2025	$1,206,262
Fiscal year ended December 31, 2024	$1,080,540
Fiscal year ended December 31, 2023	$1,084,399

Board Approval of the Investment Advisory Agreement

A discussion regarding the basis for our Board of Directors’ approval of our Investment Advisory Agreement is available in our semiannual report dated June 30, 2025.

Payment of Our Expenses

Except as otherwise provided in the Investment Advisory Agreement, the Adviser will be solely responsible for the compensation of its investment professionals and its allocable portion of the compensation of any personnel that provide it operational or administrative services, as well as the allocable portion of overhead expenses (including rent, office equipment and utilities) attributable thereto. We will bear all other fees, costs and expenses incurred in connection with our operation, administration and transactions, including, but not limited to, those relating to:

☐	our organization;

☐	any offering of our securities, including any underwriting discounts or commissions and any related legal or accounting fees and expenses;

☐	the establishment or operation of a credit facility or other leverage utilized by us;

☐	interest payable on debt, if any, incurred by us;

☐	sales and purchases of our common stock and other securities, including in connection with any tender offers or repurchase offers relating thereto;

☐	any material acquisition, merger, consolidation, reorganization, asset sale or other business combination involving us;

☐	any annual or special meeting of our stockholders;

☐	Adviser Management Fees and related expenses payable under the Investment Advisory Agreement;

☐	amounts payable under the Administration Agreement;

☐	federal and state registration fees;

☐	federal, state, local and foreign taxes;

☐	independent directors’ fees and expenses;

☐	our allocable portion of any fidelity bond, directors and officers / errors and omissions liability insurance and any other insurance premiums;

☐	the acquisition or disposition of Investments, including any brokerage fees or commissions and any legal, accounting or due diligence fees or expenses relating thereto;

☐	the investigation and monitoring of our investments, including travel-related expenses;

☐	calculating net asset value;

☐	fees payable to third parties relating to, or associated with, making investments and valuing investments (including third-party valuation firms);

☐	transfer agent and custodial fees;

☐	the retention of any sub-administrator or third-party compliance firm;

☐	marketing efforts (including attendance at investment conferences and similar events);

☐	any exchange listing fees;

☐	preparing, printing and disseminating proxy materials, stockholders’ reports and other notices;

☐	preparing and submitting government filings, including periodic and other reports;

☐	independent audits and the engagement of outside accountants and legal counsel;

☐	legal services provided by the Adviser’s in-house legal team to the Adviser for the benefit of the Company;

☐	reporting and compliance obligations under the 1940 Act and applicable federal and state securities laws; and

☐	printing, mailing and all other direct expenses incurred by either of the Adviser, the Administrator or us in connection with administering our business, including payments under the Administration Agreement that are based upon our allocable portion of the compensation of our chief compliance officer.

Notwithstanding the foregoing, the Administrator has agreed to waive the fees, costs and expenses payable to it by the Company pursuant to the Administration Agreement and to pay or absorb expenses of the Company so that our total annual expenses (excluding (i) interest payable on debt, (ii) federal, state, local and foreign taxes, (iii) acquired fund fees and expenses, (iv) extraordinary expenses), (v) management fees payable pursuant to the Advisory Agreement, (vi) the administrative fee payable pursuant to the Administration Agreement and (vii) the registered fund services fee payable to AFS) will not exceed 1.50% of the average net assets attributable to our common shares on an annual basis (the “Expense Limitation”). With respect to any amounts waived or absorbed by the Administrator pursuant to the Expense Limitation, the Administrator is entitled to recoup such amounts for a period of up to three years from the date that such fees were waived or such costs or expenses were absorbed, provided that the Administrator is able to effect such recoupment without causing our total annual expenses (after recoupment) to exceed the lesser of (a) the expense limitation in effect at the time of the waiver, and (b) any expense limitation in effect at the time of the recoupment. See “Administration Agreement.”

Duration and Termination

Unless terminated earlier as described below, the Investment Advisory Agreement will remain in effect from year-to-year if approved annually by our Board of Directors or by the affirmative vote of the holders of a majority of our outstanding voting securities, and, in either case, if also approved by a majority of our directors who are not “interested persons” as defined in the 1940 Act. The Investment Advisory Agreement will automatically terminate in the event of an assignment. The Investment Advisory Agreement may also be terminated by either party without penalty on 60 days’ written notice to the other. See “Risk Factors – Risks Related to Our Business and Structure— Our ability to achieve our investment objectives depend on our Adviser’s ability to manage and support our investment process. If our Adviser were to lose access to their respective professionals, our ability to achieve our investment objectives could be significantly harmed.” Our Adviser can resign on 60 days’ notice, and we may not be able to find a suitable replacement within that time, resulting in a disruption in our operations that could adversely affect our financial condition, business and results of operations.

Limitation of Liability and Indemnification

The Adviser and its affiliates (each, an “Indemnitee”) are not liable to us for (i) mistakes of judgment or for action or inaction that such person reasonably believed to be in our best interests absent such Indemnitee’s gross negligence, knowing and willful misconduct, fraud or reckless disregard in the performance of its duties, or (ii) losses or expenses due to mistakes of judgment, action or inaction, or the negligence, dishonesty or bad faith of any broker or other agent of the Company who is not an affiliate of such Indemnitee; provided that such person was selected, engaged or retained without gross negligence, willful misconduct or fraud.

We will indemnify each Indemnitee against any liabilities relating to the offering of our common stock or our business, operation, administration or termination, if the Indemnitee acted in good faith and in a manner it believed to be in, or not opposed to, our interests and except to the extent arising out of the Indemnitee’s gross negligence, fraud or knowing and willful misconduct. We may pay the expenses incurred by the Indemnitee in defending an actual or threatened civil or criminal action in advance of the final disposition of such action; provided that the Indemnitee agrees to repay those expenses if found by adjudication not to be entitled to indemnification.

Organization of Our Adviser

Our Adviser is a Delaware limited liability company that is registered as an investment adviser under the Advisers Act. The principal address of our Adviser is Willow Asset Management LLC, 245 Fifth Avenue, Suite 2100, New York, NY 10016.

SUB-ADVISORY AGREEMENT

Management Services

Prytania is registered as an investment adviser under the Advisers Act and serves as a sub-adviser to the Company pursuant to the Sub-Advisory Agreement. Subject to the overall policies, direction and review of the Board and subject to the instructions and supervision of the Adviser, Prytania will provide certain investment advisory services with respect to securities and investments and cash equivalents in the Company.

●	Under the terms of the Sub-Advisory Agreement, Prytania:

●	determines the composition of our portfolio, the nature and timing of the changes to our portfolio and the manner of implementing such changes;

●	identifies/sources, researches, evaluates and negotiates the structure of the investments we make;

●	closes and monitors the investments we make;

●	determines the securities and other assets that we will purchase, retain, or sell;

●	provides upon request copies of its internal underwriting materials and investment memoranda relating to current or proposed investment of the Allocated Assets including confirmation of compliance with their best execution policy;

●	provides other reporting, on no less than a monthly basis, setting forth a reasonably detailed description of the assets included in the Allocated Assets including the performance thereof and applicable market commentary;

●	ensures that our investments therein consist of assets in compliance with the investment guidelines set forth by the Adviser;

●	performs due diligence on prospective investments; and

●	provides us with such other investment advisory, research and related services as we may, from time to time, reasonably require for the investment of our funds.

Sub-Advisory Fees

Pursuant to the Sub-Advisory Agreement, the Adviser has agreed to pay Prytania a sub-advisory fee for investment advisory and management services (the “Sub-Advisory Management Fee”). Prytania’s sub-advisory services to the Company will have no impact on the amount of total expenses and investment management fees that are paid by the Company or the fees paid by the Company stockholders because the fees that are received by Prytania with respect to the Sub-Advisory Agreement will be paid directly by our Adviser. Pursuant to the Sub-Advisory Agreement, the Adviser will pay Prytania a sub-advisory management fee calculated daily based on the applicable annual rate set forth below with respect to the amount of the Net Allocated Assets, and will be payable quarterly in arrear:

●	0.40% per annum for the first $50 million of the Net Allocated Assets; and

●	0.35% per annum of the Net Allocated Assets which are greater than $50 million.

Board Approval of the Sub-Advisory Agreement

A discussion regarding the basis for our Board of Directors’ approval of the Sub-Advisory Agreement is available in our semiannual report dated June 30, 2025.

Payment of Our Expenses

Except as otherwise provided in the Sub-Advisory Agreement, the Sub-Adviser shall pay all expenses incurred by it in connection with the performance of its activities under the Sub-Advisory Agreement, other than investment-related expenses of the Company (including, but not limited to, the cost of securities, commodities and other investments purchased or sold for the Company (including brokerage commissions and other fees or charges associated with transactions), transfer fees, registration costs, taxes, interest or any other expenses incurred by the Company in connection with acquiring, holding or disposing of its investments, including any legal or third-party service fees incurred by the Sub-Adviser or the Company in connection with securities held for the Company). Except as otherwise provided in the Sub-Advisory Agreement or by law, the Sub-Adviser shall not be responsible for any other expenses incurred by or on behalf of the Company in connection with its operation, including but not limited to (a) management fees payable to the Adviser under the Advisory Agreement; (b) management or other fees or expenses payable to any other sub-advisers retained by the Company or the Adviser; (c) expenses incurred in connection with providing or arranging for the provision of the facilities and administrative services necessary for the Company to operate; and (d) any fees, costs or expenses of the Company’s operations specifically borne by the Company pursuant to the Advisory Agreement.

Duration and Termination

Unless terminated earlier, the Sub-Advisory Agreement will remain in effect for two years, and thereafter shall continue automatically for successive annual periods if approved annually by our Board of Directors or by the affirmative vote of the holders of a majority of our outstanding voting securities, and, in either case, if also approved by a majority of our directors who are not “interested persons” as defined in the 1940 Act.

Limitation of Liability and Indemnification

Under the terms of the Sub-Advisory Agreement, the Sub-Adviser (and its affiliates, officers, managers, partners, agents, employees, controlling persons and members) shall not be liable to us for any action taken or omitted to be taken by the Sub-Adviser in connection with the performance of any of its duties or obligations under the Sub-Advisory Agreement or otherwise as an investment adviser to us, except that the Sub-Adviser or any director, officer or employee of the Sub-Adviser shall not be indemnified in the event of the Sub-Adviser’s breach of fiduciary duty or the Sub-Adviser’s material breach of the Sub-Advisory Agreement, willful misfeasance, bad faith, gross negligence, or reckless disregard of its obligations or duties thereunder.

The Adviser and Sub-Adviser each have agreed, pursuant to the Sub-Advisory Agreement, to indemnify and hold the other harmless from and against all damages, liabilities, costs and expenses incurred in or by reason of any pending, threatened or completed action, suit, investigation or other proceeding arising out of or otherwise based upon an indemnified party’s involvement in the Sub-Advisory Agreement; provided that a party shall not be liable for any indemnification to the extent that any such action, suit, investigation or other proceeding resulted from that party’s material breach of the Sub-Advisory Agreement, willful misfeasance, bad faith, gross negligence, or reckless disregard of its obligations or duties thereunder.

Organization of the Sub-Adviser

Prytania is a United Kingdom limited liability partnership that is registered as an investment adviser under the Advisers Act. The principal address of Prytania is 18 King William Street, London, United Kingdom, EC4N 7BP.

ADMINISTRATION AGREEMENT

We have also entered into an Administration Agreement with the Administrator under which the Administrator, among other things, provides (or oversees, or arranges for, the provision of) the administrative services and facilities necessary for us to operate.

Except as otherwise provided in the Investment Advisory Agreement, the Adviser will be solely responsible for the compensation of its investment professionals and its allocable portion of the compensation of any personnel that provide it operational or administrative services, as well as the allocable portion of overhead expenses (including rent, office equipment and utilities) attributable thereto. We will bear all other fees, costs and expenses incurred in connection with our operation, administration and transactions, including but not limited to those relating to:

☐	our organization;

☐	any offering of our securities, including any underwriting discounts or commissions and any related legal or accounting fees and expenses;

☐	the establishment or operation of a credit facility or other leverage utilized by us;

☐	interest payable on debt, if any, incurred by us;

☐	sales and purchases of our common stock and other securities, including in connection with any tender offers or repurchase offers relating thereto;

☐	any material acquisition, merger, consolidation, reorganization, asset sale or other business combination involving us;

☐	any annual or special meeting of our stockholders;

☐	Adviser Management Fees and related expenses payable under the Investment Advisory Agreement;

☐	amounts payable under the Administration Agreement;

☐	federal and state registration fees;

☐	federal, state, local and foreign taxes;

☐	independent directors’ fees and expenses;

☐	our allocable portion of any fidelity bond, directors and officers / errors and omissions liability insurance and any other insurance premiums;

☐	the acquisition or disposition of Investments, including any brokerage fees or commissions and any legal, accounting or due diligence fees or expenses relating thereto;

☐	the investigation and monitoring of our investments, including travel-related expenses;

☐	calculating net asset value;

☐	fees payable to third parties relating to, or associated with, making investments and valuing investments (including third-party valuation firms);

☐	transfer agent and custodial fees;

☐	the retention of any sub-administrator or third-party compliance firm;

☐	marketing efforts (including attendance at investment conferences and similar events);

☐	any exchange listing fees;

☐	preparing, printing and disseminating proxy materials, stockholders’ reports and other notices;

☐	preparing and submitting government filings, including periodic and other reports;

☐	independent audits and the engagement of outside accountants and legal counsel;

☐	legal services provided by the Administrator’s in-house legal team to the Administrator for the benefit of the Company;

☐	reporting and compliance obligations under the 1940 Act and applicable federal and state securities laws; and

☐	printing, mailing and all other direct expenses incurred by either of the Adviser, the Administrator or us in connection with administering our business, including payments under the Administration Agreement that are based upon our allocable portion of the compensation of our chief compliance officer

For providing these facilities and services to us, we pay the Administrator an administrative fee equal to 0.0375% of our net assets attributable to common shares, determined as of the end of each calendar quarter (0.15% annualized); provided, that the aggregate amount of such fee plus the amount of the registered fund services fee paid by the Company to AFS as sub-administrator (discussed below under “Sub-Administrators”)(which for the avoidance of doubt does not include any other fees, costs or expenses payable by the Company or any subsidiary thereof to AFS for other services) shall on an annual basis be no more than 0.35% of the Company’s average net assets attributable to common shares. In addition, we will reimburse the Administrator (or such affiliate) for any fees, costs or expenses that are paid by the Administrator (or an affiliate thereof) on our behalf.

The Administrator has agreed to waive the fees, costs and expenses payable to it by the Company pursuant to the Administration Agreement and to pay or absorb expenses of the Company so that our total annual expenses (excluding (i) interest payable on debt, (ii) federal, state, local and foreign taxes, (iii) acquired fund fees and expenses, (iv) extraordinary expenses), (v) management fees payable pursuant to the Advisory Agreement, (vi) the administrative fee payable pursuant to the Administration Agreement and (vii) the registered fund services fee payable to AFS) will not exceed 1.50% of the average net assets attributable to our common shares on an annual basis (the “Expense Limitation”). With respect to any amounts waived or absorbed by the Administrator pursuant to the Expense Limitation, the Administrator is entitled to recoup such amounts for a period of up to three years from the date that such fees were waived or such costs or expenses were absorbed, provided that the Administrator is able to effect such recoupment without causing our total annual expenses (after recoupment) to exceed the lesser of (a) the expense limitation in effect at the time of the waiver, and (b) any expense limitation in effect at the time of the recoupment.

The Administration Agreement may be terminated by either party without penalty upon 60 days’ written notice to the other party; provided, that in the case of termination of the Administration Agreement, the Expense Limitation shall remain in full force and effect through May 31, 2027, unless the Board consents to an earlier termination of such Expense Limitation.

The terms of the Administration Agreement, including with respect to the fees, costs and expenses borne by the Company thereunder, may change from time to time as may be agreed upon by the Company and the Administrator, subject to approval by the Board.

Indemnification

The Administration Agreement provides that, absent willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of the reckless disregard of its duties and obligations, the Administrator and its officers, managers, partners, agents, employees, controlling persons, members and any other person or entity affiliated with the Administrator are entitled to indemnification from us for any damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) arising from the rendering of the Administrator’s services under the Administration Agreement or otherwise as our administrator.

Sub-Administrators

The Administrator expects to retain one or more sub-administrators from time to time to provide certain administrative services to the Company on behalf of the Administrator.

ALPS Fund Services, Inc., together with certain affiliated entities, has been retained to serve as our sub-administrator and to provide us with certain administrative services on behalf of the Administrator. The Administrator expects to retain one or more sub-administrators from time to time to provide certain administrative services to the Company on behalf of the Administrator. ALPS Fund Services, Inc., together with certain affiliated entities, has been retained to serve as our sub-administrator and to provide us with certain administrative services on behalf of the Administrator. For their services as Sub-Administrator, the Company pays a registered fund services fee to AFS which is calculated as the greater of a minimum fee or fees based on the annual net assets of the Company (with such minimum fees subject to an annual cost of living adjustment), plus out of pocket expenses. AFS (including through its affiliate SS&C Global Investor & Distribution Solutions, Inc.) has also been retained to provide certain transfer agency and other services to the Company and its wholly-owned subsidiaries, for which it receives separate compensation from the Company and/or its subsidiaries.

DISTRIBUTION REINVESTMENT PLAN

Subject to our Board of Directors’ discretion and applicable legal restrictions, our Board of Directors expects to authorize, and we intend to declare and pay ordinary cash distributions on a quarterly basis. We have adopted an “opt out” distribution reinvestment plan pursuant to which the full amount of each new stockholder’s cash distributions will be reinvested in additional shares unless the stockholder opts out of the plan through the Willow Wealth Platform. If your shares are held by a broker or other financial intermediary and you wish to opt out of the plan, you should notify your broker or other financial intermediary. Current stockholders will not participate in the plan unless you have previously enrolled in, or if previously opted out, enroll in, the distribution reinvestment plan. Any distributions of our shares pursuant to our distribution reinvestment plan are dependent on the continued registration of our securities or the availability of an exemption from registration in the recipient’s home state. Participants in our distribution reinvestment plan are free to revoke their participation in the distribution plan within a reasonable time as specified in the plan. If you elect to no longer participate in the plan you will receive any distributions we declare in cash. If our Board of Directors authorizes, and we declare, a cash distribution, and you have not opted out of the plan, then you will have your cash distributions reinvested in additional shares, rather than receiving the cash distributions. We generally intend to coordinate distribution payment dates so that the same price that is used for the closing date immediately following such distribution payment date will be used to calculate the purchase price for purchasers under the distribution reinvestment plan. In such a case, your reinvested distributions will purchase shares at a price equal to 100% of the price that shares are sold in the offering at the closing immediately following the distribution payment date. Shares issued pursuant to our distribution reinvestment plan will have the same voting rights as those described herein. No commissions or fees will be assessed pursuant to our distribution reinvestment plan. You will be subject to income tax on the amount of any dividends you receive, even if you participate in our distribution reinvestment plan and do not receive such dividends in the form of cash.

If you wish to receive your distribution in cash, you must make this election through the Willow Wealth Platform. If you are a registered stockholder, you will automatically have your entire distribution reinvested in shares and the reinvestment agent will set up an account for shares you acquire through the plan and will hold such shares in non-certificated form.

We intend to use newly issued shares to implement the plan and determine the number of shares we will issue to you as follows:

☐	To the extent our shares are not listed on a national stock exchange or quoted on an over-the-counter market or a national market system (collectively, an “Exchange”);

☐	during any period when we are making a “best-efforts” public offering of our shares, the number of shares to be issued to you shall be determined by dividing the total dollar amount of the distribution payable to you by a price equal to 100% of the price that the shares are sold in the offering at the closing immediately following the distribution payment date; and

☐	during any period when we are not making a “best-efforts” offering of our shares, the number of shares to be issued to you shall be determined by dividing the total dollar amount of the distribution payable to you by a price equal to the net asset value as determined by our Board of Directors.

To the extent our shares are listed on an Exchange, the number of shares to be issued to you shall be determined by dividing the total dollar amount of the distribution payable to you by the market price per share of our shares at the close of regular trading on such Exchange on the valuation date fixed by the Board of Directors for such distribution.

There will be no sales charges to you if you elect to participate in the distribution reinvestment plan. We will pay the reinvestment agent’s fees under the plan.

If you receive your ordinary cash distributions in the form of shares, you generally are subject to the same U.S. federal, state and local tax consequences as you would be had you elected to receive your distributions in cash. Your basis for determining gain or loss upon the sale of shares received in a distribution from us will be equal to the total dollar amount of the distribution payable in cash. Any shares received in a distribution will have a holding period for tax purposes commencing on the day following the day on which the shares are credited to your account.

We reserve the right to amend, suspend or terminate the distribution reinvestment plan. We may terminate the plan upon notice delivered to you at least 30 days prior to any record date for the payment of any distribution by us. You may terminate your participation in the plan from within the Willow Wealth Investment Portal.

All correspondence concerning the plan should be directed to the reinvestment agent by electronic mail at Yieldstreet Alternative Income Fund Inc., support@willowwealth.com or by telephone at (844) 943-5378.

We have filed the complete form of our distribution reinvestment plan with the SEC as an exhibit to the registration statement of which this prospectus is a part. You may obtain a copy of the plan by request of the plan administrator or by contacting us.

DESCRIPTION OF OUR CAPITAL STOCK

The following description is based on relevant portions of the Maryland General Corporation Law and our charter and bylaws. This summary is not necessarily complete, and we refer you to the Maryland General Corporation Law and our charter and bylaws for a more detailed description of the provisions summarized below.

Capital Stock

Our authorized stock consists of 500,000,000 shares of stock, par value $0.001 per share, all of which are initially designated as common stock. There are no outstanding options or warrants to purchase our common stock. No common stock has been authorized for issuance under any equity compensation plans. Our fiscal year-end is December 31. Under Maryland law, our stockholders generally are not personally liable for our debts or obligations.

Under our charter, our Board of Directors is authorized to classify and reclassify any unissued stock into other classes or series of stock without obtaining stockholder approval. As permitted by the Maryland General Corporation Law, our charter provides that a majority of our entire Board of Directors, without any action by our stockholders, may amend the charter from time to time to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that we have authority to issue.

Set forth below is a chart describing the classes of our stock authorized as of March 31, 2026:

	(2)	(3)	(4) Amount Outstanding
(1) Title of Class	Amount Authorized	Amount Held by Us or for Our Account	Exclusive of Amount Under Column (3)
Common Stock	500,000,000	—	15,063,487

Our charter also provides that the Board of Directors may classify or reclassify any unissued shares of common stock into one or more classes or series of common stock or preferred stock by setting or changing the preferences, conversion or other rights, voting powers, restrictions, or limitations as to dividends and other distributions, qualifications, or terms or conditions of redemption of the shares. There is currently no market for our stock, and we can offer no assurances that a market for our stock will develop in the future. Unless the Board of Directors or an officer determines otherwise, we will issue all shares of our stock in uncertificated form.

Common Stock

All shares of common stock will be, upon issuance, duly authorized, fully paid and nonassessable. Under the terms of the charter, all shares of common stock have equal rights as to dividends and other distributions and voting. Dividends and other distributions may be paid to our stockholders if, as and when authorized by the Board of Directors and declared by us out of funds legally available therefor. Shares of common stock have no preemptive, exchange, conversion or redemption rights and stockholders generally have no appraisal rights. Transfers are subject to compliance with the conditions to transfer set forth in the stockholder’s subscription agreement. In the event of our liquidation, dissolution or winding up, each share of our common stock would be entitled to share ratably in all of our assets that are legally available for distribution after we pay, or otherwise provide for, all debts and other liabilities and subject to any preferential rights of holders of our preferred stock, if any preferred stock is outstanding at such time. Each share of our common stock is entitled to one vote on all matters submitted to a vote of stockholders, including the election of directors. Except as provided with respect to any other class or series of stock, the holders of our common stock will possess exclusive voting power. There is no cumulative voting in the election of directors, which means that holders of a majority of the outstanding shares of common stock can elect all of our directors, and holders of less than a majority of such common stock will be unable to elect any director.

Preferred Stock

Under the terms of our charter, the Board of Directors may authorize us to issue shares of preferred stock in one or more classes or series, without stockholder approval, to the extent permitted by the 1940 Act. The Board of Directors has the power to fix the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of each class or series of preferred stock. We do not currently anticipate issuing preferred stock in the near future. In the event we issue preferred stock, we will make any required disclosure to stockholders. We will not offer preferred stock to the Adviser and/or Sub-Adviser or our affiliates except on the same terms as offered to all other stockholders.

Preferred stock could be issued with terms that would adversely affect our common stockholders. Preferred stock could also be used as an anti-takeover device through the issuance of shares of a class or series of preferred stock with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or a change in control. Every issuance of preferred stock will be required to comply with the requirements of the 1940 Act. The 1940 Act requires, among other things, that: (1) immediately after issuance and before any dividend or other distribution is made with respect to common stock and before any purchase of common stock is made, such preferred stock together with all other senior securities must not exceed an amount equal to 50% of our total assets after deducting the amount of such dividend, distribution or purchase price, as the case may be, and (2) the holders of shares of preferred stock, if any are issued, must be entitled as a class voting separately to elect two directors at all times and to elect a majority of the directors if distributions on such preferred stock are in arrears by two full years or more. Certain matters under the 1940 Act require the affirmative vote of the holders of at least a majority of the outstanding shares of preferred stock (as determined in accordance with the 1940 Act) voting together as a separate class. For example, the vote of such holders of preferred stock would be required to approve a proposal involving a plan of reorganization adversely affecting such securities.

The issuance of any preferred stock must be approved by a majority of the independent directors not otherwise interested in the transaction, who will have access, at our expense, to our legal counsel, or to independent legal counsel.

Limitation on Liability of Directors and Officers; Indemnification and Advance of Expenses

Maryland law permits a Maryland corporation to include in its charter a provision eliminating the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment and that is material to the cause of action. Our charter contains such a provision which eliminates directors’ and officers’ liability to the maximum extent permitted by Maryland law, subject to the requirements of the 1940 Act.

Our charter obligates us, to the maximum extent permitted by Maryland law and subject to the requirements of the 1940 Act, to indemnify any present or former director or officer of the Company or any individual who, while a director or officer of the Company and at our request, serves or has served another corporation, real estate investment trust, partnership, joint venture, limited liability company, trust, employee benefit plan or other enterprise as a director, officer, partner, manager, member or trustee, who is made, or threatened to be made, a party to, or witness in, a proceeding by reason of his or her service in such capacity from and against any claim or liability to which that person may become subject or which that person may incur by reason of his or her status as such and to pay or reimburse their reasonable expenses in advance of final disposition of a proceeding. Our charter also permits us to indemnify and advance expenses to any person who served a predecessor of ours in any of the capacities described above and any of our employees or agents or any employees or agents of our predecessor.

In accordance with the 1940 Act, we will not indemnify any person for any liability to which such person would be subject by reason of such person’s willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

Maryland law requires a corporation (unless its charter provides otherwise, which ours does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made, or threatened to be made, a party by reason of his or her service in that capacity. Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to or in which they may be made, or threatened to be made, a party or witness by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. Under Maryland law, a Maryland corporation may not indemnify a director or officer in a suit by the corporation or in its right in which the director or officer was adjudged liable to the corporation or in a suit in which the director or officer was adjudged liable on the basis that a personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by the corporation or in its right, or for a judgment of liability on the basis that a personal benefit was improperly received, is limited to expenses. In addition, Maryland law permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of (a) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

We have entered into indemnification agreements with each of our directors and certain of our officers. The indemnification agreements provide our directors and officers the maximum indemnification and advance of expenses permitted under Maryland law and the 1940 Act.

We purchased and maintain insurance on behalf of all of our directors and executive officers against liability asserted against or incurred by them in their official capacities, whether or not we are required to have the power to indemnify them against the same liability.

Certain Provisions of the Maryland General Corporation Law and Our Charter and Bylaws

The Maryland General Corporation Law and our charter and bylaws contain provisions that could make it more difficult for a potential acquirer to acquire us by means of a tender offer, proxy contest or otherwise. These provisions are expected to discourage certain coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to negotiate first with our Board of Directors. We believe that the benefits of these provisions outweigh the potential disadvantages of discouraging any such acquisition proposals because, among other things, the negotiation of such proposals may improve their terms.

Election of Directors; Term

As permitted by the Maryland General Corporation Law, our bylaws provide that we are not required to hold an annual meeting of stockholders in any year in which the election of directors is not required to be acted on under the 1940 Act. Accordingly, we will not hold an annual meeting of stockholders each year and directors will be elected to serve an indefinite term between annual meetings of stockholders. Our bylaws provide that a director is elected by a plurality of all the votes cast at a meeting of stockholders at which a quorum is present. Pursuant to our charter and bylaws, the Board of Directors has the exclusive power to amend the bylaws from time to time to alter the vote required to elect a director.

Number of Directors; Vacancies; Removal

Our charter provides that the number of directors will be set only by the Board of Directors in accordance with our bylaws. Our bylaws provide that a majority of our entire Board of Directors may at any time increase or decrease the number of directors. However, unless our bylaws are amended, the number of directors may never be less than the minimum number required by the Maryland General Corporation Law, which is one, nor more than eleven. Any vacancy on our Board of Directors for any cause other than an increase in the number of directors may be filled by a majority of the remaining directors, even if the remaining directors do not constitute a quorum. Any vacancy on our Board of Directors created by an increase in the number of directors may be filled by a majority of the entire Board of Directors. Any director elected to fill a vacancy will serve an indefinite term until the next annual meeting of stockholders and until a successor is duly elected and qualifies.

Our charter provides that, subject to the rights of holders of preferred stock, a director may be removed only for cause, as defined below, and then only by the affirmative vote of at least two-thirds of the votes entitled to be cast generally in the election of directors. For the purposes of removal of directors, “cause” shall mean, with respect to any particular director, conviction of a felony or a final judgment of a court of competent jurisdiction holding that such director caused demonstrable, material harm to the Company through bad faith or active and deliberate dishonesty.

Our charter also provides that any tender offer made by any person, including any “mini-tender” offer, must comply with the provisions of Regulation 14D of the Exchange Act, including the notice and disclosure requirements. Among other things, the offeror must provide us notice of such tender offer at least ten business days before initiating the tender offer. Our charter prohibits any stockholder from transferring shares of stock to a person who makes a tender offer which does not comply with such provisions unless such stockholder has first offered such shares of stock to us at the tender offer price in the non-compliant tender offer. In addition, the non-complying offeror will be responsible for all of our expenses in connection with that offeror’s noncompliance.

Action by Stockholders

Under the Maryland General Corporation Law, unless a corporation’s charter provides otherwise (which our charter does not), stockholder action can be taken only at an annual or special meeting of stockholders or by unanimous written consent in lieu of a meeting. These provisions, combined with the requirements of our bylaws regarding the calling of a stockholder-requested special meeting of stockholders discussed below, may have the effect of delaying consideration of a stockholder proposal until the next meeting of stockholders.

Advance Notice Provisions for Stockholder Nominations and Stockholder Proposals

Our bylaws provide that with respect to an annual meeting of stockholders, nominations of persons for election to our Board of Directors and the proposal of business to be considered by stockholders may be made only (1) pursuant to our notice of the meeting, (2) by or at the direction of our Board of Directors or (3) by a stockholder who was a stockholder of record at the record date set by our Board of Directors for the purpose of determining stockholders entitled to vote at the meeting, at the time of giving notice as provided for in our bylaws and at the time of the meeting (and any postponement or adjournment thereof), who is entitled to vote at the meeting in the election of each individual so nominated or on such other business and who has complied with the advance notice procedures of our bylaws. With respect to special meetings of stockholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of persons for election to the Board of Directors at a special meeting may be made only (1) by or at the direction of our Board of Directors or (2) provided that the special meeting has been called for the purpose of electing directors, by a stockholder who was a stockholder of record at the record date set by our Board of Directors for the purpose of determining stockholders entitled to vote at the meeting, at the time of giving notice as provided for in our bylaws and at the time of the meeting (and any postponement or adjournment thereof), who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the advance notice provisions of our bylaws. The purpose of requiring stockholders to give us advance notice of nominations and other business is to afford our Board of Directors a meaningful opportunity to consider the qualifications of the proposed nominees and the advisability of any other proposed business and, to the extent deemed necessary or desirable by our Board of Directors, to inform stockholders and make recommendations about such qualifications or business, as well as to provide a more orderly procedure for conducting meetings of stockholders. Although our bylaws do not give our Board of Directors any power to disapprove stockholder nominations for the election of directors or proposals recommending certain action, they may have the effect of precluding a contest for the election of directors or the consideration of stockholder proposals if proper procedures are not followed. They may also have the effect of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its own proposal without regard to whether consideration of such nominees or proposals might be harmful or beneficial to us and our stockholders.

Calling of Special Meetings of Stockholders

Our bylaws provide that special meetings of stockholders may be called by our Board of Directors and certain of our officers. Additionally, our bylaws provide that, subject to the satisfaction of certain procedural and informational requirements by the stockholders requesting the meeting, a special meeting of stockholders will be called by the secretary of the Company upon the written request of stockholders entitled to cast a majority of all the votes entitled to be cast at such meeting.

Approval of Extraordinary Corporate Action; Amendment of Charter and Bylaws

Under Maryland law, a Maryland corporation generally cannot dissolve, amend its charter, merge, convert to another form of entity, transfer all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business unless approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter. However, a Maryland corporation may provide in its charter for approval of these matters by a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter. Our charter generally provides for approval of charter amendments and extraordinary transactions by the stockholders entitled to cast at least a majority of the votes entitled to be cast on the matter, if such action is declared advisable by the Board of Directors.

However, our charter provides that approval of the following matters requires the affirmative vote of stockholders entitled to cast at least 80% of the votes entitled to be cast on the matter:

☐	Any amendment to our charter to make the shares of stock a “redeemable security” or any other proposal to convert the Company, whether by merger or otherwise, from a “closed-end company” to an “open-end company” (as defined in the 1940 Act);

☐	The liquidation or dissolution of the Company and any amendment to our charter to effect any such liquidation or dissolution;

☐	Any amendment to, or any amendment inconsistent with our charter provisions for the number and election of directors, extraordinary actions, removal of directors, right to amend our bylaws, right to amend our charter or approval of certain extraordinary actions and charter amendments;

☐	Any merger, consolidation, conversion, share exchange or sale or exchange of all or substantially all of the assets of the Company that the Maryland General Corporation Law requires be approved by stockholders of the Company; and

☐	Any transaction between the Company and a person, or group of persons acting together (including, without limitation, a “group” for purposes of Section 13(d) of the Exchange Act, or any successor provision), that is entitled to exercise or direct the exercise, or acquire the right to exercise or direct the exercise, directly or indirectly, other than solely by virtue of a revocable proxy, of one-tenth or more of the voting power in the election of directors generally, or any person controlling, controlled by or under common control with any such person or member of such group.

However, if such amendment, proposal or transaction is approved by a two-thirds of our continuing directors (in addition to approval by our Board of Directors), such amendment, proposal or transaction may be approved by a majority of the votes entitled to be cast on such a matter; and provided further, that, with respect to any transaction referred to in the fourth and fifth bullet points above, if such transaction is approved by two-thirds of our continuing directors, no stockholder approval is required unless required by the Maryland General Corporation Law or another provision of our charter or bylaws. The “continuing directors” are defined in our charter as (1) those directors specifically listed in the charter, (2) those directors whose nomination for election by the stockholders or whose election by the directors to fill vacancies is approved by a majority of our continuing directors then on our Board of Directors or (3) any successor directors whose nomination for election by the stockholders or whose election by the directors to fill vacancies is approved by a majority of continuing directors or the successor continuing directors then in office.

Our charter and bylaws provide that our Board of Directors will have the exclusive power to make, alter, amend or repeal any provision of our bylaws.

No Appraisal Rights

As permitted by the Maryland General Corporation Law, our charter provides that stockholders will not be entitled to exercise appraisal rights unless a majority of our entire Board of Directors determines that such rights shall apply.

Forum Selection Clause

Our bylaws provide that, unless we consent in writing to the selection of an alternative forum, the sole and exclusive forum for (a) any Internal Corporate Claim, as defined by the Maryland General Corporation Law, (b) any derivative action or proceeding brought on our behalf, (c) any action asserting a claim of breach of any duty owed by any of our directors, officers or employees to us or to our stockholders, (d) any action asserting a claim against us or any of our directors, officers or employees arising pursuant to any provision of the Maryland General Corporation Law or our charter or bylaws or (e) any action asserting a claim against us or any of our directors, officers or employees that is governed by the internal affairs doctrine shall be, in each case, the Circuit Court for Baltimore City, Maryland, or, if that Court does not have jurisdiction, the United States District Court for the District of Maryland, Baltimore Division. By accepting shares of our common stock, investors agreed to be bound by these provisions.

While the applicability of forum selection clauses to claims brought under federal securities law may be subject to challenge as a general matter, including pursuant to Section 44 under the 1940 Act which generally provides that federal courts shall have exclusive jurisdiction for any suits or actions brought to enforce any liability or duty created under the 1940 Act, the forum selection clause included in our bylaws will likely make it more difficult for a stockholder to successfully pursue litigation against us or those covered by our forum selection clause in another jurisdiction, including one that may be more favorable to such stockholder. For the avoidance of doubt, the forum selection clause included in our bylaws does not cover claims made by stockholders pursuant to the securities laws of the United States of America, or any rules or regulations promulgated thereunder.

Waiver of Corporate Opportunity Doctrine

Our charter provides that we, by resolution of our Board of Directors, may renounce any interest or expectancy of ours in (or in being offered an opportunity to participate in) business opportunities that are presented to us or developed by or presented to one or more of our directors or officers.

Control Share Acquisitions

The Maryland Control Share Acquisition Act (the “CSAA”) provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of at least two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquiror, by officers or by employees who are directors of the corporation are excluded from shares entitled to vote on the matter. Control shares are voting shares of stock that, if aggregated with all other shares of stock owned by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power:

●	one-tenth or more but less than one-third;

●	one-third or more but less than a majority; or

●	a majority or more of all voting power.

The requisite stockholder approval must be obtained each time an acquiror crosses one of the thresholds of voting power set forth above. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A control share acquisition means the acquisition of issued and outstanding control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition may compel the board of directors of the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then the corporation may redeem for fair value any or all of the control shares, except those for which voting rights have previously been approved. The right of the corporation to redeem control shares is subject to certain conditions and limitations, including, as provided in our bylaws, compliance with the 1940 Act, which will prohibit any such redemption other than in limited circumstances. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of any meeting of stockholders at which the voting rights of the shares are considered and not approved or, if no such meeting is held, as of the date of the last control share acquisition by the acquiror. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

The CSAA does not apply (a) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (b) to acquisitions approved or exempted by the charter or bylaws of the corporation.

As a Maryland corporation registered under the 1940 Act as a closed end investment company, we are by default not subject to the CSAA. Furthermore, our Board of Directors has not adopted a resolution to be subject to the CSAA and our bylaws do not contain a comparable provision either. Accordingly, any control shares of the Company will have the same voting rights as all of the other shares of the Company’s common stock. We could amend our bylaws, or our Board of Directors could adopt a resolution, to be subject to the CSAA at any time in the future. However, we will amend our bylaws, or our Board of Directors will adopt a resolution, to be subject to the CSAA only if the Board of Directors determines, on a basis consistent with other applicable duties and laws and its duty to us and our stockholders, that it would be in our best interests, and we determine that our being subject to the CSAA does not conflict with the 1940 Act.

Conflict with the 1940 Act

Our bylaws provide that, if and to the extent that any provision of the Maryland General Corporation Law or any provision of our charter or bylaws conflicts with any provision of the 1940 Act, the applicable provision of the 1940 Act will control.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a general summary of the material U.S. federal income tax considerations applicable to us and to an investment in our shares. This summary does not purport to be a complete description of the income tax considerations applicable to such an investment. For example, we have not described tax consequences that may be relevant to certain types of holders subject to special treatment under U.S. federal income tax laws, including stockholders subject to the alternative minimum tax, tax-exempt organizations, insurance companies, dealers in securities, investors subject to Section 1061 of the Code, pension plans and trusts and financial institutions. This summary assumes that investors hold our shares as capital assets (within the meaning of the Code). The discussion is based upon the Code, Treasury Regulations and administrative and judicial interpretations, each as of the date of this prospectus and all of which are subject to change, possibly retroactively, which could affect the continuing validity of this discussion. We have not sought and will not seek any ruling from the Internal Revenue Service regarding the Company’s offering of shares. This summary does not discuss any aspects of U.S. estate or gift tax or foreign, state or local tax. It does not discuss the special treatment under U.S. federal income tax laws that could result if we invested in tax-exempt securities or certain other investment assets.

A “U.S. stockholder” generally is a beneficial owner of our shares who is for U.S. federal income tax purposes:

☐	A citizen or individual resident of the United States;

☐	A corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any political subdivision thereof;

☐	A trust, if a court in the United States has primary supervision over its administration and one or more U.S. persons have the authority to control all decisions of the trust, or the trust has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person; or

☐	An estate, the income of which is subject to U.S. federal income taxation regardless of its source.

A “non-U.S. stockholder” generally is a beneficial owner of our shares that is not a U.S. stockholder.

If a partnership (including an entity treated as a partnership for U.S. federal income tax purposes) holds our shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. A prospective stockholder that is a partner in a partnership holding our shares should consult his, her or its tax advisers with respect to the purchase, ownership and disposition of our shares.

Tax matters are very complicated and the tax consequences to an investor of an investment in our shares will depend on the facts of his, her or its particular situation. We strongly encourage investors to consult their own tax advisers regarding the specific consequences of such an investment, including tax reporting requirements, the applicability of federal, state, local and foreign tax laws, eligibility for the benefits of any applicable tax treaty and the effect of any possible changes in the tax laws.

Election to be Taxed as a RIC

We have elected to be treated as a RIC under Subchapter M of the Code. As a RIC, we generally will not be required to pay corporate-level U.S. federal income taxes on any ordinary income or capital gains that we distribute to our stockholders as dividends. To qualify as a RIC, we must, among other things, meet certain source-of-income and asset diversification requirements (as described below). In addition, in order to obtain RIC tax benefits, we must distribute to our stockholders, for each taxable year, at least 90% of our “investment company taxable income,” which is generally our ordinary income plus the excess of realized net short-term capital gains over realized net long-term capital losses and 90% of our net tax-exempt income, if any (the “Annual Distribution Requirement”).

Subsidiaries

In seeking to achieve our investment objectives, we have utilized, and may utilize in the future, certain wholly-owned subsidiaries to hold certain equity or equity-like investments in partnerships. We consolidate the Subsidiaries with the Company for accounting purposes, but not for U.S. federal income tax purposes. The Subsidiaries are subject to U.S. federal income tax on their taxable income at the rates applicable to corporations and subject to state and local taxes in jurisdictions in which a Subsidiary has an economic presence. You should be aware that the net return to us on investments held in a Subsidiary will be reduced to the extent that a Subsidiary is subject to taxes at the federal, state and/or local levels.

The Subsidiaries enable us to satisfy the income source and asset diversification requirements applicable to our status as a RIC. With respect to the asset diversification requirement, no more than 25% of the value of our assets can be invested in a Subsidiary or two or more Subsidiaries that are controlled, as determined under applicable Code rules, by us and that are engaged in the same or similar or related trades or businesses. If a Subsidiary is not respected as separate us, we could be limited in our ability to pursue our investment strategy and we might not qualify as a RIC for one or more years (see “Failure to Qualify as a RIC” below). In this event, the Board of Directors may authorize a change in investment strategy or our liquidation. In lieu of potential disqualification, we are permitted, in limited circumstances, to pay a tax for certain failures to satisfy the income source and asset diversification requirements.

Taxation as a Regulated Investment Company

If we:

☐	qualify as a RIC; and

☐	satisfy the Annual Distribution Requirement,

then we will not be subject to U.S. federal income tax on the portion of our income we distribute (or are deemed to distribute) to our stockholders. We will be subject to U.S. federal income tax at the regular corporate rates on any income or capital gains not distributed (or deemed distributed) to our stockholders.

We will be subject to a 4% nondeductible U.S. federal excise tax on certain undistributed income unless we distribute in a timely manner an amount at least equal to the sum of (i) 98% of our net ordinary income for each calendar year, (ii) 98.2% of the amount by which our capital gains exceed our capital losses (adjusted for certain ordinary losses) for the one-year period ending October 31 in that calendar year and (iii) any income and gains recognized, but not distributed, from previous years on which we paid no corporate-level U.S. federal income tax (the “Excise Tax Avoidance Requirement”). While we intend to distribute any income and capital gains in order to avoid imposition of this 4% U.S. federal excise tax, we may not be successful in avoiding entirely the imposition of this tax. In that case, we will be liable for the tax only on the amount by which we do not meet the foregoing distribution requirement.

In order to qualify as a RIC for U.S. federal income tax purposes, we must, among other things:

(i) derive in each taxable year at least 90% of its gross income from (a) dividends, interest, payments with respect to certain securities loans, and gains from the sale or other disposition of stocks, securities or foreign currencies, or other income derived with respect to its business of investing in such stocks, securities or currencies, and (b) net income from interests in “qualified publicly traded partnerships” (as defined in the Code) (the “90% Income Test”); and

(ii) diversify its holdings so that, at the end of each quarter of the taxable year,

(a) at least 50% of the value of the Company’s total assets is represented by cash and cash items (including receivables), U.S. government securities, the securities of other RICs and other securities, with such other securities of any one issuer limited for the purposes of this calculation to an amount not greater than 5% of the value of the Company’s total assets and not greater than 10% of the outstanding voting securities of such issuer, and

(b) not more than 25% of the value of its total assets is invested in the securities (other than U.S. government securities or the securities of other RICs) of a single issuer, two or more issuers that the Company controls and that are engaged in the same, similar or related trades or businesses or one or more “qualified publicly traded partnerships” (as defined in the Code).

We may be required to recognize taxable income in circumstances in which we do not receive cash. For example, if we hold debt obligations that are treated under applicable tax rules as having OID such as debt instruments with PIK interest or, in certain cases, increasing interest rates or issued with warrants, we must include in income each year a portion of the OID that accrues over the life of the obligation, regardless of whether cash representing such income is received by us in the same taxable year. We may also have to include in income other amounts that we have not yet received in cash, such as PIK interest and deferred loan origination fees that are paid after origination of the loan. Because any OID or other amounts accrued will be included in our investment company taxable income for the year of accrual, we may be required to make a distribution to our stockholders in order to satisfy the Annual Distribution Requirement even though we will not have received a corresponding cash payment. As a result, we may have difficulty meeting the annual distribution requirement necessary to qualify for and maintain RIC tax treatment under the Code. We may have to sell some of our investments at times and/or at prices we would not consider advantageous, raise additional debt or equity capital or forgo new investment opportunities for this purpose. If we are not able to obtain cash from other sources, we may fail to qualify for RIC tax treatment and thus become subject to corporate-level income tax.

Although we do not presently expect to do so, we are authorized to borrow funds, to sell assets and to make taxable distributions of our stock and debt securities in order to satisfy distribution requirements. Our ability to dispose of assets to meet our distribution requirements may be limited by (i) the illiquid nature of our portfolio and/or (ii) other requirements relating to our status as a RIC, including the Diversification Tests. If we dispose of assets in order to meet the Annual Distribution Requirement or the Excise Tax Avoidance Requirement, we may make such dispositions at times that, from an investment standpoint, are not advantageous. If we are unable to obtain cash from other sources to satisfy the Annual Distribution Requirement, we may fail to qualify for tax treatment as a RIC and become subject to tax as an ordinary corporation.

Under the 1940 Act, we are not permitted to make distributions to our stockholders while our debt obligations and other senior securities are outstanding unless certain “asset coverage” tests are met. If we are prohibited from making distributions, we may fail to qualify for tax treatment as a RIC and become subject to tax as an ordinary corporation.

Certain of our investment practices may be subject to special and complex U.S. federal income tax provisions that may, among other things: (i) disallow, suspend or otherwise limit the allowance of certain losses or deductions; (ii) convert long-term capital gain into short-term capital gain or ordinary income; (iii) convert an ordinary loss or a deduction into a capital loss (the deductibility of which is more limited); (iv) cause us to recognize income or gain without a corresponding receipt of cash; (v) adversely affect the time as to when a purchase or sale of securities is deemed to occur; (vi) adversely alter the characterization of certain complex financial transactions; and (vii) produce income that will not be qualifying income for purposes of the 90% Income Test described above. We will monitor our transactions and may make certain tax decisions in order to mitigate the potential adverse effect of these provisions.

We anticipate that we may make certain investments, such as CLOs and other securitization vehicles, in entities treated as “passive foreign investment companies” (“PFICs”) for U.S. federal income tax purposes. If we acquire shares in a PFIC (including equity tranche investments in CLOs that are PFICs), we may be subject to federal income tax on a portion of any “excess distribution” or gain from the disposition of such shares even if such income is distributed as a taxable dividend by us to our stockholders. Additional charges in the nature of interest may be imposed on us in respect of deferred taxes arising from any such excess distributions or gains. If we invest in a PFIC and elect to treat the PFIC as a “qualified electing fund” under the Code (a “QEF”), in lieu of the foregoing requirements, we will be required to include in income each year our proportionate share of the ordinary earnings and net capital gain of the PFIC, even if such income is not distributed to us. Alternatively, we can elect to mark-to-market at the end of each taxable year our shares in a PFIC; in this case, we will recognize as ordinary income any increase in the value of such shares, and as ordinary loss any decrease in such value to the extent it does not exceed prior increases included in our income. Under either election, we may be required to recognize in a year income in excess of our distributions from PFICs and our proceeds from dispositions of PFIC stock during that year, and we must distribute such income to satisfy the Annual Distribution Requirement and the Excise Tax Avoidance Requirement.

Although the Code generally provides that the income inclusions from a QEF will be “good income” for purposes of the 90% Income Test to the extent that the QEF distributes such income to us in the same taxable year to which the income is included in our income, the Code does not specifically provide whether these income inclusions would be “good income” for this 90% Income Test if we do not receive distributions from the QEF during such taxable year. The IRS and U.S. Treasury Department have issued regulations that provide that as long as the required income inclusion from a QEF is derived with respect to a RIC’s business of investing in stocks, securities, or currencies, the amount will be treated as “good income” for purposes of the 90% Income Test, even if not distributed by the QEF. Therefore, based on these regulations, we should not need to plan for distributions from a QEF to be assured the required income inclusions will be treated as “good income” for purposes of the 90% Income Test. Even though “good income” from a QEF may not be accompanied by a corresponding distribution, we are still required to take such an income inclusion into account in determining the amount we must distribute in order to satisfy the Annual Distribution Requirement and Excise Tax Avoidance Requirement.

If we hold more than 10% of the shares in a foreign corporation that is treated as a controlled foreign corporation (“CFC”) (including equity tranche investments in a CLO treated as a CFC), we may be treated as receiving a deemed distribution (taxable as ordinary income) each year from such foreign corporation in an amount equal to our pro rata share of the corporation’s income for the tax year (including both ordinary earnings and capital gains), whether or not the corporation makes an actual distribution during such year. This deemed distribution is required to be included in the income of a U.S. Shareholder of a CFC. In general, a foreign corporation will be classified as a CFC if more than 50% of the shares of the corporation, measured by reference to combined voting power or value, is owned (directly, indirectly or by attribution) by U.S. Shareholders. A “U.S. Shareholder,” for this purpose, is any U.S. person that possesses (actually or constructively) 10% or more of the combined voting power of all classes of shares of a corporation or 10% of the value of such corporation. An entity will not be treated as a PFIC if such entity is classified as a CFC for U.S. federal income tax purposes. The IRS and U.S. Treasury Department have issued regulations that provide that as long as the required income inclusion from a CFC is derived with respect to a RIC’s business of investing in stocks, securities, or currencies, the amount will be treated as “good income” for purposes of the 90% Income Test, even if not distributed by the CFC. If we are treated as receiving a deemed distribution from a CFC (which will be treated as “good income” for purposes of the 90% Income Test), we will be required to include such distribution in our investment company taxable income regardless of whether we receive any actual distributions from such CFC, and we must distribute such income to satisfy the Annual Distribution Requirement and the Excise Tax Avoidance Requirement.

Foreign exchange gains and losses realized by us in connection with certain transactions involving non-dollar debt securities, certain foreign currency futures contracts, foreign currency option contracts, foreign currency forward contracts, foreign currencies, or payables or receivables denominated in a foreign currency are subject to Code provisions that generally treat such gains and losses as ordinary income and losses and may affect the amount, timing and character of distributions to our stockholders. Any such transactions that are not directly related to our investment in securities (possibly including speculative currency positions or currency derivatives not used for hedging purposes) could, under future Treasury Regulations, produce income not among the types of “qualifying income” from which a RIC must derive at least 90% of its annual gross income.

The remainder of this discussion assumes that we qualify as a RIC and have satisfied the Annual Distribution Requirement.

Taxation of U.S. Stockholders

Distributions by us generally are taxable to U.S. stockholders as either dividend income or capital gains. Distributions of our “investment company taxable income” (which is, generally, our net ordinary income plus realized net short-term capital gains in excess of realized net long-term capital losses) generally will be taxable as dividend income to U.S. stockholders to the extent of our current or accumulated earnings and profits, whether paid in cash or reinvested in additional shares. Distributions of our net capital gains (which is generally our realized net long-term capital gains in excess of realized net short-term capital losses) properly designated by us as “capital gain dividends” will be taxable to a U.S. stockholder as long-term capital gains that are currently taxable at a current maximum rate of 20% in the case of individuals, trusts or estates, regardless of the U.S. stockholder’s holding period for his, her or its shares and regardless of whether paid in cash or reinvested in additional shares. Distributions in excess of our earnings and profits first will reduce a U.S. stockholder’s adjusted tax basis in such stockholder’s shares and, after the adjusted basis is reduced to zero, will constitute capital gains to such U.S. stockholder.

We may elect to retain our net capital gains or a portion thereof for investment and be subject to tax at corporate rates on the amount retained. In such case, we may designate the retained amount as undistributed net capital gains in a notice to our stockholders who will be treated as if each received a distribution of the pro rata share of such net capital gain, with the result that each stockholder will: (i) be required to report the pro rata share of such net capital gain on the applicable tax return as long-term capital gains; (ii) receive a refundable tax credit for the pro rata share of tax paid by us on the net capital gain; and (iii) increase the tax basis for the shares of our stock held by an amount equal to the deemed distribution less the tax credit.

We do not expect that special share distributions that we pay ratably to all investors from time to time, if any, will be taxable. However, in the future, we may distribute taxable dividends that are payable in cash or shares of our common stock at the election of each stockholder. Under certain applicable provisions of the Code and the Treasury Regulations, distributions payable in cash or in shares of stock at the election of stockholders are treated as taxable dividends whether a stockholder elects to receive cash or shares. The Internal Revenue Service has issued private rulings indicating that this rule will apply even where the total amount of cash that may be distributed is limited to no more than 20% of the total distribution. Under these rulings, if too many stockholders elect to receive their distributions in cash, each such stockholder would receive a pro rata share of the total cash to be distributed and would receive the remainder of their distribution in shares of stock. If we decide to make any distributions consistent with these rulings that are payable in part in our stock, taxable stockholders receiving such dividends will be required to include the full amount of the dividend (whether received in cash, our stock, or a combination thereof) as ordinary income (or as long-term capital gain to the extent such distribution is properly reported as a capital gain dividend) to the extent of our current and accumulated earnings and profits for United States federal income tax purposes. As a result, a U.S. stockholder may be required to pay tax with respect to such dividends in excess of any cash received. If a U.S. stockholder sells the stock it receives as a dividend in order to pay this tax, the sales proceeds may be less than the amount included in income with respect to the dividend, depending on the market price of our stock at the time of the sale.

For purposes of determining (1) whether the Annual Distribution Requirement is satisfied for any year and (2) the amount of dividends paid for that year, we may, under certain circumstances, elect to treat a dividend that is paid during the following taxable year as if it had been paid during the taxable year in question. If we make such an election, the U.S. stockholder will still be treated as receiving the dividend in the taxable year in which the distribution is made. However, any dividend declared by us in October, November or December of any calendar year, payable to stockholders of record on a specified date in such a month and actually paid during January of the following year, will be treated as if it had been received by our U.S. stockholders on December 31 of the year in which the dividend was declared.

If an investor purchases our shares shortly before the record date of a distribution, the price of the shares may include the value of the distribution, in which case the investor will be subject to tax on the distribution even though economically it may represent a return of his, her or its investment.

We will inform stockholders of the source and tax status of all distributions promptly after the close of each calendar year.

A stockholder generally will recognize taxable gain or loss if the stockholder sells or otherwise disposes of his, her or its shares. The amount of gain or loss will be measured by the difference between such stockholder’s adjusted tax basis in the shares sold and the amount of the proceeds received in exchange. Any gain arising from such sale or disposition generally will be treated as long-term capital gain or loss if the stockholder has held his, her or its shares for more than one year. Otherwise, it will be classified as short-term capital gain or loss. However, any capital loss arising from the sale or disposition of our shares held for six months or less will be treated as long-term capital loss to the extent of the amount of capital gain dividends received, or undistributed capital gain deemed received, with respect to such shares. In addition, all or a portion of any loss recognized upon a disposition of our shares may be disallowed if other shares are purchased (whether through reinvestment of distributions or otherwise) within 30 days before or after the disposition.

A 3.8% tax is imposed under Section 1411 of the Code on the “net investment income” of certain U.S. citizens and residents and on the undistributed net investment income of certain estates and trusts. Among other items, net investment income generally includes payments of dividends on, and net gains recognized from the sale, exchange, redemption, retirement or other taxable disposition of our shares (unless the shares are held in connection with certain trades or businesses), less certain deductions. Prospective investors in our securities should consult their own tax advisors regarding the effect, if any, of this tax on their ownership and disposition of our shares.

Miscellaneous itemized deductions are permanently nondeductible for taxable years beginning on or after January 1, 2026.

We may be required to withhold federal income tax, or backup withholding from all distributions to any non-corporate U.S. stockholder (1) who fails to furnish us with a correct taxpayer identification number or a certificate that such stockholder is exempt from backup withholding or (2) with respect to whom the IRS notifies us that such stockholder has failed to properly report certain interest and dividend income to the IRS and to respond to notices to that effect. An individual’s taxpayer identification number is his or her social security number. Any amount withheld under backup withholding is allowed as a credit against the U.S. stockholder’s federal income tax liability, provided that proper information is provided to the Internal Revenue Service.

Taxation of non-U.S. Stockholders

Whether an investment in the shares is appropriate for a non-U.S. stockholder will depend upon that person’s particular circumstances. An investment in the shares by a non-U.S. stockholder may have adverse tax consequences. Non-U.S. stockholders should consult their tax advisers before investing in our shares.

Distributions of our investment company taxable income to non-U.S. stockholders (including interest income and realized net short-term capital gains in excess of realized long-term capital losses, which generally would be free of withholding if paid to non-U.S. stockholders directly) will be subject to U.S. federal withholding tax at a 30% rate (or lower rate provided by an applicable treaty) to the extent of our current and accumulated earnings and profits unless an applicable exception applies. If the distributions are effectively connected with a U.S. trade or business of the non-U.S. stockholder, and, if an income tax treaty applies, attributable to a permanent establishment in the United States, we will not be required to withhold U.S. federal tax if the non-U.S. stockholder complies with applicable certification and disclosure requirements, although the distributions will be subject to U.S. federal income tax at the rates applicable to U.S. persons. (Special certification requirements apply to a non-U.S. stockholder that is a foreign partnership or a foreign trust, and such entities are urged to consult their own tax advisers.)

In addition, with respect to certain distributions made by RICs to non-U.S. holders, no withholding is required and the distributions generally are not subject to U.S. federal income tax if (i) the distributions are properly designated in a notice timely delivered to our stockholders as “interest-related dividends” or “short-term capital gain dividends,” (ii) the distributions are derived from sources specified in the Code for such dividends and (iii) certain other requirements are satisfied. Depending on the circumstances, we may designate all, some or none of our potentially eligible dividends as derived from such qualified net interest income or as qualified short-term capital gain, and a portion of our distributions, which may be significant (e.g., interest from non-U.S. sources or any foreign currency gains) would be ineligible for this potential exemption from withholding. Moreover, in the case of shares of our stock held through an intermediary, the intermediary may have withheld U.S. federal income tax even if we designated the payment as derived from such qualified net interest income or qualified short-term capital gain. Hence, no assurance can be provided as to whether any amount of our dividends or distributions will be eligible for this exemption from withholding or if eligible, will be reported as such by us.

Actual or deemed distributions of our net capital gains to a non-U.S. stockholder, and gains realized by a non-U.S. stockholder upon the sale of our shares, will not be subject to U.S. federal withholding tax and generally will not be subject to U.S. federal income tax unless (i) the distributions or gains, as the case may be, are effectively connected with a U.S. trade or business of the non-U.S. stockholder and, if an income tax treaty applies, are attributable to a permanent establishment maintained by the non-U.S. stockholder in the United States, or (ii) such non-U.S. stockholder is an individual present in the United States for 183 days or more during the year of the distribution or gain.

If we distribute our net capital gains in the form of deemed rather than actual distributions, a non-U.S. stockholder will be entitled to a U.S. federal income tax credit or tax refund equal to the stockholder’s allocable share of the tax we pay on the capital gains deemed to have been distributed. In order to obtain the refund, the non-U.S. stockholder must obtain a U.S. taxpayer identification number and file a federal income tax return even if the non-U.S. stockholder would not otherwise be required to obtain a U.S. taxpayer identification number or file a federal income tax return. For a corporate non-U.S. stockholder, distributions (both actual and deemed) and gains realized upon the sale of our shares that are effectively connected to a U.S. trade or business may, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate (or at a lower rate if provided for by an applicable treaty). Accordingly, investment in the shares may not be appropriate for a non-U.S. stockholder.

A non-U.S. stockholder who is a non-resident alien individual, and who is otherwise subject to U.S. federal withholding tax, may be subject to information reporting and backup withholding of U.S. federal income tax on dividends unless the non-U.S. stockholder provides us or the dividend paying agent with an IRS Form W-8BEN (or an acceptable substitute form) or otherwise meets documentary evidence requirements for establishing that it is a non-U.S. stockholder or otherwise establishes an exemption from backup withholding.

Legislation commonly referred to as the “Foreign Account Tax Compliance Act,” or “FATCA,” generally imposes a 30% withholding tax on payments of certain types of income to foreign financial institutions (“FFIs”) unless such FFIs either (i) enter into an agreement with the U.S. Treasury to report certain required information with respect to accounts held by U.S. persons (or held by foreign entities that have U.S. persons as substantial owners) or (ii) reside in a jurisdiction that has entered into an intergovernmental agreement (“IGA”) with the United States to collect and share such information and are in compliance with the terms of such IGA and any enabling legislation or regulations. The types of income subject to the tax include U.S. source interest and dividends. The information required to be reported includes the identity and taxpayer identification number of each account holder that is a U.S. person and certain transaction activity related to such holder’s account. In addition, subject to certain exceptions, this legislation also imposes a 30% withholding on payments to foreign entities that are not FFIs unless the foreign entity certifies that it does not have a greater than 10% U.S. owner or provides the withholding agent with identifying information on each greater than 10% U.S. owner. Depending on the status of a beneficial owner and the status of the intermediaries through which they hold their shares, beneficial owners could be subject to this 30% withholding tax with respect to dividends paid in respect of our shares. Under certain circumstances, a beneficial owner might be eligible for refunds or credits of such taxes.

Non-U.S. persons should consult their own tax advisers with respect to the U.S. federal income tax and withholding tax, and state, local and foreign tax consequences of an investment in the shares.

Phantom Income

Due to the nature of the assets in which we will invest, we may be required to recognize taxable income from certain assets in advance of our receipt of cash flow from or proceeds from disposition of such assets, and may be required to report taxable income that exceeds the economic income ultimately realized on such assets.

We may acquire debt instruments in the secondary market for less than their face amount. The amount of such discount generally will be treated as “market discount” for U.S. federal income tax purposes. Accrued market discount is reported as income when, and to the extent that, any payment of principal of the debt instrument is made, unless we elect to include accrued market discount in income as it accrues. Principal payments on certain debt instruments may be made monthly, and consequently accrued market discount may have to be included in income each month as if the debt instrument were assured of ultimately being collected in full. If we collect less on the debt instrument than our purchase price plus the market discount we had previously reported as income, we may not be able to benefit from any offsetting loss deductions.

The terms of the debt instruments that we hold may be modified under certain circumstances. These modifications may be considered “significant modifications” for U.S. federal income tax purposes that give rise to a deemed debt-for-debt exchange upon which we may recognize taxable income or gain without a corresponding receipt of cash.

Some of the debt securities that we acquire may have been issued with OID. In general, we will be required to accrue non-de minimis OID based on the constant yield to maturity of such debt securities, and to treat it as taxable income in accordance with applicable U.S. federal income tax rules even though such yield may exceed cash payments, if any, received on such debt instrument.

In addition, in the event that any debt instruments or debt securities acquired by us are delinquent as to mandatory principal and interest payments, or in the event payments with respect to a particular debt instrument are not made when due, we may nonetheless be required to continue to recognize the unpaid interest as taxable income.

Similarly, we may be required to accrue interest income with respect to subordinated mortgage-backed securities at the stated rate regardless of whether corresponding cash payments are received.

Finally, we may be required under the terms of indebtedness that we incur to use cash received from interest payments to make principal payments on that indebtedness, with the effect of recognizing income but not having a corresponding amount of cash available for distribution to our stockholders.

As a result of each of these potential timing differences between income recognition or expense deduction and cash receipts or disbursements, there is a risk that we may have taxable income in excess of cash available for distribution. In that event, we may need to borrow funds or take other action to satisfy the RIC distribution requirements for the taxable year in which this “phantom income” is recognized. To the extent we are unable to make required distributions for a taxable year, our status as a RIC could be impacted.

Failure to Qualify as a RIC

If we fail to qualify for tax treatment as a RIC, and certain amelioration provisions are not applicable, we would be subject to tax on all of our taxable income (including our net capital gains) at regular corporate rates. We would not be able to deduct distributions to our stockholders, nor would such distributions be required. Distributions, including distributions of net long-term capital gain, would generally be taxable to our stockholders as ordinary dividend income to the extent of our current and accumulated earnings and profits. Subject to certain limitations under the Code, our corporate stockholders would be eligible to claim a dividend received deduction with respect to such dividend; our non-corporate stockholders would generally be able to treat such dividends as “qualified dividend income,” which is subject to reduced rates of U.S. federal income tax. Distributions in excess of our current and accumulated earnings and profits would be treated first as a return of capital to the extent of the stockholder’s tax basis, and any remaining distributions would be treated as a capital gain. In order to requalify as a RIC, in addition to the other requirements discussed above, we would be required to distribute all of our previously undistributed earnings attributable to the period we failed to qualify as a RIC by the end of the first year that we intend to requalify as a RIC. If we fail to requalify as a RIC for a period greater than two taxable years, we may be subject to regular corporate-level U.S. federal income tax on any net built-in gains with respect to certain of our assets (i.e., the excess of the aggregate gains, including items of income, over aggregate losses that would have been realized with respect to such assets if we had been liquidated) that we elect to recognize on requalification or when recognized over the next five years.

In 2021, we were unable to satisfy the requirement that a RIC must derive at least 90% of its annual gross income from “qualifying income.” As a result, we were required to pay taxes on the income generated from the Company’s ownership percentage in the non-qualifying assets held in 2021 in order to qualify as a RIC for U.S. federal income tax purposes for our 2021 fiscal year. The Adviser reimbursed us for any such taxes due. Beginning with our 2022 fiscal year and for each fiscal year since, we have satisfied the 90% Income Test and qualified as a RIC for such fiscal year, and intend to continue to qualify as a RIC for successive periods thereafter.

SHARE REPURCHASE PROGRAM

Our securities are not currently listed on any securities exchange, and you should not rely on a secondary market in the shares developing in the foreseeable future, if ever. Therefore, stockholders should not expect to be able to sell their shares promptly or at a desired price. No stockholder will have the right to require us to repurchase his or her shares or any portion thereof. Because no public market will exist for our shares, and none is expected to develop, stockholders will not be able to liquidate their investment, other than through our Share Repurchase Program, or, in limited circumstances, as a result of transfers of shares to other eligible investors.

In the normal course, we generally offer to repurchase shares on a quarterly basis on such terms as may be determined by our Board of Directors, in its sole discretion, unless, in the judgment of our Board of Directors, such repurchases would not be in our best interests or would violate applicable law. While it is expected that, in the normal course, the Adviser will recommend to the Board, subject to the Board’s discretion, that the Company conduct repurchases as of the end of each calendar quarter, the Adviser may not recommend a repurchase offer for any quarter in which the Adviser believes it would be detrimental to the Company for liquidity or other reasons. We will conduct any repurchase offers in accordance with the requirements of Regulation 14E and Rule 13e-4 under the Exchange Act and the 1940 Act. Any offer to repurchase shares will be conducted solely through tender offer materials delivered to each stockholder and is not being made through this prospectus.

Our Board of Directors also will consider the following factors, among others, in making its determination regarding whether to cause us to offer to repurchase shares and under what terms:

☐	the effect of such repurchases on our qualification as a RIC (including the consequences of any necessary asset sales);

☐	the liquidity of our assets (including fees and costs associated with disposing of assets);

☐	our investment plans and working capital requirements;

☐	the relative economies of scale with respect to our size;

☐	our history in repurchasing shares or portions thereof; and

☐	the condition of the securities markets.

We will limit the number of shares to be repurchased pursuant to our Share Repurchase Program in any calendar year to 20% of the number of shares outstanding, or approximately 5% in each quarter, though the actual number of shares that we offer to repurchase may differ in light of the limitations noted below. At the discretion of our Board of Directors, we may use cash on hand, cash available from borrowings and cash from the sale of investments as of the end of the applicable period to repurchase shares. A certain amount of cash may be reserved for upcoming investments. We will offer to repurchase such shares at a price equal to the net asset value per share of our common stock as of the close of business on each Repurchase Offer Expiration Date. To the extent our Board of Directors determines that it is appropriate to do so, we may reduce the repurchase price in any quarter by up to 2% in order to offset the expenses we expect to incur in connection with conducting such repurchase offer.

If the amount of repurchase requests exceeds the number of shares we seek to repurchase, we will repurchase shares on a pro-rata basis. As a result, we may repurchase less than the full amount of shares that you request to have repurchased. If we do not repurchase the full amount of your shares that you have requested to be repurchased, or our Board of Directors determines not to make repurchases of our shares, you may not be able to dispose of your shares, even if we under-perform. Any periodic repurchase offers will be subject in part to our available cash and compliance with the RIC qualification and diversification rules promulgated under the Code and the 1940 Act.

Our Board of Directors will require that we repurchase shares or portions thereof from you pursuant to written offers only on terms they determine to be fair to us and to all of our stockholders. Repurchases of your shares by us will be paid in cash. Repurchases will be effective after receipt and acceptance by us of all eligible written submissions for repurchase of shares from our stockholders.

When our Board of Directors determines that we will offer to repurchase shares or fractions thereof, tender offer materials will be provided to you describing the terms thereof, and containing information you should consider in deciding whether and how to participate in such repurchase opportunity.

Any repurchase offer presented to our stockholders will remain open for a minimum of 20 business days following the commencement of the repurchase offer. In the materials that we will send to our stockholders, we will include the date that the repurchase offer will expire. All tenders must be received prior to the expiration of the repurchase offer in order to be valid. If there are any material revisions to the tender offer materials (not including the price at which shares may be tendered) sent to our stockholders, we will send revised materials reflecting such changes and will extend the repurchase offer period by a minimum of an additional five business days. If the price at which shares may be tendered is changed, we will extend the repurchase offer period by a minimum of an additional ten business days.

In order to submit shares to be repurchased, stockholders will be required to complete a letter of transmittal, which will be included in the materials sent to our stockholders, as well as any other documents required by the letter of transmittal. At any time prior to the expiration of the repurchase offer, stockholders may withdraw their submissions by sending a notice of withdrawal to us. If shares have not been accepted for payment by us, tenders may be withdrawn any time after the date that is 40 business days following the commencement of the repurchase offer.

We will not repurchase shares, or fractions thereof, if such repurchase will cause us to be in violation of the securities or other laws of the United States, Maryland or any other relevant jurisdiction, including laws that prohibit distributions that would cause a corporation to fail to meet statutory tests of solvency.

Notwithstanding the foregoing, the Board of Directors, in their discretion, direct the Company to undertake one or more tender offers outside of our Share Repurchase Program, which we refer to as “special tender offers.” The timing and terms and conditions of any such special tender offers will be determined by the Board of Directors, and there is no guarantee that the Company will engage in any special tender offers. We would generally expect to conduct only one tender offer in any given calendar quarter, and may refrain from conducting one under our Share Repurchase Program to the extent our Board of Directors elects to conduct a special tender offer in any particular calendar quarter.

In the event that our Adviser or any of its affiliates holds shares in the capacity of a stockholder, any such affiliates may submit shares for repurchase in connection with any repurchase offer we make on the same basis as any other stockholder, except for the initial capital contribution of our Adviser. Our Adviser will not submit their shares for repurchase as long as our Adviser remains our investment adviser.

CUSTODIAN, TRANSFER AND DISTRIBUTION PAYING AGENT AND REGISTRAR

Wilmington Savings Fund Society, FSB (“WSFS”) serves as custodian of our assets pursuant to a custody agreement. The address of WSFS is: 500 Delaware Avenue, 11th Floor, Wilmington, DE 19801. We have also entered into a custody agreement with Esquire Bank, N.A. (“Esquire”), pursuant to which Esquire may from time to time hold certain cash assets of the Company. The address of Esquire is 100 Jericho Quadrangle, Suite 105A, Jericho NY, 11753. Pursuant to the Services Agreement, SS&C Global Investor & Distribution Solutions, Inc. (“SS&C GIDS”) serves as our transfer agent, distribution paying agent and registrar. The principal business address of our transfer agent is 430 W. 7th Street, Kansas City, Missouri 64105.

LEGAL MATTERS

Certain legal matters in connection with the offering will be passed upon for us by Stradley Ronon Stevens & Young, LLP and Venable LLP.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Deloitte & Touche LLP located at 30 Rockefeller Plaza, New York, NY 10112 is the independent registered public accounting firm of the Company.

AVAILABLE INFORMATION

We have filed with the SEC a registration statement on Form N-2, together with all amendments and related exhibits, under the Securities Act, with respect to our shares offered by this prospectus. The registration statement contains additional information about us and our shares being offered by this prospectus, including a SAI. The SAI, as it may be amended from time to time, is incorporated by reference herein to this prospectus. For your reference, the SAI discusses the following topics:

GENERAL INFORMATION AND HISTORY

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
CONTROL PERSONS AND PRINCIPAL STOCKHOLDERS
REGULATION
BROKERAGE ALLOCATION AND OTHER PRACTICES
FINANCIAL STATEMENTS

We are required to file with or submit to the SEC annual, semi-annual and quarterly reports, proxy statements and other information meeting the informational requirements of the Exchange Act. You may inspect and copy these reports, proxy statements and other information, as well as the registration statement and related exhibits and schedules, at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements and other information filed electronically by us with the SEC, which are available on the SEC’s website at www.sec.gov. Copies of these reports, proxy and information statements and other information may be obtained, after paying a duplicating fee, by electronic request at the following e-mail address: publicinfo@sec.gov, or by writing the SEC’s Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549. This information will also be available free of charge by contacting us at 245 Fifth Avenue, Suite 2100, New York, NY 10016, or by telephone at (844) 943-5378, or by emailing us at support@willowwealth.com. You may also access this information at www.yieldstreetalternativeincomefund.com. This information should not be considered a part of or as incorporated by reference in this prospectus, or the registration statement of which this prospectus is a part.

We will provide prospectuses, prospectus supplements, periodic reports and other information (“documents”) to you electronically, unless you request to receive documents in paper form by mail. You may, by sending us instructions in writing in a form acceptable to us, indicate your desire to receive such documents in paper form. You must have internet access to use electronic delivery. While we impose no additional charge for this service, there may be potential costs associated with electronic delivery, such as on-line charges. Documents will be available on the Willow Wealth Investment Portal, which is accessible through www. yieldstreetalternativeincomefund.com. You may access and print all documents provided through this service. As documents become available, we will notify you of this by sending you an e-mail message that will include instructions on how to retrieve the document. If our e-mail notification is returned to us as “undeliverable,” we will contact you to obtain your updated e-mail address. If we are unable to obtain a valid e-mail address for you, we will resume sending a paper copy by regular U.S. mail to your address of record. You may revoke your consent for electronic delivery at any time and we will send you a paper copy of all required documents. However, in order for us to be properly notified, your revocation must be given to us a reasonable time before electronic delivery has commenced. We will provide you with paper copies at any time upon request, free of charge. Such request will not constitute revocation of your consent to receive required documents electronically.

PRIVACY NOTICE

Yieldstreet Alternative Income Fund Inc. (the “Company”) is committed to maintaining the privacy of its stockholders and to safeguarding their non-public personal information. The privacy policy of Willow Wealth, Inc., which wholly owns and controls the investment adviser of the Company, Willow Asset Management LLC, has adopted the privacy policy (the “Privacy Policy”) available at https://www.willowwealth.com/privacy/. The Privacy Policy is also provided by Willow Wealth, Inc. on behalf of the Company and serves as the Company’s privacy policy.

STATEMENT OF ADDITIONAL INFORMATION

YIELDSTREET ALTERNATIVE INCOME FUND INC.

April 30, 2026

This STATEMENT OF ADDITIONAL INFORMATION, or SAI, is NOT A PROSPECTUS and should only be read in conjunction with our prospectus, dated April 30, 2026 (the “Prospectus”), and any accompanying prospectus supplement. A copy of the prospectus and any accompanying prospectus supplement may be obtained, without charge, by calling us at (844) 943-5378, or by emailing us at support@willowwealth.com.

The registration statement may be obtained from the SEC upon payment of the fee prescribed, or inspected at the SEC’s public reference room at 100 F Street, NE, Washington, DC 20549, or via the SEC’s website at www.sec.gov, at no charge.

Unless otherwise noted, the terms “we,” “us,” “our,” and the “Company” refer to Yieldstreet Alternative Income Fund Inc. Terms not defined herein have the same meaning as given to them in the prospectus.

* * * * *

The Prospectus and this SAI have been filed pursuant to Section 8(b) of the Investment Company Act of 1940, as amended (the “1940 Act”). As noted above, the Company is not presently conducting an offering of its shares. Neither the Prospectus nor this SAI constitutes an offer to sell, or the solicitation of an offer to buy, any interest in the Company.

SAI-1

TABLE OF CONTENTS

Page
GENERAL INFORMATION AND HISTORY	SAI-3
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	SAI-3
CONTROL PERSONS AND PRINCIPAL STOCKHOLDERS	SAI-5
REGULATION	SAI-6
BROKERAGE ALLOCATION AND OTHER PRACTICES	SAI-11
FINANCIAL STATEMENTS	SAI-11

SAI-2

GENERAL INFORMATION AND HISTORY

We are a Maryland corporation incorporated on December 17, 2018 under our former name, “YieldStreet Multi-Asset Fund Inc.” On October 21, 2019, we changed our name to “YieldStreet Prism Fund Inc.” On December 12, 2023, we changed our name to “Yieldstreet Alternative Income Fund Inc.” Each respective change in our name did not occur in connection with any bankruptcy, receivership, or similar proceeding or any other material reorganization, readjustment, or succession.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

We have entered into an Investment Advisory Agreement with our Adviser. Pursuant to the Investment Advisory Agreement, we pay our Adviser an Adviser Management Fee. See “Investment Advisory Agreement” in the prospectus for a description of how the fees payable to our Adviser will be determined.

The Adviser has entered into a Sub-Advisory Agreement with Prytania. Pursuant to the Sub-Advisory Agreement, our Adviser pays Prytania a Sub-Advisory Management Fee. See “Sub-Advisory Agreement” in the prospectus for a description of how the fees payable to Prytania will be determined.

Under the Sub-Advisory Agreement, among other services and items provided, the Sub-Adviser will provide certain investment advisory services with respect to securities and investments and cash equivalents in the Company allocated to it by our Adviser. See “Sub-Advisory Agreement” in the prospectus for a description of the Sub-Adviser and the Sub-Advisory Agreement.

In addition to our Investment Advisory Agreement with Willow Wealth, we have also entered into an Administration Agreement with Willow Wealth under which Willow Wealth as our Administrator, among other things, provides (or oversees, or arranges for, the provision of) the administrative services and facilities necessary for us to operate. Under the Administration Agreement, among other services and items provided, the Administrator furnishes us with office facilities, equipment, and clerical, bookkeeping, and record keeping services at such facilities, as well as providing us with other administrative services.

The Administrator expects to retain one or more sub-administrators from time to time to provide certain administrative services to the Company on behalf of the Administrator. ALPS Fund Services, Inc., together with certain affiliated entities, has been retained to serve as our sub-administrator and to provide us with certain administrative services on behalf of the Administrator. For their services as Sub-Administrator, the Company pays a registered fund services fee to AFS which is calculated as the greater of a minimum fee or fees based on the annual net assets of the Company (with such minimum fees subject to an annual cost of living adjustment), plus out of pocket expenses. AFS (including through its affiliate SS&C Global Investor & Distribution Solutions, Inc.) has also been retained to provide certain transfer agency and other services to the Company and its wholly-owned subsidiaries, for which it receives separate compensation from the Company and/or its subsidiaries.

The Company will bear all fees, costs, and expenses incurred in connection with our operation, administration, and transactions and that are not specifically assumed by the Administrator (or the Adviser, if not the Administrator), including the cost of any sub-administrator. We pay the Administrator an administrative fee equal to 0.0375% of our net assets attributable to common shares, determined as of the end of each calendar quarter (0.15% annualized); provided, that the aggregate amount of such fee plus the amount of the registered fund services fee paid by the Company to AFS as sub-administrator (which for the avoidance of doubt does not include any other fees, costs or expenses payable by the Company or any subsidiary thereof to AFS for other services) shall on an annual basis be no more than 0.35% of the Company’s average net assets attributable to common shares. In addition, we will reimburse the Administrator (or such affiliate) for any fees, costs or expenses that are paid by the Administrator (or an affiliate thereof) on our behalf.

SAI-3

Prior to July 1, 2024, under the Administration Agreement, in lieu of the administrative fee described above, the Company agreed to reimburse the Administrator for the fees, costs and expenses incurred by the Administrator in performing its obligations and providing personnel and facilities to the Company; provided, that the aggregate amount of fees, costs and expenses, including organizational and offering expenses, allowed to be reimbursed by the Company to the Administrator were limited to no more than 0.125% (0.50% annualized) of the Company’s net assets (excluding cash and cash equivalents), as determined at the end of such calendar quarter, taking into account any fees, costs and expenses paid directly by the Company during such calendar quarter, but excluding non-administrative expenses incurred by the Company, including but not limited to (i) interest payable on debt, (ii) federal, state, local and foreign taxes, and (iii) management fees payable to the Adviser pursuant to the Investment Advisory Agreement; provided that, for a period of three years from the date of a previous waiver of costs and expenses by the Administrator, any amounts not reimbursed with respect to a given calendar quarter remained subject to reimbursement in any subsequent calendar quarter, subject to compliance with the applicable expense reimbursement limitation for such subsequent calendar quarter.

Pursuant to the Administration Agreement, the Administrator has agreed to waive the fees, costs and expenses payable to it by the Company pursuant to the Administration Agreement and to pay or absorb expenses of the Company so that our total annual expenses (excluding (i) interest payable on debt, (ii) federal, state, local and foreign taxes, (iii) acquired fund fees and expenses, (iv) extraordinary expenses), (v) management fees payable pursuant to the Advisory Agreement, (vi) the administrative fee payable pursuant to the Administration Agreement and (vii) the registered fund services fee payable to AFS) will not exceed 1.50% of the average net assets attributable to our common shares on an annual basis (the “Expense Limitation”). With respect to any amounts waived or absorbed by the Administrator pursuant to the Expense Limitation, the Administrator is entitled to recoup such amounts for a period of up to three years from the date that such fees were waived or such costs or expenses were absorbed, provided that the Administrator is able to effect such recoupment without causing our total annual expenses (after recoupment) to exceed the lesser of (a) the expense limitation in effect at the time of the waiver, and (b) any expense limitation in effect at the time of the recoupment.

See “Administration Agreement” in the prospectus for a description of the Administrator and the Administration Agreement.

Certain of the executive officers, directors and finance professionals of our Adviser are also officers, directors, managers, and/or key professionals of other Willow entities. These persons have legal obligations with respect to those entities that are similar to their obligations to us. In the future, these persons and other affiliates of Willow may organize other investment programs and acquire for their own account investments that may be suitable for us. In addition, our Adviser may grant equity interests in the Adviser to certain management personnel performing services for us.

All transactions with affiliates of ours shall be on terms no less favorable than could be obtained from an unaffiliated third party and must be approved by a majority of our directors, including a majority of our independent directors.

We have entered into a license agreement with Willow Wealth, pursuant to which Willow Wealth has agreed to grant us a nonexclusive, royalty free license to use the name “Yieldstreet Alternative Income Fund Inc.” Under this agreement, we have a right to use such name for so long as our Adviser remains our investment adviser. Other than with respect to this limited license, we have no legal right to our name. This license agreement will remain in effect for so long as our Adviser remains our investment adviser.

Allocation of our Adviser’s and Sub-Adviser’s Time

We rely, in part, on our Adviser and/or Sub-Adviser to manage our day-to-day activities and to implement our investment strategy. Our Adviser and/or Sub-Adviser and certain of its affiliates are currently, and plan in the future to continue to be, involved with activities which are unrelated to us. As a result of these activities, our Adviser and/or Sub-Adviser, their personnel and certain of their affiliates will have conflicts of interest in allocating their time between us and other activities in which they are or may become involved, including (in the case of the Adviser) the management of the other investment vehicles that comprise the Willow Wealth Platform. Our Adviser and/or Sub-Adviser and their personnel will devote only as much of their time to our business as our Adviser and/or Sub-Adviser and its personnel, in their judgment, determine is reasonably required, which may be substantially less than their full time. Therefore, our Adviser and/or Sub-Adviser, their personnel and certain affiliates may experience conflicts of interest in allocating management time, services and functions among us and any other business ventures in which they or any of their key personnel, as applicable, are or may become involved. This could result in actions that are more favorable to other affiliated entities than to us.

SAI-4

However, we and Willow Wealth believe that our Adviser and/or Sub-Adviser’s professionals have sufficient time to fully discharge their responsibilities to us and to the other businesses in which they are involved. We believe that our affiliates and executive officers will devote the time required to manage our business and expect that the amount of time a particular executive officer or affiliate devotes to us will vary during the course of the year and depend on our business activities at the given time. We expect that our executive officers and affiliates will generally devote more time to programs raising and investing capital than to programs that have completed their offering stages, though from time to time each program will have its unique demands. Because many of the operational aspects of the Willow Wealth Platform are very similar, there are significant efficiencies created by the same team of individuals at our Adviser providing services to multiple programs. For example, our Adviser has streamlined the structure for financial reporting, internal controls and investment approval processes for the programs.

Allocation of Investments

Concurrent with their services to the Company, certain professionals of our Adviser and Sub-Advisor are simultaneously providing advisory services to other affiliated entities, including (in the case of the Adviser) to the Willow Wealth Platform. The Willow Wealth Platform is a series of private investment vehicles managed by the Adviser. As a result, we may compete with any such investment entity for the same investors and investment opportunities, subjecting our Adviser and their affiliates to certain conflicts of interest in evaluating the suitability of investment opportunities and making or recommending acquisitions on our behalf. On November 10, 2020, we received exemptive relief from the SEC to engage in co-investment transactions with our Adviser and/or its affiliates, including other investment vehicles that comprise the Willow Wealth Platform, subject to certain conditions. To the extent we are able to make co-investments with our Adviser’s affiliates, these co-investment transactions may give rise to conflicts of interest or perceived conflicts of interest among us and the other participating accounts.

Other than as required by our November 10, 2020 order from the SEC to engage in co-investments with entities affiliated with our Adviser (as such order may be updated and/or amended from time to time), Affiliates of our Adviser have no obligation to make their originated investment opportunities available to our Adviser or us, and such opportunities may be provided to the Willow Wealth Platform or another affiliate of our Adviser.

To mitigate the foregoing conflicts, our Adviser and Sub-Adviser and their respective affiliates will seek to allocate investment opportunities on a fair and equitable basis, taking into account such factors as the relative amounts of capital available for new investments, the applicable investment programs and portfolio positions, the clients for which participation is appropriate and any other factors deemed appropriate.

CONTROL PERSONS AND PRINCIPAL STOCKHOLDERS

As of March 1, 2026, no stockholders owned of record, or were known by the Company to own of record or beneficially, five percent or more of any class of shares of the Company.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. There are no shares subject to options that are currently exercisable or exercisable within 60 days of the offering. Unless otherwise specified, the address of each beneficial owner is 245 Fifth Avenue, Suite 2100, New York, NY 10016.

As of March 31, 2026, the officers and directors of the Company, as a group, beneficially owned less than 1% of our outstanding Shares of the Company.

The following table sets forth, as of December 31, 2025, the dollar range of our equity securities that are beneficially owned by each member of our Board of Directors. We are not part of a “family of investment companies,” as that term is defined in the Form N-2.

SAI-5

Name of Director	Dollar Range of Equity Securities Beneficially Owned(1)(2)
Interested Director:

Ted Yarbrough	$10,001-50,000

Independent Directors:

John C. Siciliano	$10,001-$50,000
William M. Riegel	Over $100,000
George Riedel	$10,001-$50,000

(1)	Beneficial ownership has been determined in accordance with Rule 16a-1(a)(2) of the Exchange Act.

(2)	The dollar range of equity securities beneficially owned are: None, $1-$10,000, $10,001-$50,000, $50,001-$100,000, or over $100,000.

As of December 31, 2025 as to each Independent Director and his immediate family members, no person owned beneficially or of record securities of the Adviser or a person (other than a registered investment company) directly or indirectly controlling, controlled by or under common control with the Adviser.

REGULATION

We are an externally managed, non-diversified closed-end management investment company that has registered as an investment company under the 1940 Act. As a registered closed-end investment company, we are subject to regulation under the 1940 Act. Under the 1940 Act, unless authorized by vote of a majority of the outstanding voting securities, we may not:

☐	change our classification to an open-end management investment company;

☐	except in each case in accordance with our policies with respect thereto set forth in this SAI and the prospectus, borrow money, issue senior securities, underwrite securities issued by other persons, purchase or sell real estate or commodities or make loans to other persons;

☐	deviate from any policy in respect of concentration of investments in any particular industry or group of industries as recited in this SAI and the prospectus, deviate from any investment policy which is changeable only if authorized by stockholder vote under the 1940 Act, or deviate from any fundamental policy recited in its registration statement in accordance with the requirements of the 1940 Act; or

☐	change the nature of our business so as to cease to be an investment company.

A majority of the outstanding voting securities of a company is defined under the 1940 Act as the lesser of: (a) 67% or more of such company’s voting securities present at a meeting if more than 50% of the outstanding voting securities of such company are present or represented by proxy, or (b) more than 50% of the outstanding voting securities of such company.

As with other companies regulated by the 1940 Act, a registered closed-end management investment company must adhere to certain substantive regulatory requirements. A majority of our directors must be persons who are not interested persons, as that term is defined in the 1940 Act. Additionally, we will be required to provide and maintain a bond issued by a reputable fidelity insurance company to protect the closed-end management investment company. Furthermore, as a registered closed-end management investment company, we will be prohibited from protecting any director or officer against any liability to us or our stockholders arising from willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such person’s office. We may also be prohibited under the 1940 Act from knowingly participating in certain transactions with our affiliates without the prior approval of the SEC.

SAI-6

As a registered closed-end management investment company, we are generally required to meet an asset coverage ratio with respect to our outstanding senior securities representing indebtedness, defined under the 1940 Act as the ratio of our gross assets (less all liabilities and indebtedness not represented by senior securities) to our outstanding senior securities representing indebtedness, of at least 300% after each issuance of senior securities representing indebtedness. We may also enter into repurchase agreements or other derivative instruments with leverage embedded in them to the maximum extent permitted by the SEC and/or SEC staff rules, guidance or positions. In addition, we are generally required to meet an asset coverage ratio with respect to our outstanding preferred stock, as defined under the 1940 Act as the ratio of our gross assets (less all liabilities and indebtedness not represented by senior securities) to our outstanding senior securities representing indebtedness, plus the aggregate involuntary liquidation preference of our outstanding preferred stock, of at least 200% immediately after each issuance of such preferred stock. We are also prohibited from issuing or selling any senior security if, immediately after such issuance, we would have outstanding more than (i) one class of senior security representing indebtedness, exclusive of any promissory notes or other evidences of indebtedness issued in consideration of any loan, extension, or renewal thereof, made by a bank or other person and privately arranged, and not intended to be publicly distributed, or (ii) one class of senior security which is stock, except that in each case any such class of indebtedness or stock may be issued in one or more series.

Particularly with respect to the Investments in our Select Traded Portfolio, we may, but are not obligated to, enter into derivative transactions that have economic leverage embedded in them. Derivative transactions that we may enter into and the risks associated with them are described elsewhere in this registration statement and are also referred to as “Strategic Transactions.” We cannot assure you that investments in derivative transactions that have economic leverage embedded in them will result in a higher return on our shares. There is no guarantee that the Adviser and/or Sub-Adviser will utilize derivatives on behalf of the Company, even in circumstances where it would be advantageous to the Company do so.

We will generally not be able to issue and sell our common stock at a price below net asset value per share. See “Risk Factors – Risks Related to Our Business and Structure—Regulations governing our operation as a registered closed-end management investment company affect our ability to raise additional capital and the way in which we do so. As a registered closed-end management investment company, the necessity of raising additional capital may expose us to risks, including the typical risks associated with leverage” in the prospectus. We may, however, sell our common stock, or at a price below the then-current net asset value of our common stock if our Board of Directors determines that such sale is in our best interests and the best interests of our stockholders, and our stockholders approve such sale. In addition, we may generally issue new shares of our common stock at a price below net asset value in rights offerings to existing stockholders, in payment of dividends and in certain other limited circumstances.

We may borrow funds to make investments. We may also borrow funds, consistent with the limitations of the 1940 Act, in order to make the distributions required to maintain our status as a RIC under Subchapter M of the Code.

As a registered closed-end management investment company, we will be subject to certain risks and uncertainties. See “Risk Factors – Risks Related to Our Business and Structure” in the prospectus.

Fundamental Investment Policies

The policies identified as fundamental in the paragraph below, along with our investment objectives, are our only fundamental policies. Fundamental policies may not be changed without the approval of the holders of a majority of our outstanding voting securities, as defined in the 1940 Act.

As a matter of fundamental policy:

☐	we will not act as an underwriter of securities of other issuers (except to the extent that we may be deemed an “underwriter” of securities we purchase that must be registered under the Securities Act before they may be offered or sold to the public);

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☐	we will not sell securities short (except with regard to managing the risks associated with publicly-traded securities we may hold in our portfolio);

☐	we will not purchase securities on margin (except to the extent that we may purchase securities with borrowed money);

☐	we will not invest more than 25% of our total assets in the securities of companies or entities engaged in any one industry, or group of industries. The foregoing limitation also does not apply to investments in the securities of the U.S. government, its agencies or instrumentalities;

☐	we do not intend to operate as a diversified investment company under the 1940 Act;

☐	we may engage in the purchase or sale of commodities or commodity contracts, including futures contracts (only after all necessary registrations (or exemptions from registration) with the Commodity Futures Trading Commission have been obtained);

☐	we may make loans and purchase or sell real estate and real estate mortgage loans, except as prohibited under the 1940 Act, the rules and regulations thereunder (except as permitted by an exemption therefrom), as such statute, rules or regulations may be amended or interpreted by the SEC from time to time;

☐	we may invest up to 100% of our assets in Investments, which may be acquired directly in privately negotiated transactions or in secondary market purchases. We may use Strategic Transactions for hedging purposes or to enhance total return, up to the maximum percentage of our assets permitted by the 1940 Act and subject to our investment objectives, only after all necessary registrations (or exemptions from registration) with the Commodity Futures Trading Commission have been obtained; and

☐	we may borrow money or issue senior securities up to the maximum amount and maximum percentage of our assets permitted by the 1940 Act. See “—Senior Securities” below.

As a registered closed-end management investment company, we are subject to certain regulatory restrictions in making our investments including with respect to co-investments with entities affiliated with our Adviser. On November 10, 2020 we received exemptive relief from the SEC to engage in co-investment transactions with our Adviser and/or its affiliates, including other investment vehicles that comprise the Willow Wealth Platform, subject to certain conditions.

Portfolio Turnover

With respect to our Investments other than those contained in our Select Traded Portfolio, it is our policy not to engage in trading for short-term profits. Furthermore, with respect to our Investments in our Select Traded Portfolio, we generally do not expect to engage in trading for short-term profits. Notwithstanding the foregoing, portfolio turnover rate is not considered a limiting factor in the execution of our investment decisions and we will effect portfolio transactions without regard to any holding period if, in our management’s judgment, such transactions are advisable in light of various factors, including a change in circumstances of a particular company or within a particular industry or in general market, economic or financial conditions. A high rate of portfolio turnover (100% or more) involves correspondingly greater transaction costs which must be borne by us and our stockholders. We expect that our Select Traded Portfolio may have a portfolio turnover rate greater than 100%. As of the fiscal year ended December 31, 2025, our portfolio turnover rate was 48%.

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Temporary Investments

Pending investment in Investments consistent with our investment objectives and strategies described in this prospectus, our investments may consist of cash, cash-equivalents, U.S. government securities, money market funds, repurchase agreements, or high-quality debt securities maturing in one year or less from the time of investment, which we refer to, collectively, as temporary investments. Typically, we will invest in U.S. Treasury bills or in repurchase agreements, provided that such agreements are fully collateralized by cash or securities issued by the U.S. government or its agencies. A repurchase agreement involves the purchase by an investor, such as us, of a specified security and the simultaneous agreement by the seller to repurchase it at an agreed-upon future date and at a price which is greater than the purchase price by an amount that reflects an agreed-upon interest rate. There is no percentage restriction on the proportion of our assets that may be invested in such repurchase agreements. However, if more than 25% of our gross assets constitute repurchase agreements from a single counterparty, we would not meet the diversification tests in order to qualify as a RIC for federal income tax purposes. Thus, we do not intend to enter into repurchase agreements with a single counterparty in excess of this limit. With respect to our applicable assets that it manages, our Adviser and/or Sub-Adviser will monitor the creditworthiness of the counterparties with which we enter into repurchase agreement transactions.

Senior Securities

We are permitted, under specified conditions, to issue one class of indebtedness and one class of stock senior to our common stock if our asset coverage with respect thereto, as defined in the 1940 Act, is at least equal to 300% immediately after such issuance of senior securities representing indebtedness, and 200% immediately after each issuance of senior securities which are stock. We are also permitted to issue promissory notes or other evidences of indebtedness in consideration of a loan, extension, or renewal thereof, made by a bank or other person and privately arranged, and not intended to be publicly distributed, provided that our asset coverage with respect to our outstanding senior securities representing indebtedness is at least equal to 300% immediately thereafter. In addition, while any senior securities remain outstanding, we must make provisions to prohibit any distribution to our stockholders or the repurchase of such securities or shares unless we meet the applicable asset coverage ratios at the time of the distribution or repurchase. We may also borrow amounts up to 5% of the value of our gross assets for temporary or emergency purposes without regard to asset coverage. For a discussion of the risks associated with leverage, See “Risk Factors – Risks Related to Debt Financing” in the prospectus.

Code of Ethics

The Company, the Adviser and the Sub-Adviser have each adopted a code of ethics pursuant to Rule 17j-1 under the 1940 Act and Rule 204A-1 under the Advisers Act, respectively, that establishes procedures for personal investments and restricts certain personal securities transactions. Personnel subject to the codes may invest in securities for their personal investment accounts, including securities that may be purchased or held by us, so long as such investments are made in accordance with the codes’ requirements. Each code of ethics is attached as an exhibit to the registration statement of which the prospectus is a part. You may also read and copy each code of ethics at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, each code of ethics is available on the EDGAR Database on the SEC’s Internet site at www.sec.gov and copies of each code of ethics may be obtained, after paying a duplicating fee, by electronic request at the following email address: publicinfo@sec.gov.

Compliance Policies and Procedures

The Company, the Adviser and the Sub-Adviser have each adopted and implemented written policies and procedures reasonably designed to prevent violation of the federal securities laws and are required to review these compliance policies and procedures annually for their adequacy and the effectiveness of their implementation. Our Chief Compliance Officer is responsible for administering these policies and procedures.

Proxy Voting Policies and Procedures

We have delegated our proxy voting responsibility to our Adviser and Sub-Adviser with respect to the portfolio managed by each adviser . The Adviser’s guidelines are reviewed periodically by our Adviser and our non-interested directors, and, accordingly, are subject to change. The Adviser’s proxy voting policies and procedures are attached to this filing as Appendix A to this SAI.

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Proxy Voting Records of our Adviser

You may obtain information, without charge, regarding how we voted proxies with respect to our Investments by making a written request for proxy voting information to: Chief Compliance Officer, Yieldstreet Alternative Income Fund Inc., 245 Fifth Avenue, Suite 2100, New York, NY 10016.

Proxy Voting Policies and Procedures of our Sub-Adviser

Introduction

As an investment adviser registered under the Advisers Act, the Sub-Adviser has a fiduciary duty to act solely in the best interests of its clients. As part of this duty, it recognizes that it must vote client securities in a timely manner free of conflicts of interest and in the best interests of its clients.

These policies and procedures for voting proxies for the investment advisory clients of our Sub-Adviser is intended to comply with Section 206 of, and Rule 206(4)-6 under, the Advisers Act.

Proxy Policies

Our Sub-Adviser will vote proxies relating to our securities that it manages in the best interest of its clients’ stockholders. It will review on a case-by-case basis each proposal submitted for a stockholder vote to determine its impact on the portfolio securities held by its clients that it manages. Although our Sub-Adviser will generally vote against proposals that may have a negative impact on its clients’ portfolio securities that it manages, it may vote for such a proposal if there exists compelling long-term reasons to do so. While the decision whether or not to vote a proxy must be made on a case-by-case basis, the Sub-Adviser generally does not vote a proxy if it believes the proposal is not adverse to the best interest of the relevant client, or, if adverse, the outcome of the vote is not in doubt.

The proxy voting decisions of each of our Sub-Adviser is made by its applicable portfolio managers who are responsible for monitoring each of its clients’ investments that it manages. Upon making a decision, the portfolio managers will instruct the Compliance Officer of the Sub-Adviser on how to vote. A conflict of interest will be considered material to the extent that it is determined that the conflict has the potential to influence the Sub-Adviser’s decision making in voting the proxy. If such a material conflict is deemed to exist, the Sub-Adviser will refrain completely from exercising its discretion with respect to voting the proxy and will instead refer that vote to an outside service for its independent consideration. If it is determined that any such conflict or potential conflict is not material, the Sub-Adviser may vote the proxy.

Proxy Voting Records

You may obtain information, without charge, regarding how we voted proxies with respect to our Investments by making a written request for proxy voting information to: Compliance Officer, Prytania Investment Advisors LLP, 18 King William Street, London, United Kingdom, EC4N 7BP.

Other

We are required to provide and maintain a bond issued by a reputable fidelity insurance company to protect us against larceny and embezzlement. Furthermore, as a registered closed-end management investment company, we are prohibited from protecting any director or officer against any liability to us or our stockholders arising from willful misconduct, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such person’s office.

Sarbanes-Oxley Act of 2002

The Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) imposes a wide variety of regulatory requirements on publicly-held companies and their insiders. Many of these requirements affect us. For example:

☐	pursuant to Rule 30a-2 of the 1940 Act, our Chief Executive Officer and Chief Financial Officer must certify the accuracy of the financial statements contained in our periodic reports;

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☐	pursuant to Item 16 of Form N-CSR, our periodic reports must disclose our conclusions about the effectiveness of our disclosure controls and procedures;

☐	pursuant to Item 16 of Form N-CSR, our periodic reports must disclose whether there were changes in our internal controls over financial reporting that occurred during the period covered by the report that materially affected, or is reasonably likely to have materially affected, our internal control over financial reporting.

The Sarbanes-Oxley Act requires us to review our current policies and procedures to determine whether we comply with the Sarbanes-Oxley Act and the regulations promulgated thereunder. We will continue to monitor our compliance with all regulations that are adopted under the Sarbanes-Oxley Act and will take actions necessary to ensure that we are in compliance therewith.

Regulation as a “Commodity Pool”

The CFTC subjects advisers to registered investment companies to regulation by the CFTC if a fund that is advised by the investment adviser either (i) invests, directly or indirectly, more than a prescribed level of its liquidation value in CFTC-regulated futures, options and swaps (“CFTC Derivatives”), or (ii) markets itself as providing investment exposure to such instruments. CFTC Rule 4.5 permits investment advisers to registered investment companies to claim an exclusion from the definition of “commodity pool operator” under the Commodity Exchange Act (“CEA”) with respect to a fund, provided certain requirements are met. In order to permit the Adviser to claim this exclusion with respect to us, we will limit our use of CFTC Derivatives (excluding transactions entered into for “bona fide hedging purposes,” as defined under CFTC regulations) such that either: (i) the aggregate initial margin and premiums required to establish its CFTC Derivatives do not exceed 5% of the liquidation value of our portfolio, after taking into account unrealized profits and losses on such positions; or (ii) the aggregate net notional value of its CFTC Derivatives does not exceed 100% of the liquidation value of our portfolio, after taking into account unrealized profits and losses on such positions. Additionally, we will not market ourself as a “commodity pool” or a vehicle for trading such instruments. Accordingly, we are not subject to regulation under the CEA or otherwise regulated by the CFTC, and the Adviser is not subject to registration and regulation as a “commodity pool operator” with respect to us. If the Adviser was unable to claim the exclusion with respect to us, the Adviser would become subject to registration and regulation as a “commodity pool operator,” which would subject the Adviser and us to additional registration and regulatory requirements and increased operating expenses.

BROKERAGE ALLOCATION AND OTHER PRACTICES

Since we generally acquire and dispose of our investments in privately negotiated transactions, we expect to infrequently use brokers in the normal course of our business. Subject to policies established by our Board of Directors, our Adviser and/or Sub-Adviser is primarily responsible for the execution of the publicly-traded securities portion of our portfolio transactions and the allocation of brokerage commissions. Our Adviser does not execute transactions through any particular broker or dealer, but seeks to obtain the best net results for us, taking into account such factors as price (including the applicable brokerage commission or dealer spread), size of order, difficulty of execution, and operational facilities of the firm and the firm’s risk and skill in positioning blocks of securities. While our Adviser and/or Sub-Adviser will generally seek reasonably competitive trade execution costs, we will not necessarily pay the lowest spread or commission available. Subject to applicable legal requirements, our Adviser and/or Sub-Adviser may select a broker based partly upon brokerage or research services provided to it and us and any other clients. In return for such services, we may pay a higher commission than other brokers would charge if our Adviser and/or Sub-Adviser determines in good faith that such commission is reasonable in relation to the services provided.

FINANCIAL STATEMENTS

Our audited financial statements and related report are included in our Annual Report for the fiscal year ended December 31, 2025. The Annual Report, including our audited financial statements, for the fiscal year ended December 31, 2025, filed with the Securities and Exchange Commission on March 11, 2026 on Form N-CSR is incorporated herein by reference. The Company’s Annual Report and Semi-Annual Report are available upon request, without charge, by calling the Company toll free at (844) 943-5378.

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APPENDIX A: PROXY VOTING POLICIES AND PROCEDURES

YIELDSTREET ALTERNATIVE INCOME FUND INC.

PROXY VOTING POLICY AND PROCEDURES

Adopted as of October 8, 2019

Yieldstreet Alternative Income Fund Inc. has delegated its proxy voting responsibility to its investment adviser, Willow Asset Management LLC (the “Adviser”). The Proxy Voting Policies and Procedures of the Adviser are set forth below. (The guidelines are reviewed periodically by the Adviser and our non-interested directors, and, accordingly, are subject to change. For purposes of these Proxy Voting Policies and Procedures described below, “Firm” refers to the Adviser, “Firm Personnel” refers to employees and officers of the Adviser, “Funds” refers to pooled investment vehicles currently managed and/or advised by the Adviser or that may in the future be managed and/or advised by the Adviser (including the Company), “Fund Investors” refers to limited partners, members and shareholders of the Funds, as the case may be, or the holders of debt issued by the Funds (including the shareholders of the Company), “Clients” refers to the Adviser’s clients, including the Funds (including the Company), “Principals” refers to Mr. Yarbrough and “CCO” refers to the chief compliance officer of the Adviser.)

Proxy Voting Policies

Voting Guidelines

The Firm shall vote proxies related to securities held by the Funds, if any, in a manner that is in the best interest of the Funds. The Firm shall consider only those factors that relate to the Funds’ investment, including how its vote will economically impact (short-term and long-term) and otherwise affect the value of the Funds’ investment.

The Firm realizes that there are many complexities to proxy votes, and the Firm will submit votes for or against a proposal, recommendation, or amendment after making a determination that such vote is in the best interests of the Funds.

In voting on any issue, the Firm and Firm Personnel shall vote in a prudent and timely fashion, and only after evaluating the issue(s) presented in connection with the vote.

Because proxy issues and the circumstances of individual companies are so varied, there may be instances when the Firm may not vote at all on a presented proposal, or may not vote in strict adherence to these guidelines.

Conflicts of Interest

In exercising its voting discretion, the Firm and Firm Personnel shall avoid any direct or indirect conflict of interest raised by such voting decision. The Firm will follow the procedures discussed below in Sections B (4) through (6) if any substantive aspect or foreseeable result of the subject matter to be voted upon raises an actual or potential conflict of interest.

The Firm shall keep certain records required by applicable law in connection with its proxy voting activities for the Funds and shall provide proxy-voting information to Clients upon their written or oral request.

Consistent with Rule 206(4)-6 under the Advisers Act, the Firm shall take reasonable measures to inform Fund Investors of (1) its proxy voting policies and procedures; and (2) the process or procedures the Fund Investors must follow to obtain information regarding how the Firm voted with respect to a Fund’s assets.

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Proxy Voting Procedures

1.	The Principals shall be responsible for voting the proxies related to the Funds’ accounts.

2.	Prior to voting, the Principals will verify whether the voting power is subject to any restrictions or guidelines issued by the Funds (or in the case of an employee benefit plan, the plan’s trustee or other fiduciaries) and if so, the Firm will vote in accordance with such guidelines.

3.	Prior to voting, the Principals will determine whether an actual or potential conflict of interest exists in connection with the subject proposal(s) to be voted upon. The determination regarding the presence of any actual or potential conflict of interest shall be reviewed and signed off on by the CCO.

4.	If an actual or potential conflict is found to exist, the Firm shall engage a reputable non-interested party to independently review the Firm’s vote recommendation and to confirm that the Firm’s vote recommendation is in the best interest of the Funds under the circumstances. If the independent non-interested party determines that the Firm’s vote recommendation is not in the best interest of the Funds under the circumstances, then the Firm shall vote in the manner suggested by such independent non-interested party. With respect to the Funds, an advisory committee may serve in the capacity as the reputable non-interested party and conduct the review described above, so long as no member of the advisory committee that participates in such review is subject to the actual or potential conflict.

5.	After consulting with outside counsel to the extent necessary, the Principals will promptly vote proxies received in a manner consistent with the Proxy Voting Policies and Procedures stated above and guidelines (if any) issued by a Client (or in the case of an employee benefit plan, the plan’s trustee or other fiduciaries if such guidelines are consistent with the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)).

6.	Consistent with Rule 204-2(c)(2) under the Advisers Act, the CCO should receive, and shall retain, the following:

i.	a copy of the proxy proposal received (unless retained by a third party for the benefit of the Firm);

ii.	a record of the vote cast (unless this record is retained by a third party for the benefit of the Firm and the third party is able to promptly provide the Firm with a copy of the voting record upon its request);

iii.	a copy of any document created by the Firm or Firm Personnel that was material in making the decision on how to vote the subject proxy or that memorializes the basis for that decision; and

iv.	a copy of each written Client request for information on how the Firm voted proxies on behalf of the Funds, and a copy of any written response by the Firm to any (written or oral) Client request for information on how the Firm voted proxies on behalf of the Funds.

The above copies and records shall be retained in the Client’s file for a period of not less than five (5) years (or in the case of an employee benefit plan, not less than six (6) years), which shall be maintained at the appropriate office of the Firm.

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7.	Periodically, but no less than annually, the Firm will:

i.	To the extent applicable, verify that all annual proxies for the securities held in the Funds’ accounts have been received;

ii.	verify that each proxy received has been voted in a manner consistent with the Proxy Voting Policies and Procedures and the guidelines (if any) issued by the Funds (or in the case of an employee benefit plan, the plan’s trustee or other fiduciaries); and

iii.	review the Firm’s files to verify that records of the voting of the proxies have been properly maintained.

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PART C

OTHER INFORMATION

Item 25. Financial Statements and Exhibits

(1)	Financial Statements

The Company’s financial statements for the fiscal year ended December 31, 2025, are incorporated by reference into Parts A and B.

(2)	Exhibits

(a)	Form of Articles of Amendment and Restatement of the Company (incorporated by reference to Exhibit (a) to Pre-Effective Amendment No. 3 to the Registration Statement (File Nos. 333-228959 and 811- 23407) filed on December 6, 2019)
(b)	Form of Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit (b) to Pre-Effective Amendment No. 3 to the Registration Statement (File Nos. 333-228959 and 811-23407) filed on December 6, 2019)
(d)	Form of Subscription Agreement (incorporated by reference to Exhibit (d) to Post-Effective Amendment No. 2 to the Registration Statement (File Nos. 333-269567 and 811-23407) filed on April 29, 2025)
(e)	Form of Amended and Restated Distribution Reinvestment Plan (incorporated by reference to Exhibit (e) to Post-Effective Amendment No. 3 to the Registration Statement (File Nos. 333-228959 and 811-23407) filed on February 23, 2021)
(g)(1)	Form of Investment Advisory Agreement by and between the Company and the Adviser (incorporated by reference to Exhibit (g)(1) to Pre-Effective Amendment No. 3 to the Registration Statement (File Nos. 333-228959 and 811-23407) filed on December 6, 2019)
(g)(2)	Amendment to the Investment Management Agreement by and between the Company and the Adviser dated October 19, 2023, (incorporated by reference to Exhibit (g)(2) to Post-Effective Amendment No. 1 to the Registration Statement (File Nos. 333-269567 and 811-23407) filed on April 29, 2024).
(g)(3)	Sub-Advisory Agreement by and between the Company and Prytania dated October 19, 2023, (incorporated by reference to Exhibit (g)(3) to Post-Effective Amendment No. 1 to the Registration Statement (File Nos. 333-269567 and 811-23407) filed on April 29, 2024)
(j)(1)	Form of Amended and Restated Custody Agreement by and between the Company and the Custodian (incorporated by reference to Exhibit (j)(1) to the Registration Statement (File Nos. 333-269567 and 811-23407) filed on April 28, 2023)
(j)(2)	Custody Agreement by and between the Company and Esquire Bank, National Association, dated September 15, 2023, is filed herewith.
(k)(1)	Amended and Restated Administration Agreement by and between the Company and the Administrator (incorporated by reference to Exhibit (k)(1) to Post-Effective Amendment No. 2 to the Registration Statement (File Nos. 333-269567 and 811-23407) filed on April 29, 2025)
(k)(2)	Form of Services Agreement by and among the Company, the Administrator and certain other parties thereto (incorporated by reference to Exhibit (k)(2) to Pre-Effective Amendment No. 3 to the Registration Statement (File Nos. 333-228959 and 811- 23407) filed on December 6, 2019)
(k)(3)	Form of Amendment One to the Services Agreement by and among the Company, the Administrator and certain other parties thereto (incorporated by reference to Exhibit (k)(3) to Pre-Effective Amendment No. 3 to the Registration Statement (File Nos. 333-228959 and 811- 23407) filed on December 6, 2019)
(k)(4)	Form of Amendment Two to the Services Agreement by and among the Company, the Administrator and certain other parties thereto (incorporated by reference to Exhibit (k)(4) to Post-Effective Amendment No. 1 to the Registration Statement (File Nos. 333-228959 and 811-23407) filed on July 10, 2020)
(k)(5)	Form of Trademark License Agreement by and between the Company and YieldStreet Inc. (incorporated by reference to Exhibit (k)(4) to Pre-Effective Amendment No. 3 to the Registration Statement (File Nos. 333-228959 and 811- 23407) filed on December 6, 2019)
(k)(6)	Agreement and Plan of Reorganization by and among the Company, Opportunistic Credit Interval Fund, Mount Logan Management, LLC and Willow Asset Management, LLC, dated March 18, 2026 is filed herewith.
(r)(1)	Form of Code of Ethics of the Registrant (incorporated by reference to Exhibit (r)(1) to Pre-Effective Amendment No. 3 to the Registration Statement (File Nos. 333-228959 and 811- 23407) filed on December 6, 2019)
(r)(2)	Form of Code of Ethics of the Adviser (incorporated by reference to Exhibit (r)(2) to Post-Effective Amendment No. 1 to the Registration Statement (File Nos. 333-269567 and 811-23407) filed on April 29, 2024
(r)(3)	Form of Code of Ethics of the Sub-Adviser (incorporated by reference to Exhibit (r)(3) to Post-Effective Amendment No. 1 to the Registration Statement (File Nos. 333-269567 and 811-23407) filed on April 29, 2024

Item 26. Marketing Arrangements

Not applicable.

Item 27. Other Expenses of Issuance and Distribution

Not applicable.

Item 28. Persons Controlled by or Under Common Control

The information contained under the headings “Management”, “Certain Relationships and Related Party Transactions”, and “Control Persons and Principal Stockholders” in this Registration Statement is incorporated herein by reference.

Item 29. Number of Holders of Securities

The following table sets forth the number of record holders of the Company’s capital shares at March 31, 2026.

Title of Class	Number of Record Holders
Shares of common stock	9,517

Item 30. Indemnification

Maryland law permits a Maryland corporation to include in its charter a provision eliminating the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment and that is material to the cause of action. Our charter contains such a provision which eliminates directors’ and officers’ liability to the maximum extent permitted by Maryland law, subject to the requirements of the 1940 Act.

Our charter obligates us, to the maximum extent permitted by Maryland law and subject to the requirements of the 1940 Act, to indemnify any present or former director or officer of the Company or any individual who, while a director or officer of the Company and at our request, serves or has served another corporation, real estate investment trust, partnership, joint venture, limited liability company, trust, employee benefit plan, or other enterprise as a director, officer, partner, manager, member, or trustee, who is made, or threatened to be made, a party to, or witness in, a proceeding by reason of his or her service in such capacity from and against any claim or liability to which that person may become subject or which that person may incur by reason of his or her status as such and to pay or reimburse their reasonable expenses in advance of final disposition of a proceeding. Our charter also permits us to indemnify and advance expenses to any person who served a predecessor of ours in any of the capacities described above and any of our employees or agents or any employees or agents of our predecessor. In accordance with the 1940 Act, we will not indemnify any person for any liability to which such person would be subject by reason of such person’s willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his or her office.

Maryland law requires a corporation (unless its charter provides otherwise, which ours does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to or in which they may be made, or threatened to be made, a party or witness by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. Under Maryland law, a Maryland corporation may not indemnify a director or officer in a suit by the corporation or in its right in which the director or officer was adjudged liable to the corporation or in a suit in which the director or officer was adjudged liable on the basis that a personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by the corporation or in its right, or for a judgment of liability on the basis that a personal benefit was improperly received, is limited to expenses. In addition, Maryland law permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of (a) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

The Adviser and its affiliates (each, an “Indemnitee”) are not liable to us for (i) mistakes of judgment or for action or inaction that such person reasonably believed to be in our best interests absent such Indemnitee’s gross negligence, knowing and willful misconduct, or fraud, or (ii) losses or expenses due to mistakes of judgment, action or inaction, or the negligence, dishonesty or bad faith of any broker or other agent of the Company who is not an affiliate of such Indemnitee, provided that such person was selected, engaged, or retained without gross negligence, willful misconduct, or fraud.

We will indemnify each Indemnitee against any liabilities relating to the offering of our shares or our business, operation, administration or termination, if the Indemnitee acted in good faith and in a manner it believed to be in, or not opposed to, our interests and except to the extent arising out of the Indemnitee’s gross negligence, fraud, or knowing and willful misconduct. We may pay the expenses incurred by the Indemnitee in defending an actual or threatened civil or criminal action in advance of the final disposition of such action; provided that the Indemnitee agrees to repay those expenses if found by adjudication not to be entitled to indemnification.

The Adviser, a Delaware limited liability company, serves as our administrator. The Administration Agreement provides that, absent willful misfeasance, bad faith, or negligence in the performance of its duties or by reason of the reckless disregard of its duties and obligations, the Adviser and its officers, managers, partners, agents, employees, controlling persons, members, and any other person or entity affiliated with it are entitled to indemnification from the Company for any damages, liabilities, costs, and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) arising from the rendering of the Adviser’s services under the Administration Agreement or otherwise as administrator for the Company. The Administrator expects to retain one or more sub-administrators from time to time, pursuant to certain sub-administration agreements, to provide certain administrative services to the Company on behalf of the Administrator. Any such sub-administration agreements will be in accordance with the requirements of the 1940 Act and other applicable U.S. federal and state law and are expected to contain a provision requiring such sub-administrator(s) to comply with the same restrictions applicable to the Administrator.

ALPS Fund Services, Inc., together with certain affiliated entities, has been retained to serve as our sub-administrator and to provide us with certain administrative services on behalf of the Administrator.

Insofar as indemnification for liability arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have entered into indemnification agreements with each of our directors and certain of our officers. The indemnification agreements provide our directors and officers the maximum indemnification and advance of expenses permitted under Maryland law and the 1940 Act. Each indemnification agreement provides that we will indemnify the director or officer who is a party to the agreement.

Item 31. Business and Other Connections of Investment Adviser

A description of any other business, profession, vocation, or employment of a substantial nature in which the Adviser and each director or executive officer of the Adviser is or has been during the past two fiscal years, engaged in for his or her own account or in the capacity of director, officer, employee, partner, or trustee, is set forth in Part A of this registration statement in the sections entitled “Management-Board of Directors,” “Executive Officers,” and “Investment Advisory Agreement”. Additional information regarding the Adviser and its officers and directors is set forth in its Form ADV, as filed with the Securities and Exchange Commission (SEC File No. 801-107574), and is incorporated herein by reference.

Item 32. Location of Accounts and Records

All accounts, books and other documents required to be maintained by Section 31(a) of the Investment Company Act of 1940, and the rules thereunder are maintained at the offices of:

1.	the Registrant, YieldStreet Alternative Income Fund Inc., 245 Fifth Avenue, Suite 2100, New York, NY 10016;

2.	the Transfer Agent, DST Asset Manager Solutions, Inc., 430 W. 7th Street, Kansas City, MO 64105;

3.	the Company’s primary Custodian, Wilmington Savings Fund Society, FSB, 500 Delaware Avenue, 11th Floor, Wilmington, DE 19801;

4.	Esquire Bank, N.A., 100 Jericho Quadrangle, Suite 105A, Jericho NY, 11753;

5.	the Adviser, Willow Asset Management, LLC, 245 Fifth Avenue, Suite 2100, New York, NY 10016; and

6.	the Administrator, Willow Asset Management, LLC, 245 Fifth Avenue, Suite 2100, New York, NY 10016.

Item 33. Management Services

Not Applicable.

Item 34. Undertakings

Not Applicable.

SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, as amended, the Registrant has duly caused this Registration Statement on Form N-2 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 30th day of April, 2026.

YieldStreet Alternative Income Fund Inc.

By:	/s/ Ted Yarbrough
	Name:	Ted Yarbrough
	Title:	Director, President, Chief Executive Officer and Chief Investment Officer

INDEX TO EXHIBITS

(j)(2)	Custody Agreement by and between the Company and Esquire Bank, National Association, dated September 15, 2023
(k)(6)	Agreement and Plan of Reorganization by and among the Company, Opportunistic Credit Interval Fund, Mount Logan Management, LLC and Willow Asset Management, LLC, dated March 18, 2026